EXHIBIT 4.1

================================================================================

                    STRUCTURED ASSET SECURITIES CORPORATION,
                                    Depositor

                             LASALLE NATIONAL BANK,
                                     Trustee

                               ABN AMRO BANK N.V.,
                                  Fiscal Agent

                      GMAC COMMERCIAL MORTGAGE CORPORATION,
                                    Servicer

                                       and

                    CRIIMI MAE SERVICES LIMITED PARTNERSHIP,
                                Special Servicer




                    ----------------------------------------

                                 TRUST AGREEMENT

                           Dated as of October 1, 1996

                    ----------------------------------------

                    LB COMMERCIAL CONDUIT MORTGAGE TRUST II,
                      MULTICLASS PASS-THROUGH CERTIFICATES,
                                 SERIES 1996-C2



================================================================================

                                TABLE OF CONTENTS
                                                                            Page

                              PRELIMINARY STATEMENT


                                    ARTICLE I

                                   DEFINITIONS

1.01     DEFINITIONS.........................................................  4
1.02     CALCULATIONS RESPECTING THE MORTGAGE POOL........................... 41

                                  ARTICLE II

                          DECLARATION OF TRUST FUND;
                           ISSUANCE OF CERTIFICATES;
                        REPRESENTATIONS AND WARRANTIES

2.01     CREATION AND DECLARATION OF TRUST FUND; CONVEYANCE OF MORTGAGE
         LOANS............................................................... 43
2.02     ACCEPTANCE OF REMIC I BY TRUSTEE; REVIEW OF MORTGAGE LOAN
         DOCUMENTATION....................................................... 48
2.03     REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR..................... 50
2.04     REPURCHASE OF MORTGAGE LOANS........................................ 57
2.05     ISSUANCE OF CLASS RI CERTIFICATES; CREATION OF REMIC I REGULAR
         INTERESTS........................................................... 58
2.06     CONVEYANCE OF REMIC I REGULAR INTERESTS; ACCEPTANCE OF REMIC II BY
         THE TRUSTEE......................................................... 58
2.07     ISSUANCE OF CLASS RII CERTIFICATES; CREATION OF REMIC II REGULAR
         INTERESTS........................................................... 58
2.08     CONVEYANCE OF REMIC II REGULAR INTERESTS; ACCEPTANCE OF REMIC III BY
         TRUSTEE............................................................. 59
2.09     ISSUANCE OF REMIC III CERTIFICATES.................................. 59

                                  ARTICLE III

                               THE CERTIFICATES

3.01     THE CERTIFICATES.................................................... 61
3.02     REGISTRATION........................................................ 61
3.03     TRANSFER AND EXCHANGE OF CERTIFICATES............................... 62
3.04     TEMPORARY CERTIFICATES.............................................. 64
3.05     APPOINTMENT OF PAYING AGENT......................................... 64
3.06     BOOKENTRY CERTIFICATES.............................................. 65
3.07     NOTICES TO CLEARING AGENCY.......................................... 66
3.08     PHYSICAL CERTIFICATES............................................... 66

                                   ARTICLE IV

                            ADVANCES; CERTAIN MATTERS
                   INVOLVING THE TRUSTEE AND THE FISCAL AGENT

4.01     P&I ADVANCES BY SERVICER............................................ 67
4.02     SERVICING ADVANCES.................................................. 67
4.03     ADVANCES BY TRUSTEE AND FISCAL AGENT................................ 67
4.04     EVIDENCE OF NONRECOVERABILITY....................................... 68
4.05     INTEREST ON ADVANCES; CALCULATION OF OUTSTANDING ADVANCES WITH
         RESPECT TO A MORTGAGE LOAN.......................................... 69
4.06     REIMBURSEMENT OF ADVANCES AND ADVANCE INTEREST...................... 69
4.07     REPRESENTATIONS AND WARRANTIES OF THE FISCAL AGENT.................. 70
4.08     FISCAL AGENT EVENT OF DEFAULT....................................... 71
4.09     PROCEDURE UPON FISCAL AGENT EVENT OF DEFAULT........................ 72
4.10     MERGER OR CONSOLIDATION............................................. 73
4.11     RESIGNATION OF FISCAL AGENT......................................... 73
4.12     FEES OF THE FISCAL AGENT............................................ 74
4.13     LIMITATION ON LIABILITY OF THE FISCAL AGENT AND OTHERS.............. 74
4.14     INDEMNIFICATION OF FISCAL AGENT..................................... 74

                                    ARTICLE V

                        ADMINISTRATION OF THE TRUST FUND

5.01     DUTIES OF THE SERVICER AND THE SPECIAL SERVICER..................... 77
5.02     RESIGNATION OR TERMINATION OF SERVICER.............................. 77
5.03     RESIGNATION OR TERMINATION OF SPECIAL SERVICER...................... 79
5.04     THE CUSTODIAL ACCOUNT AND THE REO ACCOUNTS.......................... 80
5.05     THE COLLECTION ACCOUNT.............................................. 81
5.06     SALE OF DEFAULTED MORTGAGE LOANS.................................... 82
5.07     SALE OF DEFAULTED MORTGAGE LOANS AND REO PROPERTIES................. 82
5.08     OPERATING ADVISER; ELECTIONS........................................ 84
5.09     LIMITATION ON LIABILITY OF OPERATING ADVISER........................ 85
5.10     DUTIES OF OPERATING ADVISER......................................... 86
5.11     REPORTS TO CERTIFICATEHOLDERS....................................... 87
5.12     REPORTS BY TRUSTEE.................................................. 90
5.13     OTHER INFORMATION AVAILABLE TO CERTIFICATEHOLDERS................... 91

                                   ARTICLE VI

                    DISTRIBUTIONS TO HOLDERS OF CERTIFICATES

6.01     DISTRIBUTIONS GENERALLY............................................. 92
6.02     DISTRIBUTIONS OUT OF THE AVAILABLE DISTRIBUTION AMOUNT;
         DISTRIBUTIONS OF NET PREPAYMENT PREMIUMS............................ 93

6.03     ALLOCATION OF REALIZED LOSSES AND ADDITIONAL EXPENSE LOSSES TO
         THE REMIC III CERTIFICATES.......................................... 98
6.04     DEEMED DISTRIBUTIONS ON, AND ALLOCATIONS OF REALIZED LOSSES AND
         ADDITIONAL EXPENSE LOSSES TO, THE REMIC II REGULAR INTERESTS........ 99
6.05     DEEMED DISTRIBUTIONS ON, AND ALLOCATIONS OF REALIZED LOSSES AND
         ADDITIONAL EXPENSE LOSSES TO, THE REMIC I REGULAR INTERESTS.........101
6.06     NET AGGREGATE PREPAYMENT INTEREST SHORTFALLS........................102
6.07     ADJUSTMENT OF SERVICING FEES........................................102
6.08     COMPLIANCE WITH WITHHOLDING REQUIREMENTS............................102

                                   ARTICLE VII

                   CONCERNING THE TRUSTEE AND THE FISCAL AGENT

7.01     DUTIES OF TRUSTEE AND FISCAL AGENT..................................103
7.02     CERTAIN MATTERS AFFECTING THE TRUSTEE...............................104
7.03     TRUSTEE AND THE FISCAL AGENT NOT LIABLE FOR CERTIFICATES............106
7.04     TRUSTEE AND THE FISCAL AGENT MAY OWN CERTIFICATES...................106
7.05     ELIGIBILITY REQUIREMENTS FOR TRUSTEE................................106
7.06     RESIGNATION AND REMOVAL OF TRUSTEE..................................107
7.07     SUCCESSOR TRUSTEE AND SUCCESSOR FISCAL AGENT........................108
7.08     MERGER OR CONSOLIDATION OF TRUSTEE..................................109
7.09     APPOINTMENT OF COTRUSTEE, SEPARATE TRUSTEE OR CUSTODIAN.............109
7.10     AUTHENTICATING AGENTS...............................................111
7.11     INDEMNIFICATION OF TRUSTEE..........................................112
7.12     FEES AND EXPENSES OF TRUSTEE AND THE FISCAL AGENT...................114
7.13     COLLECTION OF MONEYS................................................114

                                  ARTICLE VIII

                                  PURCHASE AND
                          TERMINATION OF THE TRUST FUND

8.01     TERMINATION OF TRUST FUND UPON REPURCHASE OR LIQUIDATION OF ALL
         MORTGAGE LOANS......................................................115
8.02     PROCEDURE UPON TERMINATION OF TRUST FUND............................116
8.03     ADDITIONAL TRUST FUND TERMINATION REQUIREMENTS......................117

                                   ARTICLE IX

                          RIGHTS OF CERTIFICATEHOLDERS

9.01     LIMITATION ON RIGHTS OF HOLDERS.....................................119
9.02     ACCESS TO LIST OF HOLDERS...........................................120
9.03     ACTS OF HOLDERS OF CERTIFICATES.....................................120

                                    ARTICLE X

                              REMIC ADMINISTRATION

10.01    REMIC ADMINISTRATION................................................122
10.02    PROHIBITED TRANSACTIONS AND ACTIVITIES..............................125

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

11.01    BINDING NATURE OF AGREEMENT; BENEFITS OF AGREEMENT..................126
11.02    ENTIRE AGREEMENT....................................................126
11.03    AMENDMENT...........................................................126
11.04    GOVERNING LAW.......................................................127
11.05    NOTICES.............................................................127
11.06    SEVERABILITY OF PROVISIONS..........................................128
11.07    INDULGENCES; NO WAIVERS.............................................128
11.08    HEADINGS NOT TO AFFECT INTERPRETATION...............................128
11.09    SPECIAL NOTICES TO THE RATING AGENCIES..............................128
11.10    COUNTERPARTS........................................................130
11.11    SUCCESSORS AND ASSIGNS..............................................130

EXHIBITS

EXHIBIT A-1       Form of Class A Certificates
EXHIBIT A-2       Form of Class B Certificates
EXHIBIT A-3       Form of Class C Certificates
EXHIBIT A-4       Form of Class D Certificates
EXHIBIT A-5       Form of Class E Certificates
EXHIBIT A-6       Form of Class IO Certificates
EXHIBIT A-7       Form of Class F Certificates
EXHIBIT A-8       Form of Class G Certificates
EXHIBIT A-9       Form of Class H Certificates
EXHIBIT A-10      Form of Class J Certificates
EXHIBIT A-11      Form of Class R-I Certificates
EXHIBIT A-12      Form of Class R-II Certificates
EXHIBIT A-13      Form of Class R-III Certificates
EXHIBIT B-1       Form of Trustee (or Custodian) Initial Certification
EXHIBIT B-2       Form of Trustee (or Custodian) Interim Certification
EXHIBIT B-3       Form of Trustee (or Custodian) Final Certification
EXHIBIT C-1       Form of Transferor Certificate Pursuant to Section 3.03(c)(i)
EXHIBIT C-2       Form of Transferor Certificate Pursuant to Section 3.03(c)(ii)
EXHIBIT C-3       Form of Transferee Certificate Pursuant to Section 3.03(c)(ii)
EXHIBIT D         Form of Affidavit Pursuant to Sections 860(D)(a)(6)(A) and
                  860E(e)(4) of the Internal Revenue Code of 1986, as Amended
EXHIBIT E         Form of UCC-1 Financing Statement

SCHEDULES

SCHEDULE I        Mortgage Loan Schedule
SCHEDULE II       Mortgage Loan Schedule Information
SCHEDULE III      Information to be included in Database

                  TRUST AGREEMENT dated as of October 1, 1996 (this "AGREEMENT") among STRUCTURED ASSET SECURITIES CORPORATION, as depositor (the "DEPOSITOR"), LASALLE NATIONAL BANK, as trustee (the "TRUSTEE"), ABN AMRO BANK N.V., as fiscal agent (only in its capacity as a party required to make Advances (as herein defined) pursuant to Article IV hereof) (the "FISCAL AGENT"), GMAC COMMERCIAL MORTGAGE CORPORATION, as servicer (the "SERVICER"), and CRIIMI MAE SERVICES LIMITED PARTNERSHIP, as special servicer (the "SPECIAL SERVICER").

                              PRELIMINARY STATEMENT

                  The Depositor has acquired the Mortgage Loans (as herein defined), net of any Retained Yield (as defined herein) with respect thereto, from Lehman Brothers Holdings, Inc., doing business as Lehman Capital, a Division of Lehman Brothers Holdings, Inc., as seller (the "SELLER"), and on the Closing Date (as herein defined) is the owner of the Mortgage Loans (net of any Retained Yield with respect thereto) and the other property being conveyed by it to the Trustee for inclusion in the Trust Fund (as herein defined). On the Closing Date, the Depositor will acquire the multiclass pass-through certificates issued hereunder (the "CERTIFICATES") as consideration for its transfer to the trust created hereby (the "TRUST") of the Mortgage Loans (net of any Retained Yield with respect thereto) and the other property constituting the Trust Fund. The Trust is hereby designated as LB Commercial Conduit Mortgage Trust II. The Certificates will be issued in multiple classes (each, a "CLASS"). The Depositor has duly authorized the execution and delivery of this Agreement to provide for the foregoing and the issuance of the Certificates representing in the aggregate the entire beneficial ownership of the Trust Fund. All covenants and agreements made by the Depositor, the Trustee, the Fiscal Agent, the Servicer and the Special Servicer herein with respect to the Mortgage Loans (net of any Retained Yield with respect thereto) and the other property constituting the Trust Fund are for the benefit of the holders of the Certificates. The Depositor, the Trustee, the Fiscal Agent, the Servicer and the Special Servicer are entering into this Agreement, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

                  As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Mortgage Loans (net of any Retained Yield with respect thereto) and certain other related assets subject to this Agreement as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I". The Class R-I Certificates will represent the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions (as herein defined) under federal income tax law. With respect to each Mortgage Loan, there shall be a corresponding "regular interest" in REMIC I (each, a "REMIC I REGULAR INTEREST"). The designation for each such REMIC I Regular Interest shall be the loan number for the related Mortgage Loan set forth on the schedule of Mortgage Loans attached hereto as SCHEDULE I. The remittance rate (the "REMIC I REMITTANCE RATE") and the initial stated principal amount (the initial "UNCERTIFICATED PRINCIPAL AMOUNT") of each such REMIC I Regular Interest shall equal the Net Mortgage Rate (as defined herein) as of the Closing Date and the Cut-off Date Principal Balance (as defined herein), respectively, for the related Mortgage Loan. Each such REMIC I Regular interest will accrue interest on the basis of a 360-day year consisting of twelve 30-day months. Determined solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each such REMIC I Regular Interest shall be the date that is the first

Distribution Date (as defined herein) that follows the Stated Maturity Date (as defined herein) for the related Mortgage Loan. None of the REMIC I Regular Interests will be certificated.

                  As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II". The Class R-II Certificates will represent the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, remittance rate (the "REMIC II REMITTANCE RATE"), initial Uncertificated Principal Amount and "latest possible maturity date" for each of the "regular interests" in REMIC II (the "REMIC II REGULAR INTERESTS"). None of the REMIC II Regular Interests will be certificated.


                                    REMIC II             Initial Uncertificated          Latest Possible
       Designation             Remittance Rate(1)           Principal Amount            Maturity Date(3)
       -----------             ------------------           ----------------            ----------------

            A                     Variable (2)                    $270,097,693           April 25, 2022

            B                     Variable (2)                     $27,804,174           April 25, 2022

            C                     Variable (2)                     $23,832,149           April 25, 2022

            D                     Variable (2)                     $15,888,100           April 25, 2022

            E                     Variable (2)                      $7,944,050           April 25, 2022

            F                     Variable (2)                     $21,846,137           April 25, 2022

            G                     Variable (2)                     $13,902,087           April 25, 2022

            H                     Variable (2)                      $5,958,037           April 25, 2022

            J                     Variable (2)                      $9,930,062           April 25, 2022



------------
(1) Interest on each REMIC II Regular Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.
(2)      Calculated in accordance with the definition of "REMIC II Remittance
         Rate".
(3)      Determined solely for purposes of satisfying Treasury regulation
         Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" has been set to the third anniversary of the first Distribution Date (as defined herein) that follows the scheduled maturity date for the Mortgage Loan with, as of the Closing Date, the longest remaining term to scheduled maturity.

                  As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC III". The Class R-III Certificates will evidence the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions under federal income tax law. The following table sets forth the Class designation, interest rate (the "CERTIFICATE INTEREST RATE"), the initial aggregate principal amount (the initial "AGGREGATE CERTIFICATE PRINCIPAL AMOUNT") and latest possible maturity date for each Class of Certificates representing "regular interests" in REMIC III (the "REMIC III REGULAR CERTIFICATES"):


                                                            Initial Aggregate
                                   Certificate                 Certificate                Latest Possible
          Class                     Interest                    Principal                    Maturity
       Designation                   Rate(1)                     Amount                       Date(4)
       -----------                   -------                     ------                       -------

         Class A                  Variable (2)                $270,097,693                April 25, 2022

         Class IO                 Variable (2)               $397,202,489(3)              April 25, 2022

         Class B                  Variable (2)                 $27,804,174                April 25, 2022

         Class C                  Variable (2)                 $23,832,149                April 25, 2022

         Class D                  Variable (2)                 $15,888,100                April 25, 2022

         Class E                  Variable (2)                 $7,944,050                 April 25, 2022

         Class F                  Variable (2)                 $21,846,137                April 25, 2022

         Class G                  Variable (2)                 $13,902,087                April 25, 2022

         Class H                  Variable (2)                 $5,958,037                 April 25, 2022

         Class J                  Variable (2)                 $9,930,062                 April 25, 2022



-----------
(1) Interest on each Class of REMIC III Regular Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

(2)      Calculated in accordance with the definition of "Certificate Interest
         Rate".

(3) The Class IO Certificates do not have an Aggregate Certificate Principal Amount. Interest on the Class IO Certificates is computed on the basis of an aggregate notional amount (an "AGGREGATE CERTIFICATE NOTIONAL AMOUNT") equal to the aggregate of the Uncertificated Principal Amounts of REMIC II Regular Interest A, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F, REMIC II Regular Interest G, REMIC II Regular Interest H and REMIC II Regular Interest J outstanding from time to time.

(4)      Determined solely for purposes of satisfying Treasury regulation
         Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" has been set to the third anniversary of the first Distribution Date that follows the scheduled maturity date for the Mortgage Loan with, as of the Closing Date, the longest remaining term to scheduled maturity.

                  The Class A, Class B, Class C, Class D, Class E and Class IO Certificates issued hereunder have been offered for sale pursuant to a Prospectus, dated January 29, 1996 (the "1996-C2 BASE PROSPECTUS") and a Prospectus Supplement dated October 18, 1996 (the "1996-C2 PROSPECTUS SUPPLEMENT"; and together with the 1996-C2 Base Prospectus, the "1996-C2 PROSPECTUS"), and the Class F, Class G, Class H and Class J Certificates issued hereunder have been offered for sale pursuant to a Private Placement Memorandum dated October 18, 1996 (the "1996-C2 PPM").

                  The Mortgage Loans initially constituting the Trust Fund had an aggregate Cut-off Date Principal Balance of $397,202,489.27.

                  The Depositor, the Trustee, the Fiscal Agent, the Servicer and the Special Servicer hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS


                  Section 1.01 DEFINITIONS. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

                  "ACCEPTED SERVICING PRACTICES" has, with respect to the Servicer, the meaning set forth in the Servicing Agreement and has, with respect to the Special Servicer, the meaning set forth in the Special Servicing Agreement.

                  "ACCOUNTANT" means a person engaged in the practice of accounting who is Independent.

                  "ACCOUNTS" means, collectively, the Collection Account, the Custodial Account and any REO Accounts.

                  "ACCRUED CERTIFICATE INTEREST" means, with respect to any Class of REMIC III Regular Certificates, for any Distribution Date, one month's interest (calculated on the basis of a 360-day year consisting of twelve 30-day months) at the Certificate Interest Rate applicable to such Class of Certificates for such Distribution Date, accrued on the Aggregate Certificate Principal Amount or Aggregate Certificate Notional Amount, as the case may be, of such Class of Certificates outstanding immediately prior to such Distribution Date. Without affecting the amount of Accrued Certificate Interest in respect of any Class of REMIC III Regular Certificates for any Distribution Date, the "accrual period" in respect of such Class for such Distribution Date shall be deemed to be the calendar month most recently ended prior to such Distribution Date.

                  "ACQUISITION DATE" means the date upon which, under the Code (and in particular the REMIC Provisions and Section 856(e) of the Code), REMIC I is deemed to have acquired an REO Property.

                  "ADDITIONAL EXPENSE LOSS" means a loss to the Trust realized upon payment by the Trust of an Additional Trust Fund Expense; provided that the payment of Advance Interest will be deemed not to be an Additional Expense Loss to the extent that such payment is made out of late payment charges and/or Default Interest collected on the related Mortgage Loan and the payment of any Additional Trust Fund Expense will be deemed not to be an Additional Expense Loss to the extent that such payment is made out of the portion of Repurchase Proceeds paid in respect of the related Deleted Mortgage Loan or REO Property to cover such.

                  "ADDITIONAL TRUST FUND EXPENSES" means any of the following items: (i) to the extent not offset by a reduction in the Servicing Fees for the related Specially Serviced Mortgage Loans and/or REO Loans for the corresponding periods, Special Servicing Supplemental Fees; (ii) Advance Interest; (iii) any outstanding and unreimbursed Servicing Advance that is determined to be a Nonrecoverable Advance; (iv) indemnification of the Trustee and certain related Persons pursuant to Section 7.11(a) or reimbursement of the Trustee and/or the Fiscal

Agent for costs and expenses pursuant to Section 7.12; (v) indemnification of the Servicer and certain related Persons pursuant to Section 4.23(a) of the Servicing Agreement; (vi) indemnification of the Special Servicer and certain related Persons pursuant to Section 4.24(a) of the Special Servicing Agreement;
(vii) indemnification of the Fiscal Agent and certain related Persons pursuant to Section 4.14(a); (viii) tax-related expenses payable out of the Collection Account pursuant to Section 10.01(c); (ix) any federal, state and local taxes imposed on either the Trust Fund or its assets or transactions payable out of the Collection Account pursuant to Section 10.01(h); and (x) to the extent not included in the calculation of a Realized Loss and not covered by indemnification from one of the parties hereto, any other expense of the Trust for which there is no corresponding payment from a Mortgagor.

                  "ADMINISTRATIVE COST RATE" means, with respect to any Mortgage Loan (or successor REO Loan), as of any date of determination, the sum of the then applicable Servicing Fee Rate, the Trustee Fee Rate and the Special Servicing Basic Fee Rate.

                  "ADVANCE" means either a P&I Advance or a Servicing Advance.

                  "ADVANCE INTEREST" means interest payable to the Servicer, the Trustee or the Fiscal Agent on outstanding Advances made thereby pursuant to
Article IV of this Agreement.

                  "ADVANCE RATE" means Prime.

                  "AFFILIATE" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "AGGREGATE ASSIGNED ASSET VALUE" means, as of any date of determination, the then aggregate of the Assigned Asset Values of the Mortgage Pool.

                  "AGGREGATE CERTIFICATE NOTIONAL AMOUNT" means, with respect to the Class IO Certificates, the aggregate of the Uncertificated Principal Amounts of REMIC II Regular Interest A, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F, REMIC II Regular Interest G, REMIC II Regular Interest H and REMIC II Regular Interest J.

                  "AGGREGATE CERTIFICATE PRINCIPAL AMOUNT" means, as the context may require, either: (a) the aggregate of the Certificate Principal Amounts of all the Sequential Pay Certificates at any date of determination; or (b) with respect to any particular Class or Classes of Sequential Pay Certificates, the aggregate of the Certificate Principal Amounts of all Certificates of that Class or those Classes at any date of determination.

                  "AGGREGATE SCHEDULED PRINCIPAL BALANCE" means, as of any date of determination, the then aggregate of the Scheduled Principal Balances of the Mortgage Pool.

                  "AGGREGATE STATED PRINCIPAL BALANCE" means, as of any date of determination, the then aggregate of the Stated Principal Balances of the Mortgage Pool.

                  "AGGREGATE UNPAID PRINCIPAL BALANCE" means, as of any date of determination, the then aggregate of the Unpaid Principal Balances of the Mortgage Pool.

                  "AGREEMENT" means this Trust Agreement and all amendments and supplements hereto.

                  "ALTA" means The American Land Title Association.

                  "AMORTIZATION TERM" means, with respect to any Mortgage Loan (or successor REO Loan), the term over which the original principal balance of such Mortgage Loan would be fully amortized assuming the timely payment each month of an amount equal to the related Scheduled Payment in effect as of the first Due Date for such Mortgage Loan following the Cutoff Date.

                  "APPRAISAL" means, with respect to any Mortgaged Property or REO Property, either: (i) a narrative appraisal complying with USPAP conducted by a Qualified Appraiser, if the related Mortgage Loan or REO Loan, as the case may be, has a Stated Principal Balance as of the date of such appraisal of greater than $1,000,000; or (ii) a limited appraisal and a summary report of the "market value" of the Mortgaged Property, as defined in 12 CFR ss.225.62(g), conducted by a Qualified Appraiser, if the related Mortgage Loan or REO Loan, as the case may be, has a Stated Principal Balance as of the date of such appraisal of $1,000,000 or less. In the case of a Mortgaged Property that secures a Group of Cross-Collateralized Mortgage Loans, the "related Mortgage Loan " shall be, for purposes of this definition, the Mortgage Loan as to which such Mortgaged Property has been designated as the Primary Mortgaged Property.

                  "APPRAISAL REDUCTION AMOUNT" means, with respect to any Required Appraisal Loan, an amount, as calculated on the Determination Date immediately following the date on which the most recent relevant Appraisal was obtained by the Special Servicer pursuant to the Special Servicing Agreement, equal to the excess, if any, of (a) the sum of (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Servicer, the Trustee or the Fiscal Agent, all accrued and unpaid interest on such Required Appraisal Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Mortgage Rate (net of any applicable Retained Yield Rate), (iii) all related unreimbursed Advances made by or on behalf of the Servicer, the Trustee or the Fiscal Agent in respect of such Required Appraisal Loan, together with all unpaid Advance Interest accrued on such Advances, and (iv) all currently due but unpaid real estate taxes and assessments, insurance premiums, and if applicable, ground rents in respect of the related Mortgaged Property or REO Property, net of any escrow payments or other reserves held by the Servicer or the Special Servicer with respect to any such item, over (b) 90% of an amount equal to the Appraised Value of the related Mortgaged Property or REO Property, as applicable, as determined by such Appraisal (net of any liens on such property that are prior to the lien of the Required Appraisal Loan and that do not relate to an item considered in clause (a)(iv) of this definition). In the case of a Cross-Collateralized Mortgage Loan, the "related

Mortgaged Property" shall be, for purposes of this definition, the related Primary Mortgaged Property.

                  "APPRAISED VALUE" means, with respect to each Mortgaged Property or REO Property, the appraised value thereof (as is) based upon the most recent Appraisal obtained pursuant to this Agreement.

                  "ASSIGNED ASSET VALUE" means (1) with respect to any Mortgage Loan (other than a Required Appraisal Loan), as of any date of determination, the Stated Principal Balance of such Mortgage Loan as of such date of determination; and (2) with respect to any Required Appraisal Loan, an amount equal to (a) the Stated Principal Balance of such Required Appraisal Loan as of such date of determination, reduced (to not less than zero) by (b) any Appraisal Reduction Amount applicable to such Required Appraisal Loan as of such date of determination.

                  "ASSIGNMENT OF LEASES" means, with respect to any Mortgage Loan, any assignment of leases, rents and profits or equivalent instrument, whether contained in a related Mortgage or executed separately, assigning to the holder or holders of such Mortgage all of the related Mortgagor's interest in the leases, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of a related Mortgaged Property as security for repayment of such Mortgage Loan.

                  "ASSUMED FINAL DISTRIBUTION DATE" means, with respect to any Class of REMIC III Regular Certificates, the Distribution Date on which the Aggregate Certificate Principal Amount or Aggregate Certificate Notional Amount, as the case may be, of such Class of Certificates would be reduced to zero based on the assumption that no Mortgage Loan is voluntarily prepaid prior to its Maturity Date and otherwise based on the "Mortgage Loan Assumptions" set forth in the 1996-C2 Prospectus Supplement under the caption "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS--Weighted Average Life", which Distribution Date shall in each case be as follows:

         Class Designation                Assumed Final Distribution Date
         -----------------                -------------------------------

                Class A                          June 25, 2006
                Class IO                         April 25, 2019
                Class B                          August 25, 2006
                Class C                          August 25, 2006
                Class D                          September 25, 2006
                Class E                          September 25, 2006
                Class F                          January 25, 2011
                Class G                          January 25, 2013
                Class H                          March 25, 2015
                Class J                          April 25, 2019

                  "ASSUMED SCHEDULED PAYMENT" means with respect to any Balloon Mortgage Loan for its Maturity Date (provided that such Mortgage Loan has not been paid in full or otherwise liquidated on or before the first Determination Date that follows such date) and for any Due Date thereafter that such Mortgage Loan remains outstanding and part of the Trust Fund, and with respect to any REO Loan for any Due Date coinciding with or following the related Acquisition Date as of which the related REO Property is part of the Trust Fund, an amount deemed to be due for such Mortgage Loan or REO Loan, as the case may be, on such Due Date for purposes of certain calculations hereunder equal to the fixed payment that, if paid on such Due Date and on each subsequent Due Date through the end of the related Amortization Term, would be sufficient to fully amortize the Scheduled Principal Balance of such Mortgage Loan or REO Loan, as the case may be, outstanding immediately prior to such Due Date over the remaining related Amortization Term and pay one month's interest at the related Mortgage Rate.

                  "AUTHENTICATING AGENT" means any authenticating agent appointed by the Trustee pursuant to Section 7.10.

                  "AUTHORIZED OFFICER" means any Person that may execute an Officer's Certificate on behalf of the Depositor.

                  "AVAILABLE ADVANCE REIMBURSEMENT AMOUNT" has, with respect to any Mortgage Loan or REO Property, the meaning set forth in Section 4.06(a) hereof.

                  "AVAILABLE DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the sum of the following amounts (without duplication):

                           (a) the aggregate of all cash amounts received on or
in respect of the Mortgage Loans and any REO Properties that are on deposit in the Collection and Custodial Accounts as of the commencement of business on the immediately preceding Servicer Remittance Date, exclusive of any portion thereof that represents one or more of the following:

                                    (i) Scheduled Payments collected but due on
         a Due Date subsequent to the related Due Period;

                                    (ii) all payments of principal (including,
         without limitation, Principal Prepayments) and interest, Insurance Proceeds, Condemnation Proceeds and other Liquidation Proceeds received after the end of the related Collection Period;

                                    (iii) Prepayment Premiums;

                                    (iv) Retained Yield; and

                                    (v) amounts in the Collection Account or
         Custodial Account which are payable or reimbursable to the Depositor, the Servicer, the Special Servicer, the Fiscal Agent, the Trustee or any other Person pursuant to any of clauses (i) through (vi) of Section 5.05(b) hereof, in the case of the Collection Account, or pursuant to any of clauses (i) through (x) of Section 2.02(a) of the Servicing Agreement, in the case of the Custodial Account; and

                           (b) all P&I Advances and any other payments with
respect to the Mortgage Loans made by the Servicer, the Trustee or the Fiscal Agent with respect to such Distribution Date.

                  For purposes of determining the Available Distribution Amount for any Distribution Date, funds from the Collection Account and the Custodial Account that are invested in Eligible Investments shall be deemed to remain on deposit in such Account.

                  "BALLOON MORTGAGE LOAN" means a Mortgage Loan which will not fully amortize based on the fixed monthly Scheduled Payment by its original Maturity Date.

                  "BALLOON PAYMENT" means, with respect to any Balloon Mortgage Loan, the Scheduled Payment payable on the Maturity Date of such Mortgage Loan.

                  "BANKRUPTCY CODE" means the federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

                  "BANKRUPTCY LOSS" means a loss to the Trust arising from a proceeding under the Bankruptcy Code or any other similar state law or other proceeding with respect to the Mortgagor of, or Mortgaged Property under, a Mortgage Loan, including, without limitation, any Deficient Valuation Amount or losses, if any, resulting from any Debt Service Reduction Amount for the Due Period in which the related Due Date occurs.

                  "BASIS LIMIT PRICE" means, as to each Mortgage Loan, REMIC I's adjusted federal income tax basis in such Mortgage Loan on the date such Mortgage Loan is to be sold by REMIC I.

                  "BOOK-ENTRY CERTIFICATES" means Certificates, ownership and transfer of which shall be made through book entries by a Clearing Agency as described in Section 3.06; provided that after the occurrence of a condition whereupon book-entry registration and transfer are no longer authorized and Physical Certificates are to be issued to the Certificate Owners, such Certificates shall no longer be "Book-Entry Certificates."

                  "BUSINESS DAY" means any day other than (i) a Saturday or a Sunday, (ii) a legal holiday in New York, New York or Chicago, Illinois or (iii) a day on which banking institutions or savings associations in New York, New York or Chicago, Illinois are authorized or obligated by law or executive order to be closed.

                  "CASH LIQUIDATION" means, as to any Defaulted Mortgage Loan other than a Mortgage Loan which became an REO Loan, the receipt of all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries in connection with a Final Recovery Determination made by the Servicer. The Servicer shall maintain records, prepared by a Servicing Officer (and, in the case of Specially Serviced Mortgage Loans, based on the written reports with respect to such Cash Liquidation delivered by the Special Servicer to the Servicer), of each Cash Liquidation.

                  "CERTIFICATEHOLDER" means the Holder of a Certificate.

                  "CERTIFICATE INTEREST RATE" means: (a) with respect to the Class A Certificates for any Distribution Date, the Weighted Average REMIC II Remittance Rate for such Distribution Date, minus 137 basis points; (b) with respect to the Class B Certificates for any Distribution Date, the Weighted Average REMIC II Remittance Rate for such Distribution Date, minus 118 basis points; (c) with respect to the Class C Certificates for any Distribution Date, the Weighted Average REMIC II Remittance Rate for such Distribution Date, minus 106 basis points; (d) with respect to the Class D, Class E, Class F, Class G, Class H and Class J Certificates for any Distribution Date, the Weighted Average REMIC II Remittance Rate for such Distribution Date, minus 90 basis points; and
(e) with respect to the Class IO Certificates for any Distribution Date, the weighted average, expressed as a percentage and rounded to five decimal places, of the REMIC II Strip Rates for the respective REMIC II Regular Interests, weighted on the basis of the respective Uncertificated Principal Amounts of such REMIC II Regular Interests outstanding immediately prior to such Distribution Date. No Residual Certificate will have a Certificate Interest Rate.

                  "CERTIFICATE NOTIONAL AMOUNT" means, with respect to any Class IO Certificate, the specified dollar amount of principal upon which such Certificate accrues interest, such amount being equal to the product of (a) the Percentage Interest in the relevant Class evidenced by such Certificate, multiplied by (b) the aggregate of the Uncertificated Principal Amounts of REMIC II Regular Interest A, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F, REMIC II Regular Interest G, REMIC II Regular Interest H and REMIC II Regular Interest J outstanding at any date of determination.

                  "CERTIFICATE OWNER" means, with respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as may be reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as indirect participant, in accordance with the rules of such Clearing Agency).

                  "CERTIFICATE PRINCIPAL AMOUNT" means, with respect to any Sequential Pay Certificate, as of any date of determination, the maximum specified dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the initial principal amount thereof set forth on the face of such Certificate, less the amount of all distributions of principal previously made with respect to such Certificate pursuant to Sections 6.01 and 6.02(a), and less all Realized Losses and Additional Expense Losses previously allocated to such Certificate pursuant to
Section 6.03. No Class IO Certificate or Residual Certificate will have a Certificate Principal Amount.

                  "CERTIFICATE REGISTER" and "CERTIFICATE REGISTRAR" mean the register maintained and the registrar appointed pursuant to Section 3.02.

                  "CERTIFICATEHOLDER" has the same meaning as "Holder".

                  "CERTIFICATES" means, collectively, the LB Commercial Conduit Mortgage Trust II, Multiclass Pass-Through Certificates, Series 1996-C2, being issued pursuant to this Agreement.

                  "CLASS" means, collectively, all the Certificates bearing the same alphabetical and, if applicable, numerical class designation.

                  "CLASS A CERTIFICATES" means, collectively, the Certificates designated as "Class A" on the face thereof, in substantially the form attached hereto as EXHIBIT A-1.

                  "CLASS A CERTIFICATEHOLDER" means the Holder of a Class A Certificate.

                  "CLASS B CERTIFICATES" means, collectively, the Certificates designated as "Class B" on the face thereof, in substantially the form attached hereto as EXHIBIT A-2.

                  "CLASS B CERTIFICATEHOLDER" means the Holder of a Class B Certificate.

                  "CLASS C CERTIFICATES" means, collectively, the Certificates designated as "Class C" on the face thereof, in substantially the form attached thereto as EXHIBIT A-3.

                  "CLASS C CERTIFICATEHOLDER" means the Holder of a Class C Certificate.

                  "CLASS D CERTIFICATES" means, collectively, the Certificates designated as "Class D" on the face thereof, in substantially the form attached hereto as EXHIBIT A-4.

                  "CLASS D CERTIFICATEHOLDER" means the Holder of a Class D Certificate.

                  "CLASS E CERTIFICATES" means, collectively, the Certificates designated as "Class E" on the face thereof, in substantially the form attached hereto as EXHIBIT A-5.

                  "CLASS E CERTIFICATEHOLDER" means the Holder of a Class E Certificate.

                  "CLASS F CERTIFICATES" means, collectively, the Certificates designated as "Class F" on the face thereof, in substantially the form attached hereto as EXHIBIT A-7.

                  "CLASS F CERTIFICATEHOLDER" means the Holder of a Class F Certificate.

                  "CLASS G CERTIFICATES" means, collectively, the Certificates designated as "Class G" on the face thereof, in substantially the form attached hereto as EXHIBIT A-8.

                  "CLASS G CERTIFICATEHOLDER" means the Holder of a Class G Certificate.

                  "CLASS H CERTIFICATES" means, collectively, the Certificates designated as "Class H" on the face thereof, substantially in the form attached hereto as EXHIBIT A-9.

                  "CLASS H CERTIFICATEHOLDER" means the Holder of a Class H Certificate.

                  "CLASS IO CERTIFICATES" means, collectively, the Certificates designated "Class IO" on the face thereof, substantially in the form attached hereto as EXHIBIT A-6.

                  "CLASS IO CERTIFICATEHOLDER" means the Holder of a Class IO Certificate.

                  "CLASS J CERTIFICATES" means, collectively, the Certificates designated as "Class J" on the face thereof, in substantially the form attached hereto as EXHIBIT A-10.

                  "CLASS J CERTIFICATEHOLDER" means the Holder of a Class J Certificate.

                  "CLASS R-I CERTIFICATES" means, collectively, the Certificates designated as "Class R-I" on the face thereof, in substantially the form attached hereto as EXHIBIT A-11.

                  "CLASS R-I CERTIFICATEHOLDER" means the Holder of a Class R-I Certificate.

                  "CLASS R-II CERTIFICATES" means, collectively, the Certificates designated as "Class R-II" on the face thereof, in substantially the form attached hereto as EXHIBIT A-12.

                  "CLASS R-II CERTIFICATEHOLDER" means the Holder of a Class R-II Certificate.

                  "CLASS R-III CERTIFICATES" means, collectively, the Certificates designated as "Class R-III" on the face thereof, in substantially the form attached as EXHIBIT A-13 hereto.

                  "CLASS R-III CERTIFICATEHOLDER" means any Holder of a Class R-III Certificate.

                  "CLEAN-UP NOTICE" has the meaning set forth in the Servicing Agreement.

                  "CLEARING AGENCY" means an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.

                  "CLEARING AGENCY PARTICIPANT" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

                  "CLOSING DATE" means October 30, 1996.

                  "CODE" means the Internal Revenue Code of 1986.

                  "COLLECTION ACCOUNT" means the segregated account or accounts maintained by the Trustee, or the Paying Agent, on its behalf, in accordance with the provisions of Section 5.05.

                  "COLLECTION PERIOD" means, with respect to any Distribution Date, the period commencing on the day immediately following the Determination Date in the month prior to the month in which such Distribution Date occurs (or, in the case of the first Collection Period, commencing on the day following the Cut-Off Date) and ending on the Determination Date in the month in which such Distribution Date occurs.

                  "COMPARATIVE FINANCIAL STATUS REPORT" means a report substantially in the form of EXHIBIT B to the Servicing Agreement.

                  "COMMISSION" means the Securities and Exchange Commission.

                  "CONDEMNATION PROCEEDS" means any awards resulting from the full or partial condemnation or any eminent domain proceeding or any conveyance in lieu or in anticipation thereof with respect to a Mortgaged Property (or REO Property) by or to any governmental or quasi-governmental authority, other than amounts to be applied to the restoration, preservation or repair of such Mortgaged Property (or REO Property) or released to the related Mortgagor in accordance with the terms of the related Mortgage Loan(s), applicable law and/or the Transaction Documents (including Accepted Serving Practices).

                  "CONTROLLING CLASS" means, on any date of determination, the Class of Sequential Pay Certificates with the latest alphabetical Class designation that has a then Aggregate Certificate Principal Amount (net of any Uncovered Portion thereof) at least equal to the lesser of (i) 25% of the initial Aggregate Certificate Principal Amount of such Class of Sequential Pay Certificates as of the Closing Date and (ii) 2% of the Aggregate Certificate Principal Amount (net of any Uncovered Portion thereof) of all the Sequential Pay Certificates as of such date of determination.

                  "CORPORATE TRUST OFFICE" means, with respect to the presentment and surrender of Certificates for the final distribution thereon or the presentment and surrender of Certificates for any other purpose, the New York Presenting Office or the principal corporate trust office of the Trustee, and for all other purposes only the principal corporate trust office of the Trustee. The principal corporate trust office of the Trustee is presently located at 135 South LaSalle Street, Suite 1740, Chicago, IL 60674-4107,
ATTENTION: Asset-Backed Securities Trust Services Group-LB Mortgage Trust, Series 1996-C2, or at such other addresses as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Fiscal Agent, the Servicer and the Special Servicer.

                  "CROSS-COLLATERALIZED MORTGAGE LOANS" means any two or more Mortgage Loans which are cross-defaulted and cross-collateralized.

                  "CUSTODIAL ACCOUNT" means, collectively, the separate account or accounts established and maintained by the Servicer pursuant to the Servicing Agreement as required by Section 5.04(a).

                  "CUSTODIAN" means the Trustee or any Person who is appointed by the Trustee at any time as custodian pursuant to Section 7.09 and who is unaffiliated with the Depositor and the Seller.

                  "CUT-OFF DATE" means October 1, 1996.

                  "CUT-OFF DATE PRINCIPAL BALANCE" means, with respect to any Mortgage Loan, the unpaid principal balance of such Mortgage Loan as of the Cut-Off Date, reduced by all payments of principal due on or before such date and not paid.

                  "D&P" means Duff & Phelps Credit Rating Co., or its successor in interest. If neither such rating agency nor any successor remains in existence, "D&P" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the

Servicer, the Special Servicer and the Fiscal Agent, and specific ratings of Duff & Phelps Credit Rating Co. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

                  "DEBT SERVICE REDUCTION AMOUNT" means, with respect to a Due Date, the amount of the reduction of the Scheduled Payment which a Mortgagor is obligated to pay on such Due Date with respect to a Mortgage Loan as a result of any proceeding under bankruptcy law or any similar proceeding (other than a Deficient Valuation); provided that in the case of an amount that is deferred, but not forgiven, such reduction shall include only the net present value (calculated at the related Mortgage Rate) of the reduction.

                  "DEFAULTED MORTGAGE LOAN" means a Mortgage Loan as to which a payment default has occurred and is continuing or which is otherwise in material default under the terms of the applicable Mortgage Loan documentation (without giving effect to any grace period or any modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer).

                  "DEFAULT INTEREST" means, with respect to any Defaulted Mortgage Loan (or successor REO Loan), for any Mortgage Loan Due Period, all interest accrued in respect of such Mortgage Loan (or REO Loan) during such Mortgage Loan Due Period (exclusive of late payment charges) that is in excess of interest at the related Mortgage Rate accrued on the Unpaid Principal Balance of such Mortgage Loan (or REO Loan) outstanding from time to time during such Mortgage Loan Due Period.

                  "DEFECT" has the meaning set forth in Section 2.02(c).

                  "DEFICIENT VALUATION" means, with respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the related Mortgaged Property (or, in the case of a CrossCollateralized Mortgage Loan, the related Primary Mortgaged Property) in an amount less than the then outstanding indebtedness under such Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code, and that reduces the amount the Mortgagor is required to pay under such Mortgage Loan.

                  "DEFICIENT VALUATION AMOUNT" means the amount by which the total amount due with respect to a Mortgage Loan, including the Unpaid Principal Balance of a Mortgage Loan, plus any accrued and unpaid interest thereon and any other amounts recoverable from the Mortgagor with respect thereto pursuant to the terms thereof, is reduced in connection with a Deficient Valuation.

                  "DELETED MORTGAGE LOAN" means a Mortgage Loan (or any property acquired in respect thereof) which is repurchased from the Trust by the Depositor pursuant to Article II.

                  "DELINQUENT LOAN STATUS REPORT" means a report substantially in the form of EXHIBIT D to the Servicing Agreement.

                  "DEPOSITOR" means Structured Asset Securities Corporation and its successors-in- interest.

                  "DEPOSITORY" has the meaning set forth in Section 3.06.

                  "DEPOSITORY AGREEMENT" means, with respect to any Class of Book-Entry Certificates, the letter of representations among the Depositor, the Trustee and the Clearing Agency.

                  "DETERMINATION DATE" means, with respect to any Distribution Date, the 12th day of the month in which such Distribution Date occurs or, if such day is not a Business Day, the next preceding Business Day.

                  "DISQUALIFIED ORGANIZATION" means any of the following: (i) the United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental unit); (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing; (iii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income); (iv) rural electric and telephone cooperatives described in Section 1381 of the Code; or
(v) any other Person so designated by the Trustee based upon an Opinion of Counsel, obtained at the expense of the Trust Fund, that the holding of an ownership interest in a Residual Certificate by such Person may cause the Trust or any Person having an ownership interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in
Section 7701 of the Code or successor provisions.

                  "DISTRIBUTABLE CERTIFICATE INTEREST" means, with respect to any Class of REMIC III Regular Certificates, for any Distribution Date, the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (to not less than zero) by the portion of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date allocable to such Class of Certificates pursuant to Section 6.06(a).

                  "DISTRIBUTION DATE" means the 25th day of each month or, if such day is not a Business Day, the next succeeding Business Day, commencing in November 1996.

                  "DISTRIBUTION DATE STATEMENT" has the meaning set forth in
Section 5.11(a).

                  "DUE DATE" means, with respect to any Mortgage Loan, including, without limitation, a Balloon Mortgage Loan delinquent in respect of its Balloon Payment, and with respect to any successor REO Loan, the day each month set forth in the related Mortgage Note on which a Scheduled Payment is scheduled to be first due.

                  "DUE PERIOD" means, with respect to any Distribution Date, the period commencing on the day immediately following the Determination Date in the month prior to the month in which such Distribution Date occurs (or, in the case of the first Due Period, commencing on the day following the Cut-off Date) and ending on the Determination Date in the month in which such Distribution Date occurs.

                  "ELIGIBLE ACCOUNT" means either: (i) an account or accounts maintained with a federal or state chartered depository institution or trust or holding company, the short-term unsecured debt of which has a short-term rating of not less than "P-1" from Moody's, "D-1+" from D&P and "F-1+" from Fitch and, if amounts are to be held therein for more than 30 days, the long-term unsecured debt of which has a rating not less than "Aa3" from Moody's, "A" from D&P and "AA-" from Fitch; or (ii) a segregated trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company that, in either case, has corporate trust powers, acting in its fiduciary capacity (provided that any state chartered depository institution or trust company is subject to regulation regarding fiduciary funds substantially similar to 12 CFR 9.10(b)). Eligible Accounts may bear interest.

                  "ELIGIBLE INVESTMENTS" means any one or more of the following obligations or securities:

                  (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, FNMA, FHLMC or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; provided that any obligation of, or guarantee by, FNMA or FHLMC, other than an unsecured senior debt obligation of FNMA or FHLMC or a mortgage participation or pass-through certificate guaranteed by FNMA or FHLMC, shall be an Eligible Investment only if such investment shall be acceptable to the Rating Agencies as evidenced in writing;

                  (ii) demand and time deposits in, certificates of deposit of, or bankers' acceptances issued by, any depository institution or trust company (including the Trustee, the Fiscal Agent, the Servicer or any Affiliate of the Servicer, the Special Servicer or the Trustee, acting in its commercial capacity) incorporated or organized under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution or trust company are rated not less than "P-1" by Moody's, "D-1+" by D&P and "F-1+" by Fitch or are otherwise acceptable to the Rating Agencies;

                  (iii) repurchase agreements or obligations with respect to any security described in clause (i) above where such security has a remaining maturity of one year or less and where such repurchase obligation has been entered into with a depository institution or trust company (acting as principal) described in clause (ii) above and where such repurchase obligation will mature prior to the Business Day preceding the next date upon which, as described in this Agreement, the Servicing Agreement or the Special Servicing Agreement, as applicable, such amounts are required to be withdrawn from the applicable Account and which meets the minimum rating requirement for such entity described above;

                  (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof, which securities have ratings from each Rating Agency, at least equal to the highest long-term credit ratings assigned by such Rating Agency, unless otherwise specified in writing by the Rating Agencies; provided that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held in the Accounts to exceed 10% of the sum of the Aggregate Unpaid Principal Balance of the Mortgage Pool and the aggregate principal amount of all Eligible Investments in the Accounts;

                  (v) commercial paper (including both noninterest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) rated not less than "P-1" by Moody's, "D-1+" by D&P and "F-1+" by Fitch, or otherwise acceptable to the Rating Agencies;

                  (vi) units of investment funds (including money market funds) rated in the highest category by Moody's and, if rated thereby, by D&P and Fitch (or, if not rated by D&P and/or Fitch, then otherwise acceptable thereto);

                  (vii)  a Qualified GIC;

                  (viii) certificates or receipts representing ownership interests in future interest or principal payments on obligations described in clause (i) above; and

                  (ix) any other demand, money market or time deposit, obligation, security or investment, as would be acceptable to the Rating Agencies as evidenced in writing;

provided that no such instrument shall be an Eligible Investment (A) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, or (B) if it may be redeemed at a price below the purchase price (the foregoing clause (B) not to apply to investments in units of money market funds pursuant to clause (vii) above); and provided, further, that no amount beneficially owned by any REMIC created hereunder (including, without limitation, any amounts collected by the Servicer or the Special Servicer but not yet deposited in any Account) may be invested in investments (other than money market funds) treated as equity interests for Federal income tax purposes, unless the Servicer shall have received an Opinion of Counsel, at the expense of Servicer, to the effect that such investment will not adversely affect the status of such REMIC as a REMIC under the Code or result in imposition of a tax on such REMIC. Eligible Investments that are subject to prepayment or call may not be purchased at a price in excess of par.

                  "ENVIRONMENTAL LAWS" has the meaning set forth in the Servicing Agreement.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "EXCESS PREPAYMENT INTEREST" means for any Distribution Date, if during the related Collection Period a full or partial Principal Prepayment or a Balloon Payment is made in respect of any Mortgage Loan after the Due Date for such Mortgage Loan, the amount of interest (exclusive of any portion thereof constituting Retained Yield) that accrues on such Principal Prepayment or on the principal portion of such Balloon Payment, as the case may be, from such Due Date to the date such payment was made, to the extent collected.

                  "EVENT OF DEFAULT" means any Servicer Event of Default, Special Servicer Event of Default or Fiscal Agent Event of Default.

                  "FDIC" means the Federal Deposit Insurance Corporation or any successor thereto.

                  "FHLMC" means the Federal Home Loan Mortgage Corporation or any successor thereto.

                  "FINAL DISTRIBUTION DATE" has the meaning set forth in Section 8.01(a).

                  "FINAL RECOVERY DETERMINATION" has the meaning set forth in the Servicing Agreement.

                  "FISCAL AGENT" means ABN AMRO Bank N.V., and its permitted successors and assigns.

                  "FISCAL AGENT EVENT OF DEFAULT" has the meaning set forth in
Section 4.08.

                  "FITCH" means Fitch Investors Service, L.P. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Fitch" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Servicer, the Special Servicer and the Fiscal Agent, and specific ratings of Fitch Investors Service, L.P. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

                  "FNMA" means Federal National Mortgage Association or any successor thereto.

                  "FIXED INTEREST PAYMENT ADJUSTMENT" has the meaning set forth in the definition of "PV Yield Loss Amount."

                  "GNMA" means the Government National Mortgage Association or any successor thereto.

                  "GROUP" means any group of related Cross-Collateralized Mortgage Loans secured by Mortgages on the same Mortgaged Properties.

                  "HISTORICAL LIQUIDATION LOSS REPORT" means a report substantially in the form of EXHIBIT E to the Servicing Agreement.

                  "HISTORICAL LOAN MODIFICATION REPORT" means a report substantially in the form of EXHIBIT F to the Servicing Agreement.

                  "HOLDER" means the Person in whose name a Certificate is registered on the Certificate Register.

                  "INDEPENDENT" means, when used with respect to any Accountants, a Person who is "independent" within the meaning of Rule 2-01(b) of the Securities and Exchange Commission's Regulation S-X. Independent means, when used with respect to any other Person, a Person who (a) is in fact independent of another specified Person and any Affiliate of such other Person, (b) does not have any material direct financial interest in such other Person or any Affiliate of such other Person and (c) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

                  "INDEPENDENT CONTRACTOR" has the meaning set forth in the Special Servicing Agreement.

                  "INSURANCE POLICIES" means, collectively, any Standard Hazard Insurance Policy, flood insurance policy, title insurance policy, earthquake insurance policy or other insurance policy relating to the Mortgage Loans or the Mortgaged Properties (or any REO Properties), required to be in effect as of the Closing Date or thereafter during the term of this Agreement.

                  "INSURANCE PROCEEDS" means amounts paid by the insurer under any Insurance Policy with respect to a Mortgaged Property (or REO Property), other than amounts to be applied to the restoration, preservation or repair of such Mortgaged Property (or REO Property) or released to the related Mortgagor in accordance with the terms of the related Mortgage Loan(s), applicable law and/or the Transaction Documents (including Accepted Serving Practices).

                  "INTEREST PAYMENT ADJUSTMENT PERIOD" has the meaning set forth in the definition of "PV Yield Loss Amount".

                  "INTERESTED PERSON" means, as of any date of determination, the Servicer, the Special Servicer, any Independent Contractor engaged by the Servicer or the Special Servicer pursuant to the Servicing Agreement or the Special Servicing Agreement, as applicable, or any Person known to a Responsible Officer of the Trustee to be an Affiliate of any of them.

                  "LATE COLLECTIONS" means: (a) with respect to any Mortgage Loan, all amounts received thereon during any Due Period, whether as payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late collections of the principal and/or interest portions of a Scheduled Payment (other than a Balloon Payment) or an Assumed Scheduled Payment in respect of such Mortgage Loan due or deemed due for a Due Date in a previous Due Period, or for a Due Date coinciding with or preceding the Cut-off

Date, and not previously recovered; and (b) with respect to any REO Loan, all amounts received in connection with the related REO Property during any Due Period, whether as Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, Net REO Income or otherwise, which represent late collections of the principal and/or interest portions of a Scheduled Payment (other than a Balloon Payment) or an Assumed Scheduled Payment in respect of the predecessor Mortgage Loan or of an Assumed Scheduled Payment in respect of such REO Loan due or deemed due for a Due Date in a previous Due Period and not previously recovered.

                  "LEHMAN BROTHERS" means Lehman Brothers Inc. and its successors in interest.

                  "LIQUIDATION EXPENSES" means expenses incurred by the Servicer or Special Servicer in connection with the enforcement and liquidation of any Specially Serviced Mortgage Loan or REO Property acquired in respect thereof, including, without limitation, legal fees and expenses, committee or referee fees, property manager fees, and, if applicable, brokerage commissions and conveyance taxes. All Liquidation Expenses shall be Servicing Advances.

                  "LIQUIDATION PROCEEDS" means amounts received by the Servicer or the Special Servicer in connection with a Cash Liquidation or an REO Disposition, whether through judicial foreclosure, sale or otherwise (other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage or otherwise pursuant to law), including, without limitation, payments in connection with a Mortgage Loan received from the related Mortgagor or otherwise, Insurance Proceeds, Condemnation Proceeds or otherwise.

                  "LIQUIDATION REALIZED LOSS" means, with respect to any Mortgage Loan or REO Property as to which a Cash Liquidation or REO Disposition, as applicable, has occurred, an amount equal to the sum of (A) the Unpaid Principal Balance of the Mortgage Loan or, in the case of REO Property, of the related REO Loan as of the date of the Cash Liquidation or REO Disposition, plus
(B) all unpaid interest accrued in respect of such Mortgage Loan or REO Loan, as the case may be, at the applicable Mortgage Rate in effect from time to time (net of any related Retained Yield Rate), from the date to which interest was last paid or otherwise collected until the related Due Date in the Collection Period in which the Cash Liquidation or REO Disposition occurred, on the Unpaid Principal Balance of such Mortgage Loan or REO Loan, as the case may be, referred to in clause (A) above, minus (C) without duplication of amounts taken into account in determining the Unpaid Principal Balance or the accrued and unpaid interest described in clauses (A) and (B), respectively, above, all Net Liquidation Proceeds and, after netting out any related Retained Yield, Liquidation Expenses and/or Servicing Advances payable therefrom, all other amounts received during the Collection Period in which such Cash Liquidation or REO Disposition occurred and allocable to pay principal and/or interest (adjusted to the applicable Mortgage Rate less any applicable Retained Yield
Rate) in respect of such Mortgage Loan or REO Loan, as the case may be. Liquidation Realized Losses on a Mortgage Loan or REO Property are allocated first to principal of such Mortgage Loan or, in the case of an REO Property, of the related REO Loan, and then to interest.

                  "LOAN-TO-VALUE RATIO" means: (a) with respect to any Mortgage Loan or any Group of related Cross-Collateralized Mortgage Loans, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the then Unpaid Principal Balance of such Mortgage Loan or the then aggregate Unpaid Principal Balance of such Group, as the case may be, and the denominator of which is the Appraised Value of the related Mortgaged Property or Properties; and (b) with respect to any REO Loan, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the then Unpaid Principal Balance of such REO Loan, and the denominator of which is the Appraised Value of the related REO Property.

                  "MATURITY DATE" means, with respect to any Mortgage Loan as of any date of determination, the date on which the last payment of principal is due and payable under the related Mortgage Note, after taking into account all Principal Prepayments received and any Deficient Valuation, Debt Service Reduction Amount or modification of the Mortgage Loan occurring prior to such date of determination, but without giving effect to (i) any acceleration of the principal of such Mortgage Loan or (ii) any grace period permitted by the related Mortgage Note.

                  "MODIFICATION LOSS" means (i) a decrease in the Unpaid Principal Balance of a Mortgage Loan as a result of a modification thereof in accordance with the terms hereof or of the Special Servicing Agreement and (ii) any expenses connected with such modification, to the extent (x) reimbursable to the Trustee, the Fiscal Agent, the Special Servicer or the Servicer and (y) not recovered from the related Mortgagor.

                  "MODIFIED MORTGAGE LOAN" means any Mortgage Loan as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer pursuant to the Special Servicing Agreement in a manner that:

                (A) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Scheduled Payments with respect to such Mortgage Loan);

                (B) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property (or, in the case of a Cross-Collateralized Mortgage Loan, the related Primary Mortgaged Property) without a corresponding Principal Prepayment in an amount not less than the fair market value (as is), as determined by an Appraisal delivered to the Special Servicer (at the expense of the related Mortgagor and upon which the Special Servicer may conclusively rely) of the property to be released; or

                (C) in the good faith judgment of the Special Servicer, does not otherwise materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

                  "MONEY TERM" means, with respect to any Mortgage Loan, the Maturity Date, Mortgage Rate, principal balance, amortization terms, payment frequency, prepayment premium, or "equity participation" thereof.

                  "MOODY'S" means Moody's Investors Services, Inc., or its successor in interest. If neither such rating agency nor any successor remains in existence, "Moody's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Servicer, the Special Servicer and the Fiscal Agent, and specific ratings of Moody's Investors Services, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

                  "MORTGAGE" means, with respect to any Mortgage Loan, the mortgage, deed of trust or other instrument securing a Mortgage Note and creating a first mortgage lien on a related Mortgaged Property.

                  "MORTGAGE FILE" means, collectively, the mortgage documents listed in Section 2.01(b) pertaining to a particular Mortgage Loan required to be delivered to the Trustee pursuant to this Agreement, together with any additional mortgage documents pertaining to such Mortgage Loan to be added thereto pursuant to this Agreement, the Servicing Agreement or the Special Servicing Agreement; provided that whenever "Mortgage File" is used to refer to documents actually received by the Trustee, such term shall be deemed not to include such documents and instruments required to be included therein unless they are actually so received.

                  "MORTGAGE LOAN" means each mortgage loan identified on the Mortgage Loan Schedule, as amended from time to time, and conveyed, transferred, sold, assigned to or deposited with the Trustee pursuant to Section 2.01. Two Groups of the Cross-Collateralized Mortgage Loans are, in the case of each such Group, evidenced by a single Mortgage Note; and the respective Cross-Collateralized Mortgage Loans constituting each such Group represent portions of the related debt allocated to each of the Mortgaged Properties securing such debt. As used herein, the term "Mortgage Loan" includes the related Mortgage Note, each related Mortgage and all other security documents included in the related Mortgage File.

                  "MORTGAGE LOAN DUE PERIOD" means, with respect to each Mortgage Loan (and any successor REO Loan), the period beginning on the day following a Due Date and ending on the next Due Date.

                  "MORTGAGE LOAN PURCHASE AGREEMENT" has the meaning set forth in Section 2.01(a) hereof.

                  "MORTGAGE LOAN SCHEDULE" or "LOAN SCHEDULE" means the schedule attached hereto as SCHEDULE I, which shall identify each Mortgage Loan by the information set forth on SCHEDULE II attached hereto as such schedule may be amended pursuant to Section 2.04.

                  "MORTGAGE NOTE" means the note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan (or, in the case of each of certain Groups of Cross-Collateralized Mortgage Loans, evidencing the indebtedness of multiple Mortgagors under such Group).

                  "MORTGAGE POOL" means, collectively, all the Mortgage Loans (and any successor REO Loans).

                  "MORTGAGE RATE" means, with respect to (i) any Mortgage Loan on or prior to its Maturity Date, the annualized rate at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time in accordance with the terms of the related Mortgage Note (as such may be modified at any time following the Closing Date) and applicable law, (ii) any Mortgage Loan after its Maturity Date, the annualized rate described in clause (i) above determined without regard to the passage of such Maturity Date, and (iii) any REO Loan, the annualized rate described in clause (i) or (ii) above, as applicable, determined as if the predecessor Mortgage Loan had remained outstanding.

                  "MORTGAGED PROPERTY" means the real property, together with improvements thereto, securing the indebtedness of the Mortgagor under a Mortgage Loan (or, in the case of each of certain Groups of Cross-Collateralized Mortgage Loans, of the Mortgagor(s) under such Group).

                  "MORTGAGEE" means, with respect to any Mortgage Loan as of any date of determination, the holder of the related Mortgage Note as of such date.

                  "MORTGAGOR" means an obligor on a Mortgage Note.

                  "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means for any Distribution Date, the excess, if any, of all Prepayment Interest Shortfalls for such Distribution Date, over the sum of (i) all Excess Prepayment Interest for such Distribution Date and (ii) the Servicing Fee for the related Collection Period (prior to adjustment pursuant to Section 2.05 of the Servicing Agreement).

                  "NET LIQUIDATION PROCEEDS" means Liquidation Proceeds minus related Liquidation Expenses, and minus any Servicing Advances with respect to the related Mortgage Loan or REO Property not included in the definition of Liquidation Expenses that are reimbursable from such Liquidation Proceeds, and minus any Retained Yield with respect to the related Mortgage Loan that is payable from such Liquidation Proceeds.

                  "NET MORTGAGE RATE" means, with respect to each Mortgage Loan (and any successor REO Loan), as of any date of determination, a rate per annum equal to the Mortgage Rate, net of the Administrative Cost Rate and any Retained Yield Rate, in effect for such Mortgage Loan as of such date of determination.

                  "NET REO INCOME" means, with respect to any REO Property, all income received in connection with such REO Property less any operating expenses, utilities, real estate taxes, management fees, insurance premiums, expenses for maintenance and repairs and any other capital expenses directly related to such REO Property.

                  "NET PREPAYMENT PREMIUM" means any Prepayment Premium collected on a Mortgage Loan (or successor REO Loan) that is exclusive of any portion thereof constituting Retained Yield.

                  "NEW YORK PRESENTING OFFICE" means the office of the Trustee, being at IBJ Schroder Trust Bank, Stock Transfer Department, One State Street Plaza, New York, New York 10015, or such other office as the Trustee, the Certificate Registrar or the Paying Agent may designate by written notice to the Depositor and the Certificateholders.

                  "1933 ACT" means the Securities Act of 1933, as amended.

                  "1934 ACT" means the Securities Exchange Act of 1934, as amended.

                  "1996-C2 PPM" has the meaning set forth in the Preliminary Statement hereto.

                  "1996-C2 PROSPECTUS" has the meaning set forth in the Preliminary Statement hereto.

                  "1996-C2 PROSPECTUS SUPPLEMENT" has the meaning set forth in the Preliminary Statement hereto.

                  "NONRECOVERABLE ADVANCE" means, (i) any Advance or proposed Advance that, in the reasonable business judgment of the Servicer (as evidenced by an Officer's Certificate), (ii) if the Trustee is required herein to make such Advance, that, in the reasonable business judgment of the Trustee (as evidenced by an Officer's Certificate) and (iii) if the Fiscal Agent is required herein to make such Advance, that, in the reasonable business judgment of the Fiscal Agent (as evidenced by an Officer's Certificate), would not ultimately be recoverable, together with all unreimbursed Advances made prior to such date with respect to the related Mortgage Loan or REO Property, from Net Liquidation Proceeds or other amounts recoverable with respect to such Mortgage Loan or REO Property. Such Officer's Certificate shall be delivered to the Depositor, to the Operating Adviser and, in the case of the Servicer and the Fiscal Agent, to the Trustee in the time periods as specified in Section 4.04, shall set forth such determination of nonrecoverability and the procedure and considerations of the Servicer, the Trustee or the Fiscal Agent, as applicable, forming the basis of such determination (which must include, without limitation, and/or be accompanied by, with respect to each related Mortgaged Property or REO Property, information such as related income and expense statements, rent rolls, occupancy status, property inspections, the Servicer or Special Servicer inquiries, an Appraisal (the cost of which Appraisal shall be recoverable as a Servicing Advance) and/or notification of material environmental concern). The Trustee and the Fiscal Agent shall be entitled to conclusively rely on any nonrecoverability determination made by the Servicer in connection with an Advance.

                  "NON-REGISTERED CERTIFICATES" means, collectively, the Class F, Class G, Class H, Class J, Class R-I, Class R-II and Class R-III Certificates.

                  "NON-REGISTERED CERTIFICATEHOLDER" means the Holder of a Non-Registered Certificate.

                  "OFFICER'S CERTIFICATE" means, in the case of (i) any Person other than the Servicer and the initial Trustee, a certificate signed by one or more of the Chairman of the Board, any Vice Chairman, the President or any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of a Person, (ii) the Servicer, a certificate signed by an employee thereof designated as a Servicing Officer pursuant to the Servicing Agreement and (iii) the initial Trustee, any Responsible Officer, and in each case delivered to the Trustee (or, in the case of an Officer's Certificate of the Trustee, to the Depositor and the Operating Adviser).

                  "OPERATING ADVISER" shall have the meaning set forth in
Section 5.08(a).

                  "OPERATING STATEMENT ANALYSIS" means a report substantially in the form of EXHIBIT G to the Servicing Agreement.

                  "OPINION OF COUNSEL" means a written opinion of counsel, reasonably acceptable in form and substance to the Trustee, and who may be in-house or outside counsel to the Depositor, the Servicer or the Special Servicer, but who must be Independent outside counsel with respect to any such opinion of counsel concerning the taxation, or status for tax purposes, of REMIC I, or REMIC II or REMIC III.

                  "OUTSTANDING UNCERTIFICATED DISTRIBUTABLE INTEREST SHORTFALL" means, with respect to any REMIC I Regular Interest for any Distribution Date subsequent to the initial Distribution Date (the Outstanding Uncertificated Distributable Interest Shortfall for each REMIC I Regular Interest for the initial Distribution Date being zero), an amount equal to the sum of (a) the excess, if any, of (i) the Uncertificated Distributable Interest and any Outstanding Uncertificated Distributable Interest Shortfall in respect of such REMIC I Regular Interest for the prior Distribution Date, over (ii) the aggregate distributions of interest deemed made to REMIC II in respect of such REMIC I Regular Interest on the prior Distribution Date, plus (b) one month's interest (calculated on the basis of a 360-day year consisting of twelve 30-day months) on any such excess at the REMIC I Remittance Rate for such REMIC I Regular Interest.

                  "P&I ADVANCE" means any advance made by the Servicer, the Trustee or the Fiscal Agent pursuant to Article IV hereof to cover a P&I Advance Amount for any Mortgage Loan or REO Loan for any Distribution Date.

                  "P&I ADVANCE AMOUNT" means, as to any Distribution Date: (i) with respect to any Mortgage Loan, including without limitation, any Specially Serviced Mortgage Loan as to which the Scheduled Payment (other than a Balloon Payment) due during the related Due Period was not received by the Servicer or Special Servicer, as applicable, as of the related Determination Date, but as to which the related Maturity Date had not occurred as of the related Determination Date, the amount of such Scheduled Payment not received from the related Mortgagor (exclusive of any portion of such Scheduled Payment that constitutes Retained Yield); (ii) with respect to any Balloon Mortgage Loan as to which the related Maturity Date occurred during or prior to the related Due Period but the full amount of the related Balloon Payment had not been collected as of the related Determination Date, an amount equal to the excess, if any, of the Assumed Scheduled Payment for such Balloon Mortgage Loan for the Due Date during the related Due Period (exclusive of any portion of such Assumed Scheduled Payment that constitutes Retained Yield), over any payments or other collections received in respect of such Mortgage Loan during the related Collection Period identified and applied by the Servicer as previously unadvanced principal of and/or interest (exclusive of any portion thereof constituting Retained Yield) on such Mortgage Loan; and (iii) with respect to each REO Loan, an amount equal to the excess, if any, of the Assumed Scheduled Payment for such REO Loan and the Due Date during the related Due Period (exclusive of any portion of such Assumed Scheduled Payment that constitutes or, if the predecessor Mortgage Loan had remained outstanding, would have constituted, Retained Yield), over the Net REO Income derived from the operation of the related REO Property during the related Collection Period that is identified and applied by the

Servicer as previously unadvanced principal of and/or interest (exclusive of any portion thereof constituting Retained Yield) on such REO Loan; provided that, if an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, then, in the event of subsequent delinquencies thereon, the interest portion of the P&I Advance Amount in respect of such Required Appraisal Loan for the related Distribution Date shall be reduced (it being herein acknowledged that there shall be no reduction in the principal portion of such P&I Advance Amount) to equal the product of (i) the amount of the interest portion of such P&I Advance Amount for such Required Appraisal Loan for such Distribution Date without regard to this proviso, multiplied by (ii) a fraction, expressed as a percentage, the numerator of which is equal to the Assigned Asset Value of such Required Appraisal Loan immediately prior to such Distribution Date, and the denominator of which is equal to the Stated Principal Balance of such Required Appraisal Loan immediately prior to such Distribution Date.

                  "P&I ADVANCE DATE" means, with respect to any Distribution Date, the second Business Day preceding such Distribution Date.

                  "PAYING AGENT" means the paying agent appointed pursuant to
Section 3.05.

                  "PERCENTAGE INTEREST" means, with respect to any Certificate of any Class at any time, except as set forth in the last sentence of this definition, the fraction of such Class evidenced by such Certificate, expressed as a percentage (carried to four decimal places, if necessary), the numerator of which is the Certificate Principal Amount (or the Certificate Notional Amount, in the case of a Class IO Certificate) represented by such Certificate determined on the Closing Date (as set forth on the face thereof), and the denominator of which is the Aggregate Certificate Principal Amount (or Aggregate Certificate Notional Amount, in the case of the Class IO Certificates) of all of the Certificates of such Class determined on the Closing Date (as set forth and/or described in the Preliminary Statement hereto). With respect to a Residual Certificate, the fraction of the related Class of Residual Certificates evidenced thereby, expressed as a percentage, as stated on the face of such Certificate.

                  "PERMITTED ENCUMBRANCES" means, with respect to any Mortgaged Property and any Mortgage thereon, (a) liens for real estate taxes and special assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being (i) customarily acceptable to mortgage lending institutions generally or (ii) specifically considered in the appraisal of such Mortgaged Property made in connection with the origination of a Mortgage Loan, (c) other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by such Mortgage or materially affect the value or marketability of such Mortgaged Property, and (d) if such Mortgage secures a Cross-Collateralized Mortgage Loan, any lien securing a related Cross-Collateralized Mortgage Loan.

                  "PERMITTED TRANSFEREE" means any proposed transferee of a Residual Certificate that is (i) a U.S. Person, (ii) not a Disqualified Organization and (iii) not an agent or nominee acting on behalf of a Disqualified Organization.

                  "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "PHYSICAL CERTIFICATES" shall have the meaning set forth in
Section 3.06.

                  "PLAN" has the meaning set forth in Section 3.03(d).

                  "PREPAYMENT INTEREST SHORTFALL" means, with respect to any Distribution Date, if during the related Collection Period a full or partial Principal Prepayment (other than a Principal Prepayment in full due to a default, casualty, condemnation or liquidation) or a Balloon Payment is made in respect of any Mortgage Loan before the Due Date for such Mortgage Loan, the amount of interest (exclusive of any portion thereof constituting Retained Yield) that would accrue on such Principal Prepayment or on the principal portion of such Balloon Payment, as the case may be, from the date such payment was made to such Due Date, to the extent not collected.

                  "PREPAYMENT PREMIUM" means any premium, penalty or fee paid or payable, as the context requires, under the terms of the related Mortgage Note in connection with a Principal Prepayment collected in respect of any Mortgage Loan.

                  "PRIMARY MORTGAGED PROPERTY" means, with respect to any Cross-Collateralized Mortgage Loan, the Mortgaged Property whose address is set forth next to such Mortgage Loan's loan number on the Mortgage Loan Schedule.

                  "PRIME" means a per annum rate equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal or such other publication as determined by the Trustee in its reasonable discretion.

                  "PRINCIPAL PAYMENT AMOUNT" means, with respect to any Distribution Date, an amount equal to the aggregate of (without duplication):

                  (a) the aggregate of all payments of principal (other than Principal Prepayments) received on the Mortgage Loans during the related Collection Period, in each case net of any portion of the particular payment that represents a Late Collection of principal due on or before the Cut-off Date or for which a P&I Advance was previously made for a prior Distribution Date or that represents the principal portion of a Scheduled Payment due on a Due Date subsequent to the related Due Period;

                  (b) the aggregate of the principal portions of all Scheduled Payments due in respect of the Mortgage Loans for their respective Due Dates occurring during the related Due Period that were received prior to the related Collection Period;

                  (c) the aggregate of all Principal Prepayments received on the Mortgage Loans during the related Collection Period;

                  (d) the aggregate of all Insurance Proceeds, Condemnation Proceeds, other Liquidation Proceeds, Repurchase Proceeds and Net REO Income that were received on or in respect of the Mortgage Loans and any REO Properties during the related Collection Period and that were identified and applied by the Servicer as recoveries of principal thereof (or, in the case of an REO Property, of the related REO Loan) in accordance with Section 1.02(b), in each case net of any portion of such amounts that represents a Late Collection of principal due on or before the Cut-off Date or for which a P&I Advance was previously made for a prior Distribution Date;

                  (e) the aggregate of the principal portions of any P&I Advances made by the Servicer, the Trustee and/or the Fiscal Agent for such Distribution Date; and

                  (f) if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Principal Payment Amount for the preceding Distribution Date, over the aggregate distributions of principal made on the Sequential Pay Certificates on such preceding Distribution Date.

                  "PRINCIPAL PREPAYMENT" means any Mortgagor payment of principal or other recovery of principal on a Mortgage Loan which is received or recovered in advance of its scheduled Due Date and applied to reduce the Unpaid Principal Balance of the Mortgage Loan in advance of its scheduled Due Date (but excluding any such recovery of principal in the form of Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, Repurchase Proceeds or Net REO Income).

                  "PROPERTY VALUATION" has the meaning set forth in the Special Servicing Agreement.

                  "PURCHASE PRICE" means: (a) with respect to the repurchase of a Mortgage Loan by the Depositor pursuant to Article II of this Agreement, a price equal to the greater of (i) the sum of (A) 100% of the Unpaid Principal Balance of such Mortgage Loan, plus (B) accrued but unpaid interest thereon at the related Mortgage Rate in effect from time to time (net of any applicable Retained Yield Rate), from the date as to which interest was last paid on such Mortgage Loan to the Due Date in the Collection Period in which such purchase occurs, plus (C) any unreimbursed Servicing Advances outstanding with respect to such Mortgage Loan, plus (D) the amount of any Additional Trust Fund Expenses related to such Mortgage Loan (including, without limitation, any Advance Interest and Special Servicing Supplemental Fees related to such Mortgage Loan) previously paid or reimbursed to or payable or reimbursable to the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, or other Persons, and (ii) the fair market value thereof at the time of such purchase; and (b) with respect to a sale of a Defaulted Mortgage Loan pursuant to Section 5.06 or 5.07 hereof, the amount set forth in clause (a) above without regard to subclause (i)(D) thereof; provided that the Servicer shall obtain an Opinion of Counsel, at the Depositor's expense, in connection with any such purchase of a Mortgage Loan as a result of a breach of a representation or warranty in Section 2.03(b) if the Basis Limit Price (as determined by the Trustee) of such Mortgage Loan is less than the Purchase Price of such Mortgage Loan determined as set forth above, and the Purchase Price shall be reduced to the Basis Limit Price if such Opinion of Counsel states that failure to do so would expose any REMIC created hereunder to a tax on a prohibited transaction, as defined in

Section 860F(a) of the Code. The "Purchase Price" means: (x) with respect to the purchase of REO Property by the Depositor pursuant to Article II of this Agreement, a price equal to the greater of (i) the sum of (A) 100% of the Unpaid Principal Balance of the related REO Loan, plus (B) accrued but unpaid interest thereon at the applicable Mortgage Rate in effect from time to time (net of any applicable Retained Yield Rate), from the date as to which interest was last paid or otherwise collected on the related Mortgage Loan or REO Loan to the Due Date in the Collection Period in which such purchase occurs plus (C) any unreimbursed Servicing Advances outstanding with respect to such REO Property and/or the related Mortgage Loan, plus (D) the amount of any Additional Trust Fund Expenses related to such REO Property and/or the related Mortgage Loan (including, without limitation, any Advance Interest and Special Servicing Supplemental Fees related to such REO Property, the related Mortgage Loan or the related REO Loan) previously paid or reimbursed to or payable or reimbursable to the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, or other Persons, and (ii) the fair market value thereof as determined by an appraisal of such REO Property prepared at the time of such purchase; and (y) with respect to a sale of REO Property pursuant to Section 5.07 hereof, the amount set forth in clause (x) above without regard to subclause (i)(D) thereof.

                  "PV YIELD LOSS AMOUNT" means: (a) with respect to any Class of Sequential Pay Certificates, as calculated on any Distribution Date in respect of any prepayment of principal of a Mortgage Loan or an REO Loan that is payable, in whole or in part, in reduction of the Aggregate Certificate Principal Amount of such Class of Certificates on such Distribution Date, an amount equal to the present value of a series of monthly payments, each equal to the related Fixed Interest Payment Adjustment deemed payable on each subsequent Distribution Date to and including the earlier of (i) the Assumed Final Distribution Date for such Class of Certificates and (ii) the Distribution Date immediately following the Stated Maturity Date for such Mortgage Loan (such period following the then current Distribution Date to and including the earlier of the two Distribution Dates referred to in clauses (a)(i) and (a)(ii), the "INTEREST PAYMENT ADJUSTMENT PERIOD" for such Class of Certificates), and each discounted at the applicable Reinvestment Yield (monthly compounding) for the number of months remaining from the then current Distribution Date to the applicable subsequent Distribution Date; and (b) with respect to the Class IO Certificates, as calculated on any Distribution Date in respect of any prepayment of principal of a Mortgage Loan or an REO Loan that is payable, in whole or in part, in reduction of the Aggregate Certificate Principal Amount of the Sequential Pay Certificates on such Distribution Date, the present value of a series of monthly payments, which may vary over time, each equal to the applicable related Variable Interest Payment Adjustment(s) deemed payable on each subsequent Distribution Date to and including the Distribution Date immediately following the Stated Maturity Date for such Mortgage Loan (such period following the then current Distribution Date to and including the Distribution Date immediately following the Stated Maturity Date for such Mortgage Loan, the "INTEREST PAYMENT ADJUSTMENT PERIOD" for the Class IO Certificates), and each discounted at the applicable Reinvestment Yield (monthly compounding) for the number of months remaining from the then current Distribution Date to the applicable subsequent Distribution Date. With respect to any Class of Sequential Pay Certificates and any prepayment of principal of a Mortgage Loan that is payable, in whole or in part, in reduction of the Aggregate Certificate Principal Amount of such Class of Certificates on any Distribution Date, the "FIXED INTEREST PAYMENT ADJUSTMENT" deemed payable on each subsequent Distribution Date during the relevant Interest Payment Adjustment Period, shall equal one-twelfth of the product of (a) the amount, if any, by which the Certificate Interest Rate for such Class of Certificates for the then current Distribution Date exceeds the applicable Reinvestment Yield, multiplied by (b) the amount of such prepayment that is payable in reduction of the Aggregate Certificate Principal Amount of such Class of Certificates on the then current Distribution Date. With respect to the Class IO Certificates and any prepayment of principal of a Mortgage Loan that is payable, in whole or in part, in reduction of the Aggregate Certificate Principal Amount of the Sequential Pay Certificates on any Distribution Date, the "VARIABLE INTEREST PAYMENT ADJUSTMENT(S)" deemed payable on any particular subsequent Distribution Date during the relevant Interest Payment Adjustment Period shall depend on when such subsequent Distribution Date occurs, shall be subject to change with the occurrence of each Assumed Final Distribution Date that occurs during the relevant Interest Payment Adjustment Period and shall equal one-twelfth of (a) a specified percentage or percentages, multiplied by
(b) the amount of the particular prepayment of principal that is payable in reduction of the aggregate Certificate Principal Amount of the Sequential Pay Certificates on the then current Distribution Date (multiple Variable Interest Payment Adjustments being deemed due on any Assumed Final Distribution Date that relates to more than one Class of Sequential Pay Certificates). The specified percentage(s) referred to in clause (a) of the prior sentence shall be: (w) 1.37% for Variable Interest Payment Adjustments deemed due on or prior to the Assumed Final Distribution Date for the Class A Certificates; (x) 1.18% for Variable Interest Payment Adjustments deemed due prior to the Assumed Final Distribution Date for the Class B Certificates but after the Assumed Final Distribution Date for the Class A Certificates; (y) 1.18% and 1.06% for the Variable Interest Payment Adjustments deemed due on the Assumed Final Distribution Date for the Class B and Class C Certificates; and (z) 0.90% for Variable Interest Payment Adjustments deemed due after the Assumed Final Distribution Date for the Class C Certificates. For purposes of the foregoing, the "REINVESTMENT YIELD" applicable to any Class of Regular Interest Certificates will be equal to the yield on the U.S. Treasury issue (primary issue) with a maturity date closest to the final Distribution Date during the relevant Interest Payment Adjustment Period. Also for purposes of the foregoing, the amount of any prepayment of principal payable in reduction of the Aggregate Certificate Principal Amount of any Class or Classes of Sequential Pay Certificates on any Distribution Date shall be deemed to equal the product of
(x) the full amount of such prepayment of principal, multiplied by (y) a fraction, the numerator of which is the portion of the Principal Payment Amount for such Distribution Date that is payable in respect of such Class or Classes of Sequential Pay Certificates, and the denominator of which is the entire Principal Payment Amount for such Distribution Date.

                  "QUALIFIED APPRAISER" means, with respect to any Mortgaged Property or REO Property, an Independent MAI-designated appraiser with at least five years of experience in respect of the relevant geographic location and property type.

                  "QUALIFIED GIC" means a guaranteed investment contract or surety bond providing for the investment of funds in any Account and insuring a minimum or fixed rate of return on investments of such funds, which contract or surety bond shall:

                  (i) be an obligation of an insurance company or other corporation whose long-term unsecured debt rating is "Aaa" by Moody's and "AAA" by each of Fitch and D&P;

                  (ii) provide that the Trustee may exercise all of the rights under such contract or surety bond without the necessity of taking any action by any other Person;

                  (iii) provide that, if at any time the then current credit standing of the obligor under such guaranteed investment contract is such that continued investment pursuant to such contract or funds would result in a qualification, downgrading or withdrawal of the rating on any Class of Certificates by any Rating Agency, the Trustee may terminate such contract without penalty and be entitled to the return of all funds previously invested thereunder, together with accrued interest thereon at the interest rate provided under such contract to the date of delivery of such funds to the Trustee;

                  (iv) provide that the Trustee's interest therein shall be transferable to any successor or assignee of the Trustee hereunder; and

                  (v) provide that the funds reinvested thereunder and accrued interest thereon be returnable to the applicable Account not later than the Business Day prior to the next date upon which as described in this Agreement, the Servicing Agreement or the Special Servicing Agreement, as applicable, such amounts are necessary to be withdrawn from the Account.

                  "QUALIFIED MORTGAGE" means a "qualified mortgage" within the meaning of Code Section 860G(a)(3) (but without regard to the rule in Treasury Regulation ss. 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage, or any substantially similar successor provision) and applicable Treasury Regulations promulgated pursuant thereto.

                  "RATING AGENCIES" means Moody's, D&P and Fitch.

                  "REALIZED LOSS" means a Liquidation Realized Loss or, to the extent not otherwise allocable to a reduction in the amount of Retained Yield payable to the related Retained Yield Holder, a Modification Loss or a Bankruptcy Loss.

                  "RECORD DATE" means, for each Distribution Date and each Class of Certificates, the last day of the month immediately preceding the month in which such Distribution Date occurs or, if such day is not a Business Day, the Business Day immediately preceding such day.

                  "REGISTERED CERTIFICATES" means, collectively, the Class A, Class B, Class C, Class D, Class E and Class IO Certificates.

                  "REGISTERED CERTIFICATEHOLDER" means the Holder of a Registered Certificate.

                  "REHABILITATED MORTGAGE LOAN" has the meaning set forth in the Servicing Agreement.

                  "REINVESTMENT YIELD" has the meaning set forth in the definition of "PV Yield Loss Amount".

                  "REMIC" means a real estate mortgage investment conduit within the meaning of the REMIC Provisions.

                  "REMIC I" means the segregated pool of assets consisting of the Mortgage Loans (exclusive of any Retained Yield with respect thereto), such amounts (excluding Retained Yield) as shall from time to time be held in the Collection Account, the Custodial Account and any REO Accounts, the Insurance Policies and any REO Properties, for which a REMIC election is to be made.

                  "REMIC I REGULAR INTEREST" means, with respect to each Mortgage Loan (and any successor REO Loan), the separate non-certificated beneficial ownership interest in REMIC I issued hereunder and designated as a "regular interest" in REMIC I. Each REMIC I Regular Interest shall accrue interest at the related REMIC I Remittance Rate and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Amount (which shall equal the Cut-off Date Principal Balance of the related Mortgage Loan). The designation for each REMIC I Regular Interest shall be the loan number for the related Mortgage loan set forth in the Mortgage Loan Schedule.

                  "REMIC I REMITTANCE RATE" means, with respect to any REMIC I Regular Interest for any Distribution Date, a fixed rate per annum equal to the Net Mortgage Rate for the related Mortgage Loan in effect as of the Closing Date.

                  "REMIC II" means, the segregated pool of assets consisting of all of the REMIC I Regular Interests, for which a separate REMIC election is to be made.

                  "REMIC II REGULAR INTEREST" means any one of the nine separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a "regular interest" in REMIC II. Each REMIC II Regular Interest shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Amount as set forth in the Preliminary Statement hereto. The designations for the respective REMIC II Regular Interests are set forth in the Preliminary Statement hereto.

                  "REMIC II REMITTANCE RATE" means, with respect to any REMIC II Regular Interest for any Distribution Date, the Weighted Average REMIC I Remittance Rate for such Distribution Date.

                  "REMIC II STRIP RATE" means, with respect to REMIC II Regular Interest A, 1.37% per annum; with respect to REMIC II Regular Interest B, 1.18% per annum; with respect to REMIC II Regular Interest C, 1.06% per annum; with respect to REMIC II Regular Interest D, 0.90% per annum; with respect to REMIC II Regular Interest E, 0.90% per annum; with respect to REMIC II Regular Interest F, 0.90% per annum; with respect to REMIC II Regular Interest G, 0.90% per annum; with respect to REMIC II Regular Interest H, 0.90% per annum; and with respect to REMIC II Regular Interest J, 0.90% per annum.

                  "REMIC III" means the segregated pool of assets consisting of all of the REMIC II Regular Interests, for which a separate REMIC election is to be made.

                  "REMIC III CERTIFICATES" means, collectively, the Class A, Class B, Class C, Class D, Class E, Class IO, Class F, Class G, Class H, Class J and Class R-III Certificates issued pursuant to this Agreement.

                  "REMIC III REGULAR CERTIFICATES" means, collectively, the REMIC III Certificates (other than the Class R-III Certificates).

                  "REMIC PROVISIONS" means the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

                  "RENTS FROM REAL PROPERTY" means, with respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

                  "REO ACCOUNT" means, with respect to each REO Property, a separate account established and maintained by the Special Servicer pursuant to the Special Servicing Agreement as required by Section 5.04(b).

                  "REO DISPOSITION" means the receipt by the Servicer or the Special Servicer of Liquidation Proceeds and other payments and recoveries (including proceeds of a final sale) from the sale or other disposition of REO Property.

                  "REO LOAN" means the mortgage loan deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Loan shall be deemed to provide for monthly payments of principal and/or interest equal to its Assumed Scheduled Payment and otherwise to have the same terms and conditions as its predecessor Mortgage Loan, which, in the case of a Cross-Collateralized Mortgage Loan, shall be the Mortgage Loan for which the related REO Property had constituted the Primary Mortgaged Property. Each REO Loan shall be deemed to have an initial Unpaid Principal Balance, Scheduled Principal Balance and Stated Principal Balance equal to the Unpaid Principal Balance, Scheduled Principal Balance and Stated Principal Balance, respectively, of its predecessor Mortgage Loan as of the date on which the related REO Property was acquired on behalf of the Trust. All Scheduled Payments (other than a Balloon Payment), Assumed Scheduled Payments (in the case of a Balloon Mortgage Loan delinquent in respect of its Balloon Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor Mortgage Loan as of the date on which the related REO Property was acquired on behalf of the Trust, shall be deemed to continue to be due and owing in respect of an REO Loan. All amounts payable or reimbursable to the Servicer, the Special Servicer or any other Person in respect of the predecessor Mortgage Loan as of the date on which the related REO Property was acquired on behalf of the Trust, shall be deemed to continue to be payable or reimbursable to the Servicer, the Special Servicer or such other Person, as the case may be, in respect of an REO Loan.

                  "REO PROPERTY" means a Mortgaged Property acquired on behalf of the Trust through foreclosure, deed-in-lieu of foreclosure, abandonment or reclamation from bankruptcy in connection with a defaulted Mortgage Loan or otherwise treated as foreclosure property under the REMIC Provisions. References herein to "related Mortgage Loan" are, with respect to any REO Property that had secured a Group of Cross-Collateralized Mortgage Loans, references to the Mortgage Loan for which such REO Property had been the Primary Mortgaged Property.

                  "REO STATUS REPORT" means a report substantially in the form of EXHIBIT I to the Servicing Agreement.

                  "REPURCHASE PROCEEDS" means cash amounts paid by or on behalf of the Depositor in connection with the repurchase of any Deleted Mortgage Loan or the purchase of any REO Property by the Depositor pursuant to Article II hereof.

                  "REQUIRED APPRAISAL LOAN" has the meaning set forth in the Special Servicing Agreement.

                  "RESERVE FUNDS" has the meaning set forth in the Servicing Agreement.

                  "RESIDUAL CERTIFICATES" means, collectively, the Class R-I, Class R-II and Class R-III Certificates.

                  "RESIDUAL CERTIFICATEHOLDER" means the Holder of a Residual Certificate.

                  "RESPONSIBLE OFFICER" means, when used with respect to the initial Trustee, any Vice President, Assistant Vice President, corporate trust officer or assistant corporate trust officer in the Asset-Backed Securities Trust Services Group of LaSalle National Bank, and with respect to any successor Trustee, any Vice President, Assistant Vice President, corporate trust officer or any assistant corporate trust officer, or any other officer of the Trustee to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject and who may execute any relevant documents in accordance with the bylaws of the Trustee.

                  "RETAINED YIELD" means, with respect to any Mortgage Loan indicated on the Mortgage Loan Schedule as having a Retained Yield Rate in excess of 0.00% per annum, the aggregate of: (i) interest accrued at the Retained Yield Rate on the Unpaid Principal Balance from time to time of such Mortgage Loan calculated and payable monthly from interest received on such Mortgage Loan, from the interest portion of Scheduled Payments, Insurance Proceeds, Condemnation Proceeds, other Liquidation Proceeds, or otherwise; (ii) that portion of each Prepayment Premium, if any, received in respect of such Mortgage Loan equal to the product of the related Retained Yield Fraction, multiplied by the amount of such Prepayment Premium; and (iii) in the case of the Mortgage Loans identified on the Mortgage Loan Schedule by loan numbers 61 and 107, that portion of each late payment charge, if any, received in respect of each such Mortgage Loan equal to the product of the related Retained Yield Fraction, multiplied by the amount of such late payment charge.

                  "RETAINED YIELD DOCUMENT" means, (i) in the case of the Mortgage Loans identified on the Mortgage Loan Schedule by loan numbers 7 and 14, collectively (a) the Multifamily and Commercial Servicing Agreement (Retained Yield), dated as of June 30, 1995, between the Seller as initial owner and the Servicer as servicer and (b) the Multifamily and Commercial Mortgage Loan Purchase Agreement (Single Purchase, Pre-Closed Mortgage Loans, Retained Yield), dated as of June 30, 1995, between the Seller as purchaser and the Servicer as seller; and (ii) in the case of the Mortgage Loans identified on the Mortgage Loan Schedule by loan numbers 61 and 107, collectively (a) the Multifamily and Commercial Servicing Agreement, dated as of May 1, 1995, between the Seller as initial owner and Main America Capital, L.C. as servicer and (b) the Multifamily and Commercial Mortgage Loan Purchase Agreement (Pre-Closed Mortgage Loans, Retained Yield), dated as of May 1, 1995, between the Seller as purchaser and Main America Capital, L.C. as seller.

                  "RETAINED YIELD FRACTION" means, with respect to each of the Mortgage Loans indicated on the Mortgage Loan Schedule as having a Retained Yield Rate in excess of 0.00% per annum, a fraction (expressed as a percentage), the numerator of which is the related Retained Yield Rate, and the denominator of which is the related Mortgage Rate minus 0.125%.

                  "RETAINED YIELD HOLDER" means, with respect to any Mortgage Loan as to which there is Retained Yield, the Person entitled to receive such Retained Yield.

                  "RETAINED YIELD RATE" means, with respect to any Mortgage Loan, the rate per annum specified on the Mortgage Loan Schedule under the heading "Retained Yield"; provided that in the event that a Scheduled Payment is modified by the Servicer or Special Servicer or by the related Mortgagee or in connection with a bankruptcy or similar proceeding involving the related Mortgagor, the Retained Yield Rate shall be increased or decreased on a PRO RATA basis with amounts payable to the Trustee or other related Mortgagee based on the ratio the related Mortgage Rate (net of the related Retained Yield Rate) bears to the related Retained Yield Rate immediately prior to such modification.

                  "RULE 144A" means Rule 144A under the 1933 Act.

                  "SCHEDULED PAYMENT" means each scheduled payment of principal of, and interest on, a Mortgage Loan required to be paid on a Due Date by the related Mortgagor in accordance with the terms of the related Mortgage Note (excluding all amounts of principal and interest which were due on or before the Cut-Off Date, whenever received and taking account of any modifications thereof and the effects of any Debt Service Reduction Amounts)).

                  "SCHEDULED PRINCIPAL BALANCE" means, with respect to any Mortgage Loan (or successor REO Loan), as of any date of determination, the Cut-off Date Principal Balance of such Mortgage Loan reduced (to not less than zero) by the aggregate of (without duplication): (a) the principal portion of all Scheduled Payments (other than any Balloon Payment) due, and of any Assumed Scheduled Payments deemed due, in respect of such Mortgage Loan (or any successor REO Loan) on all Due Dates subsequent to the Cut-off Date through and including such date of determination, whether or not received or advanced; (b) the aggregate of all payments, Insurance Proceeds, Condemnation Proceeds, other Liquidation Proceeds, Repurchase Proceeds and, if applicable, Net REO Income received on or in respect of such Mortgage Loan

(or any related REO Property) during the period subsequent to the Cut-off Date through and including such date of determination that were identified and applied by the Servicer as recoveries of principal of such Mortgage Loan (or any successor REO Loan) in accordance with Section 1.02(b), in each case net of any portion of such particular payment or other collection which represents a recovery of a principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of such Mortgage Loan (or any successor REO Loan) on a Due Date coinciding with or preceding such date of determination; and (c) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan or any related REO Property during the period subsequent to the Cut-off Date through and including such date of determination; provided that, notwithstanding the foregoing, if any Mortgage Loan is paid in full, or if a Final Recovery Determination is made in respect of any Mortgage Loan or REO Property, or if any Mortgage Loan or REO Property is purchased by the Depositor pursuant to Article II or otherwise removed from the Trust Fund, then the "Scheduled Principal Balance" of such Mortgage Loan or, in the case of an REO Property, the related REO Loan will be zero as of the date on which such payment in full, Final Recovery Determination, purchase or other disposition occurred and as of each date thereafter.

                  "SELLER" means Lehman Brothers Holdings, Inc., doing business as Lehman Capital, a Division of Lehman Brothers Holdings, Inc., and its successors-in-interest.

                  "SENIOR CERTIFICATES" means, collectively, the Class A and Class IO Certificates.

                  "SENIOR CERTIFICATEHOLDER" means the Holder of a Senior Certificate.

                  "SEQUENTIAL PAY CERTIFICATES" means, collectively, the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates.

                  "SEQUENTIAL PAY CERTIFICATEHOLDER" means the Holder of a Sequential Pay Certificate.

                  "SERVICER" means GMAC Commercial Mortgage Corporation and its permitted successors or assigns.

                  "SERVICER EVENT OF DEFAULT" means any one of the events described in Section 3.01(b) of the Servicing Agreement.

                  "SERVICER REMITTANCE DATE" has the meaning set forth in the Servicing Agreement.

                  "SERVICING ADVANCE" means any cost or expense of the Servicer, the Trustee or Fiscal Agent designated as a servicing advance in any of the Transaction Documents.

                  "SERVICING AGREEMENT" means the Servicing Agreement, dated as of the Cut-off Date, by and among the Depositor, the Trustee, the Servicer and the Special Servicer, as such agreement may from time to time be amended, supplemented or otherwise modified.

                  "SERVICING FEE" has the meaning set forth in the Servicing Agreement.

                  "SERVICING FEE RATE" means (a) with respect to any Mortgage Loan (other than a Specially Serviced Mortgage Loan or a Mortgage Loan that has become an REO Loan), the sum of the rate per annum specified on the Mortgage Loan Schedule under the heading "Servicing Fee" and the rate per annum specified on such schedule under the heading "Master Servicing Fee"; and (b) with respect to any Specially Serviced Mortgage Loan or REO Loan, 0.125% per annum.

                  "SERVICING TRANSFER EVENT" has the meaning set forth in the Servicing Agreement.

                  "SERVICING OFFICER" has, with respect to the Servicer, the meaning set forth in the Servicing Agreement and has, with respect to the Special Servicer, the meaning set forth in the Special Servicing Agreement.

                  "SINGLE CERTIFICATE" means a hypothetical Certificate of any Class of REMIC III Regular Certificates evidencing a $1,000 denomination or, in the case of the Class IO Certificates, a 100% Percentage Interest in such Class.

                  "SPECIAL SERVICER" means CRIIMI MAE Services Limited Partnership and its permitted successors or assigns.

                  "SPECIAL SERVICER EVENT OF DEFAULT" means any one of the events described in Section 3.01(b) of the Special Servicing Agreement.

                  "SPECIAL SERVICER REMITTANCE DATE" has the meaning set forth in the Special Servicing Agreement.

                  "SPECIAL SERVICING AGREEMENT" means the Special Servicing Agreement, dated as of the Cut-off Date, by and among the Depositor, the Trustee, the Servicer and the Special Servicer, as such agreement may from time to time be amended, supplemented or otherwise modified.

                  "SPECIAL SERVICING BASIC FEE" has the meaning set forth in the Special Servicing Agreement.

                  "SPECIAL SERVICING BASIC FEE RATE" means 0.05% per annum.

                  "SPECIAL SERVICING OFFICER" means any officer of the Special Servicer involved in, or responsible for, the administration and servicing of the Specially Serviced Mortgage Loans and/or REO Properties whose name and specimen signature appear on a list of servicing officers or employees furnished to the Trustee by the Special Servicer as such list may from time to time be amended.

                  "SPECIAL SERVICING SUPPLEMENTAL FEE" has the meaning set forth in the Special Servicing Agreement.

                  "SPECIALLY SERVICED MORTGAGE LOAN" has the meaning set forth in the Servicing Agreement.

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




                  "STANDARD HAZARD INSURANCE POLICY" has the meaning set forth in the Servicing Agreement.

                  "STARTUP DAY" means, with respect to each of REMIC I, REMIC II and REMIC III, the day designated as such in Section 10.01(b).

                  "STATED MATURITY DATE" means, with respect to any Mortgage Loan, the Due Date on which the last payment of principal is due and payable under the terms of the related Mortgage Note as in effect on the Closing Date, without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer.

                  "STATED PRINCIPAL BALANCE" means, with respect to any Mortgage Loan (and any successor REO Loan), as of any date of determination, the Cut-off Date Principal Balance of such Mortgage Loan, reduced on each Distribution Date (to not less than zero) by: (i) that portion of the Principal Payment Amount for such Distribution Date (calculated without regard to clause (f) of the definition of "Principal Payment Amount") that is attributable to such Mortgage Loan (or any successor REO Loan); and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan (or any related REO Property) during the related Collection Period; provided that, notwithstanding the foregoing, if any Mortgage Loan is paid in full, or if a Final Recovery Determination is made in respect of any Mortgage Loan or REO Property, or if any Mortgage Loan or REO Property is purchased by the Depositor pursuant to Article II or otherwise removed from the Trust Fund, then the "Stated Principal Balance" of such Mortgage Loan or, in the case of an REO Property, the related REO Loan will be zero as of the Distribution Date relating to the Collection Period in which such payment in full, Final Recovery Determination, purchase or other disposition occurred and as of each date thereafter.

                  "SUBORDINATE CERTIFICATES" means, collectively, the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class R-I, Class R-II and Class R-III Certificates.

                  "SUBORDINATE CERTIFICATEHOLDER" means the Holder of a Subordinate Certificate.

                  "TAX MATTERS PERSON" means, with respect to each of REMIC I, REMIC II and REMIC III, the Person designated as the "tax matters person" of such REMIC pursuant to Treasury Regulation Section 1.860F-4(d).

                  "TERMINATION PRICE" has the meaning set forth in Section 8.01(b).

                  "TITLE INSURANCE POLICY" means a title insurance policy maintained with respect to a Mortgage Loan.

                  "TRANSACTION DOCUMENTS" means, collectively, this Agreement, the Servicing Agreement and the Special Servicing Agreement.

                  "TRUST" has the meaning set forth in the Preliminary Statement hereto.

                  "TRUST FUND" means, collectively, all the assets of REMIC I, REMIC II and REMIC III.

                  "TRUSTEE" means LaSalle National Bank, as Trustee, or its successor-in-interest, or if any successor trustee or any separate trustee or co-trustee shall be appointed as herein provided, then Trustee shall also mean such successor trustee (subject to Section 7.07 hereof) and such separate trustee or co-trustee (subject to Section 7.09 hereof), as the case may be.

                  "TRUSTEE FEE" means, with respect to each Mortgage Loan and REO Loan for any Due Period, an amount equal to one month's interest (calculated on the basis of a 360-day year consisting of twelve 30-day months) at the Trustee Fee Rate on the Scheduled Principal Balance of such Mortgage Loan or REO Loan, as the case may be, outstanding as of the commencement of such Due Period.

                  "TRUSTEE FEE RATE" means 0.01% per annum.

                  "UCC FINANCING STATEMENT" means, a financing statement executed and filed pursuant to the Uniform Commercial Code, as in effect in the relevant jurisdiction.

                  "UNCERTIFICATED ACCRUED INTEREST" means, with respect to any REMIC I Regular Interest or REMIC II Regular Interest for any Distribution Date, one month's interest (calculated on the basis of a 360-day year consisting of twelve 30-day months) at the REMIC I Remittance Rate or REMIC II Remittance Rate, as applicable, in respect thereof for such Distribution Date, accrued on the Uncertificated Principal Amount of such REMIC I Regular Interest or REMIC II Regular Interest, as the case may be, outstanding immediately prior to such Distribution Date.

                  "UNCERTIFICATED DISTRIBUTABLE INTEREST" means, with respect to any REMIC I Regular Interest or REMIC II Regular Interest for any Distribution Date, the Uncertificated Accrued Interest in respect thereof for such Distribution Date, reduced (to not less than zero) by the portion of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date allocable to such REMIC I Regular Interest or REMIC II Regular Interest, as the case may be, in accordance with Section 6.06(b) or Section 6.06(c), as applicable.

                  "UNCERTIFICATED PRINCIPAL AMOUNT" means, with respect to any REMIC I Regular Interest or REMIC II Regular Interest, the principal amount thereof outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Amount of each REMIC I Regular Interest shall equal the Cut-off Date Principal Balance of the related Mortgage Loan. On each Distribution Date, the Uncertificated Principal Amount of each REMIC I Regular Interest shall be reduced by all distributions of principal deemed to have been made thereon on such Distribution Date pursuant to Section 6.05(a) and, if and to the extent appropriate, shall be further reduced on such Distribution Date as provided in Section 6.05(d). As of the Closing Date, the Uncertificated Principal Amount of each REMIC II Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Amount. On each Distribution Date, the Uncertificated Principal Amount of each REMIC II Regular Interest shall be reduced by all distributions of principal deemed to have been made thereon on such Distribution Date pursuant to
Section 6.04(a), and shall be further reduced by all Realized Losses and Additional Expense Losses deemed to have been allocated thereto on such Distribution Date pursuant to Section 6.04(d).

                  "UNCOVERED PORTION" means, as the context may require, either:
(a) that portion, if any, of the then Aggregate Certificate Principal Amount of all the Sequential Pay Certificates that is in excess of the then Aggregate Assigned Asset Value of the Mortgage Pool; and (b) that portion, if any, of the then Aggregate Certificate Principal Amount of any Class of Sequential Pay Certificates that is in excess of an amount equal to (i) the then Aggregate Assigned Asset Value of the Mortgage Pool, reduced (to not less than zero) by
(ii) the then Aggregate Certificate Principal Amount of each other Class of Sequential Pay Certificates, if any, with an earlier alphabetical Class designation.

                  "UNPAID PRINCIPAL BALANCE" means, with respect to any Mortgage Loan (and any successor REO Loan), as of any date of determination, the Cut-off Date Principal Balance of such Mortgage Loan, reduced (to not less than zero) by the aggregate of (without duplication): (a) all payments, Insurance Proceeds, Condemnation Proceeds, other Liquidation Proceeds, Repurchase Proceeds and, if applicable, Net REO Income received on or in respect of such Mortgage Loan (or any related REO Property) during the period subsequent to the Cut-off Date but on or before such date of determination that were identified and applied by the Servicer as recoveries of principal of such Mortgage Loan (or any successor REO
Loan) in accordance with Section 1.02(b), net of any portion thereof that represents a Late Collection of principal due on or before the Cut-off Date; and
(b) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan (or any related REO Property) subsequent to the Cut-off Date but on or before such date of determination; provided that, notwithstanding the foregoing, if any Mortgage Loan is paid in full, or if a Final Recovery Determination is made in respect of any Mortgage Loan or REO Property, or if any Mortgage Loan or REO Property is purchased by the Depositor pursuant to Article II hereof or otherwise removed from the Trust Fund, then the "Unpaid Principal Balance" of such Mortgage Loan or, in the case of an REO Property, the related REO Loan will be zero as of the date on which such payment in full, Final Recovery Determination, purchase or other disposition occurred and as of each date thereafter.

                  "U.S. PERSON" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. The terms "United States", shall have the meaning set forth in
Section 7701 of the Code or successor provisions.

                  "VARIABLE INTEREST PAYMENT ADJUSTMENT" has the meaning set forth in the definition of "PV Yield Loss Amount".

                  "VOTING RIGHTS" means the portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times during the term of this Agreement, 100% of the Voting Rights shall be allocated among the Holders of the respective Classes of the Sequential Pay Certificates in proportion to the respective Aggregate Certificate Principal Amounts of such Classes of Certificates, and none of the Voting Rights shall be allocated among the Holders of the Class IO Certificates and/or the Holders of the Residual Certificates. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates.

                  "WATCHLIST REPORT" means a report substantially in the form of EXHIBIT H to the Servicing Agreement.

                  "WEIGHTED AVERAGE REMIC I REMITTANCE RATE" means, with respect to any Distribution Date, the rate per annum equal to the weighted average, expressed as a percentage and rounded to five decimal places, of the respective REMIC I Remittance Rates for the REMIC I Regular Interests for such Distribution Date, weighted on the basis of the respective Uncertified Principal Amounts of such REMIC I Regular Interests outstanding immediately prior to such Distribution Date.

                  "WEIGHTED AVERAGE REMIC II REMITTANCE RATE" means, with respect to any Distribution Date, the rate per annum equal to the weighted average, expressed as a percentage and rounded to five decimal places, of the respective REMIC II Remittance Rates for the REMIC II Regular Interests for such Distribution Date, weighted on the basis of the respective Uncertificated Principal Amounts of such REMIC II Regular Interests outstanding immediately prior to such Distribution Date.

                  Section 1.02      CALCULATIONS RESPECTING THE MORTGAGE POOL.

                  (a) Calculations required to be made pursuant to this Agreement with respect to any Mortgage Loan, REO Loan or REO Property shall be made based upon current information as to the terms of the Mortgage Loans and REO Loans and reports of payments received from the Servicer or the Special Servicer on the Mortgage Loans and the REO Properties and payments to be made to the Trustee (or the Paying Agent) as supplied to the Trustee (or the Paying Agent) by the Servicer or the Special Servicer. The Trustee shall not be required to recompute, verify or recalculate the information supplied to it by the Servicer or the Special Servicer. To the extent that it is not patently incorrect on its face, such information or accounting may be conclusively relied upon by the Trustee (or the Paying Agent) in making such calculations.

                  (b) Amounts collected on any Group of related Cross-Collateralized Mortgage Loans in the form of payments from Mortgagors, Insurance Proceeds, Condemnation Proceeds and other Liquidation Proceeds, shall be applied by the Servicer among such Mortgage Loans in accordance with the express provisions of the related Mortgage Loan documents and, in the absence of such express provisions, in accordance with the Accepted Servicing Practices. All amounts collected on any Mortgage Loan (whether or not such Mortgage Loan is a CrossCollateralized Mortgage Loan) in the form of payments from Mortgagors, Insurance Proceeds, Condemnation Proceeds and other Liquidation Proceeds, shall be applied to amounts due and owing under the related Mortgage Loan documents (including, without limitation, for principal and accrued and unpaid interest) in accordance with the express provisions of such documents and, in the absence of such express provisions, shall be applied by the Servicer (after reimbursement to the Trustee, the Fiscal Agent and the Servicer for any related Servicing Advances and, if applicable, payment of any related Liquidation Expenses): FIRST, as a recovery

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



of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums and similar items; SECOND, as a recovery of Reserve Funds to the extent then required to be held in escrow; THIRD, as a recovery of accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the date of receipt (or, in the case of a full Scheduled Payment from any Mortgagor, through the related Due Date); FOURTH, as a recovery of principal of such Mortgage Loan then due and owing, including, without limitation, by reason of acceleration of the Mortgage Loan following a default thereunder and such other amounts as the related Mortgagor has instructed be applied to principal or the Servicer has applied to principal pursuant to the terms of the related Mortgage Note and Mortgage; FIFTH, as a recovery of any Prepayment Premiums due and owing under such Mortgage Loan; SIXTH, in accordance with Accepted Servicing Practices, as a recovery of any other amounts then due and owing under such Mortgage Loan, including, without limitation, Default Interest and late payment charges; and SEVENTH, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining Unpaid Principal Balance. All amounts collected on any REO Property in the form of income, Insurance Proceeds, Condemnation Proceeds and other Liquidation Proceeds (exclusive of amounts to be applied to the payment of, or to be reimbursed to the Servicer, the Fiscal Agent or the Trustee for the payment of, the costs of operating, managing, maintaining and disposing of such REO Property) shall be treated by the Servicer: FIRST, as a recovery of accrued and unpaid interest on the related REO Loan at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Collection Period of receipt; SECOND, as a recovery of principal of the related REO Loan to the extent of its entire Unpaid Principal Balance; THIRD, as a recovery of any Prepayment Premiums due and owing under the related REO Loan; and FOURTH, in accordance with Accepted Servicing Practices, as recovery of any other amounts due and owing in respect of the related REO Loan, including, without limitation, Default Interest and late payment charges. All amounts collected on any Mortgage Loan or REO Property in the form of Repurchase Proceeds shall be applied by the Servicer (after reimbursement to the Trustee, the Fiscal Agent and the Servicer for any related Servicing Advances and net of any portion of such proceeds paid to cover Additional Trust Fund Expenses attributable to such Mortgage Loan or REO Property): FIRST, as a recovery of accrued and unpaid interest on such Mortgage Loan or, in the case of an REO Property, the related REO Loan at the related Mortgage Rate (net of any applicable Retained Yield Rate) in effect from time to time to but not including the Due Date in the Collection Period of receipt; and SECOND, as a recovery of principal of such Mortgage Loan or, in the case of an REO Property, the related REO Loan to the extent of its entire Unpaid Principal Balance.

                  (c) If the amount allocated for any month to interest in respect of a Mortgage Loan with Retained Yield is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, such lesser amount will be allocated between the Retained Yield Holder and the Trust in accordance with the related Retained Yield Document; provided, however, that the amount so allocated to the Trust shall be distributed in accordance with the provisions of, and the priorities set forth in, the Transaction Documents.

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



                                   ARTICLE II

                           DECLARATION OF TRUST FUND;
                            ISSUANCE OF CERTIFICATES;
                         REPRESENTATIONS AND WARRANTIES


                  Section 2.01 CREATION AND DECLARATION OF TRUST FUND; CONVEYANCE OF MORTGAGE LOANS.

                           (a) Concurrently with the execution and delivery of
this Agreement;

                                    (i) the Depositor does hereby transfer,
         assign, set over, deposit with and otherwise convey to the Trustee, without recourse, in trust, all the right, title and interest of the Depositor, whether now owned or hereafter acquired, in and to the Mortgage Loans identified on the Mortgage Loan Schedule, as amended from time to time, all payments of principal and interest (exclusive of any portion thereof constituting Retained Yield) due with respect to the Mortgage Loans after the Cut-Off Date (whether or not yet received), all Principal Prepayments and, exclusive of any portion thereof constituting Retained Yield, Prepayment Premiums received with respect to the Mortgage Loans after the Cut-Off Date, any REO Properties, all Insurance Proceeds, Condemnation Proceeds and other Liquidation Proceeds (exclusive of any portion thereof constituting Retained Yield) received with respect to the Mortgage Loans and any REO Properties after the Cut-Off Date, and all other proceeds (exclusive of any portion thereof constituting Retained Yield) received with respect to the Mortgage Loans and any REO Properties after the Cut-Off Date, together with all of its right, title and interest in and to all amounts (exclusive of Retained Yield) held from time to time in and the proceeds of the respective Accounts to the extent provided for in the Transaction Documents and in and to any Insurance Policies related to the Mortgage Loans, to have and to hold, in trust; and

                                    (ii) the Trustee does hereby declare that,
         subject to the review provided for in Section 2.02, it has received and shall hold the Trust Fund as Trustee, in trust, for the benefit and use of the Holders of the Certificates and for the purposes and subject to the terms and conditions set forth in the Transaction Documents. The Trustee is hereby authorized to release Mortgage Files and/or documents therefrom to the Servicer as contemplated in Section 4.07 of the Servicing Agreement and to the Special Servicer as contemplated in
         Section 4.06 of the Special Servicing Agreement.

                  It is intended that the conveyance of the Mortgage Loans by the Depositor to the Trustee as provided in this Section 2.01(a) be, and be construed as, a sale of the Mortgage Loans by the Depositor to the Trustee for the benefit of the Certificateholders. It is, further, not intended that such conveyance be deemed a pledge of the Mortgage Loans by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. However, in the event that the Mortgage Loans are held to be property of the Depositor, or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans, then it is intended that: (i) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (ii) the conveyance provided for in this Section 2.01(a) shall be deemed to be (A) a grant by the Depositor to the Trustee of a security interest in all of its right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (1) the Mortgage Notes, the Mortgages, the Insurance Policies and all other documents in the related Mortgage Files,
(2) all amounts (other than Retained Yield) payable to the holders of the Mortgage Loans in accordance with the terms thereof after the Cut-off Date and
(3) all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in any Account, whether in the form of cash, instruments, securities or other property, and (B) an assignment by the Depositor to the Trustee of any security interest in any and all of the Seller's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses (A)(1) through (3) granted by the Seller to the Depositor pursuant to the Mortgage Loan Purchase Agreement of even date herewith between such parties (the "MORTGAGE LOAN PURCHASE AGREEMENT");
(iii) the possession by the Trustee or its agent of the Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction (including, without limitation, Sections 9-305, 8-313 or 8-321 thereof); and (iv) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. The Depositor shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. In this regard, the Depositor shall file or cause to be filed, as a precautionary filing, a Form UCC-1 substantially in the form of EXHIBIT E hereto in all appropriate locations in the State of New York promptly following issuance of the Certificates, and the Servicer shall prepare and file at each such office, and the Trustee shall execute, continuation statements with respect to thereto, in each case within six months prior to the fifth anniversary of the immediately preceding filing. The Depositor shall cooperate in a reasonable manner with the Trustee and the Servicer in preparing and filing such continuation statements. This Section 2.01(a) shall constitute notice to the Trustee pursuant to the requirements of
Section 9-305 the New York Uniform Commercial Code.

                           (b) In connection with such transfer and assignment
of the Mortgage Loans, the Depositor does hereby deliver to, and deposit with, or cause to be delivered to and deposited with, the Trustee, or the Custodian acting on the Trustee's behalf, if applicable, the following documents or instruments with respect to each Mortgage Loan so transferred and assigned:

                                    (i) The original Mortgage Note, endorsed in
                           blank or to "LaSalle National Bank, as trustee for LB Commercial Conduit Mortgage Trust II, Multiclass Pass-Through Certificates, Series 1996-C2, without recourse," together with all intervening endorsements showing an unbroken chain of endorsement from the originator of the Mortgage Loan to the Person so endorsing;

                                    (ii) Each original Mortgage, with evidence
                           of recording thereon, and, if any such Mortgage was executed pursuant to a power of attorney, the original of such power of attorney, with evidence of recording thereon, or (A) if any such original Mortgage or power of attorney has not been returned from the applicable public recording office due to a delay caused by the public recording office, a true and correct copy thereof, together with an Officer's Certificate of the Seller or the Depositor stating that such original Mortgage and/or power of attorney has been sent to the appropriate public recording office for recordation, or (B) if any such original Mortgage or power of attorney has been lost after recordation or has been retained by the public recording office, a copy thereof, certified by the appropriate public recording office where such document is recorded to be a true and complete copy of the recorded original of such Mortgage or power of attorney, as the case may be;

                                    (iii) The originals of all modification,
                           consolidation and extension agreements, if any, with evidence of recording thereon, or (A) if any such original modification, consolidation or extension agreement has not been returned from the applicable public recording office due to a delay caused by the public recording office, a true and correct copy thereof, together with an Officer's Certificate of the Seller or the Depositor stating that such original modification, consolidation or extension agreement has been sent to the appropriate public recording office for recordation, or (B) if any such original modification, consolidation or extension agreement has been lost after recordation or has been retained by the public recording office, a copy thereof, certified by the appropriate public recording office where such document is recorded to be a true and complete copy of the recorded original of such modification, consolidation or extension agreement;

                                    (iv) An original assignment of each
                           Mortgage, in recordable form, signed by the holder of record in blank or in favor of "LaSalle National Bank, as trustee for LB Commercial Conduit Mortgage Trust II, Multiclass Pass-Through Certificates, Series 1996-C2";

                                    (v) Originals of all intervening assignments
                           of each Mortgage, with evidence of recording thereon and showing a complete chain of assignment from the originator of the Mortgage Loan to the holder of record, or (A) if any such original intervening assignment of such Mortgage has not been returned from the applicable public recording office due to a delay caused by the public recording office, a true and correct copy thereof, together with an Officer's Certificate of the Seller or the Depositor stating that such original intervening assignment of such Mortgage has been sent to the appropriate public recording office for recordation, or (B) if any such original intervening assignment of such Mortgage has been lost after recordation or has been retained by the public recording office, a copy thereof, certified by the appropriate public recording office where such assignment is recorded to be a true and complete copy of the recorded original of such intervening assignment of such Mortgage;

                                    (vi) If any related Assignment of Leases is
                           separate from the corresponding Mortgage, the original version of such Assignment of Leases with evidence of recording thereon, or (A) if such Assignment of Leases has not been returned from the applicable public recording office due to a delay caused by the public recording office, a true and correct copy thereof, together with an Officer's Certificate of the Seller or the Depositor stating that such original Assignment of Leases has been sent to the appropriate public recording office for recordation, or (B) if such original Assignment of Leases has been lost after recordation or has been retained by the public recording office, a copy thereof, certified by the appropriate public recording office where such document is recorded to be a true and complete copy of the recorded original of such Assignment of Leases;

                                    (vii) If any related Assignment of Leases is
                           separate from the corresponding Mortgage, an original assignment of such Assignment of Leases, in recordable form, signed by the holder of record in blank or in favor of "LaSalle National Bank, as trustee for LB Commercial Conduit Mortgage Trust II, Multiclass Pass-Through Certificates, Series 1996-C2", which assignment may be effected in the related assignment of the corresponding Mortgage referred to in clause (b)(iv) above;

                                    (viii) If any related Assignment of Leases
                           is separate from the corresponding Mortgage, originals of all intervening assignments of such Assignment of Leases (which in each case may be effected in the related intervening assignment of the corresponding Mortgage referred to in clause (b)(v) above), with evidence of recording thereon and showing a complete chain of assignment from the originator of the Mortgage Loan to the holder or record, or (A) if any such original intervening assignment of such Assignment of Leases has not been returned from the applicable public recording office due to a delay caused by the public recording office, a true and correct copy thereof, together with an Officer's Certificate of the Seller or the Depositor stating that such original intervening assignment of such Assignment of Leases has been sent to the appropriate public recording office for recordation, or (B) if any such original intervening assignment of such Assignment of Leases has been lost after recordation or has been retained by the public recording office, a copy thereof, certified by the appropriate public recording office where such assignment is recorded to be a true and complete copy of the recorded original of such intervening assignment of such Assignment of Leases;

                                    (ix) The original of each guaranty
                           constituting additional security for the repayment of such Mortgage Loan, together with (A) each original intervening assignment of such item of additional security showing a complete chain of assignment from the original beneficiary of such item to the holder of record and (B) an original assignment of such item of additional security signed by the holder of record in blank or in favor of the Trustee for the benefit of the Holders of the Certificates;

                                    (x) The original Title Insurance Policy or
                           in the event such original Title Insurance Policy is unavailable, any one of an original title binder, an original title commitment or a copy of such policy certified by the title company; and

                                    (xi) An original assignment of each recorded
                           or filed effective financing statement, in form and substance acceptable for recording or filing, as appropriate, signed by the secured party currently designated of record in blank or in favor of "LaSalle National Bank, as trustee for LB Commercial Conduit Mortgage Trust II, Multiclass Pass-Through Certificates, Series 1996-C2";

provided that, notwithstanding anything herein to the contrary, in the case of a Group of CrossCollateralized Mortgage Loans, if there is only one original of any document referred to above in respect of the entire such Group, delivery of such original or a copy of such document in accordance with the applicable clause of (b)(i) through (b)(xi) above with respect to any of the Cross-Collateralized Mortgage Loans in such Group shall be deemed to satisfy the delivery requirements of this Section 2.01(b) with respect to all the Cross-Collateralized Mortgage Loans in such Group.

                  The parties hereto acknowledge and agree that the forms of endorsement and assignment set forth in subsections (b)(i) and (b)(iv) above are intended to effect the transfer to the Trustee, for the benefit of the Holders of the Certificates, of the Mortgage Notes and the Mortgages.

                           (c) Within 30 days after the Closing Date, the
Trustee, at the Depositor's expense, shall cause the following documents and instruments to be properly submitted for recordation in each public recording office where the Mortgages are recorded: (i) each assignment of a Mortgage referred to in Section 2.01(b)(iv); and (ii) each assignment of an Assignment of Leases, if any, referred to in Section 2.01(b)(vii). If any such assignment of a Mortgage or assignment of an Assignment of Leases is lost or returned unrecorded because of a defect therein, the Trustee, upon becoming aware of such loss or defect, shall promptly give written notice of such loss or defect to the Depositor, and the Depositor shall promptly prepare

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a substitute therefor or use its best efforts to cure such defect, as the case may be, and shall then return the same to the Trustee. The Trustee shall cause the same to be properly submitted for recordation at the Depositor's expense. The Depositor, shall, promptly upon receipt thereof, deliver or cause to be delivered to the Trustee the original recorded Mortgage and, if applicable, Assignment of Leases and any original recorded intervening assignments of such documents, in those instances where a copy thereof was delivered to the Trustee.

                           (d) If, within one year after the Closing Date, any
assignment of a Mortgage referred to in Section 2.01(b)(iv) above or, if applicable, any assignment of an Assignment of Leases referred to in Section 2.01(b)(vii) above, in each case with evidence of the recording of the Trustee's interest thereon, or a copy (certified by the applicable public recording office to be a true and correct copy) of such recorded assignment of a Mortgage or assignment of an Assignment of Leases, is not delivered to the Trustee, the Depositor shall repurchase the related Mortgage Loan from the Trust at the applicable Purchase Price in the manner provided in Section 2.04. The Trustee, upon notice or knowledge of any repurchase by the Depositor hereunder, shall notify the Servicer of such repurchase by the Depositor pursuant to this Section 2.01(d). The repurchase obligation pursuant to this Section 2.01(d), which shall be effected solely at the cost and expense of the Depositor, shall constitute the sole recourse against the Depositor available to the Certificateholders or the Trustee for failure of an assignment of a Mortgage referred to in Section 2.01(b)(iv) or, if applicable, any assignment of an Assignment of Leases referred to in Section 2.01(b)(vii), to be recorded.

                           (e) In instances where anything other than a Title
Insurance Policy (or copy thereof) is delivered to the Trustee under Section 2.01(b)(x) above, the Depositor will provide an original of such Title Insurance Policy in accordance with the terms of the commitment or binder to the Trustee as promptly as practicable after the execution and delivery hereof but, in any event, within 180 days of the Closing Date.

                  Section 2.02 ACCEPTANCE OF REMIC I BY TRUSTEE; REVIEW OF MORTGAGE LOAN DOCUMENTATION.

                           (a) The Trustee, by execution and delivery hereof,
acknowledges receipt of the Mortgage Files by it or a Custodian on its behalf, in good faith and without actual notice or knowledge of any adverse claim pertaining to the Mortgage Loans listed on the Mortgage Loan Schedule, subject to its or a Custodian's further review thereof under this Section 2.02. The Trustee or a Custodian on its behalf shall execute and deliver on the Closing Date the Initial Certification in the form annexed hereto as EXHIBIT B-1.

                           (b) Within 45 days after the Closing Date, the
Trustee or a Custodian on its behalf shall, for the benefit of Holders of the Certificates, review each Mortgage File to ascertain that the documents delivered pursuant to Section 2.01 appear on their face to contain the requisite signatures by or on behalf of the respective parties thereto, and shall deliver to the Depositor (with a copy to the Servicer) an Interim Certification in the form annexed hereto as EXHIBIT B-2 to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan prepaid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification), (i) all of the following documents are in its possession: (A) all documents specified in clauses (i), (ii), (v) and (x) of
Section 2.01(b),

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



and (B) documents specified in clauses (iii), (vi), (viii) and (ix) of Section 2.01(b) for those Mortgage Loans which the Depositor has notified the Trustee or, if applicable, the Custodian, as having an assumption, modification, consolidation, extension or substitution agreement, Assignment of Leases separate from the corresponding Mortgage or any guaranty, but only as to documents specifically described in such notice from the Depositor; (ii) the documents specified in clause (iv) and, if applicable, clause (vii) of Section 2.01(b) have been submitted for recordation; (iii) all such documents referred to in the preceding clauses (i) and (ii) have been reviewed by it and appear to relate to such Mortgage Loan; and (iv) based on its examination and only as to the foregoing documents, the information respecting such Mortgage Loan set forth in items (i), (ii), (iii), (iv) and (v) of the Mortgage Loan Schedule, as required by the "MORTGAGE LOAN SCHEDULE INFORMATION" attached as Schedule II hereto, accurately reflects information set forth in the related Mortgage File, to the extent that such information contained in items (i), (ii), (iii), (iv) and (v) of the Mortgage Loan Schedule Information is ascertainable from the documents delivered to the Trustee. The Trustee or a Custodian on its behalf shall make sure that the documents delivered by the Depositor and constituting the Mortgage File for each Mortgage Loan are executed and/or endorsed, as appropriate, but shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that the same are valid, binding, legally effective, properly endorsed, genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded or are in recordable form or that they are other than what they purport to be on their face. The Custodian shall have no responsibility for verifying the genuineness or the legal effectiveness of or authority for any signatures of or on behalf of any party or endorser.

                           (c) If the Trustee or a Custodian discovers any
document or documents constituting a part of a Mortgage File to be missing, not to conform in any respect with the information set forth in items (i), (ii),
(iii), (iv) and (v) of Schedule II in a way which could adversely affect the value of the related Mortgage Loan or the interests of the Certificateholders therein, not to appear regular on its face (I.E., is mutilated, damaged, defaced, torn or otherwise physically altered) or to appear to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule (collectively, a "DEFECT"), the Trustee or a Custodian on its behalf shall promptly, but in all events, within 10 days of such discovery (or, if such discovery occurs within the 45-day period referred to in Section 2.02(b) above, then within such 45-day period) identify the Mortgage Loan to which such Defect relates in the Interim Certificate delivered to the Depositor. Within 75 days of its receipt of such notice from the Custodian, if the relevant Defect materially adversely affects the value of the related Mortgage Loan or the interests of the Certificateholders therein, the Depositor shall cure such Defect (and, in such event, the Depositor shall provide the Trustee with an Officer's Certificate confirming that such cure has been effected) or, if it does not cure such Defect, shall repurchase the related Mortgage Loan from the Trust at the applicable Purchase Price in the manner provided in Section 2.04. Any nonconforming or missing information or documents that could cause the applicable Mortgage Loan not to constitute a Qualified Mortgage for purposes of the REMIC Provisions shall be conclusively presumed to materially and adversely affect the interests of Certificateholders. The repurchase obligation pursuant to this Section 2.02(c), which shall be effected solely at the cost and expense of the Depositor, shall constitute the sole recourse against the Depositor available to Certificateholders or the Trustee for a Defect with respect to any Mortgage File. The failure of the Trustee or the Custodian, if applicable, to give the notice contemplated herein within 45 days after the execution of this Agreement shall not affect or relieve the Depositor of its

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



obligation to repurchase any Mortgage Loan pursuant to this Section 2.02(c) or any other Section of this Agreement requiring the repurchase of Mortgage Loans from the Trust Fund.

                           (d) On or about the first anniversary date of the
Closing Date, the Trustee or a Custodian on its behalf shall deliver to the Depositor a Final Certification substantially in the form annexed hereto as EXHIBIT B-3 (and shall deliver a copy of such Final Certification to the Servicer).

                  Section 2.03 REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR.
(a) The Depositor hereby represents and warrants to the other parties hereto and for the benefit of the Certificateholders as of the Closing Date that:

                           (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, to enter into and perform its obligations under each of the Transaction Documents, and to create the Trust pursuant hereto;

                           (ii) The execution and delivery by the Depositor of the Transaction Documents, have been duly authorized by all necessary corporate action on the part of the Depositor; neither the execution and delivery of the Transaction Documents, nor the consummation of the transactions contemplated in the Transaction Documents, nor compliance with the provisions of the Transaction Documents, will conflict with or result in a breach of, or constitute a default under, (A) any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties, (B) the organizational documents of the Depositor, or (C) the terms of any indenture or other agreement or instrument to which the Depositor is a party or by which it is bound; neither the Depositor nor any of its Affiliates is a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the best knowledge of the Depositor, may in the future materially and adversely affect (X) the ability of the Depositor to perform its obligations under any of the Transaction Documents or (Y) the business, operations, financial condition, properties or assets of the Depositor;

                           (iii) The execution, delivery and performance by the Depositor of the Transaction Documents and the consummation of the transactions contemplated by the Transaction Documents do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

                           (iv) Each of the Transaction Documents has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms subject, as to enforcement of remedies, to

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



         applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditors' rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

                           (v) There are no actions, suits or proceedings pending or, to the best of the Depositor's knowledge, threatened or likely to be asserted against or affecting the Depositor, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by the Transaction Documents or (B) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will, if determined adversely to the Depositor, materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect its ability to perform its obligations under the Transaction Documents.

                  It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the Mortgage Files to the Trustee and, if applicable, the Custodian and shall continue through the term of this Agreement. Upon discovery by any of the parties hereto of a breach of any of the foregoing representations and warranties that materially and adversely affects the interests of the Certificateholders or of any party hereto, the party discovering such breach shall give prompt written notice to the other parties hereto and the Rating Agencies.

                  (b) The Depositor hereby represents and warrants to the Trustee for the benefit of the Certificateholders with respect to each Mortgage Loan initially delivered to the Trustee under this Agreement, as of the Cut-Off Date, unless otherwise specified therein, that:

                           (i) The information pertaining to each Mortgage Loan set forth in the Mortgage Loan Schedule was true and correct in all material respects as of the Cut-Off Date;

                           (ii) If such Mortgage Loan was originated by the Seller or an Affiliate thereof, then, as of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; and, if such Mortgage Loan was not originated by the Seller or an Affiliate thereof, then, to the best of the Depositor's knowledge after having performed the type of due diligence customarily performed by prudent institutional commercial and multifamily mortgage lenders, as of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan;

                           (iii) Except for any Retained Yield with respect to such Mortgage Loan, the Depositor owns the Mortgage Loan, has good and marketable title thereto, has full right and authority to sell, assign and transfer the Mortgage Loan and is transferring the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan;

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




                           (iv) The proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder;

                           (v) To the actual knowledge of the Depositor, each of the related Mortgage Note, Mortgage(s), Assignment of Leases, if any, and other agreements executed in connection therewith is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions therein and any state anti-deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and a legal opinion to such effect was obtained by the originator of such Mortgage Loan at the time of origination;

                           (vi) As of the date of its origination, there was no valid offset, defense, counterclaim or right to rescission with respect to any of the related Mortgage Note, Mortgage(s) or other agreements executed in connection therewith, and, as of the Cut-off Date, to the actual knowledge of the Depositor, there is no valid offset, defense, counterclaim or right to rescission with respect to such Mortgage Note, Mortgage(s) or other agreements;

                           (vii) The assignment of the related Mortgage in favor of the Trustee constitutes the legal, valid and binding assignment of such Mortgage to the Trustee;

                           (viii) The related Mortgage (or, in the case of a Cross-Collateralized Mortgage Loan, a related Mortgage) is a valid and enforceable first lien on the related Mortgaged Property (or, in the case of a Cross-Collateralized Mortgage Loan, the related Primary Mortgaged Property), which Mortgaged Property is free and clear of all encumbrances and liens having priority over or on a parity with the first lien of such Mortgage, except for Permitted Encumbrances;

                           (ix) The Depositor has filed and/or recorded in all appropriate public filing and recording offices all UCC-1 Financing Statements necessary to create and perfect a security interest in and lien on the items of personal property described therein (or, if not filed and/or recorded, has submitted such UCC-1 Financing Statements for filing and/or recording and such UCC-1 Financing Statements are in form and substance acceptable for filing and/or recording), to the extent perfection may be effected pursuant to applicable law by recording or filing;

                           (x) All taxes and governmental assessments that prior to the Cut-off Date became due and owing in respect of, and affect, the related Mortgaged Property (or, in the case of a Cross-Collateralized Mortgage Loan, the related Primary Mortgaged Property) have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established;

                           (xi) As of the date of its origination, there was no proceeding pending for the total or partial condemnation of the related Mortgaged Property (or, in the case of a Cross-Collateralized Mortgage Loan, the related Primary Mortgaged Property) that materially affects the value thereof, and such Mortgaged Property was free of material damage; and, as of the Cut-off Date, to the actual knowledge of the Depositor, there is no proceeding pending for the total or partial condemnation of the related Mortgaged Property (or, in the case of a Cross-Collateralized Mortgage Loan, the related Primary Mortgaged Property) that materially affects the value thereof, and such Mortgaged Property is free of material damage;

                           (xii) The related Mortgaged Property (or, in the case of a CrossCollateralized Mortgage Loan, the related Primary Mortgaged Property) is covered by an ALTA (or its equivalent) lender's title insurance policy insuring that the related Mortgage (or, in the case of a Cross-Collateralized Mortgage Loan, a related Mortgage) is a valid first lien on such Mortgaged Property in the original principal amount of the Mortgage Loan after all advances of principal, subject only to the Permitted Encumbrances, or there is a binding commitment from a title insurer qualified and licensed in the applicable jurisdiction, as required, to issue such policy; such title insurance policy, if issued, is in full force and effect, is freely assignable (subject to securing the required assignment endorsement upon payment of premium therefor) and (subject to the recordation of the appropriate assignment, the securing of the required assignment endorsement and the payment of the required premium therefor) will inure solely to the benefit of the Trustee as Mortgagee of record, or any such commitment is a legal, valid and binding obligation of such insurer; no claims have been made under such title insurance policy, if issued; no prior Mortgagee has done, by act or omission, anything which would materially impair the coverage of any such title insurance policy;

                           (xiii) As of the date of its origination, all insurance required under the Mortgage (or, in the case of a Cross-Collateralized Mortgage Loan, a Mortgage), which insurance covered such risks and was in such amounts as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property in the jurisdiction in which such Mortgaged Property is located, was in full force and effect with respect to the related Mortgaged Property (or, in the case of a Cross-Collateralized Mortgage Loan, the related Primary Mortgaged Property); and, as of the Cut-off Date, to the actual knowledge of the Depositor, all insurance required under the Mortgage (or, in the case of a Cross-Collateralized Mortgage Loan, a Mortgage), which insurance covers such risks and is in such amounts as are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property in the jurisdiction in which such Mortgaged Property is located, is in full force and effect with respect to the related Mortgaged Property (or, in the case of a Cross-Collateralized Mortgage Loan, the related Primary Mortgaged Property); no notice of termination or cancellation with respect to any such insurance policy has been received by the Depositor;


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



                           (xiv) Other than payments due but not yet 30 days or more delinquent, to the best of the Depositor's knowledge, (A) there is no material default, breach, violation or event of acceleration, and to the actual knowledge of the Depositor there is no other default, breach, violation or event of acceleration, existing under the related Mortgage Note or the related Mortgage (or, in the case of a Cross-Collateralized Mortgage Loan, the Mortgage on the related Primary Mortgaged Property), and (B) there is no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration under any of the documents referred to in clause (A), and to the actual knowledge of the Depositor there is no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute any other default, breach, violation or event of acceleration under any of the documents referred to in clause
         (A); the Depositor has not waived any material default, breach, violation or event of acceleration under any of the documents referred to in clause (A), and to the Depositor's actual knowledge the Depositor has not waived any other default, breach, violation or event of acceleration under such documents; and under the terms of the Mortgage Loan, the related Mortgage Note or the related Mortgage (or, in the case of a Cross-Collateralized Mortgage Loan, the Mortgage on the related Primary Mortgaged Property), no person or party other than the Mortgagee may declare an event of default or accelerate the related indebtedness under such Mortgage Loan, Mortgage Note or Mortgage, except, in the case of a Cross-Collateralized Mortgage Loan, pursuant to the cross-default and cross-collateralization provisions thereunder;

                           (xv) As of the Cut-off Date, no Mortgage Loan is, or in the prior 12 months, has been, 30 days or more past due in respect of any Scheduled Payment;

                           (xvi) The Mortgage Loan accrues interest (payable monthly in arrears) at a fixed Mortgage Rate on the basis of a 360-day year consisting of twelve 30-day months;

                           (xvii) To the actual knowledge of the Depositor, the related Mortgage (or, in the case of a Cross-Collateralized Mortgage Loan, the Mortgage on the related Primary Mortgaged Property) does not provide for or permit, without the prior written consent of the holder of the Mortgage Note, the related Mortgaged Property (or, in the case of a Cross-Collateralized Mortgage Loan, the related Primary Mortgaged Property) to secure any other promissory note or obligation expressly described in such Mortgage other than another Mortgage Loan in the Trust Fund;

                           (xviii) Such Mortgage Loan is or constitutes part of a Qualified Mortgage;

                           (xix) One or more environmental site assessments were performed by an environmental consulting firm Independent of the Depositor and the Depositor's Affiliates with respect to the related Mortgaged Property (or, in the case of a Cross-Collateralized Mortgage Loan, the related Primary Mortgaged Property) during the 18-month period preceding the Cut-off Date, and the Depositor, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) referenced herein, has no knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s);

                           (xx) The related Mortgage Note, Mortgage(s) and Assignment of Leases, if any, contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property or Properties of the benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure, subject to applicable reorganization, insolvency, moratorium and other similar laws affecting creditors' rights generally as from time to time, in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                           (xxi) To the best of the Depositor's knowledge, the related Mortgagor is not a debtor in any bankruptcy, reorganization, insolvency or comparable proceeding;

                           (xxii) Such Mortgage Loan is secured by a fee simple interest in a commercial property or multifamily property owned by the related Mortgagor, including all of the related Mortgagor's interest in all improvements on the related Mortgaged Property;

                           (xxiii) Such Mortgage Loan does not provide for negative amortization;

                           (xxiv) Such Mortgage Loan is a whole loan, contains no equity participation by the lender or shared appreciation feature and does not provide for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property;

                           (xxv) The related Mortgage contains provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the prior written consent of the mortgagee, the related Mortgaged Property (or, in the case of a Cross-Collateralized Mortgage Loan, the related Primary Mortgaged Property), or any interest therein, is directly or indirectly encumbered in connection with subordinate financing;

                           (xxvi) The related Mortgage contains either (A) provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if the related Mortgaged Property (or, in the case of a Cross-Collateralized Mortgage Loan, the related Primary Mortgaged Property), or any interest therein, is directly or indirectly transferred or sold without the prior written consent of the mortgagee, or (b) provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if the related Mortgaged Property (or, in the case of a Cross-Collateralized Mortgage Loan, the related Primary Mortgaged Property), or any interest therein, is directly or indirectly transferred or sold without the related Mortgagor having satisfied certain conditions specified in the related Mortgage with respect to permitted transfers;


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



                           (xxvii) Except as to the Mortgage Loans made to borrowers that are directly or indirectly controlled by Servico, Inc. or an Affiliate of John Blanchard or an Affiliate of John Blanchard and Sam Miller, Mortgage Loans representing no more than 5% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool have the same Mortgagor or, to the best of the Depositor's knowledge, are to Mortgagors which are Affiliates of each other;

                           (xxviii) Except as set forth in the related Mortgage File, the terms of the related Mortgage Note and Mortgage(s) have not been waived, modified, altered, satisfied, impaired, cancelled, subordinated or rescinded in any manner which materially interferes with the security intended to be provided by such Mortgage;

                           (xxix) In connection with the sale of such Mortgage Loan to the Trust, all escrow deposits and escrow payments in the possession or under the control of the Depositor or its agent will be conveyed to the Trust;

                           (xxx) The related Mortgaged Property (or, in the case of a Cross- Collateralized Mortgage Loan, the related Primary Mortgaged Property) was inspected by or on behalf of the related originator during the 12 month period prior to the related origination date;

                           (xxxi) Except for two of the Groups of
         Cross-Collateralized Mortgage Loans, the related documents for which provide that one or more of the individual hotels in each such Group may be released from the lien of the related Mortgage provided that certain specified conditions are met, the terms of the related Mortgage do not provide for the release of any material portion of the related Mortgaged Property from the lien of such Mortgage;

                           (xxxii) The related Mortgagor has covenanted in the Mortgage Loan documents to maintain the related Mortgaged Property in compliance with all applicable laws, zoning ordinances, rules, covenants and restrictions affecting the construction, occupancy, use and operation of such Mortgaged Property, and the related originator performed the type of due diligence in connection with the origination of such Mortgage Loan customarily performed by prudent institutional commercial and multifamily mortgage lenders with respect to the foregoing matters; the Depositor has received no notice of any material violation of any applicable laws, zoning ordinances, rules, covenants or restrictions affecting the construction, occupancy, use or operation of such Mortgaged Property;

                           (xxxiii) The related Mortgagor has covenanted in the Mortgage Loan documents to deliver each year to the Mortgagee an operating statement of the related Mortgaged Property (or, in the case of a Cross-Collateralized Mortgage Loan, the related Primary Mortgaged Property) covering the twelve-month period identified therein; and

                           (xxxiv) The related Mortgagor has covenanted in its organizational documents and/or the Mortgage Loan documents to own no significant asset other than the related Mortgaged Property and assets incidental to its ownership and operation of such Mortgaged Property.

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                  It is understood and agreed that the representations and
warranties set forth in this Section 2.03(b) shall survive delivery of the Mortgage Files to the Trustee and the Custodian and shall continue throughout the term of this Agreement. Upon discovery by any of the parties hereto of a breach of any of the foregoing representations and warranties that materially and adversely affects the value of any Mortgage Loan or the interests of the Certificateholders therein, the party discovering such breach shall give prompt written notice to the other parties and the Rating Agencies. Within 90 days of its discovery or its receipt of notice of any such breach with respect to the representations and warranties set forth in this Section 2.03(b), the Depositor shall cure such breach in all material respects or, alternatively, shall repurchase the affected Mortgage Loan (or any property acquired in respect thereof) from the Trust at the applicable Purchase Price in the manner provided in Section 2.04. The repurchase obligation pursuant to this Section 2.03(b), which shall be effected solely at the cost and expense of the Depositor, shall constitute the sole recourse against the Depositor available to Certificateholders and the Trustee for a breach of any representation or warranty set forth in this Section 2.03(b).

                  Section 2.04      REPURCHASE OF MORTGAGE LOANS.

                           (a) With respect to any Mortgage Loan (which, for the
purposes of this Section, shall include any property acquired in respect thereof) required to be repurchased by the Depositor pursuant to this Article II, the Depositor shall deliver or cause to be delivered to the Servicer cash proceeds in an amount equal to the related Purchase Price, and the Servicer shall, promptly following the receipt thereof, deposit such Repurchase Proceeds in the Custodial Account. Upon the Trustee's receipt from the Servicer of a certification to the effect that the Purchase Price for any Deleted Mortgage Loan was properly calculated and the full amount thereof has been deposited in the Custodial Account, the Trustee shall release or cause to be released and reassign to the Depositor the related Mortgage File for the Deleted Mortgage Loan and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be necessary to vest in the Depositor or its designee or assignee title (to the extent title was delivered to the Trustee), to any Deleted Mortgage Loan released pursuant hereto, free and clear of all security interests, liens and other encumbrances created by this Agreement (other than the interests of any Retained Yield Holder), which instruments shall be prepared by the Servicer at the Depositor's expense and shall be reasonably acceptable to the Depositor and the Trustee, and the Trustee shall have no further responsibility with respect to the Mortgage File relating to such Deleted Mortgage Loan. The Servicer shall amend the Mortgage Loan Schedule to reflect the removal of the Deleted Mortgage Loan from the terms of this Agreement (and, if and when appropriate, to reflect any other liquidation, payment in full or removal from the Trust Fund of any Mortgage Loan or REO Property), and shall forward a copy thereof to each other party hereto. Any repurchase by the Depositor of a Mortgage Loan hereunder shall be deemed to include the right to receive any payment of principal and interest thereon payable after the date on which such repurchase is effected. The Trustee shall identify in writing any such payments of principal and interest on the Mortgage Loans to the Paying Agent, and the Paying Agent shall, upon receipt of any such payment, promptly remit the amount of such payment to the Depositor.

                           (b) In connection with any repurchase of a
Cross-Collateralized Mortgage Loan contemplated by this Section 2.04, and notwithstanding anything herein to the contrary, if related Cross-Collateralized Mortgage Loans secured by mortgage liens on the same

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Mortgaged Properties are to remain part of the Trust Fund, the parties hereto shall execute, acknowledge and deliver all such additional documents and instruments and do or cause to be done at the Depositor's expense all such further acts and things as may be reasonably necessary to eliminate the cross-collateralization of such Cross-Collateralized Mortgage Loan being repurchased with each such other Cross-Collateralized Mortgage Loan remaining in the Trust Fund. If, however, the Servicer shall determine that such repurchase and the corresponding severance of the cross-collateralization between the Cross-Collateralized Mortgage Loan to be repurchased and the related Cross-Collateralized Mortgage Loans that are to remain in the Trust Fund, is not (as evidenced in writing to the Trustee) in the best interests of the Certificateholders, then the Servicer may direct the Depositor not to repurchase the CrossCollateralized Mortgage Loan that it is otherwise required to repurchase, provided that if such direction is given, the applicable Defect or breach giving rise to the repurchase obligation shall be deemed to have been cured in all respects.

                           (c) The Depositor shall, at its own expense, enforce
its rights under the Mortgage Loan Purchase Agreement.

                  Section 2.05 ISSUANCE OF CLASS R-I CERTIFICATES; CREATION OF REMIC I REGULAR INTERESTS. Concurrently with the assignment to the Trustee of the assets included in REMIC I, and in exchange therefor, at the direction of the Depositor, the REMIC I Regular Interests have been created hereunder and the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Class R-I Certificates in authorized denominations. The interests evidenced by the Class R-I Certificates, together with the REMIC I Regular Interests, constitute the entire beneficial ownership of REMIC I. The rights of the Class R-I Certificateholders and REMIC II to receive distributions from the proceeds of REMIC I in respect of the Class R-I Certificates and the REMIC I Regular Interests, respectively, and all ownership interests of the Class R-I Certificateholders and REMIC II in such distributions, shall be as set forth in this Agreement.

                  Section 2.06 CONVEYANCE OF REMIC I REGULAR INTERESTS; ACCEPTANCE OF REMIC II BY THE TRUSTEE.

                           The Depositor, as of the Closing Date, and
concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests to the Trustee for the benefit of the Class R-II and REMIC III Certificateholders. The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Class R-II and REMIC III Certificateholders.

                  Section 2.07 ISSUANCE OF CLASS R-II CERTIFICATES; CREATION OF REMIC II REGULAR INTERESTS.

                  Concurrently with the assignment to the Trustee of the REMIC I Regular Interests, and in exchange therefor, at the direction of the Depositor, the REMIC II Regular Interests have been created hereunder and the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Class R-II Certificates in authorized denominations.

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The interests evidenced by the Class R-II Certificates, together with the REMIC
II Regular Interests, constitute the entire beneficial ownership of REMIC II. The rights of the Class R-II Certificateholders and REMIC III to receive distributions from the proceeds of REMIC II in respect of the Class R-II Certificates and the REMIC II Regular Interests, respectively, and all ownership interests of the Class R-II Certificateholders and REMIC III in and to such distributions, shall be as set forth in this Agreement.

                  Section 2.08 CONVEYANCE OF REMIC II REGULAR INTERESTS; ACCEPTANCE OF REMIC III BY TRUSTEE.

                  The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC II Regular Interests to the Trustee for the benefit of the REMIC III Certificateholders. The Trustee acknowledges the assignment to it of the REMIC II Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future REMIC III Certificateholders.

                  Section 2.09  ISSUANCE OF REMIC III CERTIFICATES.

                  Concurrently with the assignment to it of the REMIC II Regular Interests, and in exchange therefor, at the direction of the Depositor, the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the REMIC III Certificates in authorized denominations evidencing the entire beneficial ownership of REMIC III. The rights of the respective Classes of REMIC III Certificateholders to receive distributions from the proceeds of REMIC III in respect of their REMIC III Certificates, and all ownership interests of the respective Classes of REMIC III Certificateholders in such distributions, shall be as set forth in this Agreement.

                  Section 2.10   RETAINED YIELD.

                           (a) The related Retained Yield Holder's right to
receive the Retained Yield with respect to any Mortgage Loan shall be absolute and unconditional. Any Retained Yield Holder's right to receive its Retained Yield shall not be subject to offset or counterclaim, whether or not such right has been assigned in whole or in part, notwithstanding any breach of any representation or warranty of the Depositor under this Agreement or any default by the Depositor of any of its obligations or covenants under this Agreement. Each Retained Yield Holder shall have the right to assign any or all of its rights in and to its Retained Yield in respect of a Mortgage Loan without the consent of any party hereto, any Certificateholder or any subsequent owner and holder of such Mortgage Loan or the holder of any beneficial ownership interest therein; provided that each Retained Yield Holder is to provide to the Trustee written notice of any transfer of its Retained Yield with respect to a Mortgage Loan.

                           (b) Except as expressly provided in the definition of
"Retained Yield", no Retained Yield Holder shall be entitled to any late payment fees or penalty interest received in connection with any Mortgage Loan.


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                           (c) The Trust shall not, and no party hereto shall
cause the Trust to, sell, pledge, assign or dispose of any Mortgage Loan with Retained Yield except subject to the related Retained Yield Holder's interest in and right to such Retained Yield and the corresponding rights under the agreement pursuant to which such Retained Yield was created.

                           (d) The Trustee, the Servicer and the Special
Servicer shall, with respect to any Mortgage Loan with Retained Yield, provide to the related Retained Yield Holder (but no other Retained Yield Holder) any and all reports (including monthly Distribution Date Statements) regarding the performance of such Mortgage Loan that are provided to the Certificateholders. Each Retained Yield Holder shall be a third party beneficiary under this Agreement for purposes of enforcing its right to its Retained Yield in accordance with the terms hereof and enforcing the right to receive such reports.

                           (e) To the extent received from the Servicer, the
Trustee shall remit or cause the remittance of any Retained Yield received with respect to any Mortgage Loan to the related Retained Yield Holder pursuant to such reasonable arrangements as may be entered into between the Trustee and such Retained Yield Holder.

                           (f) If any Mortgage Loan with Retained Yield is
repurchased by the Depositor pursuant to Article II or otherwise sold or disposed of by the Trust, the Depositor or such other future owner shall be responsible for remitting to the related Retained Yield Holder all such Retained Yield received subsequent to the date on which such Mortgage Loan is removed from the Trust Fund.


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                                   ARTICLE III

                                THE CERTIFICATES


                  Section 3.01      THE CERTIFICATES.

                           (a) The Certificates will be substantially in the
respective forms annexed hereto as Exhibit A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-10, A-11, A-12 and A-13. The Certificates will be issuable in registered form only; provided that in accordance with Section 3.06 beneficial ownership interests in the Class A, Class B, Class C, Class D and Class E Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The Class A, Class B, Class C, Class D and Class E Certificates will be issued in minimum denominations of $10,000 initial Certificate Principal Amount and in integral multiples of $1 in excess thereof. The Class F, Class G, Class H and Class J Certificates will be issued in minimum denominations of $500,000 initial Certificate Principal Amount and in integral multiples of $1 in excess thereof. The Class IO Certificates will be issued in minimum denominations of $500,000 initial Certificate Notional Amount and in integral multiples of $1 in excess thereof. One Certificate of each such Class may be issued in a different denomination. The Residual Certificates shall be issued in minimum denominations of 10%, and in integral multiples of 1% in excess thereof.

                           (b) Each Certificate shall, on original issue, be
authenticated by the Trustee or the Authenticating Agent upon the order of the Depositor. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein, executed by an authorized officer of the Trustee or the Authenticating Agent, if any, by manual signature, and such certification upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. At any time and from time to time after the execution and delivery of this Agreement, the Depositor may deliver Certificates to the Trustee for authentication and the Trustee or the Authenticating Agent shall authenticate and deliver such Certificates as in this Agreement provided and not otherwise. In the event that additional Certificates need to be prepared at any time subsequent to the Closing Date, the Depositor shall prepare, or cause to be prepared, and deliver, or cause to be delivered, at the Depositor's expense, any such additional Certificates. With respect to the Class A, Class B, Class C, Class D and Class E Certificates, on the Closing Date the Trustee or the Authenticating Agent upon the order of the Depositor shall authenticate Book-Entry Certificates that are issued to a Clearing Agency or its nominee as provided in Section 3.06 against payment of the purchase price thereof.

                  Section 3.02 REGISTRATION. The Trustee shall initially be the registrar (the "CERTIFICATE REGISTRAR") in respect of the Certificates who shall maintain books for the registration and for the transfer of Certificates (the "CERTIFICATE REGISTER") and shall perform each of the obligations of the Certificate Registrar set forth herein. The Trustee may appoint, by a written instrument delivered to the other parties hereto, any other bank or trust company to act as Certificate Registrar under such conditions as the Trustee may prescribe, provided that the

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Trustee shall not be relieved of any of its duties or responsibilities hereunder as Certificate Registrar by reason of such appointment and the appointee agrees to perform each of the obligations of the Certificate Registrar set forth herein. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its predecessor's duties as Certificate Registrar. The Depositor, the Servicer and the Special Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

                  Section 3.03      TRANSFER AND EXCHANGE OF CERTIFICATES.

                           (a) A Certificate may be transferred by the Holder
thereof only upon presentation and surrender of such Certificate at the New York Presenting Office duly endorsed or accompanied by an assignment duly executed by such Holder or his duly authorized attorney in such form as shall be satisfactory to the Certificate Registrar. Upon the transfer of any Certificate in accordance with the preceding sentence, the Trustee shall execute, and the Trustee or any Authenticating Agent shall authenticate and deliver to the transferee, one or more new Certificates of the same Class, in authorized denominations, evidencing in the aggregate the same aggregate Certificate Principal Amount or aggregate Certificate Notional Amount or aggregate Percentage Interest in the relevant Class, as the case may be, as the Certificate being transferred.

                           (b) A Certificate may be exchanged by the Holder
thereof for any number of new Certificates of the same Class, in authorized denominations, representing in the aggregate the same aggregate Certificate Principal Amount or aggregate Certificate Notional Amount or aggregate Percentage Interest in the relevant Class, as the case may be, as the Certificate surrendered, upon surrender of the Certificate to be exchanged at the New York Presenting Office duly endorsed or accompanied by a written instrument of transfer duly executed by such Holder or his duly authorized attorney in such form as is satisfactory to the Certificate Registrar. Certificates delivered upon any such exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Certificates surrendered.

                           (c) No transfer of a Non-Registered Certificate shall
be made unless such transfer is made pursuant to an effective registration statement or otherwise in accordance with the requirements under the 1933 Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer (other than one by the Depositor or an Affiliate thereof) is to be made without registration under the 1933 Act, the Certificate Registrar shall not register such transfer unless the transferor and/or transferee deliver either (i) a certification of the transferor substantially in the form of Exhibit C-1 attached hereto, or (ii) a certification of the transferor substantially in the form of Exhibit C-2 attached hereto and a certification of the transferee substantially in the form of Exhibit C-3 attached hereto, or (iii) an Opinion of Counsel, in form and substance reasonably satisfactory to the Certificate Registrar and the Depositor, to the effect that such transfer may be made pursuant to an exemption from registration under the 1933 Act, describing the applicable exemption and the basis therefor, which Opinion of Counsel shall not be an expense of the Certificate Registrar, the Depositor, the Servicer, the Special Servicer or the Trustee in its respective capacity as such, and which Opinion of Counsel shall be

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accompanied by a certification of the transferor and/or the transferee, in form and substance reasonably satisfactory to the Certificate Registrar, setting forth the facts surrounding such transfer. In each case, the Certificate Registrar will be entitled without further investigation to rely upon such Opinion of Counsel or certification. Any Holder of a Non-Registered Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Certificate Registrar, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. None of the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer or the Certificate Registrar is under an obligation to register or qualify any Non-Registered Certificate under the 1933 Act or any other securities law.

                  Each Non-Registered Certificate shall bear a legend describing or referencing the restrictions on transferability set forth in this Section 3.03(c).

                           (d) No transfer of a Class B, Class C, Class D or
Class E Certificate or any interest therein shall be made (i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or the Code (each, a "PLAN"), or (ii) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless the purchase and holding of such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Prohibited Transaction Class Exemption 95-60. No transfer of any other Subordinate Certificate or any interest therein shall be made (i) to a Plan or (ii) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless the prospective transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel which establish to the satisfaction of the Certificate Registrar that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or cause the Servicer, the Special Servicer, the Fiscal Agent or the Trustee to be deemed a fiduciary of such Plan or result in the imposition of an excise tax under Section 4975 of the Code. Each Person who acquires any Subordinate Certificate or interest therein (unless it shall have delivered the certification of facts and Opinion of Counsel referred to in the preceding sentence) shall be deemed to have represented and certified to the Depositor, the Servicer, the Special Servicer, the Trustee, any Sub-Servicer and each Mortgagor that it is neither a Plan nor any Person who is directly or indirectly purchasing such Subordinate Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan or, alternatively, but solely in the case of a Class B, Class C, Class D or Class E Certificate or an interest therein, that the purchase and holding of such Certificate or interest therein by such Person is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code on the basis of Prohibited Transaction Class Exemption 95-60.

                  Each Subordinate Certificate shall bear a legend describing or referencing the restrictions on transferability set forth in this Section 3.03(d).


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                           (e) In addition to the foregoing and notwithstanding
anything to the contrary contained herein, no Residual Certificate may be owned, pledged or transferred, directly or indirectly, by or to a Disqualified Organization or a non-U.S. Person.

                  Prior to and as a condition of the registration of any transfer, sale or other disposition of a Residual Certificate, the proposed transferee, including the initial Residual Certificateholder, shall deliver to the Certificate Registrar an affidavit in substantially the form attached hereto as EXHIBIT D representing and warranting, among other things, that such transferee is a Permitted Transferee and that no purpose of the acquisition of the Residual Certificate is to impede the assessment or collection of tax. In addition, the Certificate Registrar may (but shall have no obligation to and shall not in the case of a transfer by the Depositor or any Affiliate thereof) require, prior to and as a condition of any such transfer, the delivery by the proposed transferee of an Opinion of Counsel, satisfactory in form and substance to the Certificate Registrar, that such proposed transferee is a Permitted Transferee, which Opinion of Counsel shall not be an expense of the Depositor, the Servicer, the Special Servicer, the Certificate Registrar or the Trustee.

                  Each Holder of a Residual Certificate, by such Holder's acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this section.

                  Each Residual Certificate shall bear a legend describing or referencing the restrictions on transferability set forth in this Section 3.03(e).

                  Section 3.04      TEMPORARY CERTIFICATES.

                           (a) Pending the preparation of final Certificates,
upon the order of the Depositor, the Trustee shall execute and the Trustee or the Authenticating Agent shall authenticate and deliver, temporary Certificates that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the final Certificates in lieu of which they are issued and with such variations as the authorized officers executing such Certificates may determine, as evidenced by their execution of such Certificates.

                           (b) If temporary Certificates are issued, the
Depositor will cause final Certificates to be prepared without unreasonable delay. After the preparation of final Certificates, the temporary Certificates shall be exchangeable for final Certificates upon surrender of the temporary Certificates at the Corporate Trust Office without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Trustee shall execute and the Trustee or the Authenticating Agent shall authenticate and deliver in exchange therefor a like aggregate Certificate Principal Amount or aggregate Certificate Notional Amount or aggregate Percentage Interest in the relevant Class, as the case may be, of final Certificates of the same Class in the authorized denominations. Until so exchanged, the temporary Certificates shall in all respects be entitled to the same benefits under this Agreement as final Certificates of the same Class.


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                  Section 3.05 APPOINTMENT OF PAYING AGENT. The Trustee shall initially be the Paying Agent for the purpose of making distributions to Certificateholders hereunder and shall perform all obligations of the Paying Agent set forth herein. The Trustee may appoint another Person as Paying Agent as provided herein. The Trustee shall cause such Person appointed as Paying Agent to execute and deliver to the Trustee an instrument in which such Person shall agree with the Trustee that such Person will hold all sums held by it for the payment to Certificateholders in an Eligible Account in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to the Certificateholders and further that such Person will otherwise be bound by all provisions hereof governing the duties and obligations of a Paying Agent. All funds remitted by the Trustee to any such Paying Agent for the purpose of making distributions shall be paid to Certificateholders on each Distribution Date and any amounts not so paid shall be returned on such Distribution Date to the Trustee. If the Paying Agent is not the Trustee, the Trustee shall remit to the Paying Agent on the Business Day prior to each Distribution Date, by wire transfer in immediately available funds, the funds to be distributed on such Distribution Date. Any Paying Agent shall be either a bank or trust company or otherwise authorized under law to exercise corporate trust powers.

                  Section 3.06 BOOK-ENTRY CERTIFICATES. The Class A, Class B, Class C, Class D and Class E Certificates, upon original issuance, shall be issued in the form of typewritten Certificates representing the Book-Entry Certificates, to be delivered to The Depository Trust Company (the "DEPOSITORY") which shall be the Clearing Agency by or on behalf of such Certificates. The Class A, Class B, Class C, Class D and Class E Certificates shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of the Clearing Agency. No Certificate Owner will receive a physical certificate representing such Certificate Owner's interest in any such Class of Certificates, except as provided in Section 3.08. Unless and until physical, fully registered Certificates of any such Class ("PHYSICAL CERTIFICATES") have been issued to Certificate Owners pursuant to Section 3.08:

                           (i) the provisions of this Section 3.06 shall be in full force and effect with respect to each such Class;

                           (ii) the Depositor, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar and the Trustee may deal with the Clearing Agency and the Clearing Agency Participants for all purposes (including the making of distributions on the Certificates of each such Class) as the authorized representatives of the Certificate Owners;

                           (iii) to the extent that the provisions of this
         Section 3.06 conflict with any other provisions of this Agreement, the provisions of this Section 3.06 shall control with respect to each such Class; and

                           (iv) the rights of Certificate Owners of each such Class shall be exercised only through the Clearing Agency and the applicable Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Depository Agreement applicable to a Class of Book-Entry Certificates, unless and until Physical Certificates of such Class are issued pursuant to Section 3.08,

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         the initial Clearing Agency will make book-entry transfers among the
         Clearing Agency Participants and receive and transmit distributions of principal and interest on such Certificates to such Clearing Agency Participants.

                  Section 3.07 NOTICES TO CLEARING AGENCY. Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Physical Certificates shall have been issued to Certificate Owners pursuant to Section 3.08, the Trustee shall give all such notices and communications specified herein to be given to Holders of the Class A, Class B, Class C, Class D and Class E Certificates to the Clearing Agency for distribution to the related Certificate Owners.

                  Section 3.08 PHYSICAL CERTIFICATES. If (i) (A) the Depositor advises the Trustee in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities under the applicable Depository Agreement, and (B) the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency with respect to any Class of Book-Entry Certificates or (iii) Certificate Owners of a Class of Book-Entry Certificates representing beneficial interests aggregating not less than 50% of the Aggregate Certificate Principal Amount of such Class advise the Trustee and the applicable Clearing Agency through the applicable Clearing Agency Participants in writing that the continuation of a book-entry system through the applicable Clearing Agency is no longer in the best interests of the Certificate Owners of such Class, the Trustee shall notify all Certificate Owners of each affected Class of Book-Entry Certificates, through the applicable Clearing Agency Participants, of the occurrence of any such event and of the availability of Physical Certificates to Certificate Owners of such Class requesting the same. Upon surrender to the Trustee of the Certificates of such Class by the applicable Clearing Agency, accompanied by registration instructions from the applicable Clearing Agency for registration, the Trustee shall issue the Physical Certificates of such Class. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Physical Certificates of such Class all references herein to obligations imposed upon or to be performed by the applicable Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Physical Certificates, and the Trustee shall recognize the Holders of the Physical Certificates of such Class as Certificateholders of such Class hereunder.

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                                   ARTICLE IV

                            ADVANCES; CERTAIN MATTERS
                   INVOLVING THE TRUSTEE AND THE FISCAL AGENT


                  P&I Advances and Servicing Advances shall be made by the Servicer, the Trustee and the Fiscal Agent, each to the extent described herein.

                  Section 4.01      P&I ADVANCES BY SERVICER.

                           (a) If, on or prior to any P&I Advance Date, the
Servicer determines that the aggregate P&I Advance Amount for the related Distribution Date is greater than zero, the Servicer shall make P&I Advances aggregating such amount; provided that the Servicer shall not be required to make any particular P&I Advance if the Servicer determines, in accordance with
Section 4.04 below, that such P&I Advance would be a Nonrecoverable Advance. It is understood and agreed that the obligation of the Servicer to make such P&I Advances is mandatory and shall apply through any court appointed stay period or similar payment delay resulting from any insolvency of the Mortgagor or related bankruptcy, notwithstanding any other provision of this Agreement.

                           (b) If the Servicer determines that there is an
aggregate P&I Advance Amount for a Distribution Date, the Servicer shall on the related P&I Advance Date (i) make the required P&I Advances by depositing in the Custodial Account an amount equal to such aggregate P&I Advance Amount, (ii) make such P&I Advances using funds being held in the Custodial Account for distribution to Certificateholders on subsequent Distribution Dates or (iii) make such P&I Advances in any combination thereof. Any funds being held in the Custodial Account for future distribution and so used shall be replaced by the Servicer from its own funds by deposit in the Custodial Account prior to any future Servicer Remittance Date to the extent that such funds, if they had not been so used to make P&I Advances, would have constituted part of the Available Distribution Amount for the Distribution Date next following such Servicer Remittance Date.

                  Section 4.02 SERVICING ADVANCES. The Servicer shall make Servicing Advances to the extent provided in each of the Transaction Documents, except to the extent that the Servicer determines, in accordance with Section
4.04 below, that any such Servicing Advance would be a Nonrecoverable Advance.

                  Section 4.03 ADVANCES BY TRUSTEE AND FISCAL AGENT. On the P&I Advance Date, the Servicer shall send to the Trustee by facsimile transmission to "Asset-Backed Securities Trust Services, Ref. LB 96-C2" at facsimile number 312-904-2084 a certification confirming that the Servicer has made the required P&I Advances, if any, on such date. If the Servicer is required under any of the Transaction Documents to make an Advance but does not do so by the related P&I Advance Date, in the case of a P&I Advance, or within three days after it is required to be made, in the case of a Servicing Advance, the Trustee shall, if it has knowledge of such failure on the part of the Servicer, make such Advance, unless the Trustee determines, in accordance with Section 4.04 below, that such Advance, if made, would be a Nonrecoverable

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Advance. If the Trustee is required under any of the Transaction Documents to make an Advance but does not do so by 12:30 p.m., Central Time, on the related Distribution Date, in the case of a P&I Advance, or within three days after it is required to be made, in the case of a Servicing Advance, the Fiscal Agent shall make such Advance, unless the Fiscal Agent determines, in accordance with
Section 4.04 below that such Advance, if made, would be a Nonrecoverable Advance. In the event the Trustee fails to make an Advance required to be made by the Trustee under any Transaction Document and such Advance is made by the Fiscal Agent, the Trustee shall not be in default under any such Transaction Documents by reason of not having made such Advance. The Servicer shall notify the Trustee and the Fiscal Agent promptly (and in any event no later than five days after each Determination Date, with respect to P&I Advances that may be distributable on the Distribution Date occurring in that month) if the Trustee is required to make an Advance in accordance with this Section 4.03; provided that failure to receive such notice shall not affect the obligation of the Trustee and the Fiscal Agent to make such Advances. To the extent that the Trustee or the Fiscal Agent is required hereunder to make P&I Advances in respect of any Distribution Date, it shall deposit in the Collection Account on or before the related Distribution Date the amount of such P&I Advance until such time as the Trustee shall have succeeded as servicer under the Transaction Documents, after which time the Trustee, as servicer, shall deposit all P&I Advances into the Custodial Account as the Servicer is so required to deposit under this Agreement. Prior to making any Advance required to be made by the Servicer under any of the Transaction Documents, the Trustee shall deliver written notice of termination to the Servicer pursuant to Section 3.01(a) of the Servicing Agreement. The Trustee and the Fiscal Agent shall not be required to make any Advance or deliver an Officer's Certificate certifying that such Advance, if made, would be a Nonrecoverable Advance if the Servicer has previously determined that such Advance, if made, would be a Nonrecoverable Advance.

                  Section 4.04 EVIDENCE OF NONRECOVERABILITY. If the Servicer, the Trustee or the Fiscal Agent determines at any time that any Advance previously made by it or proposed Advance, if made by it, would constitute a Nonrecoverable Advance, such determination shall be evidenced by an Officer's Certificate of such party delivered to the Depositor, to the Special Servicer, to the Operating Adviser and, in the case of the Servicer, to the Trustee by the third Business Day following the next succeeding Determination Date, but in no event (in the case of a proposed P&I Advance) later than three Business Days (or, in the case of the Trustee or the Fiscal Agent, one Business Day) preceding the Distribution Date on which such Advance would otherwise be paid to Holders of the Certificates. Such Officer's Certificate shall set forth such determination of nonrecoverability and the procedure and considerations of the Servicer, the Trustee or the Fiscal Agent, as the case may be, forming the basis of such determination (which shall include, without limitation, and/or be accompanied by, as applicable, with respect to each related Mortgaged Property or REO Property, financial or non-financial information such as related income and expense statements, rent rolls, occupancy status, property inspections, Servicer or Special Servicer inquiries, a Property Valuation or an Appraisal (neither of which may be more than 12 months old) and/or notification of material environmental concern).


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                  Section 4.05 INTEREST ON ADVANCES; CALCULATION OF OUTSTANDING
ADVANCES WITH RESPECT TO A MORTGAGE LOAN. Any unreimbursed Advance funded from the Servicer's, the Trustee's or the Fiscal Agent's own funds shall accrue interest on a daily basis, at a per annum rate equal to the Advance Rate, from the date such Advance was made until the date on which such Advance has been reimbursed. For purposes of determining whether a P&I Advance is outstanding, amounts collected with respect to a particular Mortgage Loan or REO Property and treated as collections of principal or interest (net of any related Retained Yield) shall be applied first to reimburse the earliest P&I Advance and then each succeeding P&I Advance to the extent not inconsistent with Section 4.06, subject to the provisions of Section 2.02(a)(i) of the Servicing Agreement. The Servicer shall attempt to collect the full amount of late fees plus an amount at least sufficient to pay Advance Interest from the Mortgagor on any loan other than a Specially Serviced Mortgage Loan. The Servicer shall retain late payment fees (exclusive, in the case of the Mortgage Loans identified on the Mortgage Loan Schedule as loan numbers 61 and 107, of the portion of such late payment fees payable to the related Retained Yield Holder) and Default Interest paid by any Mortgagor with respect to any Mortgage Loan (other than a Specially Serviced Mortgage Loan, as to which it shall not retain late payment fees or Default Interest), but only to the extent that the sum of such Default Interest and late payment fees collected from such Mortgagor, exceeds the amount of accrued Advance Interest with respect to any Advances made in respect of such Mortgage Loan.

                  Section 4.06  REIMBURSEMENT OF ADVANCES AND ADVANCE INTEREST.

                  (a) Advances made with respect to each Mortgage Loan and REO Property shall be reimbursed to the extent that the amount in respect of which such Advance was made is repaid by the Mortgagor or, as and to the extent permitted by Section 2.02 of the Servicing Agreement, was otherwise recovered from Late Collections, Net Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, Net REO Income from the related REO Property, or any other amount collected with respect to the Mortgage Loan or REO Property and applied as a payment of the amount that was advanced. The aggregate of such amounts on deposit in the Custodial Account as of any date of determination and available to reimburse outstanding Advances with respect to any Mortgage Loan or REO Property in accordance with Section 2.02 of the Servicing Agreement shall constitute the "AVAILABLE ADVANCE REIMBURSEMENT AMOUNT" for such Mortgage Loan or REO Property and such date of determination. Advances made and subsequently determined to be Nonrecoverable Advances shall be reimbursed in accordance with
Section 2.02(a) of the Servicing Agreement out of general collections on the Mortgage Loans and REO Properties on deposit in the Custodial Account.

                  (b) To the extent that Advances have been made on any Mortgage Loan or REO Property, the Available Advance Reimbursement Amount for such Mortgage Loan or REO Property for any date of determination shall be applied:
FIRST, to reimburse the Fiscal Agent up to an amount equal to the lesser of (i) all Advances outstanding with respect to such Mortgage Loan or REO Property and
(ii) all outstanding Advances reimbursable to the Fiscal Agent in respect of any Mortgage Loans and/or REO Properties; SECOND, to reimburse the Trustee up to an amount equal to the lesser of (i) all Advances outstanding with respect to such Mortgage Loan or REO Property (net of any amount reimbursed to the Fiscal Agent pursuant to the immediately preceding clause FIRST) and (ii) all outstanding Advances reimbursable to the Trustee in respect of any Mortgage Loans or REO Properties; and THIRD, to reimburse the Servicer up to an amount

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equal to the lesser of (i) all Advances outstanding with respect to such
Mortgage Loan or REO Property (net of any amounts reimbursed to the Fiscal Agent and the Trustee pursuant to the immediately preceding clauses FIRST and SECOND) and (ii) all outstanding Advances reimbursable to the Servicer in respect of any Mortgage Loans and/or REO Properties.

                  (c) At the time any Advance is reimbursed, all Advance Interest accrued and payable with respect thereto may be withdrawn from the Custodial Account from late payment charges and Default Interest collected on the related Mortgage Loan or, to the extent of that portion thereof paid to cover such Advance Interest, Repurchase Proceeds paid in respect of the related Mortgage Loan or REO Property and otherwise from general collections in respect of the Mortgage Pool on deposit in the Custodial Account, all in accordance with
Section 2.02 of the Servicing Agreement, and shall be paid: FIRST, to the Fiscal Agent up to an amount equal to the lesser of (i) all such Advance Interest accrued in respect of the Advance being reimbursed and (ii) all accrued unpaid Advance Interest payable to the Fiscal Agent up to the date of such reimbursement in respect of Advances on any Mortgage Loans or REO Properties; SECOND, to the Trustee up to an amount equal to the lesser of (i) all such Advance Interest accrued in respect of the Advance being reimbursed (net of any payment to the Fiscal Agent pursuant to the immediately preceding clause first) and (ii) all accrued unpaid Advance Interest payable to the Trustee up to the date of such reimbursement in respect of Advances on any Mortgage Loans or REO Properties; and THIRD, to the Servicer up to an amount equal to the lesser of
(i) all such Advance Interest accrued in respect of the Advance being reimbursed (net of any payments to the Fiscal Agent and the Trustee pursuant to the immediately preceding clauses FIRST and SECOND) and (ii) all accrued unpaid Advance Interest payable to the Servicer up to the date of such reimbursement in respect of Advances on any Mortgage Loans or REO Properties.

                  Section 4.07 REPRESENTATIONS AND WARRANTIES OF THE FISCAL AGENT. The Fiscal Agent hereby represents and warrants to the other parties hereto and for the benefit of the Certificateholders as of the Closing Date that:

                  (a) The Fiscal Agent is a foreign banking corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, and to enter into and perform its obligations under the Transaction Documents;

                  (b) The execution and delivery by the Fiscal Agent of this Agreement have been duly authorized by all necessary corporate action on the part of the Fiscal Agent; neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated in this Agreement or any other Transaction Document, nor compliance with the provisions of this Agreement or any other Transaction Document, will conflict with or result in a breach of, or constitute a default under, (i) any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Fiscal Agent or its properties that would materially and adversely affect the Fiscal Agent's ability to perform its obligations under the Transaction Documents, (ii) the organizational documents of the Fiscal Agent, or
         (iii) the terms of any material agreement or instrument to which the Fiscal Agent is a party or by which it is bound; the Fiscal Agent is not in default with respect to any order or decree of any court or any

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         order, regulation or demand of any federal, state, municipal or other governmental agency, which default would materially and adversely affect its performance under the Transaction Documents;

                  (c) The execution, delivery and performance by the Fiscal Agent of this Agreement and the consummation of the transactions contemplated by this Agreement and the other Transaction Documents do not require the consent, approval, authorization or order of, the giving of notice to or the registration with any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

                  (d) This Agreement has been duly executed and delivered by the Fiscal Agent and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Fiscal Agent, enforceable against the Fiscal Agent in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditors' rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

                  (e) There are no actions, suits or proceedings pending or, to the best of the Fiscal Agent's knowledge, threatened, against the Fiscal Agent that, either in any one instance or in the aggregate, would draw into question the validity of the Transaction Documents, or which would be likely to impair materially the ability of the Fiscal Agent to perform under the terms of the Transaction Documents.

                  Section 4.08 FISCAL AGENT EVENT OF DEFAULT. "Fiscal Agent Event of Default," wherever used herein, means any one of the following events:

                  (a) Any failure by the Fiscal Agent to make any Advance as and when required under the terms of this Agreement, including, without limitation, any required P&I Advance; or

                  (b) Any failure on the part of the Fiscal Agent duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Fiscal Agent contained in this Agreement or any other Transaction Document which continues unremedied for a period of 45 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Fiscal Agent by the Depositor or the Trustee; provided that to the extent the Trustee determines that the Fiscal Agent is in good faith attempting to remedy such failure and the Certificateholders shall not be materially and adversely affected thereby, such cure period may be extended for an additional 45 days to permit the Fiscal Agent to cure such failure; or

                  (c) Any breach of the representations and warranties contained in Section 4.07 that materially and adversely affects the interests of the Certificateholders and that continues unremedied for a period of 45 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Fiscal Agent by

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         the Depositor or the Trustee; provided that to the extent the Trustee determines that the Fiscal Agent is in good faith attempting to remedy such breach and the Certificateholders shall not be materially and adversely affected thereby, such cure period may be extended for an additional 45 days to permit the Fiscal Agent to cure such breach; or

                  (d) A decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Fiscal Agent and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

                  (e) The Fiscal Agent shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Fiscal Agent or of or relating to all or substantially all of its property; or

                  (f) The Fiscal Agent shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing.

                  Section 4.09   PROCEDURE UPON FISCAL AGENT EVENT OF DEFAULT.

                           (a) If a Fiscal Agent Event of Default shall occur
and be continuing, then either the Trustee or the Depositor may and, at the direction of the Holders of Certificates entitled to at least 25% of all the Voting Rights, the Trustee shall by written notice given to the Fiscal Agent (copies of which shall be sent to each of other parties hereto) terminate all authority, power and rights of the Fiscal Agent under this Agreement, whether with respect to the Mortgage Loans or otherwise; provided that, unless a successor fiscal agent is not required to be appointed as contemplated by the last sentence of this Section 4.09(a), in no event shall the termination of the Fiscal Agent be effective until a successor fiscal agent designated by the Trustee shall have assumed the Fiscal Agent's responsibilities and obligations under this Agreement and the Rating Agencies shall have confirmed in writing that such designation shall not result in the qualification, downgrading or withdrawal of the ratings on the Certificates that are then rated. The Fiscal Agent agrees to cooperate with the Trustee in effecting the termination of the Fiscal Agent's responsibilities and rights hereunder as Fiscal Agent. Notwithstanding anything herein to the contrary, upon the termination of the Fiscal Agent in accordance with this Section 4.09(a), the Trustee shall not be required to designate a successor fiscal agent if (but only for so long as) the long-term unsecured senior debt of the Trustee is rated at least "AA" or "Aa2", as applicable, by each Rating Agency (or, in the case of any Rating Agency, such lower rating as is confirmed by such Rating Agency in writing will not adversely affect any rating then assigned thereby to the Certificates).


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                           (b) Notwithstanding the termination of its activities
as Fiscal Agent, the terminated Fiscal Agent shall continue to be entitled to reimbursement to the extent provided in Section 4.06 but only to the extent such reimbursement relates to the period up to and including the date on which the Fiscal Agent's termination is effective.

                  Section 4.10 MERGER OR CONSOLIDATION. Any Person into which the Fiscal Agent may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Fiscal Agent shall be a party, or any Person succeeding to the business of the Fiscal Agent, shall be the successor of the Fiscal Agent hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided that
(i) the successor to the Fiscal Agent or resulting Person shall have a long-term unsecured debt rating of at least "AA" or "Aa2", as applicable, from each Rating Agency, (ii) such successor or resulting Person shall be satisfactory to the Depositor and the Trustee, (iii) such successor or resulting Person shall execute and deliver to the Trustee an agreement, in form and substance satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Fiscal Agent under this Agreement from and after the date of such agreement, (iv) the Rating Agencies shall be given prior written notice of the identity of the proposed successor or resulting Person and the Rating Agencies shall have confirmed in writing that the ratings on the Certificates will not be qualified, downgraded or withdrawn by reason thereof, and (v) the Fiscal Agent shall deliver to the Trustee an Officer's Certificate and an Opinion of Counsel acceptable to the Trustee (which opinion shall be at the expense of the Fiscal Agent) stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement.

                  Section 4.11  RESIGNATION OF FISCAL AGENT.

                           (a) Except as otherwise provided in Section 4.11(b)
hereof, the Fiscal Agent shall not resign from the obligations and duties hereby imposed on it unless it determines that the Fiscal Agent's duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (provided that it had been engaged in such activities as of the date hereof). Any such determination permitting the resignation of the Fiscal Agent shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Depositor (which opinion shall be at the expense of the Fiscal Agent). Unless a successor fiscal agent is not required to be appointed as contemplated by the last sentence of this Section 4.11(a), no such resignation shall become effective until a successor fiscal agent designated by the Trustee shall have assumed the Fiscal Agent's responsibilities and obligations under this Agreement and the Rating Agencies shall have confirmed in writing that such designation shall not result in a qualification, downgrading or withdrawal of the ratings on the Certificates that are then rated. Notice of such resignation shall be given promptly in writing by the Fiscal Agent to the Trustee. Notwithstanding anything herein to the contrary, upon the resignation of the Fiscal Agent in accordance with this Section 4.11(a), the Trustee shall not be required to designate a successor fiscal agent if (but only for so long as) the long-term unsecured senior debt of the Trustee is rated at least "AA" or "Aa2", as applicable, by each Rating Agency (or, in the case of either Rating Agency, such lower rating

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as is confirmed by such Rating Agency in writing will not adversely affect any rating then assigned thereby to the Certificates).

                           (b) The Fiscal Agent may resign from the obligations
and duties imposed on it hereby at any time after October 31, 1997, upon reasonable notice to the Trustee, provided that (i) a successor fiscal agent is
(A) available, and (B) willing to assume the obligations, responsibilities, and covenants to be performed under the Transaction Documents by the Fiscal Agent on substantially the same terms and conditions to those provided for under the Transaction Documents, (ii) the Fiscal Agent bears all costs associated with such resignation, (iii) the successor fiscal agent has a long-term unsecured debt rating of at least "AA" or "Aa2", as applicable, from each Rating Agency,
(iv) the successor fiscal agent is approved by the Depositor and the Trustee, and (v) the Rating Agencies shall have confirmed in writing that the appointment of such successor fiscal agent shall not result in a qualification, downgrading or withdrawal of the ratings on the Certificates that are then rated.

                  Section 4.12 FEES OF THE FISCAL AGENT. The Fiscal Agent shall be entitled to receive (and the Trustee shall pay without right of reimbursement) reasonable compensation for all services rendered by the Fiscal Agent under this Agreement or any other Transaction Document.

                  Section 4.13 LIMITATION ON LIABILITY OF THE FISCAL AGENT AND OTHERS. Neither the Fiscal Agent nor any of the directors, officers, employees or agents of the Fiscal Agent shall be under any liability to the Certificateholders, the Depositor or the Trustee for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement or any other Transaction Document, or for errors in judgment; provided that this provision shall not protect the Fiscal Agent or any such person against any breach of a representation or warranty contained herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of duties or by reason of reckless disregard for its obligations and duties under this Agreement or any other Transaction Document. The Fiscal Agent and any director, officer, employee or agent of the Fiscal Agent may rely in good faith on any document of any kind PRIMA FACIE properly executed and submitted by any Person respecting any matters arising hereunder. The Fiscal Agent shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties with respect to the Mortgage Loans and any REO Properties in accordance with this Agreement or any other Transaction Document.

                  Section 4.14  INDEMNIFICATION OF FISCAL AGENT.

                           (a) The Fiscal Agent and each of its directors,
officers, employees and agents shall be entitled to indemnification from the Trust Fund out of the Custodial Account for any loss, liability or expense incurred without negligence, bad faith or willful misconduct on their part, arising out of, or in connection with, the performance (in accordance with the terms of this Agreement) of their obligations under this Agreement (including, without limitation, any such loss, liability or expense incurred in connection with any action or inaction of the Servicer pursuant to this Agreement or the Servicing Agreement or the Special Servicer pursuant to this Agreement or the Special Servicing Agreement), including the costs and expenses of defending themselves against any related claims; provided that:

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                                    (i) with respect to any such claim, the
         Fiscal Agent shall have given the Depositor and the Holders of the Certificates written notice thereof promptly after the Fiscal Agent shall have knowledge thereof (except that failure to give such notice shall not affect the Fiscal Agent's rights to indemnification unless the Depositor's or Holders' defense of such claim is materially prejudiced thereby);

                                    (ii) while maintaining control over its own
         defense, the Fiscal Agent shall cooperate and consult fully with the Depositor in preparing such defense; and

                                    (iii) notwithstanding anything to the
         contrary in this Section 4.14(a), the Trust Fund shall not be liable for settlement of any such claim by the Fiscal Agent entered into without the prior consent of the Depositor, which consent shall not be unreasonably withheld.

The provisions of this Section 4.14(a) shall survive any termination of this Agreement and the resignation or removal of the Fiscal Agent.

                           (b) The Depositor shall indemnify and hold harmless
the Fiscal Agent, its directors, officers, employees or agents and each Person, if any, who controls the Fiscal Agent within the meaning of the 1933 Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Fiscal Agent or any of its directors, officers, employees, agents or controlling Persons may become subject under the 1933 Act, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Registered Certificates under the 1933 Act as originally filed or any amendment thereof (collectively, for purposes of this Section 4.14, the "Registration Statement"), or in the 1996-C2 Prospectus or the 1996-C2 PPM (collectively, for purposes of this Section 4.14, the "Disclosure Documents"), or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Disclosure Document, in light of the circumstances under which they were made) not misleading and shall reimburse the Fiscal Agent, its directors, officers, employees, agents and controlling Persons for any legal and other expenses reasonably incurred by the Fiscal Agent or any such director, officer, employee, agent or controlling Person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action; provided that the Depositor shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or Disclosure Documents in reliance upon and in conformity with written information concerning the Fiscal Agent furnished to the Depositor by or on behalf of the Fiscal Agent specifically for inclusion therein. The Fiscal Agent shall immediately notify the Depositor if a claim is made by a third party entitling the Fiscal Agent or any of its directors, officers, employees, agents or controlling Persons to indemnification under this Section 4.14(b), whereupon the Depositor shall assume the defense of any such claim (with counsel reasonably satisfactory to the Fiscal Agent) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Depositor shall not affect any rights the Fiscal Agent, its directors, officers, employees, agents or controlling

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Persons may have to indemnification under this Section 4.14(b), unless the
Depositor's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of any of the Transaction Documents and any termination or resignation of any of the Trustee, the Fiscal Agent, the Servicer and the Special Servicer under any of the Transaction Documents.

                           (c) The Fiscal Agent shall indemnify and hold
harmless the Depositor, its directors, officers, employees or agents and each Person, if any, who controls the Depositor within the meaning of the 1933 Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Depositor or any of its directors, officers, employees, agents or controlling Persons may become subject under the 1933 Act, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Documents, or arises out of, or is based upon, the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and shall reimburse the Depositor and its directors, officers, employees, agents and controlling Persons for any legal and other expenses reasonably incurred by the Depositor or any such director, officer, employee, agent or controlling Person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Fiscal Agent furnished to the Depositor by or on behalf of the Fiscal Agent specifically for inclusion therein. The Depositor shall immediately notify the Fiscal Agent if a claim is made by a third party entitling the Depositor or any of its directors, officers, employees, agents or controlling Persons to indemnification under this Section 4.14(c), whereupon the Fiscal Agent shall assume the defense of any such claim (with counsel reasonably satisfactory to the Depositor) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Fiscal Agent shall not affect any rights the Depositor or any of its directors, officers, employees, agents or controlling Persons may have to indemnification under this Section 4.14(c), unless the Fiscal Agent's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of any of the Transaction Documents and any termination or resignation of the Fiscal Agent under any of the Transaction Documents.

                           (d) The Depositor and the Fiscal Agent expressly
agree that the only written information concerning the Fiscal Agent furnished by or on behalf of the Fiscal Agent for inclusion in the Registration Statement or the Disclosure Documents is the information set forth in the last sentence under the caption "DESCRIPTION OF THE CERTIFICATES--The Fiscal Agent" in the 1996-C2 Prospectus Supplement, which information the Fiscal Agent hereby represents to be true and correct in all material respects as of the date of the 1996-C2 Prospectus Supplement and as of the Closing Date.

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                                    ARTICLE V

                        ADMINISTRATION OF THE TRUST FUND


                  Section 5.01  DUTIES OF THE SERVICER AND THE SPECIAL SERVICER.

                           (a) For and on behalf of the Certificateholders and
the Trustee, the Servicer shall service the Mortgage Loans (other than the Specially Serviced Mortgage Loans except to the limited extent contemplated thereby) in the best interest of the Trust and the Certificateholders in accordance with applicable law and the provisions of the Transaction Documents, the respective Mortgage Loans and the related Insurance Policies and, to the extent consistent with the foregoing, in accordance with Accepted Servicing Practices.

                           (b) For and on behalf of the Certificateholders and
the Trustee, the Special Servicer shall service the Specially Serviced Mortgage Loans, perform certain limited duties as to the remaining Mortgage Loans and manage the REO Properties in accordance with applicable law and the provisions of the Transaction Documents (including, without limitation, such provisions relating to the authority of an Operating Adviser), the respective Mortgage Loans and the related Insurance Policies and, to the extent consistent with the foregoing, in accordance with Accepted Servicing Practices.

                           (c) The Certificateholders and the Trust shall be
third party beneficiaries of the Servicing Agreement and the Special Servicing Agreement.

                           (d) The Trustee shall enforce the obligations of the
Servicer and the Special Servicer under the Servicing Agreement and the Special Servicing Agreement on behalf of and for the benefit of the Trust and the Certificateholders and shall be entitled to reimbursement for the associated costs and expenses out of the Collection Account pursuant to Sections 5.05(b) and 7.12. If a Servicer Event of Default or a Special Servicer Event of Default shall occur and be continuing, then either the Trustee or the Depositor may, and at the direction of the Holders of Certificates entitled to at least 25% of the Voting Rights, the Trustee shall terminate all authority, power and rights of the Servicer or the Special Servicer, as appropriate, as such under the Transaction Documents, whether with respect to the Mortgage Loans or otherwise, all in accordance with the Servicing Agreement or the Special Servicing Agreement, as applicable. The Operating Adviser may direct the Trustee to, and the Trustee shall upon direction of the Operating Adviser, terminate the services of the Special Servicer under the Transaction Documents in accordance with Section 3.01(c) of the Special Servicing Agreement.

                           (e) Notwithstanding anything to the contrary
contained in the Transaction Documents, the Servicer shall not modify, waive or amend any term of any Mortgage Loan or the related Mortgage Note.


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                  Section 5.02  RESIGNATION OR TERMINATION OF SERVICER.

                           (a) In the event that the Servicer may resign or be
terminated as Servicer under the Servicing Agreement, then the Servicer shall automatically be deemed to have resigned or been terminated, as the case may be, hereunder, and any successor servicer appointed under the Servicing Agreement shall automatically succeed to the rights and obligations of the Servicer hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding hereunder.

                           (b) On and after the time the Servicer is terminated
for cause or resigns pursuant to the Servicing Agreement, provided, another successor to the Servicer has not been provided for pursuant to Section 3.02(b) or 4.19(a) of the Servicing Agreement, as the case may be, the Trustee shall be the successor in all respects to the Servicer in such capacity under the Transaction Documents and the transactions set forth or provided for in the Transaction Documents and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Servicer by the terms and provisions of the Transaction Documents; provided that any failure to perform such duties or responsibilities caused by the Servicer's failure to provide required information shall not be considered a default by the Trustee under the Transaction Documents. In addition, the Trustee shall have no liability relating to (i) the representations and warranties of the Servicer contained in the Servicing Agreement or (ii) any obligation incurred by the Servicer prior to its termination or resignation (including, without limitation, the Servicer's obligations to repay losses resulting from the investment of funds in any account established pursuant to this Agreement or the Servicing Agreement). In the Trustee's capacity as such successor, the Trustee shall have the same limitations on liability granted to the Servicer in the Transaction Documents. As compensation therefor, the Trustee shall be entitled to receive the compensation payable to the Servicer set forth in the Servicing Agreement.

                           (c) Notwithstanding the above, the Trustee may, if it
is unwilling to so act as a successor servicer, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established commercial or multifamily mortgage finance institution, servicer or special servicer or mortgage servicing institution having a net worth of not less than $10,000,000, meeting such other standards for a successor servicer as are set forth in Section 4.18 of the Servicing Agreement and which, as confirmed by the Rating Agencies in writing, will not adversely affect the then current rating of any Class of Certificates with a rating, as the successor to the Servicer under the Transaction Documents in the assumption of all of the responsibilities, duties and liabilities of the Servicer thereunder. Pending any such appointment, the Trustee shall act in such capacity as hereinabove provided. Any entity designated by the Trustee as successor Servicer may be an Affiliate of the Trustee; provided that such Affiliate shall meet the standards set forth in the Servicing Agreement for a successor servicer. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided that no such compensation shall be in excess of that permitted to the Servicer under the Servicing Agreement. The Trustee and such successor shall take such actions, consistent with the Transaction Documents as shall be necessary to effectuate any such succession. The Servicer shall cooperate with the Trustee and any successor servicer

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in effecting the termination of the Servicer's responsibilities and rights under the Transaction Documents, including, without limitation, notifying Mortgagors of the assignment of the servicing function, providing the Trustee and any other successor servicer with all documents and records in the Servicer's possession in electronic or other form reasonably requested by the Trustee or such other successor servicer to enable it to assume the Servicer's functions under the Transaction Documents and transferring to the Trustee or such other successor servicer all amounts which shall at the time be or should have been deposited by the Servicer in the Custodial Account and any other account or fund maintained with respect to the Certificates or as may thereafter be received with respect to the Mortgage Loans. Neither the Trustee nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by
(i) the failure of the terminated Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the terminated Servicer.

                           (d) Upon termination of the Servicer or appointment
of a successor to the Servicer, the Trustee shall promptly mail notice thereof by first class mail to the Certificateholders at their respective addresses appearing on the Certificate Register.

                  Section 5.03  RESIGNATION OR TERMINATION OF SPECIAL SERVICER.

                           (a) In the event that the Special Servicer may resign
or be terminated as Special Servicer under the Special Servicing Agreement, then the Special Servicer shall automatically be deemed to have resigned or been terminated, as the case may be, hereunder, and any successor special servicer appointed under the Special Servicing Agreement shall automatically succeed to the rights and obligations of the Special Servicer hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding hereunder.

                           (b) On and after the time the Special Servicer is
terminated for cause or resigns pursuant to the Special Servicing Agreement, provided another successor to the Special Servicer has not been provided for pursuant to Section 3.01(c) or 4.21(b) of the Special Servicing Agreement, as the case may be, the Trustee shall be the successor in all respects to the Special Servicer in such capacity under the Transaction Documents and the transactions set forth or provided for in the Transaction Documents and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Special Servicer by the terms and provisions of the Transaction Documents; provided that any failure to perform such duties or responsibilities caused by the Special Servicer's failure to provide required information shall not be considered a default by the Trustee under the Transaction Documents. In addition, the Trustee shall have no liability relating to (i) the representations and warranties of the Special Servicer contained in the Special Servicing Agreement or (ii) any obligation incurred by the Special Servicer prior to its termination or resignation. In the Trustee's capacity as such successor, the Trustee shall have the same limitations on liability granted to the Special Servicer under the Transaction Documents. As compensation therefor, the Trustee shall be entitled to receive the compensation payable to the Special Servicer set forth in the Special Servicing Agreement.


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                           (c) Notwithstanding the above, the Trustee may, if it
is unwilling to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established commercial or multifamily mortgage finance institution, servicer or special servicer or mortgage servicing institution meeting such standards for a successor special servicer as are set forth in Section 4.20 of the Special Servicing Agreement and which, as confirmed by the Rating Agencies in writing, will not adversely affect the then current rating of any Class of Certificates with a rating, as the successor to the Special Servicer under the Transaction Documents in the assumption of all of the responsibilities, duties and liabilities of the Special Servicer thereunder. Pending any such appointment, the Trustee shall act in such capacity as hereinabove provided. Any entity designated by the Trustee as successor Special Servicer may be an Affiliate of the Trustee; provided that such Affiliate shall meet the standards set forth in the Special Servicing Agreement for a successor special servicer. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans and REO Properties as it and such successor shall agree; provided that no such compensation shall be in excess of that permitted to the Special Servicer under the Special Servicing Agreement. The Trustee and such successor shall take such actions, consistent with the Transaction Documents as shall be necessary to effectuate any such succession. The Special Servicer shall cooperate with the Trustee and any successor special servicer in effecting the termination of the Special Servicer's responsibilities and rights under the Transaction Documents, including, without limitation, notifying Mortgagors of Specially Serviced Mortgage Loans of the assignment of the special servicing function, providing the Trustee and any other successor special servicer with all documents and records in the Special Servicer's possession in electronic or other form reasonably requested by the Trustee or such other successor special servicer to enable it to assume the Special Servicer's functions under the Transaction Documents and transferring to the Trustee or such other successor special servicer all amounts which shall at the time be or should have been deposited by the Special Servicer in the Custodial Account, any REO Account and any other account or fund maintained with respect to the Certificates or as may thereafter be received with respect to the Mortgage Loans or any REO Properties. The
Special Servicer's additional out-of-pocket costs in connection with the transfer of servicing shall be paid by the Special Servicer without any right of reimbursement, unless the Special Servicer has been terminated without cause, in which case such additional costs shall be reimbursable to the Special Servicer by the Controlling Class. Neither the Trustee nor any other successor special servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the terminated Special Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the terminated Special Servicer.

                           (d) Upon termination of the Special Servicer or
appointment of a successor to the Special Servicer, the Trustee shall promptly mail notice thereof by first class mail to the Certificateholders at their respective addresses appearing on the Certificate Register.

                  Section 5.04  THE CUSTODIAL ACCOUNT AND THE REO ACCOUNTS.

                           (a) On or prior to the Closing Date, the Servicer
shall be required in the Servicing Agreement to establish and thereafter maintain one or more accounts (collectively,

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the "CUSTODIAL ACCOUNT"), each of which shall be an Eligible Account, in the name of "LaSalle National Bank, as Trustee for Holders of LB Commercial Conduit Mortgage Trust II, Multiclass Pass-Through Certificates, Series 1996-C2-Custodial Account". The Custodial Account shall relate solely to the Mortgage Loans and funds in the Custodial Account shall not be commingled with any other moneys. The Servicer shall be required to make deposits to the Custodial Account in accordance with Section 2.01(c) of the Servicing Agreement and shall be permitted to make withdrawals therefrom pursuant to Section 2.02 of the Servicing Agreement. Amounts on deposit therein may be invested in Eligible Investments in accordance with Section 2.01(d) of the Servicing Agreement. On each Servicer Remittance Date, the Servicer shall be required under the Servicing Agreement to remit from the Custodial Account to the Trustee for deposit into the Collection Account the Available Distribution Amount (net of any portion of such Available Distribution Amount that is on deposit in the Collection Account) for the next succeeding Distribution Date, all Net Prepayment Premiums collected on the Mortgage Loans during the most recently ended Collection Period and amounts to be applied to the Trustee Fee and any expenses of the Trust payable out of the Collection Account under this Agreement.

                           (b) The Special Servicer shall be required pursuant
to the Special Servicing Agreement to segregate and hold all funds collected and received in connection with the operation of each REO Property separate and apart from its own funds and general assets and shall be required pursuant to the Special Servicing Agreement to establish and maintain with respect to each REO Property an account (an "REO ACCOUNT") to be held in trust for the benefit of the Certificateholders in the name of "LaSalle National Bank, as Trustee for the Holders of LB Commercial Conduit Mortgage Trust II, Multiclass Pass-Through Certificates, Series 1996-C2-[name of REO Property]". Each REO Account is to be an Eligible Account, and amounts therein are to be invested in Eligible Investments. On each Special Servicer Remittance Date, the Special Servicer shall be required pursuant to the Special Servicing Agreement to withdraw from each REO Account and deposit in the Custodial Account the Net REO Income, Insurance Proceeds and/or Condemnation Proceeds received on the related REO Property during the most recently ended Collection Period (together with reinvestment income thereon); provided that the Special Servicer may retain in such REO Account such portion of such proceeds and collections as may be necessary to maintain in such account funds sufficient for the proper operation, management and maintenance of the related REO Property.

                  Section 5.05   THE COLLECTION ACCOUNT.

                           (a) The Trustee, or the Paying Agent, on behalf of
the Trustee, shall establish and maintain in the name of the Trustee, a segregated trust account (the "COLLECTION ACCOUNT"), to be held in trust for the benefit of the Holders of the Certificates until disbursed pursuant to the terms of this Agreement, entitled: "LaSalle National Bank, as trustee, in trust for the benefit of the Holders of LB Commercial Conduit Mortgage Trust II, Multiclass PassThrough Certificates, Series 1996-C2--Collection Account." The Collection Account shall be an Eligible Account. The Collection Account shall relate solely to the Certificates issued hereunder and funds in the Collection Account shall be held separate and apart from and shall not be commingled with any other moneys including, without limitation, other moneys of the Trustee or the Paying Agent, as applicable, held under this Agreement. The funds held in the Collection Account shall not be invested.


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                           (b) The Trustee or the Paying Agent, as applicable,
shall deposit into the Collection Account on the Business Day received all moneys remitted by the Servicer pursuant to the Servicing Agreement. The Trustee and the Fiscal Agent shall deposit in the Collection Account on or before the related Distribution Date any P&I Advances made thereby in accordance with
Section 4.03 until such time as the Trustee shall have succeeded the Servicer under the Transaction Documents. The Trustee or the Paying Agent, as applicable, shall make withdrawals from the Collection Account only for the following purposes:

                                    (i) to withdraw amounts deposited in the
         Collection Account in error;

                                    (ii) to pay to the Trustee all earned but
         unpaid Trustee Fees and to pay certain costs and expenses of the Trustee and Fiscal Agent pursuant to Section 7.01(c)(v) or 7.12;

                                    (iii) to pay any tax-related expenses
         pursuant to Section 10.01(c);

                                    (iv) to pay any federal, state or local tax
         required to be paid out of the Collection Account pursuant to Section 10.01(h);

                                    (v) to pay any other expenses of the Trust
         required to be paid out of the Collection Account pursuant to any of the Transaction Documents;

                                    (vi) to pay to the Servicer the amount
         certified by the Servicer to be unpaid Servicing Fees and to pay to the Special Servicer the amount certified by the Special Servicer to be unpaid Special Servicing Basic Fees and Special Servicing Supplemental Fees, in each case, from the interest portion of any P&I Advance made by the Trustee or the Fiscal Agent directly into the Collection Account in respect of the Mortgage Loan or REO Loan as to which any such fee was earned;

                                    (vii) to make distributions to the Holders
         of the Certificates pursuant to Sections 6.01 and 6.02; and

                                    (viii) to clear and terminate the Collection
         Account pursuant to Section 8.02.

                  Section 5.06 SALE OF DEFAULTED MORTGAGE LOANS. In the event that the Trustee receives any bid or bids from any Person to purchase for cash any Defaulted Mortgage Loan, then the Special Servicer, on behalf of the Trustee, shall sell such Mortgage Loan on a cash only basis to the highest bidder; provided that the price shall not be less than the Purchase Price. The Trustee shall be under no obligation to solicit such bids. The procedure used in transferring such Mortgage Loan shall be the same as set forth in Section 2.04 above, provided that the bidder shall pay all costs in connection therewith, and the Trustee shall have received an Opinion of Counsel, the expense of which shall be paid by such bidder, to the effect that such purchase as provided in this Section 5.06 will not cause (i) a loss of REMIC status for REMIC I, REMIC II or REMIC III, or (ii) a gain on prohibited transactions imposed by Section 860F(a) of the Code or (iii) any of REMIC I, REMIC II or REMIC III to be subject to any tax under the

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REMIC Provisions. Proceeds received from any such sale shall constitute
"Liquidation Proceeds", and the portion thereof constituting Net Liquidation Proceeds shall be delivered to the Servicer for deposit in the Custodial Account.

                  Section 5.07 SALE OF DEFAULTED MORTGAGE LOANS AND REO PROPERTIES.

                  (a) Unless the terms of Section 5.06 apply, the Special Servicer may, subject to any rights of the Operating Adviser to approve or direct the actions of the Special Servicer in connection therewith pursuant to
Section 5.10, offer to sell for cash to any Person any Defaulted Mortgage Loan or any REO Property (at the Purchase Price therefor), but in any event, shall so offer to sell any REO Property no later than the time determined by the Special Servicer to be sufficient to result in the sale of such REO Property on or prior to the date specified in Section 4.15 of the Special Servicing Agreement. The Special Servicer shall give the Operating Adviser and the Trustee not less than five days' prior written notice of its intention to sell any Defaulted Mortgage Loan or REO Property, and thereafter, subject to any rights of the Operating Adviser to approve or direct the actions of the Special Servicer in connection therewith, the Special Servicer shall offer such Defaulted Mortgage Loan or REO Property for sale in a fair auction or other manner consistent with the servicing standards set forth in Section 4.01 of the Special Servicing Agreement and shall (subject to the next paragraph) accept the highest cash bid received from any Person for any Defaulted Mortgage Loan or any REO Property in an amount at least equal to the Purchase Price therefor; provided that, in the absence of any such bid, the Special Servicer shall (subject to the next paragraph) accept the highest bid received from any Person that is determined by the Special Servicer (or, if the Special Servicer or any Affiliate thereof would otherwise be the winning bidder, by the Trustee in consultation with the Operating Adviser) to be a fair price for such Defaulted Mortgage Loan or REO Property. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any Defaulted Mortgage Loan or REO Property pursuant hereto.

                  Unless so directed by the Operating Adviser, the Special Servicer shall not be obligated by the foregoing paragraph or otherwise to accept the highest bid if the Special Servicer determines, in accordance with the servicing standards stated in Section 4.01 of the Special Servicing Agreement, that rejection of such bid would be in the best interests of the Certificateholders. In addition, the Special Servicer may, unless the Operating Adviser directs otherwise, accept a lower bid of a Person other than an Interested Person if it determines, in accordance with the servicing standards stated in Section 4.01 of the Special Servicing Agreement, that acceptance of such bid would be in the best interests of the Certificateholders (for example, if the prospective buyer making the lower bid is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower bid are more favorable). The Special Servicer, after consultation with the Operating Adviser, shall determine no later than six months prior to the end of the two-year period referred to in Section 4.15 of the Special Servicing Agreement with respect to any REO Property whether a sale of such REO Property pursuant to any bids being made with respect thereto is in the best interests of the Certificateholders. If the Special Servicer so determines, after consultation with the Operating Adviser, that such a sale would not be in the best interests of the Certificateholders, the Special Servicer shall seek an extension of such two-year period in the manner described in Section 4.15 of the Special Servicing Agreement.

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                  The Special Servicer shall not follow any direction of the
Operating Adviser in connection with this Section 5.07(a) unless such direction satisfies the requirements of Section 5.10(c).

                  (b) In determining whether the price to be paid by the Special Servicer or any Affiliate thereof represents a fair price for any Defaulted Mortgage Loan or REO Property, the Trustee may conclusively rely on the opinion of a Qualified Appraiser retained by the Special Servicer at the expense of the Trust payable out of the Collection Account. In determining whether any bid or the price to be paid by the Special Servicer or any Affiliate thereof constitutes a fair price for any Defaulted Mortgage Loan or REO Property, the Special Servicer shall take into account, and any appraiser shall be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Defaulted Mortgage Loan, the physical condition of the related Mortgaged Property or such REO Property, the state of the local economy and, subject to any extension thereof obtained as contemplated above, the Trust's obligation to dispose of any REO Property within the two-year period specified in Section 4.15 of the Special Servicing Agreement.

                  (c) Subject to the provisions of Section 4.15 of the Special Servicing Agreement, the Special Servicer shall act on behalf of the Trust Fund in negotiating and taking any other action necessary or appropriate in connection with the sale of any Defaulted Mortgage Loan or REO Property, including the collection of all amounts payable in connection therewith. Any sale of a Defaulted Mortgage Loan or any REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Depositor, the Servicer, the Special Servicer or the Trust (except that any contract of sale and assignment and conveyance documents may contain customary warranties of title, so long as the only recourse for breach thereof is to the Trust), and, if consummated in accordance with the terms of this Agreement, none of the Servicer, the Special Servicer, the Depositor or the Trustee shall have any liability to the Trust or any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

                  (d) The proceeds of any sale, after deduction of the expenses of such sale incurred in connection therewith, shall constitute Net Liquidation Proceeds and shall be deposited within one Business Day in the Custodial Account.

                  Section 5.08  OPERATING ADVISER; ELECTIONS.

                  (a) Certificateholders representing more than 50% by Certificate Principal Amount of the Certificates of the then Controlling Class shall in accordance with this Section 5.08 be entitled to vote to elect an adviser (the "OPERATING ADVISER") having the powers specified in Section 5.10. Upon (i) the receipt by the Trustee of written requests for an election of an Operating Adviser from Certificateholders representing more than 50% by Certificate Principal Amount of the Certificates of the then Controlling Class,
(ii) the resignation or removal of the Person acting as Operating Adviser or
(iii) a determination by the Trustee that the Controlling Class has changed, an election of a successor Operating Adviser shall be held commencing as soon as practicable thereafter. The Operating Adviser shall be elected for the purpose of advising, approving and directing the actions of the Special Servicer specified herein in respect of the Specially Serviced Mortgage Loans.

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                  (b) After any such receipt, resignation, removal or
determination contemplated by Section 5.08(a), the Trustee shall, for purposes of electing an Operating Adviser, call a meeting of the Holders of the Controlling Class. Notice of the meeting of such Holders shall be mailed or delivered to each such Holder not less than 10 nor more than 60 days prior to the meeting. The notice shall state the place and the time of the meeting, which may be held by telephone. Certificateholders representing a majority of Certificate Principal Amount of the Certificates of the Controlling Class, present in person or represented by proxy, shall constitute a quorum for the nomination of an Operating Adviser. At the meeting, each such Holder shall be entitled to nominate one Person to act as Operating Adviser. The Trustee shall cause the election of the Operating Adviser to be held as soon thereafter as convenient.

                  (c) Each Holder of the Certificates of the Controlling Class shall be entitled to vote in each election of the Operating Adviser. The voting in each election of the Operating Adviser shall be in writing mailed, delivered or sent by courier and actually received by the Trustee on or prior to the date of such election. Immediately upon receipt by the Trustee of votes (which have not been rescinded) from the Holders of Certificates representing more than 50% by Certificate Principal Amount of the Certificates of the then Controlling Class, which votes are cast for a single Person, such Person shall be, upon such Person's acceptance, the Operating Adviser. Prior to the election of the initial Operating Adviser, and in the event that an Operating Adviser shall have resigned or been removed and a successor Operating Adviser shall not have been elected, there shall be no Operating Adviser. Notwithstanding anything to the contrary herein or in any other Transaction Document, the Special Servicer shall not have any right or obligation to notify, to consult with, or to seek and/or obtain approval or direction from an Operating Adviser, and the Special Servicer may act in accordance with the provisions of the Transaction Documents without providing such notice, engaging in such consultation or seeking or obtaining such approval or direction, in any event during the period prior to the initial selection of an Operating Adviser and, if the Operating Adviser resigns or is removed, during the period following such resignation or removal until a replacement is selected.

                  (d) The Operating Adviser may be removed at any time by the written vote, copies of which must be delivered to the Trustee, of more than 50% by Certificate Principal Amount of the Holders of the Certificates of the then Controlling Class.

                  (e) The Trustee shall act as judge of each election of an Operating Adviser and, absent manifest error, the determination of the results of any such election by the Trustee shall be conclusive. Notwithstanding any other provisions of this Section 5.08, the Trustee may make such reasonable regulations as it may deem advisable for any such election.

                  Section 5.09 LIMITATION ON LIABILITY OF OPERATING ADVISER. The Operating Adviser shall not have any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided that this provision shall not protect the Operating Adviser against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Operating Adviser may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates and that the Operating Adviser may have

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special relationships and interests that conflict with those of Holders of some
Classes of the Certificates, and further, each Certificateholder agrees to take no action against the Operating Adviser or any of its respective officers, directors, employees, principals or agents as a result of such a special relationship or conflict.

                  Section 5.10   DUTIES OF OPERATING ADVISER.

                  (a) Prior to the Special Servicer taking any of the following actions, the Special Servicer shall notify the Operating Adviser, if any, in writing, of its intention to take such action (with a copy of such notice to be forwarded to the Holders of the Controlling Class); and, subject to Section 5.10(c), if there is an Operating Adviser, the Special Servicer shall refrain from taking such action if such Operating Adviser shall have objected to such action in writing within five Business Days of receiving such notice (if a written objection to such action has not been received by the Special Servicer within such five Business Day period, then the Operating Adviser's approval will be deemed to have been given):

                           (i) any foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

                           (ii) any modification of a Money Term of a Mortgage Loan other than a modification consisting of the extension of the Maturity Date of a Mortgage Loan for one year or less;

                           (iii) any proposed sale of a Defaulted Mortgage Loan or REO Property (other than upon termination of the Trust Fund pursuant to Article VIII);

                           (iv) any determination to bring an REO Property into compliance with Environmental Laws;

                           (v) any acceptance of substitute or additional collateral for a Mortgage Loan;

                           (vi) any waiver of a "due-on-sale" or
         "due-on-encumbrance" clause; and

                           (vii) any acceptance of an assumption agreement releasing a Mortgagor from liability under a Mortgage Loan.

                  (b) In addition, the Operating Adviser may direct the Special Servicer to take, or to refrain from taking, such other actions as the Operating Adviser may deem advisable or as to which provision is otherwise made herein.

                  (c) The Special Servicer shall ignore any objection of the Operating Adviser delivered pursuant to Section 5.10(a), and shall refuse to follow any direction of the Operating Adviser given pursuant to Section 5.10(b), if acting or refraining from acting, as the case may be, in accordance with such objection or direction would be inconsistent with Accepted Servicing Practices or, in the case of any such direction, would require or cause the Special Servicer to

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violate any other provision of the Transaction Documents, including, without limitation, the Special Servicer's obligation to act in accordance with the servicing standards set forth in Section 4.01 of the Special Servicing Agreement, or expose the Servicer, the Special Servicer, the Trust or the Trustee to liability, or materially expand the scope of the Special Servicer's responsibilities under the Transaction Documents.

                  Section 5.11  REPORTS TO CERTIFICATEHOLDERS.

                           (a) On each Distribution Date, the Trustee shall
deliver or cause to be delivered by first class mail to each Certificateholder, the Depositor, the Servicer, the Special Servicer and the Rating Agencies a written report (a "DISTRIBUTION DATE STATEMENT") setting forth the following information:

                                    (i) the aggregate amount of the distribution
         to be made on such Distribution Date to the Holders of each Class of REMIC III Regular Certificates applied to reduce the Aggregate Certificate Principal Amount thereof;

                                    (ii) the aggregate amount of the
         distribution to be made on such Distribution Date to the Holders of each Class of REMIC III Regular Certificates allocable to (A) Distributable Certificate Interest and (B) Net Prepayment Premiums;

                                    (iii) the aggregate amount, if any, of the
         distribution to the Holders of each Class of Residual Certificates;

                                    (iv) the Aggregate Certificate Principal
         Amount or Aggregate Certificate Notional Amount, as the case may be, of each Class of REMIC III Regular Certificates, before and after giving effect to payments allocated to principal reported under subclause (i) above, and separately identifying any reduction of any of the foregoing amounts due to Realized Losses and/or Additional Expense Losses;

                                    (v) the aggregate Distributable Certificate
         Interest remaining unpaid, if any, for each Class of REMIC III Regular Certificates, after giving effect to the payments allocated to interest reported under subclause (ii)(A) above;

                                    (vi) the Certificate Interest Rate for each
         Class of REMIC III Regular Certificates applicable to such Distribution Date;

                                    (vii) the reduction in Aggregate Stated
         Principal Amount of the Mortgage Pool as a result of repurchases of Mortgage Loans and/or REO Properties by the Depositor from the Trust during the related Collection Period;

                                    (viii) the Aggregate Scheduled Principal
         Balance of the Mortgage Pool at the close of business on the related Determination Date and the Aggregate Stated Principal Balance of the Mortgage Pool at the close of business on such Distribution Date;


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                                    (ix) the number and aggregate Unpaid
         Principal Balance of Mortgage Loans (A) delinquent one month, (B) delinquent two months, (C) delinquent three or more months, (D) that are Specially Serviced Mortgage Loans that are not delinquent, or (E) as to which foreclosure proceedings have been commenced;

                                    (x) with respect to any Mortgage Loan that
         became a REO Loan during the related Collection Period, the Scheduled Principal Balance, Stated Principal Balance and Unpaid Principal Balance of such Mortgage Loan as of the date it became a REO Loan;

                                    (xi) with respect to any REO Property
         included in the Trust Fund at the close of business on the related Determination Date (A) the loan number of the related Mortgage Loan,
         (B) the book value of such REO Property, and (C) the aggregate amount of Net REO Income and other revenues collected by the Special Servicer with respect to such REO Property during the related Collection Period and the portion thereof included in the Available Distribution Amount for such Distribution Date;

                                    (xii) with respect to any Mortgage Loan or
         REO Property as to which a Final Recovery Determination was made by the Servicer during the related Collection Period, the loan number of such Mortgage Loan or, in the case of an REO Property, of the related Mortgage Loan, the amount of Liquidation Proceeds and/or other amounts, if any, received thereon during such Collection Period and the portion thereof included in the Available Distribution Amount for such Distribution Date, and any resulting Liquidation Realized Loss;

                                    (xiii) with respect to any Mortgage Loan
         that became a Deleted Mortgage Loan during the related Collection Period, the loan number of such Mortgage Loan, and the amount of Repurchase Proceeds received thereon and the portion thereof included in the Available Distribution Amount for such Distribution Date;

                                    (xiv) the aggregate amount of Principal
         Prepayments made during the related Collection Period and any Net Aggregate Prepayment Interest Shortfall for such Distribution Date;

                                    (xv) the number of outstanding Mortgage
         Loans and the aggregate Unpaid Principal Balance of such Mortgage Loans at the close of business on the related Determination Date;

                                    (xvi) the aggregate amount of Servicing
         Advances and P&I Advances outstanding at the close of business on the related Determination Date which have been made by the Servicer, the Trustee and/or the Fiscal Agent;

                                    (xvii) the aggregate amount of servicing
         compensation retained by or paid to the Servicer and the Special Servicer during the related Due Period;


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                                    (xviii) the amount of Realized Losses and/or
         Additional Expense Losses, if any, incurred with respect to the Mortgage Pool during the related Collection Period; and

                                    (xix) the aggregate amount of Realized
         Losses and/or Additional Expense Losses incurred since the Cut-off Date but not allocated as of the close of business on such Distribution Date.

                  In the case of information furnished pursuant to subclauses
(i), (ii) and (iv) above, the amounts shall be expressed as a dollar amount per $1,000 of original Certificate Principal Amount or Certificate Notional Amount, as the case may be, of a REMIC III Regular Certificate.

                  In addition, the Trustee shall so deliver or cause to be delivered to such parties, at the same time that the report described above is delivered, each (u) Delinquent Loan Status Report, (v) REO Status Report, (w) Historical Loan Modification Report, (x) Historical Liquidation Loss Report, (y) Comparative Financial Status Report and (z) Watchlist Report that has been received by the Trustee since the prior Distribution Date.

                           (b) Upon the reasonable advance written request of
any Certificateholder that is a savings and loan association, bank, or insurance company, the Trustee or the Servicer shall provide to the extent that it is in possession of the reports, information and documentation specified in this paragraph, to each such Certificateholder such reports and access to information and documentation regarding the Mortgage Loans and the Certificates as such Certificateholder may reasonably deem necessary to comply with applicable regulations of the Office of Thrift Supervision or successor or other regulatory authorities with respect to investment in the Certificates; provided that the Trustee or Servicer, as the case may be, shall be entitled to be reimbursed by such Certificateholder for the Trustee's or Servicer's actual expenses incurred in providing such reports and access.

                           (c) Within a reasonable period of time after the end
of each calendar year, the Trustee shall send to each Person who at any time during the calendar year was a Certificateholder of record a report summarizing on an annual basis (if appropriate) the relevant items provided to Certificateholders pursuant to clauses (i), (ii), (iii) and (xvii) of the first paragraph of Section 5.11(a) and such other information as may be required to enable such Holders to prepare their federal income tax returns. Such information shall include the amount of original issue discount accrued on each Class of Certificates held by Persons other than Holders exempted from the reporting requirements and information regarding the expenses of the Trust Fund.

                           (d) On each Distribution Date, the Trustee shall
deliver or cause to be delivered by first class mail to each Certificateholder and the Rating Agencies (i) a report containing information regarding the Mortgage Loans as of the end of the related Due Period and Collection Period, which report shall contain substantially the categories of information regarding the Mortgage Loans set forth in the 1996-C2 Prospectus Supplement under the caption "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" (calculated where applicable on the basis of the most recent relevant information provided by

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the Mortgagors to the Servicer or the Special Servicer and by the Servicer or
the Special Servicer, as the case may be, to the Trustee) and such information shall be presented in a tabular format substantially similar to the format utilized in the 1996-C2 Prospectus Supplement under such caption and (ii) a loan-by-loan listing showing loan number, property type, location, Unpaid Principal Balance, latest annual debt service coverage ratio, Mortgage Rate, paid through date, Maturity Date, net interest portion of the Scheduled Payment, principal portion of the Scheduled Payment and any Prepayment Premiums received.

                           (e) Quarterly, commencing in April 1997, the Trustee
shall deliver or shall cause to be delivered by first class mail to each Certificateholder and each Rating Agency a copy of the then most recent Operating Statement Analyses of the Special Servicer prepared pursuant to
Section 2.03(e) of the Servicing Agreement.

                           (f) If any Certificate Owner does not receive through
the Depository or the Clearing Agency Participants any of the statements, reports and/or other written information described above in this Section 5.11 that it would otherwise be entitled to if it were the Holder of a Physical Certificate evidencing its ownership interest in the related Class of Book-Entry Certificates, then the Trustee shall mail or cause the mailing of such statements, reports and/or other written information to such Certificate Owner upon the request of such Certificate Owner made in writing to the Corporate Trust Office (accompanied by verification of such Certificate Owner's ownership interest).

                  Such information regarding the Trust Fund as may be agreed upon by the Depositor and the Trustee shall be available to any Person via facsimile transmission from the Trustee through the Trustee's electronic bulletin board system reachable at (714) 282-3990 or such other number as the Trustee may specify to the Depositor and the Certificateholders. Any such Person may obtain an account number on the Trustee's automated facsimile system and/or request a Distribution Date Statement or certificate factor information to be delivered to such Person's facsimile number by calling (312) 904-2200 (or, in the case of certificate factor information, (800) 246-5761) or such other number as the Trustee may specify to the Depositor and Certificateholders.

                           (g) Each month, the Trustee shall provide to the
Certificateholders, the Depositor, the Rating Agencies, the Operating Adviser and Bloomberg, L.P., on a computerized database accessible by modem, current information regarding the items listed on SCHEDULE III hereto to the extent received from the Servicer.

                           (i) The Trustee shall provide to any
Certificateholder, the Depositor, any Rating Agency and the Operating Adviser, upon request, any reports received by the Trustee from the Special Servicer that the Trustee is not otherwise obligated by the terms of this Agreement to deliver to Certificateholders, the Depositor, the Rating Agencies and the Operating Adviser.


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                  Section 5.12      REPORTS BY TRUSTEE.

                  Based upon reports, documents and other information provided to the Trustee by the Servicer and the Special Servicer pursuant to the Transaction Documents, the Trustee shall file with the Commission, in respect of the Trust and the Certificates, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) required to be filed with the Commission pursuant to Section 13 or 15(d) of the 1934 Act. The Depositor shall reimburse the Trustee for reasonable expenses incurred in connection with the filings required under this Section 5.12, including but not limited to, fees payable to the Trustee's counsel. In addition, in the event that the Depositor determines that electronic filing through the EDGAR System is required, the Depositor may either (x) pay a fee to the Trustee that will be determined by the Trustee and the Depositor for each filing by the Trustee as compensation for the processing of such filing, or (y) cause the filing to be processed by the Depositor or its designee upon receipt from the Trustee of the reports, documents and other information described above. Notwithstanding the foregoing, the Depositor shall file with the Commission, within fifteen days after the Closing Date, a Current Report on Form 8-K together with the Transaction Documents.

                  Section 5.13      OTHER INFORMATION AVAILABLE TO
CERTIFICATEHOLDERS.

                  The Trustee shall make available at its offices primarily responsible for administration of the Trust Fund, during normal business hours, for review by any Certificateholder, any Certificate Owner (provided that such Certificate Owner provides verification of its ownership interest), the Rating Agencies or any other Person to whom the Trustee reasonably believes such disclosure is appropriate, originals or copies of, among other things, the following items (except to the extent prohibited by applicable law or by the terms of the Mortgage Loans): (a) the Transaction Documents and any amendments thereto; (b) all Distribution Date Statements delivered to holders of the relevant Class of Certificates since the Closing Date; (c) all annual officer's certificates and accountants' reports delivered by the Servicer and the Special Servicer to the Trustee since the Closing Date pursuant to Sections 4.16 and
4.17 of the Servicing Agreement (in the case of any such items delivered by the Servicer) or pursuant to Sections 4.18 and 4.19 of the Special Servicing Agreement (in the case of any such items delivered by the Special Servicer); (d) the most recent property inspection report prepared by or on behalf of the Special Servicer in respect of each Mortgaged Property; (e) the most recent annual operating statements, if any, collected by or on behalf of the Special Servicer in respect of each Mortgaged Property, together with any intervening monthly or quarterly operating statements so collected in respect of such Mortgaged Property; (f) the Mortgage Files, including, without limitation, any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer and/or the Special Servicer; (g) any and all Officer's Certificates and other evidence delivered to or by the Trustee to support the Servicer's, Trustee's or Fiscal Agent's determination that any Advance was or, if made, would be a Nonrecoverable Advance; and (h) in the case of a Holder of a Class F, Class G, Class H or Class J Certificate or any prospective transferee of any such Certificate, a 1996-C2 PPM in the most recent form delivered to the Trustee. Copies of any and all of the foregoing items will be available from the Trustee upon request; however the Trustee will be permitted to require payment by the requesting party of a sum sufficient to cover the reasonable costs and expenses

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of providing such copies. The Trustee's obligation under this Section 5.13 to make available any document to be provided to the Trustee by the Servicer or the Special Servicer is subject to the Trustee's receipt of such document from the Servicer or the Special Servicer, as the case may be.

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                                   ARTICLE VI

                    DISTRIBUTIONS TO HOLDERS OF CERTIFICATES

                  Section 6.01 DISTRIBUTIONS GENERALLY. Subject to Sections 8.01 and 8.02 respecting the final distribution on the Certificates, on each Distribution Date, the Trustee or the Paying Agent, on behalf of the Trustee, shall withdraw from the Collection Account the Available Distribution Amount for such date, together with any Net Prepayment Premiums then on deposit therein, and distribute to each Certificateholder of record as of the close of business on the immediately preceding Record Date, the amount or amounts to be distributed to such Certificateholder pursuant to the provisions hereof.

                  All distributions made with respect to each Class on each Distribution Date shall be allocated PRO RATA among the outstanding Certificates in such Class based on their respective Percentage Interests. Each such distribution shall be made by check mailed to the relevant Holder's address as it appears on the Certificate Register of the Certificate Registrar or, upon written request of any Holder made to the Trustee or the Paying Agent at least five Business Days prior to the related Record Date (or upon standing instructions given to the Trustee or the Paying Agent on the Closing Date or five Business Days prior to any Record Date, which instructions may be revoked at any time thereafter upon written notice to the Trustee or the Paying Agent five Business Days prior to the related Record Date), by wire transfer in immediately available funds to an account specified in the request of such Certificateholder; provided that (i) distributions to the Depository shall be made by wire transfer of immediately available funds to the account specified thereby and (ii) the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office in accordance with Section 8.02. Wire transfers, other than to the Depository, will be made at the expense of the Holder requesting such wire transfer by deducting a wire transfer fee from the related distribution. If any payment required to be made on the Certificates is to be made on a day that is not a Business Day, then such payment will be made on the next succeeding Business Day without compensation for such delay.

                  Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of the Clearing Agency Participants in accordance with its normal procedures. Each Clearing Agency Participant shall be responsible for disbursing such distribution to the appropriate Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the appropriate Certificate Owners that it represents. None of the Trustee, the Paying Agent, the Depositor, the Servicer, the Special Servicer or the Fiscal Agent shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

                  The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund in respect of their Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously

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distributed on the Certificates. Distributions in reimbursement of Realized
Losses and Additional Expense Losses previously allocated to a Class of Certificates shall not constitute distributions of principal and shall not result in a reduction of the related Aggregate Certificate Principal Amounts.

                  Section 6.02 DISTRIBUTIONS OUT OF THE AVAILABLE DISTRIBUTION AMOUNT; DISTRIBUTIONS OF NET PREPAYMENT PREMIUMS.

                  (a) On each Distribution Date, including, without limitation, the Final Distribution Date, the Trustee (or the Paying Agent on behalf of the Trustee) shall apply amounts on deposit in the Collection Account, in each case up to the remaining portion of the Available Distribution Amount for such date, in the following order of priority:

                  (i) to distributions of interest to the Holders of the Class A Certificates and the Holders of the Class IO Certificates, PRO RATA as between such Classes of Certificateholders in accordance with their respective entitlements pursuant to this clause (i), in an amount equal to all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (ii) to distributions of principal to the Holders of the Class A Certificates, in an amount (not to exceed the Aggregate Certificate Principal Amount of the Class A Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Payment Amount for such Distribution Date;

                  (iii) to distributions to the Holders of the Class A Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Expense Losses, if any, that were previously allocated to the Class A Certificates and that remain unreimbursed immediately prior to such Distribution Date;

                  (iv) to distributions of interest to the Holders of the Class B Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class B Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (v) if the Aggregate Certificate Principal Amount of the Class A Certificates has been reduced to zero, to distributions of principal to the Holders of the Class B Certificates, in an amount (not to exceed the Aggregate Certificate Principal Amount of the Class B Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Payment Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A Certificates pursuant to clause (ii) above);


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                  (vi) to distributions to the Holders of the Class B
         Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Expense Losses, if any, that were previously allocated to the Class B Certificates and that remain unreimbursed immediately prior to such Distribution Date;

                  (vii) to distributions of interest to the Holders of the Class C Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class C Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (viii) if the Aggregate Certificate Principal Amount of the Class A and Class B Certificates has been reduced to zero, to distributions of principal to the Holders of the Class C Certificates, in an amount (not to exceed the Aggregate Certificate Principal Amount of the Class C Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Payment Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A Certificates pursuant to clause (ii) above or the Holders of the Class B Certificates pursuant to clause (v) above);

                  (ix) to distributions to the Holders of the Class C Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Expense Losses, if any, that were previously allocated to the Class C Certificates and that remain unreimbursed immediately prior to such Distribution Date;

                  (x) to distributions of interest to the Holders of the Class D Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class D Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xi) if the Aggregate Certificate Principal Amount of the Class A, Class B and Class C Certificates has been reduced to zero, to distributions of principal to the Holders of the Class D Certificates, in an amount (not to exceed the Aggregate Certificate Principal Amount of the Class D Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Payment Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A Certificates pursuant to clause (ii) above, the Holders of the Class B Certificates pursuant to clause (v) above or the Holders of the Class C Certificates pursuant to clause (viii) above);

                  (xii) to distributions to the Holders of the Class D Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Expense Losses, if any, that were previously allocated to the Class D Certificates and that remain unreimbursed immediately prior to such Distribution Date;

                  (xiii) to distributions of interest to the Holders of the Class E Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class E Certificates

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



         for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xiv) if the Aggregate Certificate Principal Amount of the Class A, Class B, Class C and Class D Certificates has been reduced to zero, to distributions of principal to the Holders of the Class E Certificates, in an amount (not to exceed the Aggregate Certificate Principal Amount of the Class E Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Payment Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A Certificates pursuant to clause (ii) above, the Holders of the Class B Certificates pursuant to clause (v) above, the Holders of the Class C Certificates pursuant to clause (viii) above or the Holders of the Class D Certificates pursuant to clause (xi) above);

                  (xv) to distributions to the Holders of the Class E Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Expense Losses, if any, that were previously allocated to the Class E Certificates and that remain unreimbursed immediately prior to such Distribution Date;

                  (xvi) to distributions of interest to the Holders of the Class F Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class F Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Date;

                  (xvii) if the Aggregate Certificate Principal Amount of the Class A, Class B, Class C, Class D and Class E Certificates has been reduced to zero, to distributions of principal to the Holders of the Class F Certificates, in an amount (not to exceed the Aggregate Certificate Principal Amount of the Class F Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Payment Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A Certificates pursuant to clause (ii) above, the Holders of the Class B Certificates pursuant to clause (v) above, the Holders of the Class C Certificates pursuant to clause (viii) above, the Holders of the Class D Certificates pursuant to clause (xi) above or the Holders of the Class E Certificates pursuant to clause (xiv) above);

                  (xviii) to distributions to the Holders of the Class F Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Expense Losses, if any, that were previously allocated to the Class F Certificates and that remain unreimbursed immediately prior to such Distribution Date;

                  (xix) to distributions of interest to the Holders of the Class G Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class G Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;


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                  (xx) if the Aggregate Certificate Principal Amount of the
         Class A, Class B, Class C, Class D, Class E and Class F Certificates has been reduced to zero, to distributions of principal to the Holders of the Class G Certificates, in an amount (not to exceed the Aggregate Certificate Principal Amount of the Class G Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Payment Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A Certificates pursuant to clause (ii) above, the Holders of the Class B Certificates pursuant to clause (v) above, the Holders of the Class C Certificates pursuant to clause (viii) above, the Holders of the Class D Certificates pursuant to clause (xi) above, the Holders of the Class E Certificates pursuant to clause (xiv) above or the Holders of the Class F Certificates pursuant to clause (xvii) above);

                  (xxi) to distributions to the Holders of the Class G Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Expense Losses, if any, that were previously allocated to the Class G Certificates and that remain unreimbursed immediately prior to such Distribution Date;

                  (xxii) to distributions of interest to the Holders of the Class H Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class H Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xxiii) if the Aggregate Certificate Principal Amount of the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates has been reduced to zero, to distributions of principal to the Holders of the Class H Certificates, in an amount (not to exceed the Aggregate Certificate Principal Amount of the Class H Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Payment Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A Certificates pursuant to clause (ii) above, the Holders of the Class B Certificates pursuant to clause (v) above, the Holders of the Class C Certificates pursuant to clause (viii) above, the Holders of the Class D Certificates pursuant to clause (xi) above, the Holders of the Class E Certificates pursuant to clause (xiv) above, the Holders of the Class F Certificates pursuant to clause (xvii) above or the Holders of the Class G Certificates pursuant to clause (xx) above);

                  (xxiv) to distributions to the Holders of the Class H Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Expense Losses, if any, that were previously allocated to the Class H Certificates and that remain unreimbursed immediately prior to such Distribution Date;

                  (xxv) to distributions of interest to the Holders of the Class J Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class J Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;


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                  (xxvi) if the Aggregate Certificate Principal Amount of the
         Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates has been reduced to zero, to distributions of principal to the Holders of the Class J Certificates, in an amount (not to exceed the Aggregate Certificate Principal Amount of the Class J Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Payment Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A Certificates pursuant to clause (ii) above, the Holders of the Class B Certificates pursuant to clause (v) above, the Holders of the Class C Certificates pursuant to clause (viii) above, the Holders of the Class D Certificates pursuant to clause (xi) above, the Holders of the Class E Certificates pursuant to clause (xiv) above, the Holders of the Class F Certificates pursuant to clause (xvii) above, the holders of the Class G Certificates pursuant to clause (xx) above or the Holders of the Class H Certificates pursuant to clause (xxiii) above);

                  (xxvii) to distributions to the Holders of the Class J Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Expense Losses, if any, that were previously allocated to the Class J Certificates and that remain unreimbursed immediately prior to such Distribution Date;

                  (xxviii) to distributions to the Holders of the Class R-II Certificates, in an amount equal to the excess, if any, of the aggregate distributions of principal and interest and reimbursements of previously allocated Realized Losses and Additional Expense Losses deemed made to REMIC II with respect to the REMIC I Regular Interests on such Distribution Date pursuant to Section 6.05(a), over the aggregate distributions of principal and interest and reimbursements of previously allocated Realized Losses and Additional Expense Losses deemed made to REMIC III with respect to the REMIC II Regular Interests on such Distribution Date pursuant to Section 6.04(a); and

                  (xxix) to distributions to the Holders of the Class R-I Certificates, in an amount equal to the balance, if any, of the Available Distribution Amount for such Distribution Date remaining after the distributions to be made on such Distribution Date pursuant to clauses (i) through (xxviii) above;

provided that, notwithstanding anything to the contrary herein, on the Final Distribution Date, the distributions of principal to be made pursuant to clauses
(ii), (v), (viii), (xi), (xiv), (xvii), (xx), (xxiii) and (xxvi) above shall, in each such case, subject to the then remaining portion of the Available Distribution Amount for such date, be made to the Holders of the relevant Class of Sequential Pay Certificates otherwise entitled to distributions of principal pursuant to such clause in an amount equal to the entire Aggregate Certificate Principal Amount of such Class outstanding immediately prior to the Final Distribution Date.

                  (b) On each Distribution Date, except as otherwise provided below, the Trustee (or the Paying Agent on behalf of the Trustee) shall withdraw from the Collection Account any amount on deposit therein that represents any Prepayment Premium collected on a Mortgage Loan during the related Collection Period, exclusive of any portion thereof that constitutes Retained Yield, and the Trustee (or such Paying Agent) shall thereupon distribute such amount, separate from but in the same manner as the Available Distribution Amount for

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such date, to the Holders of the Class IO Certificates and Holders of the
respective Classes of Sequential Pay Certificates then entitled to distributions of principal, PRO RATA, in an amount equal to the PV Yield Loss Amount for each such Class of Certificates in respect of the particular prepayment of principal as to which such Prepayment Premium was received.

         If the amount of any such Prepayment Premium (exclusive of any portion thereof that constitutes Retained Yield) distributed in accordance with the preceding paragraph on any Distribution Date exceeds the aggregate PV Yield Loss Amount for the REMIC III Regular Certificates in respect of the prepayment of principal in connection with which such Prepayment Premium was received, then the Trustee (or the Paying Agent on behalf of the Trustee) shall distribute 70% of such excess to the holders of the Class of Sequential Pay Certificates with the earliest alphabetical Class designation that had an aggregate Certificate Principal Amount greater than zero immediately prior to such Distribution Date, but which was not entitled to any distribution of principal on such Distribution Date, and the Trustee (or the Paying Agent on behalf of the Trustee) shall distribute the remaining 30% of such excess to the Holders of the Class of Sequential Pay Certificates with the second earliest alphabetical Class designation that had an aggregate Certificate Principal Amount greater than zero immediately prior to such Distribution Date, but which was not entitled to any distribution of principal on such Distribution Date; provided that, if only one Class of Sequential Pay Certificates with an aggregate Certificate Principal Amount greater than zero immediately prior to such Distribution Date was not entitled to any distribution of principal on such Distribution Date, then the entire amount of such excess shall be distributed to the Holders of such Class; and provided, further, that, if every Class of Sequential Pay Certificates with an aggregate Certificate Principal Amount greater than zero immediately prior to such Distribution Date was entitled to distributions of principal on such Distribution Date, then the entire amount of such excess shall be distributed to the Holders of the Class R-II Certificates.

         Notwithstanding the foregoing, on each Distribution Date, provided that the Aggregate Certificate Notional Amount of the Class IO Certificates was greater than zero immediately prior to such Distribution Date, the Trustee (or the Paying Agent on behalf of the Trustee) shall distribute entirely to the Holders of the Class IO Certificates any Prepayment Premium (net of the portion thereof, if any, that constitutes Retained Yield) that was collected during the related Collection Period and as to which each of the following conditions apply: (i) the related prepaid Mortgage Loan or REO Loan provides that the amount of such Prepayment Premium was to be calculated as the greater of (x) 1.0% of the related prepayment of principal and (y) the result of a specified "treasury" yield maintenance formula; and (ii) such related Prepayment Premium was calculated in accordance with the foregoing to equal 1.0% of the related prepayment of principal.

                  Section 6.03 ALLOCATION OF REALIZED LOSSES AND ADDITIONAL EXPENSE LOSSES TO THE REMIC III CERTIFICATES.

                  On each Distribution Date, following the distributions to be made on the Certificates on such date pursuant to Sections 6.01 and 6.02, the Trustee shall allocate to the respective Classes of Sequential Pay Certificates as follows the aggregate of all Realized Losses and Additional Expense Losses that were incurred at any time following the Cut-off Date through the end of the related Collection Period and that were not previously allocated pursuant

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to this Section 6.03 on any prior Distribution Date, but only to the extent that
(i) the Aggregate Certificate Principal Amount of the Sequential Pay
Certificates as of such Distribution Date (after taking into account all of the distributions made on such Distribution Date pursuant to Sections 6.01 and 6.02, but before taking into account any allocations of Realized Losses and Additional Expense Losses to be made on such Distribution Date pursuant to this Section 6.03), exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date: FIRST, to the Class J Certificates, until the remaining Aggregate Certificate Principal Amount thereof has been reduced to zero; SECOND, to the Class H Certificates, until the remaining Aggregate Certificate Principal Amount thereof has been reduced to zero; THIRD, to the Class G Certificates, until the remaining Aggregate Certificate Principal Amount thereof has been reduced to zero; FOURTH, to the Class F Certificates, until the remaining Aggregate Certificate Principal Amount thereof has been reduced to zero; FIFTH, to the Class E Certificates, until the remaining Aggregate Certificate Principal Amount thereof has been reduced to zero; SIXTH, to the Class D Certificates, until the remaining Aggregate Certificate Principal Amount thereof has been reduced to zero;
SEVENTH, to the Class C Certificates, until the remaining Aggregate Certificate Principal Amount thereof has been reduced to zero; EIGHTH, to the Class B Certificates, until the remaining Aggregate Certificate Principal Amount thereof has been reduced to zero; and LAST, to the Class A Certificates, until the remaining Aggregate Certificate Principal Amount thereof has been reduced to zero. Any allocation of Realized Losses and Additional Expense Losses to a Class of Sequential Pay Certificates shall be made by reducing the Aggregate Certificate Principal Amount thereof by the amount so allocated. All Realized Losses and Additional Expense Losses, if any, allocated to a Class of Sequential Pay Certificates shall be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby. All Realized Losses and Additional Expense Losses, if any, that have not been allocated to the Sequential Pay Certificates as of the Distribution Date on which the Aggregate Certificate Principal Amount of such Certificates has been reduced to zero, shall be deemed allocated to the Residual Certificates.

                  Section 6.04 DEEMED DISTRIBUTIONS ON, AND ALLOCATIONS OF REALIZED LOSSES AND ADDITIONAL EXPENSE LOSSES TO, THE REMIC II REGULAR INTERESTS.

                  (a) On each Distribution Date, including, without limitation, the Final Distribution Date:

                  (i) all distributions of Distributable Certificate Interest to be made in respect of the Class IO Certificates on such Distribution Date pursuant to Sections 6.01 and 6.02(a) shall be deemed to have first been distributed on such Distribution Date from REMIC II to REMIC III as Uncertificated Distributable Interest in respect of REMIC II Regular Interest A, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F, REMIC II Regular Interest G, REMIC II Regular Interest H and REMIC II Regular Interest J, in that order, in each case up to an amount equal to the excess, if any, of (A) all Uncertificated Distributable Interest deemed payable on such Distribution Date (including, without limitation, from prior Distribution Dates) in respect of such REMIC II Regular Interest, over
         (B) all Distributable Certificate Interest payable on such Distribution Date (including, without limitation, from prior Distribution Dates) in respect

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         of the Class of Sequential Pay Certificates with the same letter Class designation as the letter designation for such REMIC II Regular
         Interest;

                  (ii) all distributions of Distributable Certificate Interest to be made in respect of each Class of Sequential Pay Certificates on such Distribution Date pursuant to Sections 6.01 and 6.02(a) shall be deemed to have first been distributed on such Distribution Date from REMIC II to REMIC III as Uncertificated Distributable Interest in respect of the REMIC II Regular Interest with the same letter designation as the letter Class designation for such Class of Sequential Pay Certificates; and

                  (iii) all distributions of principal, and reimbursements of previously allocated Realized Losses and Additional Expense Losses, to be made in respect of each Class of Sequential Pay Certificates on such Distribution Date pursuant to Sections 6.01 and 6.02(a) shall be deemed to have first been distributed from REMIC II to REMIC III correspondingly as principal of, and reimbursements of Realized Losses and Additional Expense Losses previously allocated to, the REMIC II Regular Interest with the same letter designation as the letter Class designation for such Class of Sequential Pay Certificates;

                  (b) All distributions of additional interest (in the form of Net Prepayment Premiums) to be made in respect of the REMIC III Regular Certificates pursuant to Sections 6.01 and 6.02(b) on any Distribution Date shall be deemed to have first been distributed from REMIC II to REMIC III as additional interest (in the form of Net Prepayment Premiums) in respect of REMIC II Regular Interest A, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F, REMIC II Regular Interest G, REMIC II Regular Interest H and REMIC II Regular Interest J, PRO RATA in accordance with the respective amounts of Uncertificated Distributable Interest in respect of such REMIC II Regular Interests for such Distribution Date.

                  (c) The actual distributions to be made by the Trustee on each Distribution Date in respect of the REMIC III Certificates pursuant to Sections
6.01 and 6.02 shall be deemed to have been so made from the amounts deemed distributed in respect of the REMIC II Regular Interests on such Distribution Date pursuant to this Section 6.04. Notwithstanding the deemed distributions on the REMIC II Regular Interests described in this Section 6.04, actual distributions of funds from the Collection Account shall be made only in accordance with Sections 6.01 and 6.02.

                  (d) Each Realized Loss and Additional Expense Loss, if any, to be allocated to any Class of Sequential Pay Certificates on any Distribution Date shall be deemed to have first been allocated to the REMIC II Regular Interest with the same letter designation as the letter Class designation for such Class of Sequential Pay Certificates, with a corresponding reduction in the Uncertificated Principal Amount of such REMIC II Regular Interest.


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                  Section 6.05 DEEMED DISTRIBUTIONS ON, AND ALLOCATIONS OF
REALIZED LOSSES AND ADDITIONAL EXPENSE LOSSES TO, THE REMIC I REGULAR INTERESTS.

                  (a) On each Distribution Date, including, without limitation, the Final Distribution Date, the Trustee (or the Paying Agent on behalf of the Trustee) shall be deemed to apply amounts on deposit in the Collection Account, in each case up to the remaining portion of the Available Distribution Amount for such date, in the following order of priority:

                           (i) to distributions of interest to REMIC II in respect of the respective REMIC I Regular Interests, PRO RATA in accordance with the respective amounts of interest payable in respect of the REMIC I Regular Interests as described in this clause (i), in an amount equal to all Uncertificated Distributable Interest and any Outstanding Uncertificated Distributable Interest Shortfall in respect of each REMIC I Regular Interest for such Distribution Date;

                           (ii) to distributions of principal to REMIC II in respect of the respective REMIC I Regular Interests, PRO RATA in accordance with, and to the extent of, in the case of each REMIC I Regular Interest, an amount equal to the excess, if any, of the Uncertificated Principal Amount of such REMIC I Regular Interest outstanding immediately prior to such Distribution Date, over the Stated Principal Balance of the related Mortgage Loan or REO Loan, as the case may be, that will be outstanding immediately following such Distribution Date; and

                           (iii) to distributions to REMIC II in respect of the respective REMIC I Regular Interests, PRO RATA in accordance with the respective amounts payable and reimbursable in respect of the REMIC I Regular Interests as described in this clause (iii), in an amount equal to, and in reimbursement of, all Realized Losses and Additional Expense Losses, if any, that were previously allocated to each REMIC I Regular Interest and that remain unreimbursed immediately prior to such Distribution Date, together with interest on any such unreimbursed losses at the REMIC I Remittance Rate for such REMIC I Regular Interest.

                  (b) On each Distribution Date, the Trustee (or the Paying Agent on behalf of the Trustee) shall be deemed to apply all amounts then on deposit in the Collection Account that represent Net Prepayment Premiums collected during or prior to the related Collection Period to distributions of additional interest to REMIC II, in the case of each such Net Prepayment Premium, in respect of the REMIC I Regular Interest created with respect to the Mortgage Loan or REO Loan, as the case may be, as to which such Net Prepayment Premium was received.

                  (c) With respect to each Distribution Date, the distributions deemed to have been made with respect to the REMIC II Regular Interests on such Distribution Date pursuant to Section 6.04 and the distributions actually made with respect to the Class R-II and REMIC III Certificates on such Distribution Date pursuant to Sections 6.01 and 6.02 shall be deemed to have been so made from the amounts deemed distributed in respect of the REMIC I Regular Interests on such Distribution Date pursuant to this Section 6.05. Notwithstanding the deemed distributions on the REMIC I Regular Interests described in this Section 6.05, actual

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distributions of funds from the Collection Account shall be made only in accordance with Sections 6.01 and 6.02.

                  (d) On each Distribution Date, following the deemed distributions to be made in respect of the REMIC I Regular Interests pursuant to Sections 6.05(a) and 6.05(b), the Uncertificated Principal Amount of each REMIC I Regular Interest (after taking account of such deemed distributions) shall be reduced to equal the Stated Principal Balance of the related Mortgage Loan or REO Loan, as the case may be, that will be outstanding immediately following such Distribution Date. Such reductions shall be deemed to be an allocation of Realized Losses and Additional Expense Losses.

                  Section 6.06     NET AGGREGATE PREPAYMENT INTEREST SHORTFALLS.

                  (a) On each Distribution Date, any Net Aggregate Prepayment Interest Shortfall for such date shall be allocated among the respective Classes of REMIC III Regular Certificates, PRO RATA in accordance with the respective amounts of Accrued Certificate Interest for each such Class for such Distribution Date.

                  (b) On each Distribution Date, any Net Aggregate Prepayment Interest Shortfall for such date shall be allocated among the respective REMIC II Regular Interests, PRO RATA in accordance with the respective amounts of Uncertificated Accrued Interest for each such REMIC II Regular Interest for such Distribution Date.

                  (c) On each Distribution Date, any Net Aggregate Prepayment Interest Shortfall for such date shall be allocated among the respective REMIC I Regular Interests, PRO RATA in accordance with the respective amounts of Uncertificated Accrued Interest for each such REMIC I Regular Interest for such Distribution Date.

                  Section 6.07 ADJUSTMENT OF SERVICING FEES. The total Servicing Fee payable to the Servicer shall be adjusted as provided in Section 2.05 of the Servicing Agreement.

                  Section 6.08 COMPLIANCE WITH WITHHOLDING REQUIREMENTS. Notwithstanding any other provision of the Transaction Documents to the contrary, the Trustee and the Paying Agent, as the case may be, shall comply with all federal withholding requirements with respect to payments to Certificateholders of interest, original issue discount, or other amounts that the Trustee or the Paying Agent reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for any such withholding. In the event the Paying Agent or the Trustee withholds any amount from payments made to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate to such Certificateholder the amount withheld.

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                                   ARTICLE VII

                   CONCERNING THE TRUSTEE AND THE FISCAL AGENT

                  Section 7.01      DUTIES OF TRUSTEE AND FISCAL AGENT.

                           (a) The Trustee and the Fiscal Agent, prior to the
occurrence of an Event of Default and after the curing or waiver of all such Events of Default, undertake to perform such duties and only such duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Trustee or the Fiscal Agent. Any permissive right of the Trustee or the Fiscal Agent provided for in this Agreement shall not be construed as a duty of the Trustee or the Fiscal Agent. The Trustee and the Fiscal Agent shall each exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                           (b) Upon receipt of all resolutions, certificates,
statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the Trustee's review of which is governed by Article II), the Trustee shall examine them to determine whether they are in the form required by this Agreement; provided that the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Servicer or any other person to the Trustee pursuant to this Agreement. If any such instrument is found on its face not to conform to the requirements of this Agreement, the Trustee shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee's reasonable satisfaction, the Trustee will provide notice thereof to the Certificateholders.

                           (c) Neither the Trustee nor the Fiscal Agent nor any
of their respective directors, officers, employees or agents shall have any liability arising out of or in connection with this Agreement, except for their respective negligence or willful misconduct. No provision of this Agreement shall be construed to relieve the Trustee or the Fiscal Agent or any of their respective directors, officers, employees or agents from liability for their own negligent action, their own negligent failure to act or their own willful misconduct; provided that:

                                    (i) Neither the Trustee nor the Fiscal Agent
         nor any of their respective directors, officers, employees or agents shall be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Agreement or in accordance with the direction of Holders of Certificates evidencing not less than a majority of the Aggregate Certificate Principal Amount of the Certificates;

                                    (ii) No provision of this Agreement shall
         require the Trustee or the Fiscal Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

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                                    (iii) Neither the Trustee nor the Fiscal
         Agent nor any of their respective directors, officers, employees or agents shall be responsible for any act or omission of any Custodian, Paying Agent or Certificate Registrar that is not an Affiliate of the Trustee and that is selected other than by the Trustee, performed or omitted in compliance with any custodial or other agreement, or any act or omission of the Servicer (unless the Trustee is acting in such capacity), the Special Servicer (unless the Trustee is acting in such capacity), the Depositor or the Seller, including, without limitation, in connection with actions taken pursuant to this Agreement, the Servicing Agreement or the Special Servicing Agreement;

                                    (iv) The execution by the Trustee of any
         forms or plans of liquidation in connection with REMIC I, REMIC II or REMIC III shall not constitute a representation by the Trustee as to the adequacy of such form or plan of liquidation;

                                    (v) The Trustee and the Fiscal Agent shall
         not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to their respective duties as Trustee and Fiscal Agent in accordance with this Agreement (and, if either does, all legal expenses and costs of such action shall be expenses and costs of the Trust Fund, and the Trustee and the Fiscal Agent shall be entitled to be reimbursed therefor from the Collection Account, unless such legal action arises out of the negligence, bad faith or willful misconduct of the Trustee or the Fiscal Agent, as the case may be, or any breach of a representation, warranty or covenant of the Trustee or the Fiscal Agent, as the case may be, contained herein or in either of the other Transaction Documents); and

                                    (vi) Neither the Trustee nor the Fiscal
         Agent shall be charged with knowledge of any act, failure to act or breach of any Person upon the occurrence of which the Trustee may be required to act, unless a Responsible Officer of the Trustee or the Fiscal Agent, as applicable, obtains actual knowledge of such failure.

                  Section 7.02 CERTAIN MATTERS AFFECTING THE TRUSTEE. (a) Except as otherwise provided in Section 7.01:

                                    (i) The Trustee and the Fiscal Agent may
         request, and may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                                    (ii) The Trustee and the Fiscal Agent may
         consult with counsel and the advice of such counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                                    (iii) Neither the Trustee nor the Fiscal
         Agent nor any of their respective directors, officers, employees and agents shall be personally liable for any

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         action taken, suffered or omitted by it in good faith and reasonably believed by any of them to be authorized or within the discretion or rights or powers conferred upon any of them by this Agreement;

                                    (iv) Neither the Trustee nor the Fiscal
         Agent shall be under any obligation to exercise any of the powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or relating hereto or to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document (provided the same appears regular on its face), unless (in the case of the Trustee) requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to it, by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability or payment of such estimated expenses as a condition to proceeding. The reasonable expenses incurred by the Trustee in connection with the foregoing shall be paid by the requesting Certificateholders;

                                    (v) The Trustee may execute any of the
         trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, which agents or attorneys shall have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment, provided that the Trustee shall continue to be responsible for its respective duties and obligations hereunder;

                                    (vi) The Trustee and the Fiscal Agent shall
         in no event be required to obtain a deficiency judgment against a Mortgagor, except under the circumstances where the Trustee is acting as successor to the Servicer or Special Servicer and to the extent the Servicer or the Special Servicer would be so required in accordance with the relevant Accepted Servicing Practices applicable to it;

                                    (vii) The Trustee shall not be required to
         expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

                                    (viii) Neither the Trustee nor the Fiscal
         Agent shall be liable for any loss on any investment of funds pursuant to this Agreement;

                                    (ix) Unless otherwise specifically required
         by law, the Trustee and the Fiscal Agent shall not be required to post any surety or bond of any kind in connection with the execution or performance of its duties hereunder;

                                    (x) Following the Closing Date, the Trustee
         shall not accept any contribution of assets to the Trust Fund not specifically contemplated by this Agreement (i) unless the Trustee shall have received a Nondisqualification Opinion at the expense

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         of the Person desiring to contribute such assets, and (ii) if such assets include real property, unless the Servicer has determined, based on a report prepared at the expense of the Person desiring to contribute such property, by an Independent Person who regularly conducts environmental site assessments in accordance with then current standards imposed by institutional commercial mortgage lenders and who has had not less than five years experience in such matters (a copy of which report shall be delivered to the Trustee), that such property is in compliance with applicable Environmental Laws and that there are no circumstances present at such property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any Federal, state or local law or regulation; provided that in making such determination the Servicer may rely conclusively on the opinion of an environmental consultant retained by the Servicer at the expense of the Trust payable out of the Collection Account; and

                                    (xi) All rights of action under this
         Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or the proceeding relating thereto, and any such suit, action or proceedings instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

                  Section 7.03 TRUSTEE AND THE FISCAL AGENT NOT LIABLE FOR CERTIFICATES. The Trustee and the Fiscal Agent make no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the certificate of authentication on the Certificates if the Trustee is the Authenticating Agent) or of any Mortgage Loan or related document save that each of the Trustee and the Fiscal Agent represent that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms except as such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally, and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law. The Trustee and the Fiscal Agent shall not be accountable for the use or application of any funds paid to the Depositor in consideration of the assignment of the Mortgage Loans to the Trust by the Depositor or any funds deposited into or withdrawn from the Custodial Account or any other fund or account by or on behalf of the Depositor, the Servicer or the Special Servicer (except to the extent that the Trustee may be acting as successor to the Servicer or Special Servicer and in such case, only to the extent that the Servicer or Special Servicer would be accountable pursuant to the provisions of the Transaction Documents).

                  Section 7.04 TRUSTEE AND THE FISCAL AGENT MAY OWN CERTIFICATES. The Trustee and the Fiscal Agent and any agent of the Trustee and the Fiscal Agent in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee or the Fiscal Agent or such agent, as the case may be.

                  Section 7.05 ELIGIBILITY REQUIREMENTS FOR TRUSTEE. The Trustee and any successor trustee hereunder shall at all times be (i) an institution insured by the FDIC, (ii) a

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corporation, national bank or national banking association, organized and doing business under the laws of the United States of America or any State thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose long-term senior unsecured debt is rated either (A) if a fiscal agent is then currently in place, not less than (1) "Baa2" by Moody's, (2) "A-" by Fitch or another nationally recognized statistical rating organization (other than Moody's) and (3) "BBB" by D&P (or, if not rated by D&P, otherwise acceptable to D&P), or (B) if a fiscal agent is not then in place, "Aa2" by Moody's and "AA" by each of Fitch and D&P (or, in the case of each of clause (iii)(A) and (iii)(B) above, such other lower rating by any Rating Agency as would not, as evidenced in writing by such Rating Agency, adversely affect any of the ratings then assigned thereby to the Certificates). If such corporation, national bank or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section 7.05, the combined capital and surplus of such corporation, national bank or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with provisions of this Section 7.05, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.06. No Person shall become a successor trustee hereunder if the succession of such Person would result in a qualification, downgrading or withdrawal of any of the ratings then assigned by the Rating Agencies to the Certificates.

                  Section 7.06      RESIGNATION AND REMOVAL OF TRUSTEE.

                           (a) The Trustee may at any time resign and be
discharged from the trust hereby created by giving written notice thereof to the Depositor, the Servicer and the Rating Agencies. Upon receiving such notice of resignation, the Depositor will promptly appoint a successor trustee by written instrument, one copy of which instrument shall be delivered to the resigning Trustee, one copy to the successor trustee and one copy to each of the Servicer, the Special Servicer, the Fiscal Agent and the Rating Agencies. If no successor trustee shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. Notwithstanding the foregoing provisions of this Section 7.06(a), no successor trustee shall be appointed unless the Rating Agencies shall have confirmed in writing that the ratings on the Certificates will not be qualified, downgraded or withdrawn by reason thereof.

                           (b) If at any time (i) the Trustee shall cease to be
eligible in accordance with the provisions of Section 7.05 and shall fail to resign after written request therefor by the Depositor, (ii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) the continued use of the Trustee would result in a qualification, downgrading or withdrawal of the rating by the Rating Agencies of any Class of Certificates with a rating as evidenced in writing by the Rating Agencies, then the Depositor shall remove the Trustee and appoint a successor trustee by written instrument, one copy of which instrument shall be delivered to the Trustee so removed, one copy to the successor

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trustee, and one copy to each of the Servicer, the Special Servicer, the Fiscal
Agent and the Rating Agencies.

                           (c) The Holders of Certificates entitled to more than
50% of the Voting Rights may, for cause, upon 30 days' written notice to the Trustee and to the Depositor remove the Trustee by such written instrument, signed by such Holders or their attorney-in-fact duly authorized, one copy of which instrument shall be delivered to the Depositor and one copy to the Trustee so removed; the Depositor shall thereupon use its best efforts to appoint a successor Trustee in accordance with this Section 7.06.

                           (d) Any resignation or removal of the Trustee and
appointment of a successor trustee pursuant to any of the provisions of this
Section 7.06 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.07. Upon any succession of the Trustee and the Fiscal Agent under this Agreement, the predecessor Trustee and the predecessor Fiscal Agent shall be entitled to the payment of compensation and reimbursement agreed to under this Agreement for services rendered and expenses incurred. No Trustee or Fiscal Agent shall be personally liable for any action or omission of any successor Trustee or successor Fiscal Agent. Notwithstanding anything to the contrary herein, (i) removal of or resignation by the initial Trustee shall automatically result in the simultaneous removal of the initial Fiscal Agent and (ii) upon resignation or removal of any subsequent Trustee, the Depositor may in its sole discretion remove the then current fiscal agent without cause upon notice. If the Fiscal Agent is removed or terminated as provided by clause (i) of the foregoing sentence or as permitted by clause (ii) of such sentence, no successor fiscal agent shall be required if the successor trustee has a long-term unsecured senior debt rating of at least "AA" or "Aa2", as applicable, from each Rating Agency (or, in the case of any Rating Agency, such lower rating as confirmed by such Rating Agency in writing would not adversely affect any of the ratings then assigned thereby to the Certificates). However, if the successor trustee does not have such long- term unsecured senior debt rating, the successor trustee shall appoint a successor fiscal agent whose appointment as such will not result in the qualification, withdrawal or downgrading of the ratings on the Certificates that are then rated.

                  Section 7.07     SUCCESSOR TRUSTEE AND SUCCESSOR FISCAL AGENT.

                           (a) Any successor trustee appointed as provided in
Section 7.06 and any successor fiscal agent appointed as provided in Sections 4.09(a), 4.11(a) or 7.06(d) shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee or fiscal agent, as the case may be, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee or fiscal agent, as the case may be, shall become effective and such successor trustee or fiscal agent, as the case may be, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee or fiscal agent, as the case may be, herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and documents and statements related to the Mortgage Files held by it hereunder, and shall duly assign, transfer, deliver and pay over to the successor trustee the entire Trust Fund, together with all instruments of transfer and assignment or other documents properly executed necessary to effect such transfer and such of the records or copies thereof maintained by the predecessor trustee in the administration hereof as may be requested by the

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successor trustee and shall thereupon be discharged from all duties and responsibilities under this Agreement. In addition, the Depositor and the predecessor trustee or fiscal agent, as the case may be, shall execute and deliver such other instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee or fiscal agent, as the case may be, all such rights, powers, duties and obligations. Anything herein to the contrary notwithstanding, in no event shall the fees payable to a successor trustee exceed the Trustee Fee.

                           (b) No successor trustee shall accept appointment as
provided in this Section 7.07 unless at the time of such appointment such successor trustee shall be eligible under the provisions of Section 7.05.

                           (c) Upon acceptance of appointment by a successor
trustee as provided in this Section 7.07 or a successor fiscal agent as provided in Section 4.09(a), 4.11(a) or 7.06(d), the Depositor shall mail notice of the succession of such trustee or fiscal agent, as the case may be, hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to the Rating Agencies. The expenses of such mailing shall be borne by the Depositor. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee or fiscal agent, as the case may be, the successor trustee or fiscal agent, as the case may be, shall cause such notice to be mailed at the expense of the Depositor.

                  Section 7.08 MERGER OR CONSOLIDATION OF TRUSTEE. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided that such Person shall be eligible under the provisions of Section 7.05, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  Section 7.09 APPOINTMENT OF CO-TRUSTEE, SEPARATE TRUSTEE OR CUSTODIAN.

                           (a) Notwithstanding any other provisions hereof, at
any time, the Trustee, the Depositor or the Holders of Certificates entitled to more than 50% of the Voting Rights shall each have the power from time to time to appoint one or more Persons to act either as co-trustees jointly with the Trustee, or as separate trustees, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Servicer or the Special Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a property securing a Mortgage Loan is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a property securing a Mortgage Loan is located or in any state in which any portion of the Trust Fund is located. The separate trustees or co-trustees so appointed shall be trustees for the benefit of all the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided that no such appointment shall, or shall be deemed to,

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constitute the appointee an agent of the Trustee; and provided further that the
Trustee shall not be liable for the actions of any co-trustee or separate trustee.

                           (b) Subject to the consent of the Depositor, which
consent shall not be unreasonably withheld, the Trustee may appoint at any time a Custodian other than LaSalle National Bank to hold some or all of the Mortgage Files; provided that such appointment shall not adversely affect the rating by the Rating Agencies of any Class of Certificates with a rating as evidenced in writing. Upon the appointment of a Custodian other than LaSalle National Bank, the Trustee and such Custodian shall enter into a custodial agreement. The Trustee shall be responsible for the acts and omissions of such Custodian.

                           (c) Every separate trustee and co-trustee shall, to
the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                                    (i) all powers, duties, obligations and
         rights conferred upon the Trustee in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

                                    (ii) all other rights, powers, duties and
         obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or, if applicable, as successor to the Servicer or Special Servicer) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations, including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction, shall be exercised and performed by such separate trustee or co-trustee;

                                    (iii) no trustee hereunder shall be
         personally liable by reason of any act or omission of any other trustee hereunder; and

                                    (iv) the Trustee or the Holders of
         Certificates entitled to more than 50% of the Voting Rights may at any time accept the resignation of or remove any separate trustee or co-trustee, so appointed by it or them, if such resignation or removal does not violate the other terms of this Agreement.

                           (d) Any notice, request or other writing given to the
Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee or Custodian shall refer to this Agreement and the conditions of this Article VII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.


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                           (e) Any separate trustee, co-trustee or Custodian
may, at any time, constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee, co-trustee or Custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee or Custodian.

                           (f) No separate trustee, co-trustee or Custodian
hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 7.05 and no notice to Certificateholders of the appointment of any separate trustee, co-trustee or Custodian hereunder shall be required under Section 7.07 hereto.

                           (g) The Trustee agrees to instruct the co-trustees,
if any, to the extent necessary to fulfill the Trustee's obligations hereunder.

                           (h) The Trust shall pay the reasonable compensation
of any co-trustee or separate trustee appointed pursuant to this Section 7.09 to the extent, and in accordance with the standards, specified in Section 7.12 hereof.

                  Section 7.10      AUTHENTICATING AGENTS.

                           (a) The Trustee may appoint one or more
Authenticating Agents which shall be authorized to act on behalf of the Trustee in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be acceptable to the Depositor and must be a corporation organized and doing business under the laws of the United States of America or of any state and having a principal office and place of business in the Borough of Manhattan, the City and State of New York or in the State of Illinois, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities. The Trustee shall initially be Authenticating Agent hereunder and shall perform each of the obligations of the Authenticating Agent set forth herein

                           (b) Any Person into which any Authenticating Agent
may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

                           (c) Any Authenticating Agent may at any time resign
by giving at least 30 days' advance written notice of resignation to the Trustee and the Depositor. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Depositor. Upon receiving a notice of

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resignation or upon such a termination, or in case at any time any
Authenticating Agent shall cease to be eligible in accordance with the provisions of Section 7.10(a), the Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Depositor and shall mail notice of such appointment to all Holders of Certificates. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No such Authenticating Agent shall be appointed unless eligible under the provisions of Section 7.10(a). No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

                  Section 7.11      INDEMNIFICATION OF TRUSTEE.

                           (a) The Trustee and each of its directors, officers,
employees and agents shall be entitled to indemnification from the Trust Fund out of the Custodial Account for any loss, liability or expense incurred without negligence, bad faith or willful misconduct on their part, arising out of, or in connection with, the acceptance or administration (in accordance with the provisions of this Agreement) of the trusts created hereunder (including, without limitation, any such loss, liability or expense incurred in connection with any action or inaction of the Servicer pursuant to this Agreement or the Servicing Agreement or the Special Servicer pursuant to this Agreement or the Special Servicing Agreement and any loss, liability or expense incurred in connection with the provision by the Trustee of the information set forth in
Section 5.11(d)(ii)), including the costs and expenses of defending themselves against any related claims; provided that:

                                    (i) with respect to any such claim, the
         Trustee shall have given the Depositor and the Holders of the Certificates written notice thereof promptly after the Trustee shall have knowledge thereof (except that failure to give such notice shall not affect the Trustee's rights to indemnification unless the Depositor's or Holders' defense of such claim is materially prejudiced thereby);

                                    (ii) while maintaining control over its own
         defense, the Trustee shall cooperate and consult fully with the Depositor in preparing such defense; and

                                    (iii) notwithstanding anything to the
         contrary in this Section 7.11, the Trust Fund shall not be liable for settlement of any such claim by the Trustee entered into without the prior consent of the Depositor, which consent shall not be unreasonably withheld.

The provisions of this Section 7.11 shall survive any termination of this Agreement and the resignation or removal of the Trustee.

                           (b) The Depositor shall indemnify and hold harmless
the Trustee, its directors, officers, employees or agents and each Person, if any, who controls the Trustee within the meaning of the 1933 Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Trustee or any of its directors, officers, employees or agents or controlling Persons may become subject under the 1933 Act, insofar as

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such loss, claim, damage, liability or action arises out of, or is based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Certificates under the 1933 Act as originally filed or any amendment thereof (collectively, for purposes of this Section 7.11, the "REGISTRATION STATEMENT"), or in the 1996-C2 Prospectus or the 1996-C2 PPM (collectively, for purposes of this Section 7.11, the "DISCLOSURE DOCUMENTS"), or arises out of, or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Disclosure Document, in light of the circumstances under which they were made) not misleading and shall reimburse the Trustee, its directors, officers, employees, agents or any controlling Persons for any legal and other expenses reasonably incurred by the Trustee or any such director, officer, employee, agent or controlling Person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action; provided that the Depositor shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement or Prospectus in reliance upon and in conformity with written information concerning the Trustee furnished to the Depositor by or on behalf of the Trustee specifically for inclusion therein. The Trustee shall immediately notify the Depositor if a claim is made by a third party entitling the Trustee or any of its directors, officers, employees, agents or controlling Persons to indemnification under this Section 7.11(b), whereupon the Depositor shall assume the defense of any such claim (with counsel reasonably satisfactory to the Trustee) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Depositor shall not affect any rights the Trustee, its directors, officers, employees, agents or controlling Persons may have to indemnification under this
Section 7.11(b), unless the Depositor's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of any of the Transaction Documents and the termination or resignation of any of the Trustee, the Fiscal Agent, the Servicer and the Special Servicer under any of the Transaction Documents.

                           (c) The Trustee shall indemnify and hold harmless the
Depositor, its directors, officers, employees or agents and each Person, if any, who controls the Depositor within the meaning of the 1933 Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Depositor or any of its directors, officers, employees, agents or controlling Persons may become subject under the 1933 Act, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Documents, or arises out of, or is based upon, the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and shall reimburse the Depositor and its directors, officers, employees, agents and controlling Persons for any legal and other expenses reasonably incurred by the Depositor or any such director, officer, employee, agent or controlling Person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Trustee furnished to the Depositor by or on behalf of the Trustee specifically for inclusion therein. The Depositor shall immediately notify the Trustee

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if a claim is made by a third party entitling the Depositor or any of its directors, officers, employees, agents or controlling Persons to indemnification under this Section 7.11(c), whereupon the Trustee shall assume the defense of any such claim (with counsel reasonably satisfactory to the Depositor) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Trustee shall not affect any rights the Depositor or any of its directors, officers, employees, agents or controlling Persons may have to indemnification under this Section 7.11(c), unless the Trustee's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of any of the Transaction Documents and any termination or resignation of the Trustee under any of the Transaction Documents.

                           (d) The Depositor and the Trustee expressly agree
that the only written information concerning the Trustee furnished by or on behalf of the Trustee for inclusion in the Registration Statement or the Disclosure Documents is the information set forth in the second, fourth and fifth sentences of the first paragraph under the caption "DESCRIPTION OF THE CERTIFICATES--The Trustee" in the 1996-C2 Prospectus Supplement, which information the Trustee hereby represents and warrants is true and correct in all material respects as of the date of the 1996-C2 Prospectus Supplement and as of the Closing Date.

                  Section 7.12 FEES AND EXPENSES OF TRUSTEE AND THE FISCAL AGENT. The Trustee shall be entitled to receive the Trustee Fee, payable monthly from the Collection Account (and which shall not be limited by any provision of law with respect to the compensation of a trustee of an express trust), for all services rendered by the Trustee in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee. The Trustee shall be responsible for the fees of the Fiscal Agent. The Trustee and the Fiscal Agent shall also be entitled to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee and the Fiscal Agent, respectively, in accordance with any of the provisions of any of the Transaction Documents (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and for all Persons not regularly in its employ), not including expenses incurred in the ordinary course of performing its duties as Trustee or Fiscal Agent, as the case may be, under any of the Transaction Documents, and except any such expense, disbursement or advance as may arise from its negligence, bad faith or willful misconduct or which is the specific responsibility of the Trustee hereunder. The provisions of this Section 7.12 shall survive any termination of any of the Transaction Documents and the termination or resignation of the Trustee and the Fiscal Agent under any of the Transaction Documents.

                  Section 7.13 COLLECTION OF MONEYS. Except as otherwise expressly provided in this Agreement, the Trustee may demand payment or delivery of, and shall receive and collect, all money and other property payable to or receivable by the Trustee pursuant to this Agreement. The Trustee shall hold all such money and property received by it as part of the Trust Fund and shall distribute it as provided in this Agreement. If the Trustee shall not have timely received amounts to be remitted with respect to the Mortgage Loans and any REO Properties from the Servicer, the Trustee shall request the Servicer to make such distribution as promptly as practicable or legally permitted. If the Trustee shall subsequently receive any such amount, it may withdraw such request.

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                                  ARTICLE VIII

                                  PURCHASE AND
                          TERMINATION OF THE TRUST FUND


                  Section 8.01 TERMINATION OF TRUST FUND UPON REPURCHASE OR LIQUIDATION OF ALL MORTGAGE LOANS.

                           (a) The obligations and responsibilities of the
Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 8.02 and other than the obligations in the nature of information or tax reporting) shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date (the "FINAL DISTRIBUTION DATE") that follows the Collection Period in which occurs the earlier of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust Fund and (B) the disposition of all REO Property remaining in the Trust Fund, and (ii) the sale of all the Mortgage Loans and any REO Properties remaining in the Trust Fund in accordance with Section 8.01(b); provided that in no event shall the Trust Fund created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. Any termination of the Trust must be conducted so as to qualify as a "qualified liquidation" of each of REMIC I, REMIC II and REMIC III under Section 860F of the Code, as evidenced by an Opinion of Counsel obtained by the Trustee at the expense of the Trust Fund.

                           (b) The Holders of 100% of the Class R-III
Certificates or the Servicer (in accordance with the Servicing Agreement) may purchase all the Mortgage Loans and any REO Properties then remaining in the Trust Fund; provided that on the Distribution Date preceding the date of such purchase, the Aggregate Certificate Principal Amount of the Sequential Pay Certificates, after giving effect to distributions of principal made on such Distribution Date, is not more than 5% of the initial Aggregate Certificate Principal Amount of the Sequential Pay Certificates as of the Closing Date. The Trustee shall, on the Business Day it receives any "Clean-Up Notice" from the Servicer pursuant to the Servicing Agreement, deliver such notice to the Holders of the Class R-III Certificates. Within ten Business Days after a Clean-Up Notice has been sent by the Trustee, the Class R-III Certificateholders shall either (i) notify the Trustee that they will purchase such Mortgage Loans and REO Properties pursuant to this Section 8.01 and the Servicer's right to do so shall expire or (ii) notify the Trustee that they will not purchase such Mortgage Loans and REO Properties and that the Servicer shall be entitled to purchase such Mortgage Loans and REO Properties as provided in this Section
8.01. If the Holders of the Class R-III Certificates provide the notification specified in clause (ii) above or provide neither the notification specified in clause (i) above or clause (ii) above within such period of ten Business Days, such assets shall be purchased by the Servicer in accordance with the Servicing Agreement. Any such purchase, whether by the Servicer or the Class R-III Certificateholders, shall be at a price (the "TERMINATION PRICE") equal to the greater of (1) the sum of (x) 100% of the Aggregate Unpaid Principal Balance of the Mortgage Loans on the day of such purchase, together with, in the case of each such Mortgage Loan, all accrued and unpaid

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interest thereon at the related Mortgage Rate (net of any applicable Retained
Yield Rate) to the Due Date for such loan in the Collection Period of purchase and all related unreimbursed Servicing Advances, plus (y) the fair market value of any REO Property then remaining in the Trust Fund, and (2) the fair market value of all such Mortgage Loans and REO Properties. Upon receipt of the Termination Price, the Trustee shall deposit in the Custodial Account that portion of the Termination Price that would be payable to the Servicer, the Special Servicer, the Trustee, the Fiscal Agent or any other Person pursuant to any of clauses (i) through (iv) and (x) of Section 2.02(a) of the Servicing Agreement if such amount were on deposit in the Custodial Account (for purposes of the foregoing that portion of the Termination Price attributable to any Mortgage Loan or REO Property shall be treated like Liquidation Proceeds), and the Trustee shall deposit the balance of the Termination Price in the Collection Account. In addition, upon receipt of the Termination Price, the Trustee shall promptly release or cause to be released to the Servicer for the benefit of the Class R-III Certificateholders or its own benefit, as applicable, the Mortgage Files for the Mortgage Loans, and shall otherwise transfer the Mortgage Loans and any REO Properties substantially in the manner contemplated by Section 2.04. The Trustee shall consult with Lehman Brothers or its successor, as adviser, in the determination of whether the fair market value of the Mortgage Loans and REO Properties remaining in the Trust Fund has been offered; provided that if Lehman Brothers or an Affiliate of Lehman Brothers is a Holder of Class R-III Certificates and is exercising its right as a Class R-III Certificateholder to purchase the Mortgage Loans and any REO Properties, the Trustee shall consult with the Operating Adviser. As a condition to the purchase of the Mortgage Loans and REO Properties remaining in the Trust Fund pursuant to this Section 8.01(b), the Holders of the Class R-III Certificates, if such Holders are purchasing the Mortgage Loans and REO Properties, or the Servicer, if the Servicer is purchasing the Mortgage Loans and REO Properties, must deliver to the Trustee and the Depositor an Opinion of Counsel, which shall be at the expense of such Holders or the Servicer, as the case may be, stating that such termination will be a "qualified liquidation" of each of REMIC I, REMIC II and REMIC III under section 860F of the Code.
Such purchase shall be made in accordance with Section 8.03.

                  Section 8.02      PROCEDURE UPON TERMINATION OF TRUST FUND.

                           (a) Notice of any termination pursuant to the
provisions of Section 8.01, specifying the Distribution Date upon which the final distribution shall be made, shall be given promptly by the Trustee by first class mail to the Certificateholders mailed no later than ten days prior to the date of such termination. Such notice shall specify (A) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of the Certificates at the Corporate Trust Office, and (B) that the Record Date otherwise applicable to such Distribution Date is not applicable, distribution being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. The Trustee shall give such notice to the Depositor and the Certificate Registrar at the time such notice is given to Certificateholders. Upon any such termination, the duties of the Certificate Registrar with respect to the Certificates shall terminate and the Trustee shall terminate, or request the Servicer and/or Special Servicer to terminate, the Custodial Account and Collection Account and any other account or fund maintained with respect to the Certificates, subject to the Trustee's obligation hereunder to hold all amounts payable to the Certificateholders in trust without interest pending such payment.


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                           (b) Upon presentation and surrender of the
Certificates by the Certificateholders on the Final Distribution Date, the Trustee shall, in accordance with Sections 6.01 and 6.02, distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts then on deposit in the Collection Account that are allocable to payments on the Class of Certificates to which such Certificates being so presented and surrendered belong.

                           (c) In the event that all of the Holders do not
surrender their Certificates for cancellation within three months after the time specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps to contact the remaining Certificateholders concerning surrender of such Certificates, and the cost thereof shall be paid out of the amounts distributable to such Holders. If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Trustee shall, subject to applicable state law relating to escheatment, hold all amounts distributable to such Holders for the benefit of such Holders. No interest shall accrue on any amount held by the Trustee and not distributed to a Certificateholder due to such Certificateholder's failure to surrender its Certificate(s) for payment of the final distribution thereon in accordance with this Section 8.02. Any money held by the Trustee pending distribution under this
Section 8.02 after 90 days after the qualified liquidation shall be deemed for tax purposes to have been distributed from REMIC I, REMIC II and REMIC III and shall be beneficially owned by the related Holder.

                  Section 8.03   ADDITIONAL TRUST FUND TERMINATION REQUIREMENTS.

                           (a) A termination of the Trust Fund pursuant to
Section 8.01(b) shall be effected in accordance with the following additional requirements, unless at the request of the Servicer or the Class R-III Certificateholders, the Trustee seeks, and subsequently receives, an Opinion of Counsel (at the expense of the Servicer or the Class R-III Certificateholders, as the case may be), addressed to the Depositor and the Trustee to the effect that the failure of the Trust Fund to comply with the requirements of this
Section 8.03 will not (i) result in the imposition of taxes on REMIC I, REMIC II or REMIC III under the REMIC Provisions or (ii) cause either REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding:

                                    (i) upon receipt of the Clean-Up Notice by
         the Trustee, the Trustee shall specify the first day in the 90-day liquidation period in a statement attached to the final Tax Return for each of REMIC I, REMIC II and REMIC III pursuant to Treasury regulation
         Section 1.860F-1 and any termination of the Trust shall be conducted in such a manner as to satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder as evidenced by an Opinion of Counsel provided by and at the expense of the Servicer or Class R-III Certificateholders, as the case may be;

                                    (ii) during such 90-day liquidation period
         and at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the

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         assets of REMIC I to the Servicer or the Class R-III
         Certificateholders, as applicable, for cash, at the Termination Price; and

                                    (iii) at the time of the making of the final
         payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Certificateholders in accordance with Section 8.01 all cash on hand (other than cash retained to meet claims), and each of REMIC I, REMIC II and REMIC III shall terminate at that time.

                  (b) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Trustee to specify the 90-day liquidation period for each of REMIC I, REMIC II and REMIC III, which authorization shall be binding upon all successor Certificateholders.




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                                   ARTICLE IX

                          RIGHTS OF CERTIFICATEHOLDERS


                  Section 9.01      LIMITATION ON RIGHTS OF HOLDERS.

                           (a) The death or incapacity of any Certificateholder
shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                           (b) Except as otherwise expressly provided herein, no
Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the Servicer or operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                           (c) No Certificateholder, solely by virtue of its
status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to any of the Transaction Documents unless the Holders of Certificates entitled to not less than 50% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for sixty days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request has been given such Trustee during such sixty-day period by such Certificateholders; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder not expressly provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this
Section 9.01, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.


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                  Section 9.02      ACCESS TO LIST OF HOLDERS.

                           (a) If the Trustee is not acting as Certificate
Registrar, the Trustee shall cause the Certificate Registrar to furnish to the Trustee, within fifteen days after receipt by the Certificate Registrar of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

                           (b) If three or more Holders (hereinafter referred to
as "APPLICANTS," with a single Person which (together with its Affiliates) is the Holder of more than one Class of Certificates being viewed as a single "APPLICANT" for these purposes) apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, send, at the applicants' expense, the written communication proffered by the applicants to all Certificateholders at their addresses as they appear in the Certificate Register.

                           (c) Every Holder, by receiving and holding a
Certificate, agrees with the Depositor, the Certificate Registrar and the Trustee that neither the Depositor, the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

                  Section 9.03      ACTS OF HOLDERS OF CERTIFICATES.

                           (a) Any request, demand, authorization, direction,
notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Depositor. Such instrument or instruments (as the action embodied therein and evidenced thereby) are herein sometimes referred to as an "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agents shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Depositor, if made in the manner provided in this Section 9.03. The Trustee agrees to promptly notify the Depositor of any such instrument or instruments received by it, and to promptly forward copies of the same.

                           (b) The fact and date of the execution by any Person
of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgements or deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by an officer of a corporation or a member of a limited liability company or partnership on behalf of such corporation, limited liability company or partnership, such certificate or affidavit shall also constitute sufficient proof of his

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authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

                           (c) The ownership of Certificates (notwithstanding
any notation of ownership or other writing thereon made by anyone other than the Trustee) shall be proved by the Certificate Register, and neither the Trustee nor the Depositor shall be affected by any notice to the contrary.

                           (d) Any request, demand, authorization, direction,
notice, consent, waiver or other action by the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Depositor in reliance thereon, whether or not notation of such action is made upon such Certificate.

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                                    ARTICLE X

                              REMIC ADMINISTRATION

                  Section 10.01     REMIC ADMINISTRATION.

                           (a) An election will be made by the Trustee on behalf
of the Trust to treat each of REMIC I, REMIC II and REMIC III as a REMIC under the Code. Each such election will be made on Form 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The REMIC I Regular Interests are hereby designated as the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the Class R-I Certificates shall evidence the single class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code), in REMIC I. The REMIC II Regular Interests are hereby designated as the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the Class R-II Certificates shall evidence the single class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code), in REMIC II. The Class A, Class B, Class C, Class D, Class E, Class IO, Class F, Class G, Class H and Class J Certificates shall evidence the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the Class R-III Certificates shall evidence the single class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code), in REMIC III. None of the Servicer, the Special Servicer, the Fiscal Agent, the Depositor or the Trustee shall, to the extent it is within the control of such Person, create or permit the creation of any "interests" in any of REMIC I, REMIC II or REMIC III (within the meaning of Treasury regulation Section 1.860D-1(b)(1)) other than the REMIC I Regular Interests, the REMIC II Regular Interests, and the interests represented by the Certificates.

                           (b) The Closing Date is hereby designated as the
"Startup Day" of each of REMIC I, REMIC II and REMIC III within the meaning of
Section 860G(a)(9) of the Code.

                           (c) The Trustee shall pay out of the Collection
Account any and all tax related expenses (exclusive of any taxes, however denominated, and any costs and expenses incidental to such taxes, including, without limitation, penalties, interest and reasonable attorneys' fees) of each of REMIC I, REMIC II and REMIC III, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to each of REMIC I, REMIC II and REMIC III that involve the Internal Revenue Service or state tax authorities.

                           (d) The Trustee shall prepare and file all of REMIC
I's, REMIC II's and REMIC III's federal and state income or franchise tax and information returns, in each case as such REMIC's direct representative; the costs and expenses of preparing and filing such returns shall be borne by the Trustee.

                           (e) The Trustee shall perform on behalf of each of
REMIC I, REMIC II and REMIC III all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, the Trustee shall provide (i) to the Treasury or other Persons (including, but not limited to, the transferor of a

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Residual Certificate to a Disqualified Organization or to an agent that has acquired a Residual Certificate on behalf of a Disqualified Organization) such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Disqualified Organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions.

                           (f) The Holder of a greater than 50% Percentage
Interest in each Class of the Residual Certificates (or, in each such case, of the greatest Percentage Interest in such Class of Residual Certificates if no Holder holds more than 50% thereof), shall be the related REMIC's Tax Matters Person. The duties of the Tax Matters Person for each of REMIC I, REMIC II and REMIC III are hereby delegated to the Trustee and each Residual Certificateholder, by acceptance of its Residual Certificate, agrees, on behalf of itself and all successor holders of such Residual Certificate, to such delegation to the Trustee as their agent and attorney in fact. If the Code or applicable Treasury regulations prohibits the Trustee from signing any applicable Internal Revenue Service, court or other administrative documents or from acting as Tax Matters Person (as an agent or otherwise) with respect to REMIC I, REMIC II or REMIC III, the Trustee shall take whatever action is necessary for the signing of such documents and designation of a Tax Matters Person, including the designation of the applicable Residual Certificateholder.

                           (g) The Trustee and the Holders of each Class of
Residual Certificates shall not take any action or fail to take any action or cause the related REMIC to take any action or fail to take any action if any of such Persons knows or could, upon the exercise of reasonable diligence, know, that, under the REMIC Provisions such action or failure, as the case may be, could (i) endanger the status of the related REMIC as a REMIC or (ii) result in the imposition of a tax upon the related REMIC (other than a tax permitted to be incurred pursuant to Section 4.14(c) of the Special Servicing Agreement) (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2)), unless the Trustee has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. Any action required under this section which would result in an unusual or unexpected expense shall be undertaken at the expense of the party seeking the Trustee or the Holders of the affected Class of Residual Certificates to undertake such action.

                           (h) In the event that any tax is imposed on REMIC I,
REMIC II or REMIC III, including, without limitation, "prohibited transactions" taxes as defined in Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to REMIC I, REMIC II or REMIC III after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of state or local tax laws (other than any tax permitted to be incurred by the Special Servicer pursuant to Section 4.14(c) of the Special Servicing Agreement), such tax, together with all incidental costs and expenses (including, without limitation, penalties, interest and reasonable attorneys' fees), shall be charged to and paid by: (i) the Trustee, if such tax arises out of or results from a breach of any of its obligations under this
Article X; (ii) the Servicer, if such tax arises out of or results from a breach by the Servicer of any of its obligations under the Servicing Agreement or this
Article X; (iii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under

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the Special Servicing Agreement or this Article X; or (iv) the Trust in all other instances. Any tax permitted to be incurred by the Special Servicer pursuant to Section 4.14(c) of the Special Servicing Agreement shall be charged to and paid by the Trust. Any such amounts payable by the Trust in respect of taxes shall be paid by the Trustee out of amounts on deposit in the Collection Account.

                           (i) The Trustee and, to the extent records are
maintained by the Servicer and the Special Servicer in the normal course of its business, the Servicer and the Special Servicer shall, for federal income tax purposes, maintain books and records with respect to each of REMIC I, REMIC II and REMIC III on a calendar year and on an accrual basis. The books and records must be sufficient concerning the nature and amount of each such REMIC's investments to show that such REMIC has complied with the REMIC Provisions.

                           (j) None of the Trustee, the Servicer or the Special
Servicer shall enter into any arrangement by which any of REMIC I, REMIC II or REMIC III will receive a fee or other compensation for services.

                           (k) In order to enable the Trustee to perform its
duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Trustee within ten (10) days after the Closing Date all information or data that the Trustee reasonably determines to be relevant for tax purposes on the valuations and offering prices of the Certificates, including, without limitation, the yield, prepayment assumption, issue prices and projected cash flows of the Certificates and the projected cash flows of the Mortgage Loans. Thereafter, the Depositor shall provide to the Trustee, promptly upon request therefor, any such additional information or data that the Trustee may, from time to time, reasonably request in order to enable the Trustee to perform its duties as set forth herein. The Trustee is hereby directed to use any and all such information or data provided by the Depositor in the preparation of all federal and state income or franchise tax and information returns and reports for REMIC I, REMIC II and REMIC III to Certificateholders as required herein. The Depositor hereby agrees to indemnify the Trustee for any losses, liabilities, damages, claims or expenses of the Trustee arising from any errors or miscalculations of the Trustee pursuant to this Section 10.01 that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee (but not resulting from the methodology employed by the Trustee) on a timely basis and such indemnifications shall survive the termination of any of the Transaction Documents and the termination or resignation of the Trustee under any of the Transaction Documents.

                  The Servicer and the Special Servicer shall provide on a timely basis to the Trustee or its designee such information with respect to the Trust Fund as is in its possession, which the Servicer and the Special Servicer has received or prepared by virtue of its role as servicer or special servicer, as the case may be, under the Transaction Documents and which has been reasonably requested by the Trustee to enable it to perform its obligations under this Section 10.01, and the Trustee shall be entitled to conclusively rely on such information in the performance of its obligations under this Section
10.01. The Servicer and the Special Servicer shall indemnify the Trustee, the Fiscal Agent and the Depositor for any liability or assessment against the Trustee, the Fiscal Agent, the Depositor or the Trust and any expenses incurred in connection with such liability or assessment (including attorney's fees) resulting from any error in any tax or information returns resulting from errors in the information provided by the

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Servicer or Special Servicer, as the case may be, caused by the negligence, willful misconduct or bad faith of the Servicer or Special Servicer, as the case may be. Such indemnification shall survive the termination of any of the Transaction Documents and any resignation or termination of the Trustee, the Fiscal Agent, the Servicer and the Special Servicer under any of the Transaction Documents.

                  The Trustee agrees that all such information or data so obtained by it are to be regarded as confidential information and agrees that it shall use its best reasonable efforts to retain in confidence, and shall ensure that its officers, employees and representatives retain in confidence, and shall not disclose, without the prior written consent of the Depositor, any or all of such information or data, or make any use whatsoever (other than for the purposes contemplated by this Agreement) of any such information or data without the prior written consent of the Depositor, unless such information is generally available to the public (other than as a result of a breach of this Section 10.01(k)) or is required by law or applicable regulations to be disclosed or is disclosed (i) to independent auditors and accountants, counsel and other professional advisers of the Trustee and its parent or (ii) in connection with its rights and obligations under this Agreement.

                  Section 10.02 PROHIBITED TRANSACTIONS AND ACTIVITIES. None of the Trustee, the Servicer, the Special Servicer or the Operating Adviser shall permit the sale, disposition or substitution for any of the Mortgage Loans (except in a disposition pursuant to (i) the foreclosure or default of a Mortgage Loan, (ii) the bankruptcy or insolvency of REMIC I, REMIC II or REMIC III, (iii) the termination of REMIC I, REMIC II or REMIC III in a "qualified liquidation" as defined in Section 860F(a)(4) of the Code, or (iv) a repurchase pursuant to Article II of this Agreement), nor acquire any assets for the Trust, except as provided in Article II of this Agreement, nor sell or dispose of any investments in any of the Accounts for gain, nor accept any contributions to REMIC I, REMIC II or REMIC III (other than a cash contribution during the three-month period beginning on the related Startup Day), unless it has received an Opinion of Counsel (at the expense of the Person requesting the Trustee to take such action) to the effect that such disposition, acquisition, substitution, or acceptance will not (a) affect adversely the status of REMIC I, REMIC II or REMIC III as a REMIC or the status of the REMIC I Regular Interests, the REMIC II Regular Interests or the REMIC III Regular Certificates, respectively, as the regular interests therein, (b) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement) or (c) cause REMIC I, REMIC II or REMIC III to be subject to a tax on "prohibited transactions" or "prohibited contributions" pursuant to the REMIC Provisions.



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                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS


                  Section 11.01 BINDING NATURE OF AGREEMENT; BENEFITS OF AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of the Certificateholders. Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates, any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

                  Section 11.02 ENTIRE AGREEMENT. The Transaction Documents (including, without limitation, this agreement) contain the entire agreement and understanding between the parties hereto with respect to the subject matter thereof, and supersede all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter thereof. The express terms of the Transaction Documents control and supersede any course of performance or usage of the trade inconsistent with any of the terms thereof.

                  Section 11.03     AMENDMENT.

                           (a) This Agreement may be amended from time to time
by the parties hereto (and the Trustee may agree to any amendment of the Servicing Agreement or the Special Servicing Agreement), without notice to or the consent of any of the Holders, (i) to cure any ambiguity herein (or therein), (ii) to cause the provisions herein (or therein) to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust Fund or this Agreement (or with respect to the Servicing Agreement or the Special Servicing Agreement) in the 1996-C2 Prospectus, or to correct or supplement any provision herein (or therein) which may be inconsistent with any other provisions herein (or therein), (iii) to amend any provision hereof (or thereof) to the extent necessary or desirable to maintain the status of each of REMIC I, REMIC II and REMIC III as a REMIC for the purposes of federal income tax law or comparable provisions of state income tax law, and (iv) to make any other provisions with respect to matters or questions arising under or with respect to this Agreement (or under or with respect to the Servicing Agreement or the Special Servicing Agreement); provided that no such amendment effected (or agreed to by the Trustee) pursuant to clause (iv) of the preceding sentence shall (i) adversely affect in any material respect the interests of any Holder not consenting thereto or (ii) adversely affect the status of REMIC I, REMIC II or REMIC III as a REMIC. Prior to entering into any amendment hereof (or agreeing to any amendment of the Servicing Agreement or the Special Servicing Agreement) without the consent of Holders pursuant to this paragraph, the Trustee may require an Opinion of Counsel (in the case of clauses
(i), (ii) and (iii), at the expense of the Depositor, and otherwise at the expense of the party requesting such amendment) to the effect that such amendment is permitted under this paragraph. Any such amendment shall be deemed not to adversely affect in any material respect any Holder of a rated Certificate if the Trustee receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce, qualify or withdraw the then current rating assigned to any of the Certificates that were then being rated by the Rating Agencies (and any Opinion of Counsel requested by the Trustee in connection with any such amendment may rely expressly on such confirmation as the basis therefor).

                           (b) This Agreement may also be amended from time to
time by the parties hereto (and the Trustee may agree to any amendment of the Servicing Agreement or the Special Servicing Agreement) with the consent of the Holders of Certificates entitled to not less than 66-2/3% of the Voting Rights, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement (or of the Servicing Agreement or the Special Servicing Agreement) or of modifying in any manner the rights of the Holders; provided that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) reduce the aforesaid percentages of Voting Rights, the Holders of which are required to consent to any such amendment, without the consent of all the Certificateholders or (iii) adversely affect the status of REMIC I, REMIC II or REMIC III as a REMIC for federal income tax purposes.

                           (c) The costs and expenses associated with any such
amendment shall be borne by the Depositor, in the case of clauses (i), (ii) and
(iii) of Section 11.03(a), and otherwise shall be borne by the party requesting the amendment.

                           (d) Promptly after the execution of any such
amendment, the Trustee shall furnish written notification of the substance of such amendment to each Holder, the Depositor and the Rating Agencies.

                           (e) It shall not be necessary for the consent of
Holders under this Section 11.03 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be subject to such reasonable regulations as the Trustee may prescribe.

                  Section 11.04 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

                  Section 11.05 NOTICES. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when received by (a) the Depositor at 200 Vesey Street, New York, New York 10285,
Attention: Manager of Commercial Contract Finance; (b) the Trustee and the Fiscal Agent at 135 South LaSalle Street, Suite 1740, Chicago, Illinois 60674-4107, Attention: Asset-Backed Securities Trust Services Group-LB Mortgage Trust II, 1996-C2; (c) the Servicer at 100 South Wacker Drive, Suite 400, Chicago, Illinois 60606, Attention: Master Servicing Manager, with a copy to GMAC Mortgage Corporation, 100 Witmer Road, Horsham, Pennsylvania 19044-0963,
Attention: General Counsel, or (d) the Special Servicer at 11200 Rockville Pike, Rockville, Maryland 20852, Attention: Frederick R.

Burchill (with copies to David Iannarone, Esq., 11200 Rockville Pike, Rockville, Maryland 20852); or as to each party at such other address as may hereafter be furnished by such party to the other parties in writing. Any notice required or permitted to be mailed to a Holder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

                  Section 11.06 SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

                  Section 11.07 INDULGENCES; NO WAIVERS. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

                  Section 11.08 HEADINGS NOT TO AFFECT INTERPRETATION. The headings contained in this Agreement are for convenience of reference only, and shall not be used in the interpretation hereof.

                  Section 11.09     SPECIAL NOTICES TO THE RATING AGENCIES.

                           (a) The Depositor shall give prompt notice to the
Rating Agencies of the occurrence of any of the following events of which it has notice:

             (i) any amendment to any of the Transaction Documents;

                                    (ii) the Interim Certification required
         pursuant to Section 2.02(b) hereof and the Final Certification required pursuant to Section 2.02(d) hereof;

                                    (iii) the repurchase of any Mortgage Loan
         pursuant to Article II hereof;

                                    (iv) any resignation of the Servicer
         pursuant to the Servicing Agreement or of the Special Servicer pursuant to the Special Servicing Agreement;

                                    (v) any resignation or removal of the
         Trustee pursuant to Section 7.06 hereof;

                                    (vi) the appointment of any successor to the
         Servicer pursuant to Section 5.02 hereof or of the Special Servicer pursuant to Section 5.03 hereof;

                                    (vii) the appointment of a successor trustee
         pursuant to Section 7.07 hereof;

                                    (viii) the election of an Operating Adviser;
         or

                                    (ix) the making of a final payment as
         contemplated by Section 8.02 hereof.

                           (b) All notices to the Rating Agencies shall be in
writing and sent by first class mail, telecopy or overnight courier, as follows:

          If to Fitch, to:

          Fitch Investors Services, L.P.
          One State Street Plaza
          New York, N.Y.  10004
          Attention:  Commercial Mortgage Surveillance

          If to D&P, to:

          Duff & Phelps Credit Rating Co.
          55 East Monroe Street
          Chicago, Illinois 60603
          Attention: Structured Finance - Commercial Real Estate Monitoring

          If to Moody's, to:

          Moody's Investors Service, Inc.
          99 Church Street
          New York, New York 10007
          Attention: Commercial Mortgage Surveillance Group

                  If to any other Rating Agency, at such address as shall be provided in writing to the Depositor by such Rating Agency.

                           (c) The Trustee shall deliver to the Rating Agencies
reports prepared pursuant to Section 5.11(d) and other information in the Trustee's possession as reasonably requested by the Rating Agencies.

                           (d) Each of the Servicer, the Trustee and the Fiscal
Agent shall deliver to the Depositor any document that the Servicer, the Trustee or the Fiscal Agent is required by any of the Transaction Documents to deliver to any of the other of such parties. Any notice or other document required to be delivered or mailed by the Depositor, the Servicer, the Special Servicer or the Trustee pursuant to any of the Transaction Documents shall be given by such parties, respectively, on a best efforts basis and only as a matter of courtesy and accommodation to the Rating Agencies, unless otherwise specifically required herein, and such parties, respectively, shall have no liability for failure to deliver any such notice or document to the Rating Agencies.

                  Section 11.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

                  Section 11.11 SUCCESSORS AND ASSIGNS. Any permitted successor or assign of the Trustee hereunder, of the Servicer under the Servicing Agreement or of the Special Servicer under the Special Servicing Agreement shall, in each such case, succeed to the rights and obligations of such party under the other Transaction Documents without the execution or filing of any paper or any further act on the part of any of the parties to any of the Transaction Documents, anything herein to the contrary notwithstanding.

                  IN WITNESS WHEREOF, the Depositor, the Trustee, the Fiscal Agent, the Servicer and the Special Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                     STRUCTURED ASSET SECURITIES
                                     CORPORATION, as Depositor


                                     By:__________________________________
                                     Name:
                                     Title:

                                     LASALLE NATIONAL BANK, as Trustee


                                     By:__________________________________
                                     Name:
                                     Title:

                                     ABN AMRO BANK N.V., as Fiscal Agent


                                     By:__________________________________
                                     Name:
                                     Title:


                                     By:__________________________________
                                     Name:
                                     Title:

                                     GMAC COMMERCIAL MORTGAGE
                                     CORPORATION, as Servicer


                                     By:_________________________________
                                     Name:
                                     Title:

                                     CRIIMI MAE SERVICES LIMITED
                                     PARTNERSHIP, as Special Servicer

                                     By:      CRIIMI MAE Management, Inc.
                                              its general partner


                                     By:__________________________________
                                     Name:
                                     Title:

STATE OF NEW YORK            )
                             ):  ss.:
COUNTY OF NEW YORK           )

                  On this ____ day of October 1996, before me, a notary public in and for said State, personally appeared _______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as ____________________ of Structured Asset Securities Corporation, and acknowledged to me that such corporation executed the within instrument pursuant to its by-laws or a resolution of its Board of Directors.

                  IN WITNESS WHEREOF, I have hereunder set my hand and affixed my official seal the day and year in this certificate first above written.



                                        ------------------------------
                                                   Notary Public

STATE OF ILLINOIS            )
                             ):  ss.:
COUNTY OF COOK               )

                  On this ____ day of October 1996, before me, a notary public in and for said State, personally appeared ___________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as ___________________ of LaSalle National Bank, and acknowledged to me that such banking corporation executed the within instrument pursuant to its by-laws or a resolution of its Board of Directors.

                  IN WITNESS WHEREOF, I have hereunder set my hand and affixed my official seal the day and year in this certificate first above written.




                                        ------------------------------
                                                   Notary Public

STATE OF ILLINOIS          )
                           ):  ss.:
COUNTY OF COOK             )

                  On this ______ day of October 1996, before me, a notary public in and for said State, personally appeared ____________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as ________________ of ABN AMRO Bank N.V., and acknowledged to me that such banking corporation executed the within instrument pursuant to its by-laws or a resolution of its Board of Directors.

                  IN WITNESS WHEREOF, I have hereunder set my hand and affixed my official seal the day and year in this certificate first above written.




                                        ------------------------------
                                                   Notary Public

STATE OF ILLINOIS       )
                        ):  ss.:
COUNTY OF COOK          )

                  On this ______ day of October 1996, before me, a notary public in and for said State, personally appeared ____________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as ________________ of ABN AMRO Bank N.V., and acknowledged to me that such banking corporation executed the within instrument pursuant to its by-laws or a resolution of its Board of Directors.

                  IN WITNESS WHEREOF, I have hereunder set my hand and affixed my official seal the day and year in this certificate first above written.




                                        ------------------------------
                                                   Notary Public

STATE OF ILLINOIS       )
                        ):  ss.:
COUNTY OF COOK          )

                  On this _____ day of October 1996, before me, a notary public in and for said State, personally appeared _______________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as ________________ of GMAC Commercial Mortgage Corporation, and acknowledged to me that such corporation executed the within instrument pursuant to its by-laws or a resolution of its Board of Directors.

                  IN WITNESS WHEREOF, I have hereunder set my hand and affixed my official seal the day and year in this certificate first above written.




                                        ------------------------------
                                                   Notary Public

STATE OF MARYLAND             )
                              ):  ss.:
COUNTY OF _____________       )

                  On this _____ day of October 1996, before me, a notary public in and for said State, personally appeared _________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as ________________ of CRIIMI MAE Management, Inc., the general partner of CRIIMI MAE Services Limited Partnership, and acknowledged to me that such corporation executed the within instrument pursuant to its by-laws or a resolution of its Board of Directors on behalf of such limited partnership.

                  IN WITNESS WHEREOF, I have hereunder set my hand and affixed my official seal the day and year in this certificate first above written.




                                        ------------------------------
                                                   Notary Public

                              FORMS OF CERTIFICATES

                                   EXHIBIT A-1

                               CLASS A CERTIFICATE

                     LB COMMERCIAL CONDUIT MORTGAGE TRUST II
                  CLASS A MULTICLASS PASS-THROUGH CERTIFICATE,
                                 SERIES 1996-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     STRUCTURED ASSET SECURITIES CORPORATION

Initial Certificate Interest             Initial Aggregate Certificate Principal
Rate:  Approximately 7.416% per annum    Amount of the Class A Certificates:
                                         $270,097,693
Cut-off Date:
October 1, 1996                          Initial Certificate Principal
                                         Amount of this Class A
Closing Date:  October 30, 1996          Certificate:
                                         $-------------
First Distribution Date:
November 25, 1996                        Aggregate Scheduled Principal
                                         Balance of the Mortgage Loans
Servicer:                                as of the Cut-off Date:
GMAC Commercial Mortgage Corporation     $397,202,489.27

Special Servicer:                        Trustee:
CRIIMI MAE Services Limited Partnership  LaSalle National Bank

Fiscal Agent:
ABN AMRO Bank N.V.

Certificate No. A-__                     CUSIP No. _________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED ASSET SECURITIES CORPORATION, GMAC COMMERCIAL MORTGAGE CORPORATION, CRIIMI MAE SERVICES LIMITED PARTNERSHIP, LASALLE NATIONAL BANK, ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR BY ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE TRUST AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL AMOUNT OF THE CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H AND CLASS J CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE TRUST AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest (evidenced by this Class A Certificate (obtained by dividing the principal amount of this Class A Certificate (its "Certificate Principal Amount") as of the Closing Date by the aggregate principal amount of all the Class A Certificates (their "Aggregate Certificate Principal Amount") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class A Certificates in the Trust Fund created pursuant to a Trust Agreement, dated as of the Cut-off Date (the "Agreement"), among Structured Asset Securities Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), GMAC

Commercial Mortgage Corporation (hereinafter called the "Servicer", which term includes any successor entity under the Agreement), CRIIMI MAE Services Limited Partnership (hereinafter called the "Special Servicer", which term includes any successor entity under the Agreement), ABN AMRO Bank N.V. (hereinafter called the "Fiscal Agent", which term includes any successor entity under the Agreement) and LaSalle National Bank (hereinafter called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement and the other Transaction Documents, to which agreements and documents the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Class A Certificate will be made by or on behalf of the Trustee by check mailed to the relevant Holder's address as it appears on the Certificate Register of the Certificate Registrar or, upon written request of any Holder made to the Trustee or the Paying Agent at least five Business Days prior to the related Record Date (or upon standing instructions given to the Trustee or the Paying Agent on the Closing Date or five Business Days prior to any Record Date, which instructions may be revoked at any time thereafter upon written notice to the Trustee or the Paying Agent five Business Days prior to the related Record Date), by wire transfer in immediately available funds to an account specified in the request of such Certificateholder; provided that (i) distributions to the Depository shall be made by wire transfer of immediately available funds to the account specified thereby and (ii) the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office. Wire transfers, other than to the Depository, will be made at the expense of the Holder requesting such wire transfer by deducting a wire transfer fee from the related distribution. If any payment required to be made on the Certificates is to be made on a day that is not a Business Day, then such payment will be made on the next succeeding Business Day without compensation for such delay.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein, in the Agreement and in the other Transaction Documents. As provided in the Agreement and in the other Transaction Documents, withdrawals from the Collection Account, the Custodial Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Amount hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class A Certificates are issuable in fully registered certificated form only, without coupons, in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class A Certificates are exchangeable for new Class A Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  This Certificate may be transferred by the Holder thereof only upon presentation and surrender of such Certificate at the New York Presenting Office duly endorsed or accompanied by an assignment duly executed by such Holder or his duly authorized attorney in such form as shall be satisfactory to the Certificate Registrar. Upon the transfer of this Certificate in accordance with the preceding sentence, the Trustee shall execute, and the Trustee or any Authenticating Agent shall authenticate and deliver to the transferee, one or more new Certificates of the same Class, in authorized denominations, evidencing in the aggregate the same aggregate Certificate Principal Amount as the Certificate being transferred.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Servicer, the Special Servicer, the Fiscal Agent, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Special Servicer, the Fiscal Agent, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Special Servicer, the Fiscal Agent, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement and the other Transaction Documents shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Servicer or the Class R-III Certificateholders at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Servicer or the Class R-III Certificateholders to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class A Certificates; however, such right to purchase is subject to the Aggregate Certificate Principal Amount of the Sequential Pay Certificates at the time of purchase being not more than 5% of the Aggregate Certificate Principal Amount of the Sequential Pay Certificates as of the Closing Date.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and of the other Transaction Documents and the modification of the rights and obligations of the Depositor, the Servicer, the Special Servicer, the Fiscal Agent and the Trustee and the rights of the Certificateholders under such agreements and documents at any time by the parties thereto with the consent of the Holders of Certificates entitled to not less than 66-2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof and of the other Transaction Documents, in certain limited circumstances, including any amendment necessary to maintain the status of each of REMIC I, REMIC II and REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                             LASALLE NATIONAL BANK,
                             as Trustee



                             By:__________________________________
                                        Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class A Certificates referred to in the within-mentioned Agreement.

Dated:

                             LASALLE NATIONAL BANK,
                             as Authenticating Agent



                             By:________________________________
                                        Authorized Officer

                                   ASSIGNMENT


                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
______________________________________________________________
______________________________________________________________
______________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Multiclass PassThrough Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Multiclass PassThrough Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Multiclass Pass-Through Certificate to the following address:
______________________________________________________________
______________________________________________________________
Dated:

                                   ___________________________________________
                                   Signature by or on behalf of Assignor

                                   ___________________________________________
                                   Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS


         The Assignee should include the following for purposes of distribution:

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ ________________________________________________________________________ for the
account of ____________________________________________________________________.

         Distributions made by check (such check to be made payable to ____________________) and all applicable statements and notices should be mailed to __________________________________________________________________________.

         This information is provided by ___________________________, the Assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT A-2

                               CLASS B CERTIFICATE

                     LB COMMERCIAL CONDUIT MORTGAGE TRUST II
                  CLASS B MULTICLASS PASS-THROUGH CERTIFICATE,
                                 SERIES 1996-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     STRUCTURED ASSET SECURITIES CORPORATION

Initial Certificate Interest             Initial Aggregate Certificate Principal
Rate:  Approximately 7.606% per annum    Amount of the Class B Certificates:
                                         $27,804,174
Cut-off Date:
October 1, 1996                          Initial Certificate Principal
                                         Amount of this Class B
Closing Date:  October 30, 1996          Certificate:
                                         $-------------
First Distribution Date:
November 25, 1996                        Aggregate Scheduled Principal
                                         Balance of the Mortgage Loans
Servicer:                                as of the Cut-off Date:
GMAC Commercial Mortgage Corporation     $397,202,489.27

Special Servicer:                        Trustee:
CRIIMI MAE Services Limited Partnership  LaSalle National Bank

Fiscal Agent:
ABN AMRO Bank N.V.

Certificate No. B-__                     CUSIP No. _________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED ASSET SECURITIES CORPORATION, GMAC COMMERCIAL MORTGAGE CORPORATION, CRIIMI MAE SERVICES LIMITED PARTNERSHIP, LASALLE NATIONAL BANK, ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR BY ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A AND CLASS IO CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE TRUST AGREEMENT REFERRED TO HEREIN.

EXCEPT UNDER THE LIMITED CIRCUMSTANCES DESCRIBED HEREIN, NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

IF THE AGGREGATE CERTIFICATE PRINCIPAL AMOUNT OF THE CLASS A CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, DISTRIBUTIONS

IN REDUCTION OF THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE TRUST AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL AMOUNT OF THE CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H AND CLASS J CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE TRUST AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest (evidenced by this Class B Certificate (obtained by dividing the principal amount of this Class B Certificate (its "Certificate Principal Amount") as of the Closing Date by the aggregate principal amount of all the Class B Certificates (their "Aggregate Certificate Principal Amount") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class B Certificates in the Trust Fund created pursuant to a Trust Agreement, dated as of the Cut-off Date (the "Agreement"), among Structured Asset Securities Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), GMAC Commercial Mortgage Corporation (hereinafter called the "Servicer", which term includes any successor entity under the Agreement), CRIIMI MAE Services Limited Partnership (hereinafter called the "Special Servicer", which term includes any successor entity under the Agreement), ABN AMRO Bank N.V. (hereinafter called the "Fiscal Agent", which term includes any successor entity under the Agreement) and LaSalle National Bank (hereinafter called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement and the other Transaction Documents, to which agreements and documents the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class B Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Class B Certificate will be made by or on behalf of the Trustee by check mailed to the relevant Holder's address as it appears on the Certificate Register of the Certificate Registrar or, upon written request of any Holder made to the Trustee or the Paying Agent at least five Business Days prior to the related Record Date (or upon standing instructions given to the Trustee or the Paying Agent on the Closing Date or five Business Days prior to any Record Date, which instructions may be revoked at any time thereafter upon written notice to the Trustee or the Paying Agent five Business Days prior to the related Record Date), by wire transfer in immediately available funds to an account specified in the request of such Certificateholder; provided that (i) distributions to the Depository shall be made by wire transfer of immediately available funds to the account specified thereby and (ii) the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office. Wire transfers, other than to the Depository, will be made at the expense of the Holder requesting such wire transfer by deducting a wire transfer fee from the related distribution. If any payment required to be made on the Certificates is to be made on a day that is not a Business Day, then such payment will be made on the next succeeding Business Day without compensation for such delay.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein, in the Agreement and in the other Transaction Documents. As provided in the Agreement and in the other Transaction Documents, withdrawals from the Collection Account, the Custodial Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Amount hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class B Certificates are issuable in fully registered certificated form only, without coupons, in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class B Certificates are exchangeable for new Class B Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  This Certificate may be transferred by the Holder thereof only upon presentation and surrender of such Certificate at the New York Presenting Office duly endorsed or accompanied by an assignment duly executed by such Holder or his duly authorized attorney in such form as shall be satisfactory to the Certificate Registrar. Upon the transfer of this Certificate in accordance with the preceding sentence, the Trustee shall execute, and the Trustee or any Authenticating Agent shall authenticate and deliver to the transferee, one or more new Certificates of the same Class, in authorized denominations, evidencing in the aggregate the same aggregate Certificate Principal Amount as the Certificate being transferred.

                  No transfer of a Class B Certificate or any interest therein shall be made to (A) a Plan or (B) any Person who is directly or indirectly purchasing the Class B Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless the purchase and holding of such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Prohibited Transaction Class Exemption 95-60. Any such Plan or Person to whom a transfer of any such Certificate or interest therein is made shall be deemed to have represented to the Depositor, the Servicer, the Special Servicer, the Trustee, any Sub-Servicer and each Mortgagor with respect to the Mortgage Loans that the purchase and holding of such Certificate or interest therein is so exempt on the basis of Prohibited Transaction Class Exemption 95-60.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Servicer, the Special Servicer, the Fiscal Agent, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Special Servicer, the Fiscal Agent, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Special Servicer, the Fiscal Agent, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement and the other Transaction Documents shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Servicer or the Class R-III Certificateholders at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Servicer or the Class R-III Certificateholders to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class B Certificates; however, such right to purchase is subject to the Aggregate Certificate Principal Amount of the Sequential Pay Certificates at the time of purchase being not more than 5% of the Aggregate Certificate Principal Amount of the Sequential Pay Certificates as of the Closing Date.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and of the other Transaction Documents and the modification of the rights and obligations of the Depositor, the Servicer, the Special Servicer, the Fiscal Agent and the Trustee and the rights of the Certificateholders under such agreements and documents at any time by the parties thereto with the consent of the Holders of Certificates entitled to not less than 66-2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof and of the other Transaction Documents, in certain limited circumstances, including any amendment necessary to maintain the status of each of REMIC I, REMIC II and REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                             LASALLE NATIONAL BANK,
                             as Trustee



                             By:__________________________________
                                        Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class B Certificates referred to in the within-mentioned Agreement.

Dated:

                             LASALLE NATIONAL BANK,
                             as Authenticating Agent



                             By:________________________________
                                        Authorized Officer

                                   ASSIGNMENT


                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
______________________________________________________________
______________________________________________________________
______________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Multiclass PassThrough Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Multiclass PassThrough Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Multiclass Pass-Through Certificate to the following address:
______________________________________________________________
______________________________________________________________
Dated:

                                   ___________________________________________
                                   Signature by or on behalf of Assignor

                                   ___________________________________________
                                   Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS


         The Assignee should include the following for purposes of distribution:

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ ________________________________________________________________________ for the
account of ____________________________________________________________________.

         Distributions made by check (such check to be made payable to ____________________) and all applicable statements and notices should be mailed to __________________________________________________________________________.

         This information is provided by ___________________________, the Assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT A-3

                               CLASS C CERTIFICATE

                     LB COMMERCIAL CONDUIT MORTGAGE TRUST II
                  CLASS C MULTICLASS PASS-THROUGH CERTIFICATE,
                                 SERIES 1996-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     STRUCTURED ASSET SECURITIES CORPORATION

Initial Certificate Interest            Initial Aggregate Certificate Principal
Rate:  Approximately 7.726% per annum   Amount of the Class C Certificates:
                                        $23,832,149
Cut-off Date:
October 1, 1996                         Initial Certificate Principal
                                        Amount of this Class C
Closing Date:  October 30, 1996         Certificate:
                                        $-------------
First Distribution Date:
November 25, 1996                       Aggregate Scheduled Principal
                                        Balance of the Mortgage Loans
Servicer:                               as of the Cut-off Date:
GMAC Commercial Mortgage Corporation    $397,202,489.27

Special Servicer:                       Trustee:
CRIIMI MAE Services Limited Partnership LaSalle National Bank

Fiscal Agent:
ABN AMRO Bank N.V.

Certificate No. C-___                       CUSIP No. _________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED ASSET SECURITIES CORPORATION, GMAC COMMERCIAL MORTGAGE CORPORATION, CRIIMI MAE SERVICES LIMITED PARTNERSHIP, LASALLE NATIONAL BANK, ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR BY ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A, CLASS IO AND CLASS B CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE TRUST AGREEMENT REFERRED TO HEREIN.

EXCEPT UNDER THE LIMITED CIRCUMSTANCES DESCRIBED HEREIN, NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

IF THE AGGREGATE CERTIFICATE PRINCIPAL AMOUNT OF THE CLASS A AND CLASS B CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO,

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE TRUST AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL AMOUNT OF THE CLASS D, CLASS E, CLASS F, CLASS G, CLASS H AND CLASS J CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE TRUST AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest (evidenced by this Class C Certificate (obtained by dividing the principal amount of this Class C Certificate (its "Certificate Principal Amount") as of the Closing Date by the aggregate principal amount of all the Class C Certificates (their "Aggregate Certificate Principal Amount") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class C Certificates in the Trust Fund created pursuant to a Trust Agreement, dated as of the Cut-off Date (the "Agreement"), among Structured Asset Securities Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), GMAC Commercial Mortgage Corporation (hereinafter called the "Servicer", which term includes any successor entity under the Agreement), CRIIMI MAE Services Limited Partnership (hereinafter called the "Special Servicer", which term includes any successor entity under the Agreement), ABN AMRO Bank N.V. (hereinafter called the "Fiscal Agent", which term includes any successor entity under the Agreement) and LaSalle National Bank (hereinafter called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement and the other Transaction Documents, to which agreements and documents the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class C Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Class C Certificate will be made by or on behalf of the Trustee by check mailed to the relevant Holder's address as it appears on the Certificate Register of the Certificate Registrar or, upon written request of any Holder made to the Trustee or the Paying Agent at least five Business Days prior to the related Record Date (or upon standing instructions given to the Trustee or the Paying Agent on the Closing Date or five Business Days prior to any

Record Date, which instructions may be revoked at any time thereafter upon written notice to the Trustee or the Paying Agent five Business Days prior to the related Record Date), by wire transfer in immediately available funds to an account specified in the request of such Certificateholder; provided that (i) distributions to the Depository shall be made by wire transfer of immediately available funds to the account specified thereby and (ii) the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office. Wire transfers, other than to the Depository, will be made at the expense of the Holder requesting such wire transfer by deducting a wire transfer fee from the related distribution. If any payment required to be made on the Certificates is to be made on a day that is not a Business Day, then such payment will be made on the next succeeding Business Day without compensation for such delay.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein, in the Agreement and in the other Transaction Documents. As provided in the Agreement and in the other Transaction Documents, withdrawals from the Collection Account, the Custodial Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Amount hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class C Certificates are issuable in fully registered certificated form only, without coupons, in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class C Certificates are exchangeable for new Class C Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  This Certificate may be transferred by the Holder thereof only upon presentation and surrender of such Certificate at the New York Presenting Office duly endorsed or accompanied by an assignment duly executed by such Holder or his duly authorized attorney in such form as shall be satisfactory to the Certificate Registrar. Upon the transfer of this Certificate in accordance with the preceding sentence, the Trustee shall execute, and the Trustee or any Authenticating Agent shall authenticate and deliver to the transferee, one or more new Certificates of the same Class, in authorized denominations, evidencing in the aggregate the same aggregate Certificate Principal Amount as the Certificate being transferred.

                  No transfer of a Class C Certificate or any interest therein shall be made to (A) a Plan or (B) any Person who is directly or indirectly purchasing the Class C Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless the purchase and holding of such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Prohibited Transaction Class Exemption 95-60. Any such Plan or Person to whom a transfer of any such Certificate or interest therein is made shall be deemed to have represented to the Depositor, the Servicer, the Special Servicer, the Trustee, any Sub-Servicer and each Mortgagor with respect to the Mortgage Loans that the purchase and holding of such Certificate or interest therein is so exempt on the basis of Prohibited Transaction Class Exemption 95-60.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Servicer, the Special Servicer, the Fiscal Agent, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Special Servicer, the Fiscal Agent, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Special Servicer, the Fiscal Agent, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement and the other Transaction Documents shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Servicer or the Class R-III Certificateholders at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Servicer or the Class R-III Certificateholders to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class C Certificates; however, such right to purchase is subject to the Aggregate Certificate Principal Amount of the Sequential Pay Certificates at the time of purchase being not more than 5% of the Aggregate Certificate Principal Amount of the Sequential Pay Certificates as of the Closing Date.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and of the other Transaction Documents and the modification of the rights and obligations of the Depositor, the Servicer, the Special Servicer, the Fiscal Agent and the Trustee and the rights of the Certificateholders under such agreements and documents at any time by the parties thereto with the consent of the Holders of Certificates entitled to not less than 66-2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof and of the other Transaction Documents, in certain limited circumstances, including any amendment necessary to maintain the status of each of REMIC I, REMIC II and REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                             LASALLE NATIONAL BANK,
                             as Trustee



                             By:__________________________________
                                        Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class C Certificates referred to in the within-mentioned Agreement.

Dated:

                             LASALLE NATIONAL BANK,
                             as Authenticating Agent



                             By:________________________________
                                        Authorized Officer

                                   ASSIGNMENT


                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
______________________________________________________________
______________________________________________________________
______________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Multiclass PassThrough Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Multiclass PassThrough Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Multiclass Pass-Through Certificate to the following address:
______________________________________________________________
______________________________________________________________
Dated:

                                   ___________________________________________
                                   Signature by or on behalf of Assignor

                                   ___________________________________________
                                   Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS


         The Assignee should include the following for purposes of distribution:

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ ________________________________________________________________________ for the
account of ____________________________________________________________________.

         Distributions made by check (such check to be made payable to ____________________) and all applicable statements and notices should be mailed to __________________________________________________________________________.

         This information is provided by ___________________________, the Assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT A-4

                               CLASS D CERTIFICATE

                     LB COMMERCIAL CONDUIT MORTGAGE TRUST II
                  CLASS D MULTICLASS PASS-THROUGH CERTIFICATE,
                                 SERIES 1996-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     STRUCTURED ASSET SECURITIES CORPORATION

Initial Certificate Interest             Initial Aggregate Certificate Principal
Rate:  Approximately 7.886% per annum    Amount of the Class D Certificates:
                                         $15,888,100
Cut-off Date:
October 1, 1996                          Initial Certificate Principal
                                         Amount of this Class D
Closing Date:  October 30, 1996          Certificate:
                                         $-------------
First Distribution Date:
November 25, 1996                        Aggregate Scheduled Principal
                                         Balance of the Mortgage Loans
Servicer:                                as of the Cut-of Date:
GMAC Commercial Mortgage Corporation     $397,202,489.27

Special Servicer:                        Trustee:
CRIIMI MAE Services Limited Partnership  LaSalle National Bank

Fiscal Agent:
ABN AMRO Bank N.V.

Certificate No. D-___                    CUSIP No. _________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED ASSET SECURITIES CORPORATION, GMAC COMMERCIAL MORTGAGE CORPORATION, CRIIMI MAE SERVICES LIMITED PARTNERSHIP, LASALLE NATIONAL BANK, ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR BY ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A, CLASS IO, CLASS B AND CLASS C CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE TRUST AGREEMENT REFERRED TO HEREIN.

EXCEPT UNDER THE LIMITED CIRCUMSTANCES DESCRIBED HEREIN, NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

IF THE AGGREGATE CERTIFICATE PRINCIPAL AMOUNT OF THE CLASS A, CLASS B AND CLASS C CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE TRUST AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL AMOUNT OF THE CLASS E, CLASS F, CLASS G, CLASS H AND CLASS J CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE TRUST AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest (evidenced by this Class D Certificate (obtained by dividing the principal amount of this Class D Certificate (its "Certificate Principal Amount") as of the Closing Date by the aggregate principal amount of all the Class D Certificates (their "Aggregate Certificate Principal Amount") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class D Certificates in the Trust Fund created pursuant to a Trust Agreement, dated as of the Cut-off Date (the "Agreement"), among Structured Asset Securities Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), GMAC Commercial Mortgage Corporation (hereinafter called the "Servicer", which term includes any successor entity under the Agreement), CRIIMI MAE Services Limited Partnership (hereinafter called the "Special Servicer", which term includes any successor entity under the Agreement), ABN AMRO Bank N.V. (hereinafter called the "Fiscal Agent", which term includes any successor entity under the Agreement) and LaSalle National Bank (hereinafter called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement and the other Transaction Documents, to which agreements and documents the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class D Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Class D Certificate will be made by or on behalf of the Trustee by check mailed to the relevant Holder's address as it appears on the Certificate Register of the Certificate

Registrar or, upon written request of any Holder made to the Trustee or the Paying Agent at least five Business Days prior to the related Record Date (or upon standing instructions given to the Trustee or the Paying Agent on the Closing Date or five Business Days prior to any Record Date, which instructions may be revoked at any time thereafter upon written notice to the Trustee or the Paying Agent five Business Days prior to the related Record Date), by wire transfer in immediately available funds to an account specified in the request of such Certificateholder; provided that (i) distributions to the Depository shall be made by wire transfer of immediately available funds to the account specified thereby and (ii) the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office. Wire transfers, other than to the Depository, will be made at the expense of the Holder requesting such wire transfer by deducting a wire transfer fee from the related distribution. If any payment required to be made on the Certificates is to be made on a day that is not a Business Day, then such payment will be made on the next succeeding Business Day without compensation for such delay.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein, in the Agreement and in the other Transaction Documents. As provided in the Agreement and in the other Transaction Documents, withdrawals from the Collection Account, the Custodial Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Amount hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class D Certificates are issuable in fully registered certificated form only, without coupons, in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class D Certificates are exchangeable for new Class D Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  This Certificate may be transferred by the Holder thereof only upon presentation and surrender of such Certificate at the New York Presenting Office duly endorsed or accompanied by an assignment duly executed by such Holder or his duly authorized attorney in such form as shall be satisfactory to the Certificate Registrar. Upon the transfer of this Certificate in accordance with the preceding sentence, the Trustee shall execute, and the Trustee or any Authenticating Agent shall authenticate and deliver to the transferee, one or more new Certificates of the same Class, in authorized denominations, evidencing in the aggregate the same aggregate Certificate Principal Amount as the Certificate being transferred.

                  No transfer of a Class D Certificate or any interest therein shall be made to (A) a Plan or (B) any Person who is directly or indirectly purchasing the Class D Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless the purchase and holding of such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Prohibited Transaction Class Exemption 95-60. Any such Plan or Person to whom a transfer of any such Certificate or interest therein is made shall be deemed to have represented to the Depositor, the Servicer, the Special Servicer, the Trustee, any Sub-Servicer and each Mortgagor with respect to the Mortgage Loans that the purchase and holding of such Certificate or interest therein is so exempt on the basis of Prohibited Transaction Class Exemption 95-60.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Servicer, the Special Servicer, the Fiscal Agent, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Special Servicer, the Fiscal Agent, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Special Servicer, the Fiscal Agent, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement and the other Transaction Documents shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Servicer or the Class R-III Certificateholders at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Servicer or the Class R-III Certificateholders to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class D Certificates; however, such right to purchase is subject to the Aggregate Certificate Principal Amount of the Sequential Pay Certificates at the time of purchase being not more than 5% of the Aggregate Certificate Principal Amount of the Sequential Pay Certificates as of the Closing Date.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and of the other Transaction Documents and the modification of the rights and obligations of the Depositor, the Servicer, the Special Servicer, the Fiscal Agent and the Trustee and the rights of the Certificateholders under such agreements and documents at any time by the parties thereto with the consent of the Holders of Certificates entitled to not less than 66-2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof and of the other Transaction Documents, in certain limited circumstances, including any amendment necessary to maintain the status of each of REMIC I, REMIC II and REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                             LASALLE NATIONAL BANK,
                             as Trustee



                             By:__________________________________
                                        Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class D Certificates referred to in the within-mentioned Agreement.

Dated:

                             LASALLE NATIONAL BANK,
                             as Authenticating Agent



                             By:________________________________
                                        Authorized Officer

                                   ASSIGNMENT


                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
______________________________________________________________
______________________________________________________________
______________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Multiclass PassThrough Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Multiclass PassThrough Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Multiclass Pass-Through Certificate to the following address:
______________________________________________________________
______________________________________________________________
Dated:

                                   ___________________________________________
                                   Signature by or on behalf of Assignor

                                   ___________________________________________
                                   Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS


         The Assignee should include the following for purposes of distribution:

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ ________________________________________________________________________ for the
account of ____________________________________________________________________.

         Distributions made by check (such check to be made payable to ____________________) and all applicable statements and notices should be mailed to __________________________________________________________________________.

         This information is provided by ___________________________, the Assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT A-5

                               CLASS E CERTIFICATE

                     LB COMMERCIAL CONDUIT MORTGAGE TRUST II
                  CLASS E MULTICLASS PASS-THROUGH CERTIFICATE,
                                 SERIES 1996-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     STRUCTURED ASSET SECURITIES CORPORATION

Initial Certificate Interest             Initial Aggregate Certificate Principal
Rate:  Approximately 7.886% per annum    Amount of the Class E Certificates:
                                         $7,944,050
Cut-off Date:
October 1, 1996                          Initial Certificate Principal
                                         Amount of this Class E
Closing Date:  October 30, 1996          Certificate:
                                         $-------------
First Distribution Date:
November 25, 1996                        Aggregate Scheduled Principal
                                         Balance of the Mortgage Loans
Servicer:                                as of the Cut-of Date:
GMAC Commercial Mortgage Corporation     $397,202,489.27

Special Servicer:                        Trustee:
CRIIMI MAE Services Limited Partnership  LaSalle National Bank

Fiscal Agent:
ABN AMRO Bank N.V.

Certificate No. E-___                    CUSIP No. _________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED ASSET SECURITIES CORPORATION, GMAC COMMERCIAL MORTGAGE CORPORATION, CRIIMI MAE SERVICES LIMITED PARTNERSHIP, LASALLE NATIONAL BANK, ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR BY ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A, CLASS IO, CLASS B, CLASS C AND CLASS D CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE TRUST AGREEMENT REFERRED TO HEREIN.

EXCEPT UNDER THE LIMITED CIRCUMSTANCES DESCRIBED HEREIN, NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS

CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS OCTOBER 30, 1996. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A CPR (AS DEFINED IN THE PROSPECTUS DATED JANUARY 29, 1996 AND THE PROSPECTUS SUPPLEMENT DATED OCTOBER 18, 1996 RELATING TO THIS CERTIFICATE) OF 0% (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $_________ OF OID PER $__________ OF INITIAL CERTIFICATE PRINCIPAL AMOUNT, THE YIELD TO MATURITY IS ____% PER ANNUM, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $_________ PER $__________ OF INITIAL CERTIFICATE PRINCIPAL AMOUNT, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

IF THE AGGREGATE CERTIFICATE PRINCIPAL AMOUNT OF THE CLASS A, CLASS B, CLASS C AND CLASS D CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE TRUST AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL AMOUNT OF THE CLASS F, CLASS G, CLASS H AND CLASS J CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE TRUST AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest (evidenced by this Class E Certificate (obtained by dividing the principal amount of this Class E Certificate (its "Certificate Principal Amount") as of the Closing Date by the aggregate principal amount of all the Class E Certificates (their "Aggregate Certificate Principal Amount") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class E Certificates in the Trust Fund created pursuant to a Trust Agreement, dated as of the Cut-off Date (the "Agreement"), among Structured Asset Securities Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), GMAC Commercial Mortgage Corporation (hereinafter called the "Servicer", which term includes any successor entity under the Agreement), CRIIMI MAE Services Limited Partnership (hereinafter called the "Special Servicer", which term includes any successor entity under the Agreement), ABN AMRO Bank N.V. (hereinafter called the "Fiscal Agent", which term includes any successor entity under the Agreement) and LaSalle National Bank (hereinafter called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the

Agreement and the other Transaction Documents, to which agreements and documents the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class E Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Class E Certificate will be made by or on behalf of the Trustee by check mailed to the relevant Holder's address as it appears on the Certificate Register of the Certificate Registrar or, upon written request of any Holder made to the Trustee or the Paying Agent at least five Business Days prior to the related Record Date (or upon standing instructions given to the Trustee or the Paying Agent on the Closing Date or five Business Days prior to any Record Date, which instructions may be revoked at any time thereafter upon written notice to the Trustee or the Paying Agent five Business Days prior to the related Record Date), by wire transfer in immediately available funds to an account specified in the request of such Certificateholder; provided that (i) distributions to the Depository shall be made by wire transfer of immediately available funds to the account specified thereby and (ii) the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office. Wire transfers, other than to the Depository, will be made at the expense of the Holder requesting such wire transfer by deducting a wire transfer fee from the related distribution. If any payment required to be made on the Certificates is to be made on a day that is not a Business Day, then such payment will be made on the next succeeding Business Day without compensation for such delay.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein, in the Agreement and in the other Transaction Documents. As provided in the Agreement and in the other Transaction Documents, withdrawals from the Collection Account, the Custodial Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Amount hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class E Certificates are issuable in fully registered certificated form only, without coupons, in minimum denominations specified in the Agreement. As provided in the

Agreement and subject to certain limitations therein set forth, Class E Certificates are exchangeable for new Class E Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  This Certificate may be transferred by the Holder thereof only upon presentation and surrender of such Certificate at the New York Presenting Office duly endorsed or accompanied by an assignment duly executed by such Holder or his duly authorized attorney in such form as shall be satisfactory to the Certificate Registrar. Upon the transfer of this Certificate in accordance with the preceding sentence, the Trustee shall execute, and the Trustee or any Authenticating Agent shall authenticate and deliver to the transferee, one or more new Certificates of the same Class, in authorized denominations, evidencing in the aggregate the same aggregate Certificate Principal Amount as the Certificate being transferred.

                  No transfer of a Class E Certificate or any interest therein shall be made to (A) a Plan or (B) any Person who is directly or indirectly purchasing the Class E Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless the purchase and holding of such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Prohibited Transaction Class Exemption 95-60. Any such Plan or Person to whom a transfer of any such Certificate or interest therein is made shall be deemed to have represented to the Depositor, the Servicer, the Special Servicer, the Trustee, any Sub-Servicer and each Mortgagor with respect to the Mortgage Loans that the purchase and holding of such Certificate or interest therein is so exempt on the basis of Prohibited Transaction Class Exemption 95-60.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Servicer, the Special Servicer, the Fiscal Agent, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Special Servicer, the Fiscal Agent, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Special Servicer, the Fiscal Agent, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement and the other Transaction Documents shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Servicer or the Class R-III Certificateholders at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Servicer or the Class R-III Certificateholders to purchase from the Trust Fund all Mortgage

Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class E Certificates; however, such right to purchase is subject to the Aggregate Certificate Principal Amount of the Sequential Pay Certificates at the time of purchase being not more than 5% of the Aggregate Certificate Principal Amount of the Sequential Pay Certificates as of the Closing Date.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and of the other Transaction Documents and the modification of the rights and obligations of the Depositor, the Servicer, the Special Servicer, the Fiscal Agent and the Trustee and the rights of the Certificateholders under such agreements and documents at any time by the parties thereto with the consent of the Holders of Certificates entitled to not less than 66-2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof and of the other Transaction Documents, in certain limited circumstances, including any amendment necessary to maintain the status of each of REMIC I, REMIC II and REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                             LASALLE NATIONAL BANK,
                             as Trustee



                             By:__________________________________
                                        Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class E Certificates referred to in the within-mentioned Agreement.

Dated:

                             LASALLE NATIONAL BANK,
                             as Authenticating Agent



                             By:________________________________
                                        Authorized Officer

                                   ASSIGNMENT


                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
______________________________________________________________
______________________________________________________________
______________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Multiclass PassThrough Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Multiclass PassThrough Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Multiclass Pass-Through Certificate to the following address:
______________________________________________________________
______________________________________________________________
Dated:

                                   ___________________________________________
                                   Signature by or on behalf of Assignor

                                   ___________________________________________
                                   Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS


         The Assignee should include the following for purposes of distribution:

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ ________________________________________________________________________ for the
account of ____________________________________________________________________.

         Distributions made by check (such check to be made payable to ____________________) and all applicable statements and notices should be mailed to __________________________________________________________________________.

         This information is provided by ___________________________, the Assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT A-6

                              CLASS IO CERTIFICATE

                     LB COMMERCIAL CONDUIT MORTGAGE TRUST II
                  CLASS IO MULTICLASS PASS-THROUGH CERTIFICATE,
                                 SERIES 1996-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     STRUCTURED ASSET SECURITIES CORPORATION

Initial Certificate Interest             Initial Aggregate Certificate Notional
Rate:  Approximately 1.249% per annum    Amount of the Class IO Certificates:
                                         $397,202,489
Cut-off Date:
October 1, 1996                          Initial Certificate Notional Amount of
                                         this Class IO Certificate:
                                         $--------------
Closing Date:
October 30, 1996                         Aggregate Scheduled Principal
                                         Balance of the Mortgage Loans
First Distribution Date:                 as of the Cut-off Date:
November 25, 1996                        $397,202,489.27

Servicer:                                Trustee:
GMAC Commercial Mortgage Corporation     LaSalle National Bank

Special Servicer:                        CUSIP No. _________
CRIIMI MAE Services Limited Partnership

Fiscal Agent:
ABN AMRO Bank N.V.

Certificate No. IO-__

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED ASSET SECURITIES CORPORATION, GMAC COMMERCIAL MORTGAGE CORPORATION, CRIIMI MAE SERVICES LIMITED PARTNERSHIP, LASALLE NATIONAL BANK, ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR BY ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"). THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS OCTOBER 30, 1996. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A CPR (AS DEFINED IN THE PROSPECTUS DATED JANUARY 29, 1996 AND THE PROSPECTUS SUPPLEMENT DATED OCTOBER 18, 1996 RELATING TO THIS CERTIFICATE) OF 0% (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $_________ OF OID PER $__________ OF INITIAL CERTIFICATE NOTIONAL AMOUNT, THE YIELD TO MATURITY IS ____% PER ANNUM, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $_________ PER $__________ OF INITIAL CERTIFICATE NOTIONAL AMOUNT, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

REDUCTIONS OF THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE TRUST AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE. THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL AMOUNT AND WILL NOT ENTITLE THE HOLDER HEREOF TO DISTRIBUTIONS OF PRINCIPAL.

                  This certifies that _____________is the registered owner of the Percentage Interest evidenced by this Class IO Certificate (obtained by dividing the notional amount of this Class IO Certificate (its "Certificate Notional Amount") as of the Closing Date by the aggregate notional amount of all the Class IO Certificates (their "Aggregate Certificate Notional Amount") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class IO Certificates in the Trust Fund created pursuant to a Trust Agreement, dated as of the Cut-off Date (the "Agreement"), among Structured Asset Securities Corporation (hereinafter called the

"Depositor", which term includes any successor entity under the Agreement), GMAC Commercial Mortgage Corporation (hereinafter called the "Servicer", which term includes any successor entity under the Agreement), CRIIMI MAE Services Limited Partnership (hereinafter called the "Special Servicer", which term includes any successor entity under the Agreement), ABN AMRO Bank N.V. (hereinafter called the "Fiscal Agent", which term includes any successor entity under the Agreement) and LaSalle National Bank (hereinafter called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement and the other Transaction Documents, to which agreements and documents the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class IO Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Class IO Certificate will be made by or on behalf of the Trustee by check mailed to the relevant Holder's address as it appears on the Certificate Register of the Certificate Registrar or, upon written request of any Holder made to the Trustee or the Paying Agent at least five Business Days prior to the related Record Date (or upon standing instructions given to the Trustee or the Paying Agent on the Closing Date or five Business Days prior to any Record Date, which instructions may be revoked at any time thereafter upon written notice to the Trustee or the Paying Agent five Business Days prior to the related Record Date), by wire transfer in immediately available funds to an account specified in the request of such Certificateholder; provided that (i) distributions to the Depository shall be made by wire transfer of immediately available funds to the account specified thereby and (ii) the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office. Wire transfers, other than to the Depository, will be made at the expense of the Holder requesting such wire transfer by deducting a wire transfer fee from the related distribution. If any payment required to be made on the Certificates is to be made on a day that is not a Business Day, then such payment will be made on the next succeeding Business Day without compensation for such delay.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein, in the Agreement and in the other Transaction Documents. As provided in the Agreement and in the other Transaction Documents, withdrawals from the Collection Account, the Custodial Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Class IO Certificates are issuable in fully registered certificated form only, without coupons, in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class IO Certificates are exchangeable for new Class IO Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  This Certificate may be transferred by the Holder thereof only upon presentation and surrender of such Certificate at the New York Presenting Office duly endorsed or accompanied by an assignment duly executed by such Holder or his duly authorized attorney in such form as shall be satisfactory to the Certificate Registrar. Upon the transfer of this Certificate in accordance with the preceding sentence, the Trustee shall execute, and the Trustee or any Authenticating Agent shall authenticate and deliver to the transferee, one or more new Certificates of the same Class, in authorized denominations, evidencing in the aggregate the same aggregate Certificate Notional Amount as the Certificate being transferred.

                  The Depositor, the Servicer, the Special Servicer, the Fiscal Agent, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Special Servicer, the Fiscal Agent, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Special Servicer, the Fiscal Agent, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement and the other Transaction Documents shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Servicer or the Class R-III Certificateholders at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Servicer or the Class R-III Certificateholders to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class IO Certificates; however, such right to purchase is subject to the Aggregate Certificate Principal Amount of the Sequential Pay Certificates at the time of purchase being not more than 5% of the Aggregate Certificate Principal Amount of the Sequential Pay Certificates as of the Closing Date.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and of the other Transaction Documents and the modification of the rights and obligations of the Depositor, the Servicer, the Special Servicer, the Fiscal Agent and the Trustee and the rights of the Certificateholders under such agreements and documents at any time by the parties thereto with the consent of the Holders of Certificates entitled to not less than 66-2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of each of REMIC I, REMIC II and REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                             LASALLE NATIONAL BANK,
                             as Trustee



                             By:__________________________________
                                        Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class IO Certificates referred to in the within-mentioned Agreement.

Dated:

                             LASALLE NATIONAL BANK,
                             as Authenticating Agent



                             By:________________________________
                                        Authorized Officer

                                   ASSIGNMENT


                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
______________________________________________________________
______________________________________________________________
______________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Multiclass PassThrough Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Multiclass PassThrough Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Multiclass Pass-Through Certificate to the following address:
______________________________________________________________
______________________________________________________________
Dated:

                                   ___________________________________________
                                   Signature by or on behalf of Assignor

                                   ___________________________________________
                                   Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS


         The Assignee should include the following for purposes of distribution:

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ ________________________________________________________________________ for the
account of ____________________________________________________________________.

         Distributions made by check (such check to be made payable to ____________________) and all applicable statements and notices should be mailed to __________________________________________________________________________.

         This information is provided by ___________________________, the Assignee named above, or ____________________________________, as its agent.

                                                    EXHIBIT A-7

                                                CLASS F CERTIFICATE

                                      LB COMMERCIAL CONDUIT MORTGAGE TRUST II
                                   CLASS F MULTICLASS PASS-THROUGH CERTIFICATE,
                                                  SERIES 1996-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     STRUCTURED ASSET SECURITIES CORPORATION

Initial Certificate Interest             Initial Aggregate Certificate Principal
Rate:  Approximately 7.886% per annum    Amount of the Class F Certificates:
                                         $21,846,137
Cut-off Date:
October 1, 1996                          Initial Certificate Principal
                                         Amount of this Class F
Closing Date:  October 30, 1996          Certificate:
                                         $-------------
First Distribution Date:
November 25, 1996                        Aggregate Scheduled Principal
                                         Balance of the Mortgage Loans
Servicer:                                as of the Cut-off Date:
GMAC Commercial Mortgage Corporation     $397,202,489.27

Special Servicer:                        Trustee:
CRIIMI MAE Services Limited Partnership  LaSalle National Bank

Fiscal Agent:
ABN AMRO Bank N.V.

Certificate No. F-__                     PIN _________

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED ASSET SECURITIES CORPORATION, GMAC COMMERCIAL MORTGAGE CORPORATION, CRIIMI MAE SERVICES LIMITED PARTNERSHIP, LASALLE NATIONAL BANK, ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR BY ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A, CLASS IO, CLASS B, CLASS C, CLASS D AND CLASS E CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE TRUST AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.03 OF THE TRUST AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS OCTOBER 30, 1996. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A CPR (AS DEFINED IN THE PROSPECTUS DATED JANUARY 29, 1996 AND THE PROSPECTUS SUPPLEMENT DATED OCTOBER 18, 1996 RELATING TO THIS CERTIFICATE) OF 0% (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $_________ OF OID PER $__________ OF INITIAL CERTIFICATE

PRINCIPAL AMOUNT, THE YIELD TO MATURITY IS ____% PER ANNUM, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $_________ PER $__________ OF INITIAL CERTIFICATE PRINCIPAL AMOUNT, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

IF THE AGGREGATE CERTIFICATE PRINCIPAL AMOUNT OF THE CLASS A, CLASS B, CLASS C, CLASS D AND CLASS E CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE TRUST AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL AMOUNT OF THE CLASS G, CLASS H AND CLASS J CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE TRUST AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that _____________ is the registered owner of the Percentage Interest (evidenced by this Class F Certificate (obtained by dividing the principal amount of this Class F Certificate (its "Certificate Principal Amount") as of the Closing Date by the aggregate principal amount of all the Class F Certificates (their "Aggregate Certificate Principal Amount") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class F Certificates in the Trust Fund created pursuant to a Trust Agreement, dated as of the Cut-off Date (the "Agreement"), among Structured Asset Securities Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), GMAC Commercial Mortgage Corporation (hereinafter called the "Servicer", which term includes any successor entity under the Agreement), CRIIMI MAE Services Limited Partnership (hereinafter called the "Special Servicer", which term includes any successor entity under the Agreement), ABN AMRO Bank N.V. (hereinafter called the "Fiscal Agent", which term includes any successor entity under the Agreement) and LaSalle National Bank (hereinafter called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement and the other Transaction Documents, to which agreements and documents the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class F Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Class F Certificate will be made by or on behalf of the Trustee by check mailed to the relevant Holder's address as it appears on the Certificate Register of the Certificate Registrar or, upon written request of any Holder made to the Trustee or the Paying Agent at least five Business Days prior to the related Record Date (or upon standing instructions given to the Trustee or the Paying Agent on the Closing Date or five Business Days prior to any Record Date, which instructions may be revoked at any time thereafter upon written notice to the Trustee or the Paying Agent five Business Days prior to the related Record Date), by wire transfer in immediately available funds to an account specified in the request of such Certificateholder; provided that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office. Wire transfers, other than to the Depository, will be made at the expense of the Holder requesting such wire transfer by deducting a wire transfer fee from the related distribution. If any payment required to be made on the Certificates is to be made on a day that is not a Business Day, then such payment will be made on the next succeeding Business Day without compensation for such delay.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein, in the Agreement and in the other Transaction Documents. As provided in the Agreement and in the other Transaction Documents, withdrawals from the Collection Account, the Custodial Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Amount hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class F Certificates are issuable in fully registered certificated form only, without coupons, in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class F Certificates are exchangeable for new Class F Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  This Certificate may be transferred by the Holder thereof only upon presentation and surrender of such Certificate at the New York Presenting Office duly endorsed or accompanied by an assignment duly executed by such Holder or his duly authorized attorney in such form as shall be satisfactory to the Certificate Registrar. Upon the transfer of this Certificate in accordance with the preceding sentence, the Trustee shall execute, and the Trustee or any Authenticating Agent shall authenticate and deliver to the transferee, one or more new Certificates of the same Class, in authorized denominations, evidencing in the aggregate the same aggregate Certificate Principal Amount as the Certificate being transferred.

                  No transfer of any Class F Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act or otherwise in accordance with the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If a transfer of any Class F Certificate is to be made without registration under the Securities Act (other than a transfer thereof by the Depositor or any of its affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either (a) a certification of the transferor substantially in the form of Exhibit C-1 attached to the Agreement, or (b) a certification of the transferor substantially in the form of Exhibit C-2 attached to the Agreement and a certification of the transferee substantially in the form of Exhibit C-3 attached to the Agreement, or (c) an Opinion of Counsel, in form and substance reasonably satisfactory to the Certificate Registrar and the Depositor that such transfer may be made pursuant to an exemption from registration under the Securities Act, describing the applicable exemption and the basis therefor, and which Opinion of Counsel shall be accompanied by a certification of the transferor and/or transferee in form and substance reasonably satisfactory to the Certificate Registrar, setting forth the facts surrounding such transfer. In each case, the Certificate Registrar will be entitled without further investigation to rely upon such Opinion of Counsel or certification. Any Holder of a Class F Certificate desiring to effect such transfer shall indemnify the Certificate Registrar, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. None of the Depositor, the Trustee, the Servicer, the Special Servicer or the Certificate Registrar is under an obligation to register or qualify any Class F Certificate under the Securities Act or any other securities law.

                  No transfer of a Class F Certificate or any interest therein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or the Code (each, a "Plan") or (B) any Person who is directly or indirectly purchasing the Class F Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless the prospective transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel that establish to the satisfaction of the Certificate Registrar that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. Each Person who acquires any Class F Certificate or interest therein (unless it shall have delivered the certification of facts and Opinion of Counsel referred to in the preceding sentence) shall be deemed to have certified that it is neither a Plan nor any Person who is directly or indirectly purchasing such Class F Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

                  The Depositor, the Servicer, the Special Servicer, the Fiscal Agent, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Special Servicer, the Fiscal Agent, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Special Servicer, the Fiscal Agent, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement and the other Transaction Documents shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Servicer or the Class R-III Certificateholders at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Servicer or the Class R-III Certificateholders to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class F Certificates; however, such right to purchase is subject to the Aggregate Certificate Principal Amount of the Sequential Pay Certificates at the time of purchase being not more than 5% of the Aggregate Certificate Principal Amount of the Sequential Pay Certificates as of the Closing Date.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and of the other Transaction Documents and the modification of the rights and obligations of the Depositor, the Servicer, the Special Servicer, the Fiscal Agent and the Trustee and the rights of the Certificateholders under such agreements and documents at any time by the parties thereto with the consent of the Holders of Certificates entitled to not less than 66-2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof and of the other Transaction Documents, in certain limited circumstances, including any amendment necessary to maintain the status of each of REMIC I, REMIC II and REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                             LASALLE NATIONAL BANK,
                             as Trustee



                             By:__________________________________
                                        Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class F Certificates referred to in the within-mentioned Agreement.

Dated:

                             LASALLE NATIONAL BANK,
                             as Authenticating Agent



                             By:________________________________
                                        Authorized Officer

                                   ASSIGNMENT


                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
______________________________________________________________
______________________________________________________________
______________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Multiclass PassThrough Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Multiclass PassThrough Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Multiclass Pass-Through Certificate to the following address:
______________________________________________________________
______________________________________________________________
Dated:

                                   ___________________________________________
                                   Signature by or on behalf of Assignor

                                   ___________________________________________
                                   Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS


         The Assignee should include the following for purposes of distribution:

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ ________________________________________________________________________ for the
account of ____________________________________________________________________.

         Distributions made by check (such check to be made payable to ____________________) and all applicable statements and notices should be mailed to __________________________________________________________________________.

         This information is provided by ___________________________, the Assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT A-8

                               CLASS G CERTIFICATE

                     LB COMMERCIAL CONDUIT MORTGAGE TRUST II
                  CLASS G MULTICLASS PASS-THROUGH CERTIFICATE,
                                 SERIES 1996-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     STRUCTURED ASSET SECURITIES CORPORATION

Initial Certificate Interest             Initial Aggregate Certificate Principal
Rate:  Approximately 7.886% per annum    Amount of the Class G Certificates:
                                         $13,902,087
Cut-off Date:
October 1, 1996                          Initial Certificate Principal
                                         Amount of this Class G
Closing Date:  October 30, 1996          Certificate:
                                         $-------------
First Distribution Date:
November 25, 1996                        Aggregate Scheduled Principal
                                         Balance of the Mortgage Loans
Servicer:                                as of the Cut-off Date:
GMAC Commercial Mortgage Corporation     $397,202,489.27

Special Servicer:                        Trustee:
CRIIMI MAE Services Limited Partnership  LaSalle National Bank

Fiscal Agent:
ABN AMRO Bank N.V.

Certificate No. G-___                    PIN _________

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED ASSET SECURITIES CORPORATION, GMAC COMMERCIAL MORTGAGE CORPORATION, CRIIMI MAE SERVICES LIMITED PARTNERSHIP, LASALLE NATIONAL BANK, ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR BY ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A, CLASS IO, CLASS B, CLASS C, CLASS D, CLASS E AND CLASS F CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE TRUST AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.03 OF THE TRUST AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS OCTOBER 30, 1996. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A CPR (AS DEFINED IN THE PROSPECTUS DATED JANUARY 29, 1996 AND THE PROSPECTUS SUPPLEMENT DATED OCTOBER 18, 1996 RELATING TO THIS CERTIFICATE) OF 0% (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO

MORE THAN $_________ OF OID PER $__________ OF INITIAL CERTIFICATE PRINCIPAL AMOUNT, THE YIELD TO MATURITY IS ____% PER ANNUM, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $_________ PER $__________ OF INITIAL CERTIFICATE PRINCIPAL AMOUNT, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

IF THE AGGREGATE CERTIFICATE PRINCIPAL AMOUNT OF THE CLASS A, CLASS B, CLASS C, CLASS D, CLASS E AND CLASS F CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE TRUST AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL AMOUNT OF THE CLASS H AND CLASS J CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE TRUST AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that _____________ is the registered owner of the Percentage Interest (evidenced by this Class G Certificate (obtained by dividing the principal amount of this Class G Certificate (its "Certificate Principal Amount") as of the Closing Date by the aggregate principal amount of all the Class G Certificates (their "Aggregate Certificate Principal Amount") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class G Certificates in the Trust Fund created pursuant to a Trust Agreement, dated as of the Cut-off Date (the "Agreement"), among Structured Asset Securities Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), GMAC Commercial Mortgage Corporation (hereinafter called the "Servicer", which term includes any successor entity under the Agreement), CRIIMI MAE Services Limited Partnership (hereinafter called the "Special Servicer", which term includes any successor entity under the Agreement), ABN AMRO Bank N.V. (hereinafter called the "Fiscal Agent", which term includes any successor entity under the Agreement) and LaSalle National Bank (hereinafter called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement and the other Transaction Documents, to which agreements and documents the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class G Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Class G Certificate will be made by or on behalf of the Trustee by check mailed to the relevant Holder's address as it appears on the Certificate Register of the Certificate Registrar or, upon written request of any Holder made to the Trustee or the Paying Agent at least five Business Days prior to the related Record Date (or upon standing instructions given to the Trustee or the Paying Agent on the Closing Date or five Business Days prior to any Record Date, which instructions may be revoked at any time thereafter upon written notice to the Trustee or the Paying Agent five Business Days prior to the related Record Date), by wire transfer in immediately available funds to an account specified in the request of such Certificateholder; provided that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office. Wire transfers, other than to the Depository, will be made at the expense of the Holder requesting such wire transfer by deducting a wire transfer fee from the related distribution. If any payment required to be made on the Certificates is to be made on a day that is not a Business Day, then such payment will be made on the next succeeding Business Day without compensation for such delay.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein, in the Agreement and in the other Transaction Documents. As provided in the Agreement and in the other Transaction Documents, withdrawals from the Collection Account, the Custodial Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Amount hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class G Certificates are issuable in fully registered certificated form only, without coupons, in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class G Certificates are exchangeable for new Class G Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  This Certificate may be transferred by the Holder thereof only upon presentation and surrender of such Certificate at the New York Presenting Office duly endorsed or accompanied by an assignment duly executed by such Holder or his duly authorized attorney in such form as shall be satisfactory to the Certificate Registrar. Upon the transfer of this

Certificate in accordance with the preceding sentence, the Trustee shall execute, and the Trustee or any Authenticating Agent shall authenticate and deliver to the transferee, one or more new Certificates of the same Class, in authorized denominations, evidencing in the aggregate the same aggregate Certificate Principal Amount as the Certificate being transferred.

                  No transfer of any Class G Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act or otherwise in accordance with the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If a transfer of any Class G Certificate is to be made without registration under the Securities Act (other than a transfer thereof by the Depositor or any of its affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either (a) a certification of the transferor substantially in the form of Exhibit C-1 attached to the Agreement, or (b) a certification of the transferor substantially in the form of Exhibit C-2 attached to the Agreement and a certification of the transferee substantially in the form of Exhibit C-3 attached to the Agreement, or (c) an Opinion of Counsel, in form and substance reasonably satisfactory to the Certificate Registrar and the Depositor that such transfer may be made pursuant to an exemption from registration under the Securities Act, describing the applicable exemption and the basis therefor, and which Opinion of Counsel shall be accompanied by a certification of the transferor and/or transferee, in form and substance reasonably satisfactory to the Certificate Registrar, setting forth the facts surrounding such transfer. In each case, the Certificate Registrar will be entitled without further investigation to rely upon such Opinion of Counsel or certification. Any Holder of a Class G Certificate desiring to effect such transfer shall indemnify the Certificate Registrar, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. None of the Depositor, the Trustee, the Servicer, the Special Servicer or the Certificate Registrar is under an obligation to register or qualify any Class G Certificate under the Securities Act or any other securities law.

                  No transfer of a Class G Certificate or any interest therein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or the Code (each, a "Plan") or (B) any Person who is directly or indirectly purchasing the Class G Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless the prospective transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel that establish to the satisfaction of the Certificate Registrar that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. Each Person who acquires any Class G Certificate or interest therein (unless it shall have delivered the certification of facts and Opinion of Counsel referred to in the preceding sentence) shall be deemed to have certified that it is neither a Plan nor any Person who is directly or indirectly purchasing such Class G Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

                  The Depositor, the Servicer, the Special Servicer, the Fiscal Agent, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Special Servicer, the Fiscal Agent, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Special Servicer, the Fiscal Agent, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement and the other Transaction Documents shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Servicer or the Class R-III Certificateholders at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Servicer or the Class R-III Certificateholders to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class G Certificates; however, such right to purchase is subject to the Aggregate Certificate Principal Amount of the Sequential Pay Certificates at the time of purchase being not more than 5% of the Aggregate Certificate Principal Amount of the Sequential Pay Certificates as of the Closing Date.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and of the other Transaction Documents and the modification of the rights and obligations of the Depositor, the Servicer, the Special Servicer, the Fiscal Agent and the Trustee and the rights of the Certificateholders under such agreements and documents at any time by the parties thereto with the consent of the Holders of Certificates entitled to not less than 66-2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof and of the other Transaction Documents, in certain limited circumstances, including any amendment necessary to maintain the status of each of REMIC I, REMIC II and REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                             LASALLE NATIONAL BANK,
                             as Trustee



                             By:__________________________________
                                        Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class G Certificates referred to in the within-mentioned Agreement.

Dated:

                             LASALLE NATIONAL BANK,
                             as Authenticating Agent



                             By:________________________________
                                        Authorized Officer

                                   ASSIGNMENT


                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
______________________________________________________________
______________________________________________________________
______________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Multiclass PassThrough Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Multiclass PassThrough Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Multiclass Pass-Through Certificate to the following address:
______________________________________________________________
______________________________________________________________
Dated:

                                   ___________________________________________
                                   Signature by or on behalf of Assignor

                                   ___________________________________________
                                   Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS


         The Assignee should include the following for purposes of distribution:

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ ________________________________________________________________________ for the
account of ____________________________________________________________________.

         Distributions made by check (such check to be made payable to ____________________) and all applicable statements and notices should be mailed to __________________________________________________________________________.

         This information is provided by ___________________________, the Assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT A-9

                               CLASS H CERTIFICATE

                     LB COMMERCIAL CONDUIT MORTGAGE TRUST II
                  CLASS H MULTICLASS PASS-THROUGH CERTIFICATE,
                                 SERIES 1996-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     STRUCTURED ASSET SECURITIES CORPORATION

Initial Certificate Interest             Initial Aggregate Certificate Principal
Rate:  Approximately 7.886% per annum    Amount of the Class H Certificates:
                                         $5,958,037
Cut-off Date:
October 1, 1996                          Initial Certificate Principal
                                         Amount of this Class H
Closing Date:  October 30, 1996          Certificate:
                                         $-------------
First Distribution Date:
November 25, 1996                        Aggregate Scheduled Principal
                                         Balance of the Mortgage Loans
Servicer:                                as of the Cut-off Date:
GMAC Commercial Mortgage Corporation     $397,202,489.27

Special Servicer:                        Trustee:
CRIIMI MAE Services Limited Partnership  LaSalle National Bank

Fiscal Agent:
ABN AMRO Bank N.V.

Certificate No. G-___                    PIN _________

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED ASSET SECURITIES CORPORATION, GMAC COMMERCIAL MORTGAGE CORPORATION, CRIIMI MAE SERVICES LIMITED PARTNERSHIP, LASALLE NATIONAL BANK, ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR BY ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A, CLASS IO, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F AND CLASS G CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE TRUST AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.03 OF THE TRUST AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS OCTOBER 30, 1996. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A CPR (AS DEFINED IN THE PROSPECTUS DATED JANUARY 29, 1996 AND THE PROSPECTUS SUPPLEMENT DATED OCTOBER 18, 1996 RELATING TO THIS CERTIFICATE) OF 0% (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO

MORE THAN $_________ OF OID PER $__________ OF INITIAL CERTIFICATE PRINCIPAL AMOUNT, THE YIELD TO MATURITY IS ____% PER ANNUM, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $_________ PER $__________ OF INITIAL CERTIFICATE PRINCIPAL AMOUNT, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

IF THE AGGREGATE CERTIFICATE PRINCIPAL AMOUNT OF THE CLASS A, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F AND CLASS G CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE TRUST AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL AMOUNT OF THE CLASS J CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE TRUST AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that _____________ is the registered owner of the Percentage Interest (evidenced by this Class H Certificate (obtained by dividing the principal amount of this Class H Certificate (its "Certificate Principal Amount") as of the Closing Date by the aggregate principal amount of all the Class H Certificates (their "Aggregate Certificate Principal Amount") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class H Certificates in the Trust Fund created pursuant to a Trust Agreement, dated as of the Cut-off Date (the "Agreement"), among Structured Asset Securities Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), GMAC Commercial Mortgage Corporation (hereinafter called the "Servicer", which term includes any successor entity under the Agreement), CRIIMI MAE Services Limited Partnership (hereinafter called the "Special Servicer", which term includes any successor entity under the Agreement), ABN AMRO Bank N.V. (hereinafter called the "Fiscal Agent", which term includes any successor entity under the Agreement) and LaSalle National Bank (hereinafter called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement and the other Transaction Documents, to which agreements and documents the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class H Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Class H Certificate will be made by or on behalf of the Trustee by check mailed to the relevant Holder's address as it appears on the Certificate Register of the Certificate Registrar or, upon written request of any Holder made to the Trustee or the Paying Agent at least five Business Days prior to the related Record Date (or upon standing instructions given to the Trustee or the Paying Agent on the Closing Date or five Business Days prior to any Record Date, which instructions may be revoked at any time thereafter upon written notice to the Trustee or the Paying Agent five Business Days prior to the related Record Date), by wire transfer in immediately available funds to an account specified in the request of such Certificateholder; provided that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office. Wire transfers, other than to the Depository, will be made at the expense of the Holder requesting such wire transfer by deducting a wire transfer fee from the related distribution. If any payment required to be made on the Certificates is to be made on a day that is not a Business Day, then such payment will be made on the next succeeding Business Day without compensation for such delay.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein, in the Agreement and in the other Transaction Documents. As provided in the Agreement and in the other Transaction Documents, withdrawals from the Collection Account, the Custodial Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Amount hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class H Certificates are issuable in fully registered certificated form only, without coupons, in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class H Certificates are exchangeable for new Class H Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  This Certificate may be transferred by the Holder thereof only upon presentation and surrender of such Certificate at the New York Presenting Office duly endorsed or accompanied by an assignment duly executed by such Holder or his duly authorized attorney in such form as shall be satisfactory to the Certificate Registrar. Upon the transfer of this

Certificate in accordance with the preceding sentence, the Trustee shall execute, and the Trustee or any Authenticating Agent shall authenticate and deliver to the transferee, one or more new Certificates of the same Class, in authorized denominations, evidencing in the aggregate the same aggregate Certificate Principal Amount as the Certificate being transferred.

                  No transfer of any Class H Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act or otherwise in accordance with the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If a transfer of any Class H Certificate is to be made without registration under the Securities Act (other than a transfer thereof by the Depositor or any of its affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either (a) a certification of the transferor substantially in the form of Exhibit C-1 attached to the Agreement, or (b) a certification of the transferor substantially in the form of Exhibit C-2 attached to the Agreement and a certification of the transferee substantially in the form of Exhibit C-3 attached to the Agreement, or (c) an Opinion of Counsel, in form and substance reasonably satisfactory to the Certificate Registrar and the Depositor that such transfer may be made pursuant to an exemption from registration under the Securities Act, describing the applicable exemption and the basis therefor, and which Opinion of Counsel shall be accompanied by a certification of the transferor and/or transferee, in form and substance reasonably satisfactory to the Certificate Registrar, setting forth the facts surrounding such transfer. In each case, the Certificate Registrar will be entitled without further investigation to rely upon such Opinion of Counsel or certification. Any Holder of a Class H Certificate desiring to effect such transfer shall indemnify the Certificate Registrar, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. None of the Depositor, the Trustee, the Servicer, the Special Servicer or the Certificate Registrar is under an obligation to register or qualify any Class H Certificate under the Securities Act or any other securities law.

                  No transfer of a Class H Certificate or any interest therein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or the Code (each, a "Plan") or (B) any Person who is directly or indirectly purchasing the Class H Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless the prospective transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel that establish to the satisfaction of the Certificate Registrar that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. Each Person who acquires any Class H Certificate or interest therein (unless it shall have delivered the certification of facts and Opinion of Counsel referred to in the preceding sentence) shall be deemed to have certified that it is neither a Plan nor any Person who is directly or indirectly purchasing such Class H Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

                  The Depositor, the Servicer, the Special Servicer, the Fiscal Agent, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Special Servicer, the Fiscal Agent, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Special Servicer, the Fiscal Agent, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement and the other Transaction Documents shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Servicer or the Class R-III Certificateholders at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Servicer or the Class R-III Certificateholders to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class H Certificates; however, such right to purchase is subject to the Aggregate Certificate Principal Amount of the Sequential Pay Certificates at the time of purchase being not more than 5% of the Aggregate Certificate Principal Amount of the Sequential Pay Certificates as of the Closing Date.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and of the other Transaction Documents and the modification of the rights and obligations of the Depositor, the Servicer, the Special Servicer, the Fiscal Agent and the Trustee and the rights of the Certificateholders under such agreements and documents at any time by the parties thereto with the consent of the Holders of Certificates entitled to not less than 66-2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof and of the other Transaction Documents, in certain limited circumstances, including any amendment necessary to maintain the status of each of REMIC I, REMIC II and REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                             LASALLE NATIONAL BANK,
                             as Trustee



                             By:__________________________________
                                        Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class H Certificates referred to in the within-mentioned Agreement.

Dated:

                             LASALLE NATIONAL BANK,
                             as Authenticating Agent



                             By:________________________________
                                        Authorized Officer

                                   ASSIGNMENT


                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
______________________________________________________________
______________________________________________________________
______________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Multiclass PassThrough Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Multiclass PassThrough Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Multiclass Pass-Through Certificate to the following address:
______________________________________________________________
______________________________________________________________
Dated:

                                   ___________________________________________
                                   Signature by or on behalf of Assignor

                                   ___________________________________________
                                   Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS


         The Assignee should include the following for purposes of distribution:

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ ________________________________________________________________________ for the
account of ____________________________________________________________________.

         Distributions made by check (such check to be made payable to ____________________) and all applicable statements and notices should be mailed to __________________________________________________________________________.

         This information is provided by ___________________________, the Assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-10

                               CLASS J CERTIFICATE

                     LB COMMERCIAL CONDUIT MORTGAGE TRUST II
                  CLASS J MULTICLASS PASS-THROUGH CERTIFICATE,
                                 SERIES 1996-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     STRUCTURED ASSET SECURITIES CORPORATION

Initial Certificate Interest            Initial Aggregate Certificate Principal
Rate:  Approximately 7.886% per annum   Amount of the Class J Certificates:
                                        $9,930,062
Cut-off Date:
October 1, 1996                         Initial Certificate Principal
                                        Amount of this Class J
Closing Date:  October 30, 1996         Certificate:
                                        $-------------
First Distribution Date:
November 25, 1996                       Aggregate Scheduled Principal
                                        Balance of the Mortgage Loans
Servicer:                               as of the Cut-off Date:
GMAC Commercial Mortgage Corporation    $397,202,489.27

Special Servicer:                       Trustee:
CRIIMI MAE Services Limited Partnership LaSalle National Bank

Fiscal Agent:
ABN AMRO Bank N.V.

Certificate No. J-___                   PIN _________

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED ASSET SECURITIES CORPORATION, GMAC COMMERCIAL MORTGAGE CORPORATION, CRIIMI MAE SERVICES LIMITED PARTNERSHIP, LASALLE NATIONAL BANK, ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR BY ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A, CLASS IO, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G AND CLASS H CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE TRUST AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.03 OF THE TRUST AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS OCTOBER 30, 1996. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A CPR (AS DEFINED IN THE PROSPECTUS DATED JANUARY 29, 1996 AND THE PROSPECTUS SUPPLEMENT DATED OCTOBER 18, 1996 RELATING TO THIS CERTIFICATE) OF 0% (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO

MORE THAN $_________ OF OID PER $__________ OF INITIAL CERTIFICATE PRINCIPAL AMOUNT, THE YIELD TO MATURITY IS ____% PER ANNUM, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $_________ PER $__________ OF INITIAL CERTIFICATE PRINCIPAL AMOUNT, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

IF THE AGGREGATE CERTIFICATE PRINCIPAL AMOUNT OF THE CLASS A, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G AND CLASS H CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE TRUST AGREEMENT REFERRED TO HEREIN. IN ADDITION, THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE TRUST AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that _____________ is the registered owner of the Percentage Interest (evidenced by this Class J Certificate (obtained by dividing the principal amount of this Class J Certificate (its "Certificate Principal Amount") as of the Closing Date by the aggregate principal amount of all the Class J Certificates (their "Aggregate Certificate Principal Amount") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class J Certificates in the Trust Fund created pursuant to a Trust Agreement, dated as of the Cut-off Date (the "Agreement"), among Structured Asset Securities Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), GMAC Commercial Mortgage Corporation (hereinafter called the "Servicer", which term includes any successor entity under the Agreement), CRIIMI MAE Services Limited Partnership (hereinafter called the "Special Servicer", which term includes any successor entity under the Agreement), ABN AMRO Bank N.V. (hereinafter called the "Fiscal Agent", which term includes any successor entity under the Agreement) and LaSalle National Bank (hereinafter called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement and the other Transaction Documents, to which agreements and documents the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class J Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Class J Certificate will be made by or on behalf of the Trustee by check mailed to the relevant Holder's address as it appears on the Certificate Register of the Certificate Registrar or, upon written request of any Holder made to the Trustee or the Paying Agent at least five Business Days prior to the related Record Date (or upon standing instructions given to the Trustee or the Paying Agent on the Closing Date or five Business Days prior to any Record Date, which instructions may be revoked at any time thereafter upon written notice to the Trustee or the Paying Agent five Business Days prior to the related Record Date), by wire transfer in immediately available funds to an account specified in the request of such Certificateholder; provided that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office. Wire transfers, other than to the Depository, will be made at the expense of the Holder requesting such wire transfer by deducting a wire transfer fee from the related distribution. If any payment required to be made on the Certificates is to be made on a day that is not a Business Day, then such payment will be made on the next succeeding Business Day without compensation for such delay.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein, in the Agreement and in the other Transaction Documents. As provided in the Agreement and in the other Transaction Documents, withdrawals from the Collection Account, the Custodial Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Amount hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class J Certificates are issuable in fully registered certificated form only, without coupons, in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class J Certificates are exchangeable for new Class J Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  This Certificate may be transferred by the Holder thereof only upon presentation and surrender of such Certificate at the New York Presenting Office duly endorsed or accompanied by an assignment duly executed by such Holder or his duly authorized attorney in such form as shall be satisfactory to the Certificate Registrar. Upon the transfer of this Certificate in accordance with the preceding sentence, the Trustee shall execute, and the Trustee or any Authenticating Agent shall authenticate and deliver to the transferee, one or more new Certificates of the same Class, in authorized denominations, evidencing in the aggregate the same aggregate Certificate Principal Amount as the Certificate being transferred.

                  No transfer of any Class J Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act or otherwise in accordance with the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If a transfer of any Class J Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor or any of its affiliates), (i) in the event that the transfer is to be made in reliance upon Rule 144A of the Securities Act, then the Certificate Registrar shall refuse to register such transfer unless it receives (a) a certification of the transferor substantially in the form of Exhibit C-1 attached to the Agreement or (b) a certification of the transferor substantially in the form of Exhibit C-2 attached to the Agreement and a certification of the transferee substantially in the form of Exhibit C-3 attached to the Agreement, and (ii) otherwise (a) the Certificate Registrar shall require an Opinion of Counsel reasonably satisfactory to the Certificate Registrar and the Depositor that such transfer may be made pursuant to an exemption from registration under the Securities Act, describing the applicable exemption and the basis therefor, and (b) the Certificate Registrar shall require the transferor and/or the transferee to execute a certification acceptable to and in form and substance satisfactory to the Certificate Registrar setting forth the facts surrounding such transfer. In each case, the Certificate Registrar will be entitled without further investigation to rely upon such Opinion of Counsel or certification. Any Holder of a Class J Certificate desiring to effect such transfer shall indemnify the Certificate Registrar, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. None of the Depositor, the Trustee, the Servicer, the Special Servicer or the Certificate Registrar is under an obligation to register or qualify any Class J Certificate under the Securities Act or any other securities law.

                  No transfer of a Class J Certificate or any interest therein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or the Code (each, a "Plan") or (B) any Person who is directly or indirectly purchasing the Class J Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless the prospective transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel that establish to the satisfaction of the Certificate Registrar that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. Each Person who acquires any Class J Certificate or interest therein (unless it shall have delivered the certification of facts and Opinion of Counsel referred to in the preceding sentence) shall be deemed to have certified that it is neither a Plan nor any Person who is directly or indirectly purchasing such Class J Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

                  The Depositor, the Servicer, the Special Servicer, the Fiscal Agent, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Special Servicer, the Fiscal Agent, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Special Servicer, the Fiscal Agent, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement and the other Transaction Documents shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Servicer or the Class R-III Certificateholders at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Servicer or the Class R-III Certificateholders to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class J Certificates; however, such right to purchase is subject to the Aggregate Certificate Principal Amount of the Sequential Pay Certificates at the time of purchase being not more than 5% of the Aggregate Certificate Principal Amount of the Sequential Pay Certificates as of the Closing Date.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and of the other Transaction Documents and the modification of the rights and obligations of the Depositor, the Servicer, the Special Servicer, the Fiscal Agent and the Trustee and the rights of the Certificateholders under such agreements and documents at any time by the parties thereto with the consent of the Holders of Certificates entitled to not less than 66-2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof and of the other Transaction Documents, in certain limited circumstances, including any amendment necessary to maintain the status of each of REMIC I, REMIC II and REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                             LASALLE NATIONAL BANK,
                             as Trustee



                             By:__________________________________
                                        Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class J Certificates referred to in the within-mentioned Agreement.

Dated:

                             LASALLE NATIONAL BANK,
                             as Authenticating Agent



                             By:________________________________
                                        Authorized Officer

                                   ASSIGNMENT


                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
______________________________________________________________
______________________________________________________________
______________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Multiclass PassThrough Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Multiclass PassThrough Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Multiclass Pass-Through Certificate to the following address:
______________________________________________________________
______________________________________________________________
Dated:

                                   ___________________________________________
                                   Signature by or on behalf of Assignor

                                   ___________________________________________
                                   Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS


         The Assignee should include the following for purposes of distribution:

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ ________________________________________________________________________ for the
account of ____________________________________________________________________.

         Distributions made by check (such check to be made payable to ____________________) and all applicable statements and notices should be mailed to __________________________________________________________________________.

         This information is provided by ___________________________, the Assignee named above, or ____________________________________, as its agent.

                              CLASS R-I CERTIFICATE

                     LB COMMERCIAL CONDUIT MORTGAGE TRUST II
                 CLASS R-I MULTICLASS PASS-THROUGH CERTIFICATE,
                                 SERIES 1996-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     STRUCTURED ASSET SECURITIES CORPORATION

Cut-off Date:                  Percentage Interest Represented
October 1, 1996                by this Class R-I Certificate:  100%

Closing Date:                  Aggregate Scheduled Principal Balance of the
October 30, 1996               Mortgage Loans as of the Cut-off Date:
                               $397,202,498.27
First Distribution Date:
November 25, 1996              Trustee:  LaSalle National Bank

Servicer:  GMAC Commercial     Special Servicer:
Mortgage Corporation           CRIIMI MAE Services Limited Partnership

Certificate No. R-I-1          Fiscal Agent:
                               ABN AMRO Bank N.V.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED ASSET SECURITIES CORPORATION, GMAC COMMERCIAL MORTGAGE CORPORATION, CRIIMI MAE SERVICES LIMITED PARTNERSHIP, LASALLE NATIONAL BANK, ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR BY ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A, CLASS IO, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H AND CLASS J CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE TRUST AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.03 OF THE TRUST AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN.

                  This certifies that _____________ is the registered owner of the Percentage Interest evidenced by this Class R-I Certificate and specified above in that certain beneficial ownership interest evidenced by all the Class R-I Certificates in the Trust Fund created pursuant to a Trust Agreement, dated as of the Cut-off Date (the "Agreement"), among Structured Asset Securities Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), GMAC Commercial Mortgage Corporation (hereinafter called the "Servicer", which term includes any successor entity under the Agreement), CRIIMI MAE Services Limited Partnership (hereinafter called the "Special Servicer", which term includes any successor entity under the Agreement), ABN AMRO Bank N.V. (hereinafter called the "Fiscal Agent", which term includes any successor entity under the Agreement) and LaSalle National Bank (hereinafter called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement and the other Transaction Documents, to which agreements and documents the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to the Holders of the Class R-I Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Class R-I Certificate will be made by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein, in the Agreement and in the other Transaction Documents. As provided in the Agreement and in the other Transaction Documents, withdrawals from the Collection Account, the Custodial Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Class R-I Certificates are issuable in fully registered certificated form only, without coupons, in minimum denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class R-I Certificates are exchangeable for new Class R-I Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  This Certificate may be transferred by the Holder thereof only upon presentation and surrender of such Certificate at the New York Presenting Office duly endorsed or accompanied by an assignment duly executed by such Holder or his duly authorized attorney in such form as shall be satisfactory to the Certificate Registrar. Upon the transfer of this

Certificate in accordance with the preceding sentence, the Trustee shall execute, and the Trustee or any Authenticating Agent shall authenticate and deliver to the transferee, one or more new Certificates of the same Class, in authorized denominations, evidencing in the aggregate the same aggregate Certificate Principal Amount as the Certificate being transferred.

                  No transfer of any Class R-I Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act or otherwise in accordance with the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If a transfer of any Class R-I Certificate is to be made without registration under the Securities Act (other than a transfer thereof by the Depositor or any of its affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either (a) a certification of the transferor substantially in the form of Exhibit C-1 attached to the Agreement, or (b) a certification of the transferor substantially in the form of Exhibit C-2 attached to the Agreement and a certification of the transferee substantially in the form of Exhibit C-3 attached to the Agreement, or (c) an Opinion of Counsel, in form and substance reasonably satisfactory to the Certificate Registrar and the Depositor that such transfer may be made pursuant to an exemption from registration under the Securities Act, describing the applicable exemption and the basis therefor, and which Opinion of Counsel shall be accompanied by a certification of the transferor and/or transferee, in form and substance reasonably satisfactory to the Certificate Registrar, setting forth the facts surrounding such transfer. In each case, the Certificate Registrar will be entitled without further investigation to rely upon such Opinion of Counsel or certification. Any Holder of a Class R-I Certificate desiring to effect such transfer shall indemnify the Certificate Registrar, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. None of the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, or the Certificate Registrar is under an obligation to register or qualify any Class R-I Certificate under the Securities Act or any other securities law.

                  No transfer of a Class R-I Certificate or any interest therein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or the Code (each, a "Plan") or (B) any Person who is directly or indirectly purchasing the Class R-I Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless the prospective transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel that establish to the satisfaction of the Certificate Registrar that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. Each Person who acquires any Class R-I Certificate or interest therein (unless it shall have delivered the certification of facts and Opinion of Counsel referred to in the preceding sentence) shall be deemed to have certified that it is neither a Plan nor any Person who is directly or indirectly purchasing such Class R-I Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

                  In addition to the foregoing and notwithstanding anything to the contrary contained herein or in the Agreement, no Class R-I Certificate may be owned, pledged or transferred, directly or indirectly, by or to a Disqualified Organization or a non-U.S. Person.

                  Prior to and as a condition of the registration of any transfer, sale or other disposition of a Class R-I Certificate, the proposed transferee, including the initial Class R-I Certificateholder, shall deliver to the Certificate Registrar an affidavit in substantially the form attached to the Agreement as Exhibit D representing and warranting, among other things, that such transferee is a U.S. Person and is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization (any such transferee, a "Permitted Transferee"), and that no purpose of the acquisition of the Class R-I Certificate is to impede the assessment or collection of tax. In addition, the Certificate Registrar may (but shall have no obligation to and shall not in the case of a transfer by the Depositor or any Affiliate thereof) require, prior to and as a condition of any such transfer, the delivery by the proposed transferee of an Opinion of Counsel, satisfactory in form and substance to the Certificate Registrar, that such proposed transferee or, if the proposed transferee is an agent or nominee, the proposed beneficial owner, is a Permitted Transferee and a U.S. Person, which Opinion of Counsel shall not be an expense of the Depositor, the Servicer, the Special Servicer, the Certificate Registrar or the Trustee. Each Holder of this Class R-I Certificate, by its acceptance hereof, shall be deemed for all purposes to have consented to the foregoing provisions of this paragraph.

                  The Depositor, the Servicer, the Special Servicer, the Fiscal Agent, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Special Servicer, the Fiscal Agent, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Special Servicer, the Fiscal Agent, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement and the other Transaction Documents shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Servicer or the Class R-III Certificateholders at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Servicer or the Class R-III Certificateholders to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class R-I Certificates; however, such right to purchase is subject to the Aggregate Certificate Principal Amount of the Sequential Pay Certificates at the time of purchase being not more than 5% of the Aggregate Certificate Principal Amount of the Sequential Pay Certificates as of the Closing Date.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and of the other Transaction Documents and the modification of the rights and obligations of the Depositor, the Servicer, the Special Servicer, the Fiscal Agent and the Trustee and the rights of the Certificateholders under such agreements and documents at any time by the parties thereto with the consent of the Holders of Certificates entitled to not less than 66-2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof and of the other Transaction Documents, in certain limited circumstances, including any amendment necessary to maintain the status of each of REMIC I, REMIC II and REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                             LASALLE NATIONAL BANK,
                             as Trustee



                             By:__________________________________
                                        Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class R-I Certificates referred to in the within-mentioned Agreement.

Dated:

                             LASALLE NATIONAL BANK,
                             as Authenticating Agent



                             By:________________________________
                                        Authorized Officer

                                   ASSIGNMENT


                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
______________________________________________________________
______________________________________________________________
______________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Multiclass PassThrough Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Multiclass PassThrough Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Multiclass Pass-Through Certificate to the following address:
______________________________________________________________
______________________________________________________________
Dated:

                                   ___________________________________________
                                   Signature by or on behalf of Assignor

                                   ___________________________________________
                                   Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS


         The Assignee should include the following for purposes of distribution:

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ ________________________________________________________________________ for the
account of ____________________________________________________________________.

         Distributions made by check (such check to be made payable to ____________________) and all applicable statements and notices should be mailed to __________________________________________________________________________.

         This information is provided by ___________________________, the Assignee named above, or ____________________________________, as its agent.

                             CLASS R-II CERTIFICATE

                     LB COMMERCIAL CONDUIT MORTGAGE TRUST II
                 CLASS R-II MULTICLASS PASS-THROUGH CERTIFICATE,
                                 SERIES 1996-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     STRUCTURED ASSET SECURITIES CORPORATION

Cut-off Date:                        Percentage Interest Represented
October 1, 1996                      by this Class R-II Certificate:  100%

Closing Date:                        Aggregate Scheduled Principal Balance
October 30, 1996                     of the Mortgage Loans as of the Cut-off
                                     Date: $ 397,202,498.27
First Distribution Date:
November 25, 1996                    Trustee:  LaSalle National Bank

Servicer:  GMAC Commercial           Special Servicer:
Mortgage Corporation                 CRIIMI MAE Services Limited
Partnership

Certificate No. R-II-1               Fiscal Agent:
                                     ABN AMRO Bank N.V.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED ASSET SECURITIES CORPORATION, GMAC COMMERCIAL MORTGAGE CORPORATION, CRIIMI MAE SERVICES LIMITED PARTNERSHIP, LASALLE NATIONAL BANK, ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR BY ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A, CLASS IO, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H AND CLASS J CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE TRUST AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.03 OF THE TRUST AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN.


                  This certifies that _____________ is the registered owner of the Percentage Interest evidenced by this Class R-II Certificate and specified above in that certain beneficial ownership interest evidenced by all the Class R-II Certificates in the Trust Fund created pursuant to a Trust Agreement, dated as of the Cut-off Date (the "Agreement"), among Structured Asset Securities Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), GMAC Commercial Mortgage Corporation (hereinafter called the "Servicer", which term includes any successor entity under the Agreement), CRIIMI MAE

Services Limited Partnership (hereinafter called the "Special Servicer", which term includes any successor entity under the Agreement), ABN AMRO Bank N.V. (hereinafter called the "Fiscal Agent", which term includes any successor entity under the Agreement) and LaSalle National Bank (hereinafter called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement and the other Transaction Documents, to which agreements and documents the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to the Holders of the Class R-II Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Class R-II Certificate will be made by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein, in the Agreement and in the other Transaction Documents. As provided in the Agreement and in the other Transaction Documents, withdrawals from the Collection Account, the Custodial Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Class R-II Certificates are issuable in fully registered certificated form only, without coupons, in minimum denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class R-II Certificates are exchangeable for new Class R-II Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  This Certificate may be transferred by the Holder thereof only upon presentation and surrender of such Certificate at the New York Presenting Office duly endorsed or accompanied by an assignment duly executed by such Holder or his duly authorized attorney in such form as shall be satisfactory to the Certificate Registrar. Upon the transfer of this Certificate in accordance with the preceding sentence, the Trustee shall execute, and the Trustee or any Authenticating Agent shall authenticate and deliver to the transferee, one or more new Certificates of the same Class, in authorized denominations, evidencing in the aggregate the same aggregate Certificate Principal Amount as the Certificate being transferred.

                  No transfer of any Class R-II Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act or otherwise in accordance with the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If a transfer of any Class R-II Certificate is to be made without registration under the Securities Act (other than transfer thereof by the Depositor or any of its affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either (a) a certification of the transferor substantially in the form of Exhibit C-1 attached to the Agreement, or (b) a certification of the transferor substantially in the form of Exhibit C-2 attached to the Agreement and a certification of the transferee substantially in the form of Exhibit C-3 attached to the Agreement, or (c) an Opinion of Counsel, in form and substance reasonably satisfactory to the Certificate Registrar and the Depositor that such transfer may be made pursuant to an exemption from registration under the Securities Act, describing the applicable exemption and the basis therefor, and which Opinion of Counsel shall be accompanied by a certification of the transferor and/or transferee, in form and substance reasonably satisfactory to the Certificate Registrar, setting forth the facts surrounding such transfer. In each case, the Certificate Registrar will be entitled without further investigation to rely upon such Opinion of Counsel or certification. Any Holder of a Class R-II Certificate desiring to effect such transfer shall indemnify the Certificate Registrar, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. None of the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, or the Certificate Registrar is under an obligation to register or qualify any Class R-II Certificate under the Securities Act or any other securities law.

                  No transfer of a Class R-II Certificate or any interest therein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or the Code (each, a "Plan") or (B) any Person who is directly or indirectly purchasing the Class R-II Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless the prospective transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel that establish to the satisfaction of the Certificate Registrar that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. Each Person who acquires any Class R-II Certificate or interest therein (unless it shall have delivered the certification of facts and Opinion of Counsel referred to in the preceding sentence) shall be deemed to have certified that it is neither a Plan nor any Person who is directly or indirectly purchasing such Class R-II Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

                  In addition to the foregoing and notwithstanding anything to the contrary contained herein or in the Agreement, no Class R-II Certificate may be owned, pledged or transferred, directly or indirectly, by or to a Disqualified Organization or a non-U.S. Person.

                  Prior to and as a condition of the registration of any transfer, sale or other disposition of a Class R-II Certificate, the proposed transferee, including the initial Class R-II Certificateholder, shall deliver to the Certificate Registrar an affidavit in substantially the form attached to the Agreement as Exhibit D representing and warranting, among other things, that such transferee is a U.S. Person and is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization (any such transferee, a "Permitted Transferee"), and that no purpose of the acquisition of the Class R-II Certificate is to impede the assessment or collection of tax. In addition, the Certificate Registrar may (but shall have no obligation to and shall not in the case of a transfer by the Depositor or any Affiliate thereof) require, prior to and as a condition of any such transfer, the delivery by the proposed transferee of an Opinion of Counsel, satisfactory in form and substance to the Certificate Registrar, that such proposed transferee or, if the proposed transferee is an agent or nominee, the proposed beneficial owner, is a Permitted Transferee and a U.S. Person, which Opinion of Counsel shall not be an expense of the Depositor, the Servicer, the Special Servicer, the Certificate Registrar or the Trustee. Each Holder of this Class R-II Certificate, by its acceptance hereof, shall be deemed for all purposes to have consented to the foregoing provisions of this paragraph.

                  The Depositor, the Servicer, the Special Servicer, the Fiscal Agent, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Special Servicer, the Fiscal Agent, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Special Servicer, the Fiscal Agent, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement and the other Transaction Documents shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Servicer or the Class R-III Certificateholders at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Servicer or the Class R-III Certificateholders to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class R-II Certificates; however, such right to purchase is subject to the Aggregate Certificate Principal Amount of the Sequential Pay Certificates at the time of purchase being not more than 5% of the Aggregate Certificate Principal Amount of the Sequential Pay Certificates as of the Closing Date.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and of the other Transaction Documents and the modification of the rights and obligations of the Depositor, the Servicer, the Special Servicer, the Fiscal Agent and the Trustee and the rights of the Certificateholders under such agreements and documents at any time by the parties thereto with the consent of the Holders of Certificates entitled to not less than 66-2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof and of the other Transaction Documents, in certain limited circumstances, including any amendment necessary to maintain the status of each of REMIC I, REMIC II and REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                             LASALLE NATIONAL BANK,
                             as Trustee



                             By:__________________________________
                                        Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class R-II Certificates referred to in the within-mentioned Agreement.

Dated:

                             LASALLE NATIONAL BANK,
                             as Authenticating Agent



                             By:________________________________
                                        Authorized Officer

                                   ASSIGNMENT


                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
______________________________________________________________
______________________________________________________________
______________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Multiclass PassThrough Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Multiclass PassThrough Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Multiclass Pass-Through Certificate to the following address:
______________________________________________________________
______________________________________________________________
Dated:

                                   ___________________________________________
                                   Signature by or on behalf of Assignor

                                   ___________________________________________
                                   Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS


         The Assignee should include the following for purposes of distribution:

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ ________________________________________________________________________ for the
account of ____________________________________________________________________.

         Distributions made by check (such check to be made payable to ____________________) and all applicable statements and notices should be mailed to __________________________________________________________________________.

         This information is provided by ___________________________, the Assignee named above, or ____________________________________, as its agent.

                             CLASS R-III CERTIFICATE

                     LB COMMERCIAL CONDUIT MORTGAGE TRUST II
                CLASS R-III MULTICLASS PASS-THROUGH CERTIFICATE,
                                 SERIES 1996-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     STRUCTURED ASSET SECURITIES CORPORATION

Cut-off Date:                          Percentage Interest Represented
October 1, 1996                        by this Class R-III Certificate:  100%

Closing Date:                          Aggregate Scheduled Principal Balance
October 25, 1996                       of the Mortgage Loans as of the Cut-off
                                       Date: $ 397,202,498.27
First Distribution Date:
November 25, 1996                      Trustee:  LaSalle National Bank

Servicer:  GMAC Commercial             Special Servicer:
Mortgage Corporation                   CRIIMI MAE Services Limited
Partnership

Certificate No. R-III-1                Fiscal Agent:
                                       ABN AMRO Bank N.V.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED ASSET SECURITIES CORPORATION, GMAC COMMERCIAL MORTGAGE CORPORATION, CRIIMI MAE SERVICES LIMITED PARTNERSHIP, LASALLE NATIONAL BANK, ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR BY ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A, CLASS IO, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H AND CLASS J CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE TRUST AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.03 OF THE TRUST AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN.


                  This certifies that _____________ is the registered owner of the Percentage Interest evidenced by this Class R-III Certificate and specified above in that certain beneficial ownership interest evidenced by all the Class R-III Certificates in the Trust Fund created pursuant to a Trust Agreement, dated as of the Cut-off Date (the "Agreement"), among Structured Asset Securities Corporation (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), GMAC Commercial Mortgage Corporation (hereinafter called the "Servicer", which term includes any successor entity under the

Agreement), CRIIMI MAE Services Limited Partnership (hereinafter called the "Special Servicer", which term includes any successor entity under the Agreement), ABN AMRO Bank N.V. (hereinafter called the "Fiscal Agent", which term includes any successor entity under the Agreement) and LaSalle National Bank (hereinafter called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement and the other Transaction Documents, to which agreements and documents the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to the Holders of the Class R-III Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Class R-III Certificate will be made by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein, in the Agreement and in the other Transaction Documents. As provided in the Agreement and in the other Transaction Documents, withdrawals from the Collection Account, the Custodial Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Class R-III Certificates are issuable in fully registered certificated form only, without coupons, in minimum denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class R-III Certificates are exchangeable for new Class R-III Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  This Certificate may be transferred by the Holder thereof only upon presentation and surrender of such Certificate at the New York Presenting Office duly endorsed or accompanied by an assignment duly executed by such Holder or his duly authorized attorney in such form as shall be satisfactory to the Certificate Registrar. Upon the transfer of this Certificate in accordance with the preceding sentence, the Trustee shall execute, and the Trustee or any Authenticating Agent shall authenticate and deliver to the transferee, one or more new Certificates of the same Class, in authorized denominations, evidencing in the aggregate the same aggregate Certificate Principal Amount as the Certificate being transferred.

                  No transfer of any Class R-III Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act or otherwise in accordance with the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If a transfer of any Class R-III Certificate is to be made without registration under the Securities Act (other than a transfer thereof by the Depositor or any of its affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either (a) a certification of the transferor substantially in the form of Exhibit C-1 attached to the Agreement, or (b) a certification of the transferor substantially in the form of Exhibit C-2 attached to the Agreement and a certification of the transferee substantially in the form of Exhibit C-3 attached to the Agreement, or (c) an Opinion of Counsel, in form and substance reasonably satisfactory to the Certificate Registrar and the Depositor that such transfer may be made pursuant to an exemption from registration under the Securities Act, describing the applicable exemption and the basis therefor, and which Opinion of Counsel shall be accompanied by a certification of the transferor and/or transferee, in form and substance reasonably satisfactory to the Certificate Registrar, setting forth the facts surrounding such transfer. In each case, the Certificate Registrar will be entitled without further investigation to rely upon such Opinion of Counsel or certification. Any Holder of a Class R-III Certificate desiring to effect such transfer shall indemnify the Certificate Registrar, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. None of the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, or the Certificate Registrar is under an obligation to register or qualify any Class R-III Certificate under the Securities Act or any other securities law.

                  No transfer of a Class R-III Certificate or any interest therein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or the Code (each, a "Plan") or (B) any Person who is directly or indirectly purchasing the Class R-III Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless the prospective transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel that establish to the satisfaction of the Certificate Registrar that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. Each Person who acquires any Class R-III Certificate or interest therein (unless it shall have delivered the certification of facts and Opinion of Counsel referred to in the preceding sentence) shall be deemed to have certified that it is neither a Plan nor any Person who is directly or indirectly purchasing such Class R-III Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

                  In addition to the foregoing and notwithstanding anything to the contrary contained herein or in the Agreement, no Class R-III Certificate may be owned, pledged or transferred, directly or indirectly, by or to a Disqualified Organization or a non-U.S. Person.

                  Prior to and as a condition of the registration of any transfer, sale or other disposition of a Class R-III Certificate, the proposed transferee, including the initial Class R-III Certificateholder, shall deliver to the Certificate Registrar an affidavit in substantially the form attached to the Agreement as Exhibit D representing and warranting, among other things, that such transferee is a U.S. Person and is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization (any such transferee, a "Permitted Transferee"), and that no purpose of the acquisition of the Class R-III Certificate is to impede the assessment or collection of tax. In addition, the Certificate Registrar may (but shall have no obligation to and shall not in the case of a transfer by the Depositor or any Affiliate thereof) require, prior to and as a condition of any such transfer, the delivery by the proposed transferee of an Opinion of Counsel, satisfactory in form and substance to the Certificate Registrar, that such proposed transferee or, if the proposed transferee is an agent or nominee, the proposed beneficial owner, is a Permitted Transferee and a U.S. Person, which Opinion of Counsel shall not be an expense of the Depositor, the Servicer, the Special Servicer, the Certificate Registrar or the Trustee. Each Holder of this Class R-III Certificate, by its acceptance hereof, shall be deemed for all purposes to have consented to the foregoing provisions of this paragraph.

                  The Depositor, the Servicer, the Special Servicer, the Fiscal Agent, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Special Servicer, the Fiscal Agent, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Special Servicer, the Fiscal Agent, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement and the other Transaction Documents shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Servicer or the Class R-III Certificateholders at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Servicer or the Class R-III Certificateholders to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class R-III Certificates; however, such right to purchase is subject to the Aggregate Certificate Principal Amount of the Sequential Pay Certificates at the time of purchase being not more than 5% of the Aggregate Certificate Principal Amount of the Sequential Pay Certificates as of the Closing Date.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and of the other Transaction Documents and the modification of the rights and obligations of the Depositor, the Servicer, the Special Servicer, the Fiscal Agent and the Trustee and the rights of the Certificateholders under such agreements and documents at any time by the parties thereto with the consent of the Holders of Certificates entitled to not less than 66-2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof and of the other Transaction Documents, in certain limited circumstances, including any amendment necessary to maintain the status of each of REMIC I, REMIC II and REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                             LASALLE NATIONAL BANK,
                             as Trustee



                             By:__________________________________
                                        Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class R-III Certificates referred to in the within-mentioned Agreement.

Dated:

                             LASALLE NATIONAL BANK,
                             as Authenticating Agent



                             By:________________________________
                                        Authorized Officer

                                   ASSIGNMENT


                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
______________________________________________________________
______________________________________________________________
______________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Multiclass PassThrough Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Multiclass PassThrough Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Multiclass Pass-Through Certificate to the following address:
______________________________________________________________
______________________________________________________________
Dated:

                                   ___________________________________________
                                   Signature by or on behalf of Assignor

                                   ___________________________________________
                                   Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS


         The Assignee should include the following for purposes of distribution:

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ ________________________________________________________________________ for the
account of ____________________________________________________________________.

         Distributions made by check (such check to be made payable to ____________________) and all applicable statements and notices should be mailed to __________________________________________________________________________.

         This information is provided by ___________________________, the Assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT B-1

                         FORM OF TRUSTEE (OR CUSTODIAN)
                              INITIAL CERTIFICATION

                                                              October 30, 1996

Structured Asset Securities
  Corporation
200 Vesey Street
New York, New York  10285

Lehman Brothers Inc.
200 Vesey Street
New York, New York  10285

GMAC Commercial Mortgage Corporation
100 South Wacker Drive, Suite 400
Chicago, Illinois 60606

         Re: Trust Agreement (the "TRUST AGREEMENT"), dated as of October 1, 1996, among LaSalle National Bank, as Trustee, Structured Asset Securities Corporation, as Depositor, ABN AMRO Bank N.V., as Fiscal Agent, GMAC Commercial Mortgage Corporation, as Servicer, and CRIIMI MAE Services Limited Partnership, as Special Servicer, with respect to LB Commercial Conduit Mortgage Trust II, Multiclass Pass-Through Certificates, Series 1996-C2

Ladies and Gentlemen:

                  In accordance with Section 2.02(a) of the Trust Agreement, subject to further review of the contents thereof, and except as otherwise listed on the attachment hereto, the undersigned, as [Trustee] [Custodian], hereby certifies that it has received the documents listed in Section 2.01(b)(i) (without regard to whether the signatory thereof is the holder of record of the Mortgage Loan) of the Trust Agreement pertaining to each Mortgage Loan listed in the Mortgage Loan Schedule.

                  Capitalized words and phrases used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Trust Agreement. This Certificate is subject in all respects to the terms of said Trust Agreement. The Rating Agencies may rely upon this Certificate.


                                       _____________________________________
                                       as [Trustee] [Custodian]

                                       By:__________________________________

                                     Name:
                                     Title:

                                   EXHIBIT B-2

                         FORM OF TRUSTEE (OR CUSTODIAN)
                              INTERIM CERTIFICATION


                                     [DATE]


Structured Asset Securities
  Corporation
200 Vesey Street
New York, New York  10285

Lehman Brothers Inc.
200 Vesey Street
New York, New York  10285

GMAC Commercial Mortgage Corporation
100 South Wacker Drive, Suite 400
Chicago, Illinois 60606

         Re: Trust Agreement (the "TRUST AGREEMENT"), dated as of October 1, 1996, among LaSalle National Bank, as Trustee, Structured Asset Securities Corporation, as Depositor, ABN AMRO Bank N.V., as Fiscal Agent, GMAC Commercial Mortgage Corporation, as Servicer, and CRIIMI MAE Services Limited Partnership, as Special Servicer, with respect to LB Commercial Conduit Mortgage Trust II, Multiclass Pass-Through Certificates, Series 1996-C2

Ladies and Gentlemen:

                  In accordance with Section 2.02(b) of the Trust Agreement, the undersigned, as [Trustee] [Custodian], hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto) (i) all of the following documents are in its possession: (A) all documents specified in clauses (i), (ii), (v), and
(x) of Section 2.01(b) of the Trust Agreement, and (B) documents specified in clauses (iii), (vi), (viii) and (ix) of Section 2.01(b) of the Trust Agreement for those Mortgage Loans which the Depositor has notified the Trustee as having an assumption, modification or substitution agreement, Assignment of Leases separate from the Mortgage or any guaranty, but only as to documents specifically described in such notice from the Depositor; (ii) the documents specified in clause (iv) and, if applicable, clause (vii) of Section 2.01(b) have been submitted for recordation; (iii) all such documents referred to in the preceding clauses (i) and (ii) have been reviewed by it and appear to relate to such Mortgage Loan; and (iv) based on its examination and only as to the foregoing documents, the information respecting such Mortgage Loan set forth in items (i), (ii), (iii), (iv) and (v) of the Mortgage Loan Schedule attached to the

Trust Agreement as Schedule I, as required by the Mortgage Loan Schedule Information attached to the Trust Agreement as Schedule II, accurately reflects information set forth in the related Mortgage File, to the extent that such information contained in items (i), (ii), (iii), (iv) and (v) of the Mortgage Loan Schedule Information is ascertainable from the documents delivered to the Trustee.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Trust Agreement. This Certificate is qualified in all respects by the terms of said Trust Agreement including but not limited to Section 2.02(b).


                                     _____________________________________
                                     as [Trustee] [Custodian]



                                     By:__________________________________
                                     Name:
                                     Title:

                                   EXHIBIT B-3

               FORM OF TRUSTEE (OR CUSTODIAN) FINAL CERTIFICATION


                                     [DATE]


Structured Asset Securities
  Corporation
200 Vesey Street
New York, New York  10285

Lehman Brothers Inc.
200 Vesey Street
New York, New York  10285

GMAC Commercial Mortgage Corporation
100 South Wacker Drive, Suite 400
Chicago, Illinois 60606

         Re: Trust Agreement (the "TRUST AGREEMENT"), dated as of October 1, 1996, among LaSalle National Bank, as Trustee, Structured Asset Securities Corporation, as Depositor, ABN AMRO Bank N.V., as Fiscal Agent, GMAC Commercial Mortgage Corporation, as Servicer, and CRIIMI MAE Services Limited Partnership, as Special Servicer, with respect to LB Commercial Conduit Mortgage Trust II, Multiclass Pass-Through Certificates, Series 1996-C2

Ladies and Gentlemen:

         In accordance with Section 2.02(d) of the Trust Agreement, the undersigned, as [Trustee] [Custodian], hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has received:

                           (i) The original Mortgage Note, endorsed in blank or
                  to "LaSalle National Bank, as trustee for LB Commercial Conduit Mortgage Trust II, Multiclass Pass-Through Certificates, Series 1996-C2, without recourse," together with all intervening endorsements showing an unbroken chain of endorsement from the originator of the Mortgage Loan to the Person so endorsing;

                           (ii) Each original Mortgage, with evidence of
                  recording thereon, and, if any such Mortgage was executed pursuant to a power of attorney, the original of such power of attorney, with evidence of recording thereon, or if any such original Mortgage or power of attorney has been retained by the applicable public recording office or has been lost following recordation, a copy of such Mortgage or power of attorney, certified by the appropriate public recording office where such document is recorded to be a true and complete copy of the recorded original of such Mortgage or power of attorney, as the case may be;

                           (iii) If notified of the existence thereof by the
                  Depositor, the originals of all modification, consolidation and extension agreements, if any, with evidence of recording thereon, or if any such original modification, consolidation or extension agreement has been retained by the applicable public recording office or has been lost following recordation, a copy of such modification, consolidation or extension agreement certified by the appropriate public recording office where such document is recorded to be a true and complete copy of the recorded original of such modification, consolidation or extension agreement;

                           (iv) Originals of all assignments of each Mortgage,
                  with evidence of recording thereon and showing a complete chain of assignment from the originator of the Mortgage Loan to the Trustee, or if any such original assignment of such Mortgage has been retained by the applicable public recording office or has been lost following recordation, a copy of such assignment of such Mortgage certified by the appropriate public recording office where such assignment is recorded to be a true and complete copy of the recorded original of such assignment of such Mortgage;

                           (v) If any related Assignment of Leases is separate
                  from the Mortgage, the original version of such Assignment of Leases with evidence of recording thereon, or if such Assignment of Leases has been retained by the applicable public recording office or has been lost following recordation, a copy of such Assignment of Leases certified by the appropriate public recording office where such document is recorded to be a true and complete copy of the recorded original of such Assignment of Leases;

                           (vi) If any related Assignment of Leases is separate
                  from the Mortgage, originals of all assignments of such Assignment of Leases (which in each case may be effected in the related assignment of the corresponding Mortgage referred to in clause (iv) above), with evidence of recording thereon and showing a complete chain of assignment from the originator of the Mortgage Loan to the Trustee, or if any such original assignment of such Assignment of Leases has been retained by the applicable public recording office or has been lost following recordation, a copy of such assignment of such Assignment of Leases certified by the appropriate public recording office where such assignment is recorded to be a true and complete copy of the recorded original of such assignment of such Assignment of Leases;

                           (vii) The original of each guaranty constituting
                  additional security for the repayment of such Mortgage Loan, together with each original assignment of such item of additional security showing a complete chain of assignment from the original beneficiary of such item to the Trustee; and

                           (viii) The original Title Insurance Policy or a copy
                  of such policy certified by the title company;

provided that, notwithstanding anything herein to the contrary, in the case of a Group of CrossCollateralized Mortgage Loans, if there is only one original of any document referred to above in respect of the entire such Group, delivery of such original or a copy of such document in accordance with the applicable clause of (i) through (viii) above with respect to any of the CrossCollateralized Mortgage Loans in such Group has been deemed (in accordance with the provisions of the Trust Agreement) to be delivery thereof with respect to all the CrossCollateralized Mortgage Loans in such Group.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Trust Agreement. This Certificate is qualified in all respects by the terms of said Trust Agreement.


                                     _________________________________
                                     as [Trustee] [Custodian]


                                     By:______________________________
                                     Name:
                                     Title:

                                   EXHIBIT C-1

                         FORM OF TRANSFEROR CERTIFICATE
                         PURSUANT TO SECTION 3.03(C)(I)


                                                      _____________, 19__


[CERTIFICATE REGISTRAR]


              Re: LB Commercial Conduit Mortgage Trust II, Multiclass PassThrough Certificate, Series 1996-C2, Class [F] [G] [H] [J] [R-I] [R-II]
                       [R-III], [having an initial principal amount as of _________________, 1996 (the "Issue
                       Date") of $__________] [evidencing a ____%
                       percentage interest in the Class to which it belongs]

Dear Sirs:

                  This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the
"Transferee") of the captioned Certificate (the "Certificate"), issued pursuant to a Trust Agreement (the "Trust Agreement"), dated as of October 1, 1996, among Structured Asset Securities Corporation, as Depositor, LaSalle National Bank, as Trustee, ABN AMRO Bank N.V., as Fiscal Agent, GMAC Commercial Mortgage Corporation, as Servicer, and CRIIMI MAE Services Limited Partnership, as Special Servicer. All terms used herein and not otherwise defined shall have the respective meanings set forth in the Trust Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

                  1. The Transferor is the lawful owner of the Certificate with the full right to transfer the Certificate free from any and all claims and encumbrances whatsoever.

                  2. Neither the Transferor nor anyone acting on its behalf has
         (a) offered, transferred, pledged, sold or otherwise disposed of the Certificate, any interest in the Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificate, any interest in the Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to the Certificate, any interest in the Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to the Certificate, any interest in the Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to the Certificate, any interest in the Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Certificate under the Securities Act of 1933, as amended (the "1933 Act"), or would render the disposition of the Certificate a violation of Section 5 of the 1933 Act or any state securities laws, or would require registration or qualification of the Certificate pursuant to the 1933 Act or any state securities laws.

                  3. The Transferor and any person acting on behalf of the Transferor in this matter reasonably believe that the Transferee is a "qualified institutional buyer" (as that term is defined in Rule 144A ("RULE 144A") under the 1933 Act) purchasing for its own account. In determining whether the Transferee is a "qualified institutional buyer", the Transferor and any person acting on behalf of the Transferor in this matter has relied upon the following method(s) of establishing the Transferee's ownership and discretionary investments of securities (check one or more):

                  ___ (a) The Transferee's most recent publicly available financial statements, which statements present the information as of a date within 16 months preceding the date of sale of the Certificate in the case of a U.S. purchaser and within 18 months preceding such date of sale for a foreign purchaser; or

                  ___ (b) The most recent publicly available information appearing in documents filed by the Transferee with the Securities and Exchange Commission or another United States federal, state, or local governmental agency or self-regulatory organization, or with a foreign governmental agency or self-regulatory organization, which information is as of a date within 16 months preceding the date of sale of the Certificate in the case of a U.S. purchaser and within 18 months preceding such date of sale for a foreign purchaser; or

                  ___ (c) The most recent publicly available information appearing in a recognized securities manual, which information is as of a date within 16 months preceding the date of sale of the Certificate in the case of a U.S. purchaser and within 18 months preceding such date of sale for a foreign purchaser; or

                  ___ (d) A certification by the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the Transferee, specifying the amount of securities owned and invested on a discretionary basis by the Transferee as of a specific date on or since the close of the Transferee's most recent fiscal year, or, in the case of a Transferee that is a member of a "family of investment companies", as that term is defined in Rule 144A, a certification by an executive officer of the investment adviser specifying the amount of securities owned by the "family of investment companies" as of a specific date on or since the close of the Transferee's most recent fiscal year.

                  4. The Transferor and any person acting on behalf of the Transferor understand that in determining the aggregate amount of securities owned and invested on a discretionary basis by an entity for purposes of establishing whether such entity is a "qualified institutional buyer":

                           (a) the following instruments and interests shall be excluded: securities of issuers that are affiliated with the Transferee; securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer; securities of issuers that are part of the Transferee's "family of investment companies", if the Transferee is a registered investment company; bank deposit notes and certificates of deposit; loan participations; repurchase agreements; securities owned but subject to a repurchase agreement; and currency, interest rate and commodity swaps;

                           (b) the aggregate value of the securities shall be the cost of such securities, except where the entity reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities may be valued at market;

                           (c) securities owned by subsidiaries of the entity that are consolidated with the entity in its financial statements prepared in accordance with generally accepted accounting principles may be included if the investments of such subsidiaries are managed under the direction of the entity, except that, unless the entity is a reporting company under
                           Section 13 or 15(d) of the Securities Exchange Act of 1934, securities owned by such subsidiaries may not be included if the entity itself is a majority-owned subsidiary that would be included in the consolidated financial statements of another enterprise.

                  5. The Transferor or a person acting on its behalf has taken reasonable steps to ensure that the Transferee is aware that the Transferor is relying on the exemption from the provisions of Section 5 of the 1933 Act provided by Rule 144A.

                  6. The Transferor or a person acting on its behalf has furnished, or caused to be furnished, to the Transferee all information regarding (a) the Certificate and distributions thereon, (b) the nature, performance and servicing of the Mortgage Loans, (c) the Trust Agreement, the Servicing Agreement and the Special Servicing Agreement, and (d) any credit enhancement mechanism associated with the Certificate, that the Transferee has requested.

                                     Very truly yours,

                                     _________________________________
                                     (Transferor)

                                     By:_____________________________
                                     Name:
                                     Title:

                                   EXHIBIT C-2

                         FORM OF TRANSFEROR CERTIFICATE
                         PURSUANT TO SECTION 3.03(C)(II)


                                                  _____________, 19__


[CERTIFICATE REGISTRAR]


                Re: LB Commercial Conduit Mortgage Trust II, Multiclass PassThrough Certificate, Series 1996-C2, Class [F] [G] [H] [J] [R-I] [R-II]
                         [R-III], [having an initial principal amount as of __________________, 1996 (the "Issue
                         Date") of $__________] [evidencing a ____%
                         percentage interest in the Class to which it belongs]

Dear Sirs:

                  This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the
"Transferee") of the captioned Certificate (the "Certificate"), issued pursuant to a Trust Agreement (the "Trust Agreement"), dated as of October 1, 1996, among Structured Asset Securities Corporation, as Depositor, LaSalle National Bank, as Trustee, ABN AMRO Bank N.V., as Fiscal Agent, GMAC Commercial Mortgage Corporation, as Servicer, and CRIIMI MAE Services Limited Partnership, as Special Servicer. All terms used herein and not otherwise defined shall have the respective meanings set forth in the Trust Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

                  1. The Transferor is the lawful owner of the Certificate with the full right to transfer the Certificate free from any and all claims and encumbrances whatsoever.

                  2. Neither the Transferor nor anyone acting on its behalf has
         (a) offered, transferred, pledged, sold or otherwise disposed of the Certificate, any interest in the Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificate, any interest in the Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to the Certificate, any interest in the Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to the Certificate, any interest in the Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to the Certificate, any interest in the Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Certificate under the Securities Act of 1933, as amended (the "1933 Act"), or would render the disposition of the Certificate a violation of Section 5 of the 1933 Act or any state securities laws, or would require registration or qualification of the Certificate pursuant to the 1933 Act or any state securities laws.

                                      Very truly yours,

                                     ____________________________________
                                     (Transferor)

                                     By:_________________________________
                                     Name:_______________________________
                                     Title:______________________________

                                   EXHIBIT C-3

                         FORM OF TRANSFEREE CERTIFICATE
                         PURSUANT TO SECTION 3.03(C)(II)


                                                      _____________, 19__


[CERTIFICATE REGISTRAR]


              Re: LB Commercial Conduit Mortgage Trust II, Multiclass PassThrough Certificate, Series 1996-C2, Class [F] [G] [H] [J] [R-I] [R-II]
                       [R-III], [having an initial principal amount as of _____________, 1996 (the "Issue Date")
                       of $__________] [evidencing a ____%
                       percentage interest in the Class to which it belongs]

Dear Sirs:

                  This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the
"Transferee") of the captioned Certificate (the "Certificate"), issued pursuant to a Trust Agreement (the "Trust Agreement"), dated as of October 1, 1996, among Structured Asset Securities Corporation, as Depositor, LaSalle National Bank, as Trustee, ABN AMRO Bank N.V., as Fiscal Agent, GMAC Commercial Mortgage Corporation, as Servicer, and CRIIMI MAE Services Limited Partnership, as Special Servicer. All terms used herein and not otherwise defined shall have the respective meanings set forth in the Trust Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

                  1. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("RULE 144A") under the Securities Act of 1933, as amended (the "1933 Act") and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Certificate for its own account or for the account of a qualified institutional buyer, and understands that such Certificate may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the 1933 Act.

                  2. The Transferee has been furnished with all information regarding (a) the Certificate and distributions thereon, (b) the nature, performance and servicing of the Mortgage Loans, (c) the Trust Agreement, the Servicing Agreement, and the Special Servicing Agreement, and (d) any credit enhancement mechanism associated with the Certificate, that it has requested.


                                      Very truly yours,

                                     ____________________________________
                                     (Transferor)

                                     By:_________________________________
                                     Name:_______________________________
                                     Title:______________________________

                                                          ANNEX 1 TO EXHIBIT C-3


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

          [For Transferees Other Than Registered Investment Companies]


                  The undersigned hereby certifies as follows to [name of Transferor] (the "TRANSFEROR") and [name of Certificate Registrar], as Certificate Registrar, with respect to the multiclass pass-through certificate (the "CERTIFICATE") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

                  1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Certificate (the "TRANSFEREE").

                  2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("RULE 144A") because (i) the Transferee owned and/or invested on a discretionary basis $______________________1 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

         ___ CORPORATION, ETC. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

         ___ BANK. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, A COPY OF WHICH IS ATTACHED HERETO, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

         ___ SAVINGS AND LOAN. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority


--------
1 Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                  having supervision over any such institutions, or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, A COPY OF WHICH IS ATTACHED HERETO, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.

         ___ BROKER-DEALER. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

         ___ INSURANCE COMPANY. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

         ___ STATE OR LOCAL PLAN. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

         ___ ERISA PLAN. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

         ___ INVESTMENT ADVISER. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

         ___ OTHER. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)




                  3. The term "SECURITIES" as used herein DOES NOT INCLUDE (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

                  4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934.

                  5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Certificate are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

         ___      ___          Will the Transferee be purchasing the Certificate
         Yes      No           only for the Transferee's own account?

                  6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

                  7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Certificate will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.


                                     ____________________________________
                                     Print Name of Transferee


                                     By:_________________________________
                                     Name:_______________________________
                                     Title:______________________________

                                     Date:_______________________________

                                                          ANNEX 2 TO EXHIBIT C-3


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

           [For Transferees That Are Registered Investment Companies]


                  The undersigned hereby certifies as follows to [name of Transferor] (the "TRANSFEROR") and [name of Certificate Registrar], as Certificate Registrar, with respect to the multiclass pass-through certificate (the "CERTIFICATE") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

                  1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Certificate (the "TRANSFEREE") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

                  2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                  3. The term "FAMILY OF INVESTMENT COMPANIES" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                  4. The term "SECURITIES" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements,
(v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

                  5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

          ____     ____      Will the Transferee be purchasing the Certificate
          Yes      No        only for the Transferee's own account?

                  6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

                  7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Certificate will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                     _________________________________________
                                     Print Name of Transferee or Adviser

                                     By:______________________________________
                                     Name:
                                     Title:

                                     IF AN ADVISER:


                                     _________________________________________
                                     Print Name of Transferee


                                     Date:____________________________________

                                    EXHIBIT D

                     FORM OF AFFIDAVIT PURSUANT TO SECTIONS
                          860D(A)(6)(A) AND 860E(E)(4)
                             OF THE INTERNAL REVENUE
                            CODE OF 1986, AS AMENDED


Re: LB Commercial Conduit Mortgage Trust II, Multiclass Pass-Through Certificates, Series 1996-C2 (the "CERTIFICATES") issued pursuant to the Trust Agreement (the "TRUST AGREEMENT"), dated as of October 1, 1996, among LaSalle National Bank, as Trustee, Structured Asset Securities Corporation, as Depositor, ABN AMRO Bank N.V., as Fiscal Agent, GMAC Commercial Mortgage Corporation, as Servicer, and CRIIMI MAE Services Limited Partnership, as Special Servicer



STATE OF NEW YORK       )
                        )        ss.:  ____________
COUNTY OF NEW YORK      )

         I, ________________, under penalties of perjury, declare that, to the best of my knowledge and belief, the following representations are true, correct and complete, and being first sworn, depose and say:

         1. That I am the __________________ of ____________________ (the
"Purchaser"), on behalf of which I have the authority to make this affidavit.

         2. That the Purchaser is acquiring certain Class R-[I] [II] [III] Certificates representing a residual interest in the real estate mortgage investment conduit ("REMIC") designated as "REMIC [I] [II] [III]" relating to the Certificates for which an election [is to be] [has been] made under Section 860D of the Internal Revenue Code of 1986, as amended (the "Code").

         3. That the Purchaser is not a "Disqualified Organization" (as defined below), and that the Purchaser is not acquiring the subject Class R-[I] [II] [III] Certificates for the account of, or as agent or nominee of, or with a view to the transfer of direct or indirect record or beneficial ownership thereof, to a Disqualified Organization. For the purposes hereof, a Disqualified Organization is any of the following: (i) the United States, (ii) any state or political subdivision thereof, (iii) any foreign government, (iv) any international organization, (v) any agency or instrumentality of any of the foregoing, (vi) any tax- exempt organization (other than a cooperative described in section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by section 511 of the Code, (vii) any organization described in section 1381(a)(2)(C) of the Code, or (viii) any other entity designated as a "disqualified organization" by relevant legislation amending the

REMIC Provisions and in effect at or proposed to be effective as of the time of determination. In addition, a corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental unit. The terms "United States" and "international organization" shall have the meanings set forth in
Section 7701 of the Code.

         4. That the Purchaser acknowledges that Section 860E(e) of the Code would impose a substantial tax on the transferor or, in certain circumstances, on an agent for the transferee, with respect to any transfer of any interest in any Class R-[I] [II] [III] Certificates to a Disqualified Organization.

         5. That the Purchaser is a U.S. Person as defined in Section 7701(a) of the Code; and that the Purchaser's U.S. taxpayer identification number is_______________________.

         6. That no purpose of the acquisition of the subject Class R-[I] [II] [III] Certificates is to impede the assessment or collection of tax.

         7. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and that the Purchaser intends to pay taxes associated with holding the subject Class R-[I] [II] [III] Certificates as they become due.

         8. That the Purchaser understands that it may incur tax liabilities with respect to the subject Class R-[I] [II] [III] Certificates in excess of any cash flows generated by such Certificates.

         9. That the Purchaser will not transfer any Class R-[I] [II] [III] Certificates to any person or entity as to which the Purchaser has not received an affidavit substantially in the form of this affidavit or to any person or entity as to which the Purchaser has actual knowledge that the requirements set forth in paragraphs 3, 5 or 7 hereof are not satisfied.

         10. That the Purchaser agrees to such amendments of the Trust Agreement as may be required to further effectuate the prohibition against transferring Class R-[I] [II] [III] Certificates to a Disqualified Organization, an agent thereof or a person that does not satisfy the requirements of paragraphs 5 and 7.

         11. That the Purchaser consents to the designation of the Trustee as the agent of the Tax Matters Person of REMIC-[I] [II] [III] pursuant to Section 10.01(f) of the Trust Agreement.

         Capitalized terms used but not defined herein have the meanings assigned thereto in the Trust Agreement.

         IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed on its behalf by its duly authorized officer this ___ day of ______________, 199__.



                          By:________________________________
                             Name:
                             Title:

         Personally appeared before me _______________ _______________, known or proved to me to be the same person who executed the foregoing instrument and to be a ________________________ of the Purchaser, and acknowledged to me that he executed the same as his free act and deed and as the free act and deed of the Purchaser.


                  Subscribed and sworn before me this
                   _____ day of _____________, 199__.


                  -------------------------------
                             Notary Public

                                   SCHEDULE I

                             MORTGAGE LOAN SCHEDULE

                                   SCHEDULE II

                       MORTGAGE LOAN SCHEDULE INFORMATION

Each Mortgage Loan shall be identified by at least the following details, among others, set forth as to each Mortgage Loan:

          (i)      the loan number and name of the Mortgagor;

          (ii) the street address (including city, state and zip code) of the Mortgaged Property;

          (iii)    the Mortgage Rate as stated on the face of the Mortgage Note;

          (iv)     the original term and Stated Maturity Date;

          (v)      the original principal balance;

          (vi)     the first Due Date following the Cut-Off Date;

          (vii)    the Scheduled Payment in effect as of the Cut-Off Date;

          (viii)   the Cut-Off Date Principal Balance;

          (ix)     the original and remaining amortization terms;

          (x)      whether the Mortgage Loan is a Balloon Mortgage Loan;

          (xi) whether the Mortgage Loan is a Cross-Collateralized Mortgage Loan; and

          (xii) the Servicing Fee Rate (for such period as the Mortgage Loan is not a Specially Serviced Mortgage Loan or an REO
          Loan).

                  Such schedule shall also set forth the total of the amounts described under (viii) above for all of the Mortgage Loans. Such schedule may be in the form of more than one list, collectively setting forth all of the information required.

                                  SCHEDULE III

                     INFORMATION TO BE INCLUDED IN DATABASE



Issue Id
Sub Issue Id
Period
Collateral Id
Beginning Principal Balance
Scheduled Principal
Deferred Interest
Prepayment Code
Prepayment
Prepayment Date
Other Principal Adjustment
Ending Principal Balance
Current Gross Rate
Scheduled P&I
Interest Paid Through Date
Remaining Term
Maturity Date
Property Inspection Date
Current Occupancy (and rent roll date)
General Property Condition (P/G/E)
Revenue (Last Full Year)
Expenses (Last Full Year)
NOI (Last Full Year)
DSCR (Last Full Year)
Date of Last Annual Statement
Revenue (YTD)
Expenses (YTD)
NOI (YTD)
DSCR (YTD)